Exhibit 10.9

EXECUTION VERSION

CREDIT AGREEMENT

Dated as of June 14, 2007

among

OSI RESTAURANT PARTNERS, LLC,
as Borrower,

OSI HOLDCO, INC.,

DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent,
Pre-Funded RC Deposit Bank,
Swing Line Lender and an L/C Issuer,

THE OTHER LENDERS PARTY HERETO,

BANK OF AMERICA, N.A.,
as Syndication Agent,

GENERAL ELECTRIC CAPITAL CORPORATION,
SUNTRUST BANK

and

COOPERATIEVE CENTRALE RAIFFEISEN – BOERENLEENBANK B.A., “RABOBANK
NEDERLAND”, NEW YORK BRANCH,
as Co-Documentation Agents for the Term Loan Facility,

and

LASALLE BANK NATIONAL ASSOCIATION,
WACHOVIA BANK, NATIONAL ASSOCIATION and
WELLS FARGO BANK, NATIONAL ASSOCIATION,

as

Co-Documentation Agents for the Working Capital RC and Pre-Funded RC Facilities

DEUTSCHE BANK SECURITIES INC. and
BANC OF AMERICA SECURITIES LLC,
as Joint Lead Arrangers and Co-Bookrunners

(i)

(continued)

(ii)

(continued)

(iii)

(continued)

SCHEDULES

1.01B	Certain Security Interests and Guarantees
1.01E	Existing Letters of Credit
1.01G	Excluded Subsidiary
1.01H	Foreign Subsidiary
1.01I	Certain Restaurant L.P.’s
2.01	Commitments
5.01	Good Standing Exception
5.06	Certain Litigation
5.12	Subsidiaries and Other Equity Investments
7.01(b)	Existing Liens
7.02(f)	Existing Investments
7.03(b)	Existing Indebtedness
7.05(l)	Dispositions
7.08	Transactions with Affiliates
7.09	Existing Restrictions
10.02	Administrative Agent’s Office, Certain Addresses for Notices

(iv)

(continued)

EXHIBITS

Form of

A	Committed Loan Notice
B	Swing Line Loan Notice
C-1	Term Note
C-2	Working Capital RC Note
C-3	Swing Line Note
C-4	Pre-Funded RC Note
D	Compliance Certificate
E	Assignment and Assumption
F	Guaranty
G	Security Agreement
H	Mortgage
I	Opinion Matters — Counsel to Loan Parties
J	Request for Release of Capital Expenditure Funds
K	Intercompany Note
L	Capital Expenditures Account Security Agreement

(v)

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of June 14, 2007, among OSI RESTAURANT PARTNERS, LLC, a Delaware limited liability company (formerly known as OSI Restaurant Partners, Inc., a Delaware corporation, the “Borrower”), OSI HOLDCO, INC., a Delaware corporation (“Holdings”), DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent, Pre-Funded RC Deposit Bank, Swing Line Lender and an L/C Issuer, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), BANK OF AMERICA, N.A., as Syndication Agent, and GENERAL ELECTRIC CAPITAL CORPORATION, SUNTRUST BANK, COOPERATIEVE CENTRALE RAIFFEISEN – BOERENLEENBANK B.A., “RABOBANK NEDERLAND,” NEW YORK BRANCH, LASALLE BANK NATIONAL ASSOCIATION, WACHOVIA BANK, NATIONAL ASSOCIATION AND WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Documentation Agents.

PRELIMINARY STATEMENTS

Pursuant to the Merger Agreement (as this and other capitalized terms used in these preliminary statements are defined in Section 1.01 below), Kangaroo Acquisition, Inc., a Delaware corporation and a wholly owned Subsidiary of Holdings (“Acquisition Sub”), shall be merged with the Borrower, with the Borrower as the surviving corporation (the “Merger”).

The Borrower has requested that substantially simultaneously with the consummation of the Merger, the Lenders extend credit to the Borrower in the form of (i) Term Loans in an initial aggregate principal amount of $1,310,000,000, (ii) a Working Capital RC Facility in an aggregate principal amount of $150,000,000 and (iii) a Pre-Funded RC Facility in an aggregate principal amount of $100,000,000. The Working Capital RC Facility may include one or more Swing Line Loans and one or more Letters of Credit from time to time.

The proceeds of the Term Loans made on the Closing Date, together with the proceeds of (i) the issuance of the Senior Notes, (ii) the Specified Lease Transactions and (iii) the cash portion of the Equity Contributions, will be used to finance the Debt Prepayment and pay the Merger Consideration and the Transaction Expenses. Additional proceeds of Working Capital RC Loans made on the Closing Date will be used to fund (i) working capital adjustments, if any, required under the Merger Agreement, seasonal working capital needs and variations from working capital projected on the Closing Date, (ii) amounts not to exceed $11,500,000 to finance the Debt Prepayment and pay the Merger Consideration and the Transaction Expenses, and (iii) any escrow accounts, reserve deposits or similar amounts in respect of the Master Lease or related Sub-Leases.

The proceeds of Working Capital RC Loans and Swing Line Loans made after the Closing Date will be used for working capital, Capital Expenditures and other general corporate purposes of the Borrower and the Restricted Subsidiaries, including the financing of Permitted Acquisitions; provided that if, as of the last day of the immediately preceding Test Period (after giving Pro Forma Effect to such Borrowing and any other Borrowing to occur on such date) the Rent Adjusted Leverage Ratio is greater than or equal to 5.25:1.00, proceeds of Working Capital RC Loans and Swing Line Loans may be utilized solely for working capital and other general corporate purposes (including Capital Expenditures, but excluding Capital Expenditures for the establishment of new restaurants and refurbishments of existing restaurants). Letters of Credit will be used for general corporate purposes of the Borrower and the Restricted Subsidiaries.

The proceeds of Pre-Funded RC Loans will be used solely to fund Capital Expenditures.

The applicable Lenders have indicated their willingness to lend, and the L/C Issuers have indicated their willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

Definitions and Accounting Terms

Section 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of Consolidated EBITDA (and in the component financial definitions used therein) were references to such Acquired Entity or Business or Converted Restricted Subsidiary and its Subsidiaries), all as determined on a consolidated basis for such Acquired Entity or Business or Converted Restricted Subsidiary.

“Acquired Entity or Business” has the meaning set forth in the definition of the term “Consolidated EBITDA”.

“Acquisition Sub” has the meaning set forth in the Preliminary Statements of this Agreement.

“Act” has the meaning set forth in Section 10.20.

“Administrative Agent” means DBNY, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent. Unless the context otherwise requires, the term “Administrative Agent” as used herein and in the other Loan Documents shall include the Collateral Agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent, the Syndication Agent, the Co-Documentation Agents and the Supplemental Administrative Agents (if any).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Aggregate Credit Exposures” means, at any time, the sum of (a) the unused portion of each Working Capital RC Commitment then in effect, (b) the unused portion of each Term Commitment then in effect, (c) the unused portion of each Pre-Funded RC Commitment then in effect and (d) the Total Outstandings at such time.

“Agreement” means this Credit Agreement.

“Applicable Rate” means a percentage per annum equal to:

(a) with respect to Term Loans, (A) for Eurocurrency Rate Loans, 2.25%, and (B) for Base Rate Loans, 1.25%, less, in each case, 0.25% (the “Term Loan Stepdown”) if (but only if) the Moody’s Applicable Corporate Rating then most recently published is B1 or higher (with at least a stable outlook),

(b) with respect to Pre-Funded RC Loans, (A) for Eurocurrency Rate Loans, 2.25%, and (B) for Base Rate Loans, 1.25%, less, in each case, the Term Loan Stepdown if (but only if) the Moody’s Applicable Corporate Rating then most recently published is B1 or higher (with at least a stable outlook),

(c) with respect to unused Working Capital RC Commitments and the commitment fee therefor, (i) until delivery of financial statements pursuant to Section 6.01 for the second full fiscal quarter of the Borrower ending after the Closing Date, 0.50%, and (ii) thereafter, the percentages per annum set forth in the table below applicable to commitment fees, based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b),

(d) with respect to Working Capital RC Loans and Letter of Credit fees, (i) until delivery of financial statements pursuant to Section 6.01 for the second full fiscal quarter of the Borrower ending after the Closing Date, (A) for Eurocurrency Rate Loans, 2.50%, (B) for Base Rate Loans, 1.50% and (C) for Letter of Credit fees, 2.50%, and (ii) thereafter, the following percentages per annum applicable to Working Capital RC Loans or Letter of Credit fees, as the case may be, based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Pricing Level	Total Leverage Ratio	Eurocurrency Rate for Working Capital RC Loans and Letter of Credit Fees	Base Rate for Working Capital RC Loans	Commitment Fee for unused Working Capital RC Commitments
1	Less than 4.00:1.00	2.00%	1.00%	0.375%
2	Greater than or equal to 4.00:1.00 but less than 5.25:1.00	2.25%	1.25%	0.50%
3	Greater than or equal to 5.25:1.00	2.50%	1.50%	0.50%

With respect to clauses (c) or (d) above, any increase or decrease in the Applicable Rate resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided that at the option of the Administrative Agent or the Required Lenders, the highest Pricing Level shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply) and (y) as of the first Business Day after an Event of Default under Section 8.01(a) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).

In addition, with respect to clauses (a) and (b) above, any increase or decrease in the Applicable Rate resulting from a change of Moody’s Applicable Corporate Rating shall become effective as of the first Business Day immediately following the date of any change to such rating; provided, that, the Term Loan Stepdown shall not be available for any period (commencing as of the first Business Day during any such period) that either (x) an Event of Default under Section 8.01(a) shall have occurred and be continuing or (y) the Borrower fails to have a Moody’s Applicable Corporate Rating for any reason.

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to Letters of Credit, (i) the relevant L/C Issuers and (ii) with respect to any Letters of Credit issued pursuant to Section 2.03(a), the Working Capital RC Lenders and (c) with respect to the Swing Line Facility, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Working Capital RC Lenders.

“Approved Bank” has the meaning specified in clause (c) of the definition of “Cash Equivalents”.

“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Arrangers” means DBSI and BAS, each in its capacity as a Joint Lead Arranger and a Co-Bookrunner under this Agreement.

“Assignees” has the meaning specified in Section 10.07(b).

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external legal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Audited Financial Statements” means the audited consolidated balance sheets of the Borrower and its Subsidiaries as of each of December 31, 2006, 2005 and 2004, and the related audited consolidated statements of income, stockholders’ equity and cash flows for the Borrower and its Subsidiaries for the fiscal years ended December 31, 2006, 2005 and 2004, respectively, as any of the foregoing may have been restated prior to the date hereof.

“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Bain Entities” means, collectively, Bain Capital, LLC, its Affiliates (other than any portfolio companies) and any investment funds advised or managed by any of the foregoing.

“BAS” means Banc of America Securities, LLC and any successor thereto by merger, consolidation or otherwise.

“Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus  1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by DBNY as its “prime rate.” The “prime rate” is a rate set by DBNY based upon various factors including DBNY’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by DBNY shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower” has the meaning provided in the introductory paragraph of this Agreement.

“Borrower Guaranty” means the Borrower Guaranty made by the Borrower in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit F.

“Borrower Retained Prepayment Amounts” has the meaning specified in Section 2.06(b)(ix).

“Borrowing” means a Working Capital RC Borrowing, a Swing Line Borrowing, a Term Borrowing or a Pre-Funded RC Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and if such day relates to any interest rate settings as to a Eurocurrency Rate Loan or the Pre-Funded RC Deposits, any fundings, disbursements, settlements and payments in respect of any such Eurocurrency Rate Loan or the Pre-Funded RC Deposits, or any other dealings to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan or the Pre-Funded RC Deposits, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the relevant interbank eurodollar market.

“Capital Expenditures” means, for any period, the aggregate of (a) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries and (b) the value of all assets under Capitalized Leases incurred by the Borrower and the Restricted Subsidiaries during such period; provided that the term “Capital Expenditures” shall not include (i) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with (x) insurance proceeds paid on account of the loss of or damage to the assets being replaced, substituted, restored or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (iii) the purchase of plant, property or equipment or software to the extent financed with the proceeds of Dispositions that are not required to be applied to prepay Term Loans pursuant to Section 2.06(b), (iv) expenditures that constitute any part of Consolidated Lease Expense, (v) expenditures that are accounted for as capital expenditures by the Borrower or any Restricted Subsidiary and that actually are paid for, or reimbursed to the Borrower or any Restricted Subsidiary in cash or Cash Equivalents, by a Person other than the Borrower or any Restricted Subsidiary and for which neither the Borrower nor any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation (other than rent) in respect of such expenditures to such Person or any other Person (whether before, during or after such period), (vi) the book value of any asset owned by the Borrower or any Restricted Subsidiary prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period, provided that (x) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period in which such expenditure actually is made and (y) such book value shall have been included in Capital Expenditures when such asset was originally acquired, (vii) expenditures that constitute Permitted Acquisitions, (viii) for purposes of Section 7.16 only, interest capitalized during such period, (ix) the purchase price of equipment purchased during such period to the extent the consideration therefor consists of any combination of (A) used or surplus equipment traded in at the time of such purchase and (B) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business, or (x) expenditures relating to the construction, acquisition, replacement, reconstruction, development, refurbishment, renovation or improvement of any property which has been transferred to a Person other than the Borrower or a Restricted Subsidiary during the same fiscal year in which such expenditures were made pursuant to a sale-leaseback transaction permitted under Section 7.05(f) to the extent of the cash proceeds received by the Borrower or such Restricted Subsidiary pursuant to such sale-leaseback transaction.

“Capital Expenditures Account” means a blocked account of the Borrower under the sole dominion control of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Administrative Agent and the proceeds of which shall be used to fund Capital Expenditures and for certain other limited purposes in each case as (and to the extent) provided herein. The initial Capital Expenditures Account is Account 59171 maintained with DBNY at 60 Wall Street, New York, New York 10005.

“Capital Expenditures Account Security Agreement” means the Capital Expenditures Account Security Agreement, substantially in the form of Exhibit L.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP (except for temporary treatment of construction-related expenditures under EITF 97-10 “The Effects of Lessee Involvement in Asset Construction” which will ultimately be treated as operating leases upon a sale-leaseback transaction), recorded on the balance sheet as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP. Notwithstanding the foregoing and for the avoidance of doubt, Capitalized Leases shall not include any Master Lease or any Sub-Lease of the properties thereunder.

“Carry-Back Amount” has the meaning specified in Section 7.16(c).

“Cash Collateral” has the meaning specified in Section 2.03(g).

“Cash Collateral Account” means a blocked account at DBNY (or another commercial bank selected in compliance with Section 9.09) in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent.

“Cash Collateralize” has the meaning specified in Section 2.03(g).

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any Restricted Subsidiary:

(a) Dollars or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(b) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of the United States, having average maturities of not more than 24 months from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;

(c) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or (ii) (A) is organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development or is the principal banking Subsidiary of a bank holding company organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development, and is a member of the Federal Reserve System, and (B) has combined capital and surplus of at least $250,000,000 (any such bank in the foregoing clauses (i) or (ii) being an “Approved Bank”), in each case with average maturities of not more than 12 months from the date of acquisition thereof;

(d) commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 24 months from the date of acquisition thereof;

(e) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer, in each case, having capital and surplus in excess of $250,000,000 for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of the United States, in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;

(f) securities with average maturities of 24 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision, taxing authority agency or instrumentality of any such state, commonwealth or territory or by any foreign government having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);

(g) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;

(h) Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition, in each case in Dollars or another currency permitted above in this definition;

(i) in the case of Foreign Subsidiaries only, instruments equivalent to those referred to in clauses (a) through (h) above or clause (j) below in each case denominated in any foreign currency comparable in credit quality and tenor to those referred to in such clauses above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Foreign Subsidiary organized in such jurisdiction; or

(j) Investments, classified in accordance with GAAP as current assets of the Borrower or any Restricted Subsidiary, in money market investment programs which are registered under the Investment Company Act of 1940 or which are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (g) of this definition.

“Cash Management Banks” means any Lender or any Affiliate of a Lender providing Cash Management Services to Holdings, the Borrower or any Restricted Subsidiary.

“Cash Management Obligations” means obligations owed by Holdings, the Borrower or any Restricted Subsidiary to any Cash Management Bank in respect of any Cash Management Services.

“Cash Management Services” means treasury, depository and/or cash management services or any automated clearing house transfer services.

“Casualty Event” means any event that gives rise to the receipt by Holdings, the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“Catterton Entities” means one or more investment funds affiliated with, and managed by, Catterton Management Company, LLC.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as subsequently amended.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“Change of Control” means the earliest to occur of (a) the Permitted Holders ceasing to have the power, directly or indirectly, to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of Holdings; provided that the occurrence of the foregoing event shall not be deemed a Change of Control if,

(i) any time prior to the consummation of a Qualifying IPO, and for any reason whatsoever, (A) the Permitted Holders otherwise have the right, directly or indirectly, to designate (and do so designate) a majority of the board of directors of Holdings or (B) the Permitted Holders own, directly or indirectly, of record and beneficially an amount of common stock of Holdings equal to an amount more than fifty percent (50%) of the amount of common stock of Holdings owned, directly or indirectly, by the Permitted Holders of record and beneficially as of the Closing Date and such ownership by the Permitted Holders represents the largest single block of voting securities of Holdings held by any Person or related group for purposes of Section 13(d) of the Exchange Act, or

(ii) at any time after the consummation of a Qualifying IPO, and for any reason whatsoever, (A) no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than any one or more of the Permitted Holders, shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than the greater of (x) thirty-five percent (35%) of the shares outstanding of Holdings and (y) the percentage of the then outstanding voting stock of Holdings owned, directly or indirectly, beneficially by the Permitted Holders, and (B) during each period of twelve (12) consecutive months, the board of directors of Holdings shall consist of a majority of the Continuing Directors; or

(b) any “Change of Control” (or any comparable term) in any document pertaining to (i) the Senior Notes or Indebtedness which constitutes a Permitted Refinancing thereof, (ii) any Permitted Holdings Debt, (iii) any other Junior Financing with an aggregate outstanding principal amount in excess of the Threshold Amount or (iv) Disqualified Equity Interests with an aggregate liquidation preference in excess of the Threshold Amount; or

(c) at any time prior to a Qualifying IPO of the Borrower, the Borrower ceasing to be a directly or indirectly wholly owned Subsidiary of Holdings.

“Class” (a) when used with respect to Lenders, refers to whether such Lenders are Working Capital RC Lenders, Term Lenders or Pre-Funded RC Lenders, (b) when used with respect to Commitments, refers to whether such Commitments are Working Capital RC Commitments, Term Commitments or Pre-Funded RC Commitments and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Working Capital RC Loans, Term Loans or Pre-Funded RC Loans.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01.

“CMBS Facilities” means the mortgage financing and mezzanine financing arrangements between certain of the Specified Lease Entities and the CMBS Lender, dated as of the Closing Date, in the aggregate principal amount of $790,000,000, and any modification, refinancing, refunding, renewal, extension or replacement thereof.

“CMBS Facilities Documentation” means, collectively, (i) the Loan and Security Agreement, dated as of June 14, 2007, among a Specified Lease Entity, as borrower, and the lenders party thereto, (ii) each Mezzanine Loan and Security Agreement, dated as of June 14, 2007, among a Specified Lease Entity, as borrower, and the lenders party thereto, (iii) each of the promissory notes entered into by a Specified Lease Entity in connection with the foregoing, (iv) each of the mortgages, assignments of leases and rents, pledge agreements and other security instruments entered into by a Specified Lease Entity in connection with the foregoing, (v)the Environmental Indemnity, Environmental Indemnity (First Mezzanine), Environmental Indemnity (Second Mezzanine), Environmental Indemnity (Third Mezzanine) and Environmental Indemnity (Fourth Mezzanine), each dated as of June 14, 2007, among Holdings, German American Capital Corporation (“GACC”), and Bank of America, N.A. (“Bank of America” and, together with GACC, collectively, the “CMBS Lender”), (vi) the Environmental Indemnity, Environmental Indemnity (First Mezzanine), Environmental Indemnity (Second Mezzanine), Environmental Indemnity (Third Mezzanine) and Environmental Indemnity (Fourth Mezzanine), each dated as of June 14, 2007, among PRP Holdings, LLC and the CMBS Lender, (vii) the Environmental Indemnity, Environmental Indemnity (First Mezzanine), Environmental Indemnity (Second Mezzanine), Environmental Indemnity (Third Mezzanine) and Environmental Indemnity (Fourth Mezzanine), each dated as of June 14, 2007, among Private Restaurant Master Lessee, LLC and the CMBS Lender, (viii) the Guaranty of Recourse Obligations, Guaranty of Recourse Obligations (First Mezzanine), Guaranty of Recourse Obligations (Second Mezzanine), Guaranty of Recourse Obligations (Third Mezzanine) and Guaranty of Recourse Obligations (Fourth Mezzanine) each dated as of June 14, 2007, between Holdings and the CMBS Lender, each entered into by Holdings and (ix) a guaranty of the Master Leases by the Borrower or any of its Subsidiaries, in each case as amended, restated, extended, amended and restated, refinanced, replaced or otherwise modified from time to time.

“CMBS Intercreditor Agreement” means the Intercreditor Agreement dated as of June 14, 2007 by and among the Administrative Agent and the CMBS Lender.

“CMBS Lender” has the meaning specified in the definition of CMBS Facilities Documentation.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and rules and regulations related thereto.

“Co-Documentation Agents” means each of General Electric Capital Corporation, SunTrust Bank, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, LaSalle Bank National Association, Wachovia Bank, National Association and Wells Fargo Bank, National Association.

“Collateral” means all the “Collateral” as defined in any Collateral Document and shall include the Mortgaged Properties.

“Collateral Agent” means the Administrative Agent, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received each Collateral Document required to be delivered on the Closing Date pursuant to Section 4.01(a)(iii) or pursuant to Section 6.11 at such time, duly executed by each Loan Party thereto;

(b) all Obligations shall have been unconditionally guaranteed by Holdings, the Borrower (in the case of Obligations under clauses (y) and (z) of the first sentence of the definition thereof) and each Restricted Subsidiary that is a Domestic Subsidiary and not an Excluded Subsidiary;

(c) all guarantees issued or to be issued in respect of (x) the Junior Financing (other than the Senior Notes) (i) shall be subordinated to the Guarantees to the same extent that the Junior Financing is subordinated to the Obligations and (ii) shall provide for their automatic release upon a release of the corresponding Guarantee and (y) the Senior Notes shall provide for their automatic release upon a release of the corresponding Guarantee;

(d) the Obligations and the Guarantees shall have been secured by a first-priority perfected security interest in (i) all the Equity Interests of the Borrower and (ii) all Equity Interests (other than (w) Equity Interests of any Unrestricted Subsidiaries, (x) Equity Interests of each Excluded Subsidiary set forth on Schedule 1.01G, (y) Equity Interests in any Employment Participation Subsidiary and (z) any Equity Interest of any Restricted Subsidiary pledged to secure Indebtedness permitted under Section 7.03(g)(ii) but only so long as such Indebtedness is outstanding) of each Subsidiary directly owned by the Borrower or any Guarantor; provided that (x) no Loan Party shall be required to pledge more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary at any time, (y) in any event, such pledges of Equity Interests shall specifically include all of the Equity Interests in any Restricted Subsidiary that is a Restaurant LP on the Closing Date, and (z) the creation and priority of security interests in Equity Interests of any Subsidiary shall be limited to the extent the pledge conflicts with or violates applicable law and, in the case of any Subsidiary other than a Loan Party, Permitted Liens or other permitted agreements (including permitted leases, licenses and stockholders agreements but excluding the organizational and other constituent documents of Holdings, the Borrower and its Restricted Subsidiaries (other than such documents with third parties that are not officers or employees of Holdings, the Borrower or any of its Restricted Subsidiaries));

(e) except to the extent otherwise permitted hereunder or under any Collateral Document, the Obligations and the Guarantees shall have been secured by a security interest in, and mortgages on, substantially all tangible and intangible assets of Holdings, the Borrower and each other Guarantor (including accounts receivable, inventory, equipment, investment property, contract rights, intellectual property, other general intangibles, owned Material Real Property and proceeds of the foregoing), in each case, with the priority required by the Collateral Documents; provided that (i) actions, other than the filing of UCC-1 (or similar) Financing Statements, to perfect security interests in the following assets shall not be required to be taken: (w) motor vehicles or other assets subject to certificates of title, (x) deposit, commodities or securities accounts (other than the Capital Expenditures Account and the Cash Collateral Account) and (y) any property or assets specifically excluded from the Collateral under the terms of any applicable Collateral Document, (ii) security interests in real property shall be limited to the Mortgaged Properties, (iii) no documents, agreements, instruments or actions shall be required with respect to assets located in a foreign jurisdiction (including no delivery or recordation of recordable security documents with respect to intellectual property registered in non-U.S. jurisdictions) and (iv) no documents, agreements, instruments or actions (other than the execution of the applicable Collateral Documents) shall be required to establish “control” (within the meaning of the Uniform Commercial Code) by the Administrative Agent or any Secured Party in any deposit accounts in order to perfect any security interests therein or to enforce any security interest (other than with respect to the Capital Expenditures Account and the Cash Collateral Account);

(f) none of the Collateral shall be subject to any Liens other than Liens permitted by Section 7.01; and

(g) the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to any Material Real Property required to be delivered pursuant to Section 6.11 (the “Mortgaged Properties”) duly executed and delivered by the record owner of such property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid Lien on the property described therein, free of any other Liens except as expressly permitted by Section 7.01 together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request, (iii) such existing surveys, existing abstracts, existing appraisals and other documents as the Administrative Agent may reasonably request with respect to any such Mortgaged Property, provided that nothing in this clause (iii) shall require the Borrower to update existing surveys or order new surveys with respect to any Mortgaged Property and (iv) flood certificates covering each Mortgaged Property in form and substance reasonably acceptable to the Collateral Agent, certified to the Collateral Agent in its capacity as such and certifying whether or not each such Mortgaged Property is located in a flood hazard zone by reference to the applicable FEMA map.

The foregoing definition shall not require (A) for the avoidance of doubt, the guarantee of Obligations by, or pledge of any Equity Interests or any property or assets of, the Specified Lease Entities or (B) the creation or perfection of pledges of or security interests in, or the obtaining of title insurance or surveys with respect to, particular assets if and for so long as, in the reasonable judgment of the Collateral Agent (confirmed in writing by notice to the Borrower), the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance or surveys in respect of such assets shall be excessive in view of the practical benefits to be obtained by the Lenders therefrom. The Collateral Agent may grant extensions of time for the perfection of security interests in or the obtaining of title insurance with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in the Collateral Documents and, to the extent appropriate in the applicable jurisdiction, as agreed between the Collateral Agent and the Borrower.

“Collateral Documents” means, collectively, the Security Agreement, the Capital Expenditures Account Security Agreement, the Mortgages, each of the mortgages, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Collateral Agent pursuant to Section 6.11 or Section 6.13, the Guaranty and each of the other agreements, instruments or documents that creates or purports to create a Lien or Guarantee in favor of the Collateral Agent or the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means a Term Commitment, a Working Capital RC Commitment or a Pre-Funded RC Commitment, as the context may require.

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Working Capital RC Borrowing, (c) a Pre-Funded RC Borrowing, (d) a conversion of Loans from one Type to the other, or (e) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Compensation Period” has the meaning specified in Section 2.13(c)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus:

(a) without duplication and (in each case) to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) total interest expense and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, or other derivative instruments and costs of surety bonds in connection with financing activities, and any financing fees (including commitment, underwriting, funding, “rollover” and similar fees and commissions, discounts, yields and other fees, charges and amounts incurred in connection with the issuance or incurrence of Indebtedness and all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Contracts) and annual agency, unused line, facility or similar fees paid under definitive documentation related to Indebtedness,

(ii) provision for Income Taxes of the Borrower and the Restricted Subsidiaries paid or accrued during such period (including tax distributions by the Borrower in respect thereof),

(iii) depreciation and amortization, including amortization of deferred financing fees and debt discounts,

(iv) Non-Cash Charges,

(v) unusual or non-recurring losses, charges or expenses (including without limitation, relating to the Transaction) and any charges, losses or expenses related to signing, retention or completion bonuses or recruiting costs, costs and expenses relating to any registration statement, or registered exchange offer, in either case in respect of the Senior Notes, and, to the extent related to Permitted Acquisitions, integration and systems establishment costs; provided that such integration and systems establishment costs are certified as such in a certificate of a Responsible Officer delivered to the Administrative Agent,

(vi) severance, relocation costs, curtailments or modifications to pension and post-retirement employee benefit plans, catch-up or transition expenses for “Partner Equity Plans” to the extent relating to employee services rendered in prior periods, and pre-opening, opening, closing and consolidation costs and expenses with respect to any facilities and restaurants,

(vii) cash restructuring charges or reserves (including restructuring costs related to acquisitions after the date hereof); provided that such adjustments are certified as restructuring charges or reserves in a certificate of a Responsible Officer delivered to the Administrative Agent,

(viii) to the extent permitted to be paid under 7.08(e), the amount of management, monitoring, consulting, transaction and advisory fees (including termination fees), related indemnities and expenses and any other fees and expenses paid to, or for the benefit of, the Sponsors and the Founders or their Affiliates (including, without duplication, Restricted Payments with respect thereto,

(ix) any costs or expenses (excluding Non-Cash Charges) incurred by the Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Equity Interests of the Borrower (other than Disqualified Equity Interests),

(x) to the extent (1) covered by insurance under which the insurer has been properly notified and has affirmed or consented to coverage in writing, expenses with respect to liability or casualty events or business interruption, and (2) actually reimbursed in cash, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with the Transaction or a Permitted Acquisition,

(xi) cash receipts (or reduced cash expenditures) to the extent of non-cash gains relating to such income that were deducted in the calculation of Consolidated EBITDA pursuant to clause (b)(ii) below for any prior period,

(xii) the amount of net cost savings and synergies projected by the Borrower in good faith to be realized as a result of specified actions taken during such period (calculated on a pro forma basis as though such cost savings and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions, provided that (A) such cost savings and synergies are reasonably identifiable and factually supportable, (B) such actions are taken within 18 months after the Closing Date, (C) no cost savings or synergies shall be added pursuant to this clause (xii) to the extent duplicative of any expenses or charges relating to such cost savings or synergies that are included in another clause of this definition with respect to such period and (D) the aggregate amount of cost savings and synergies added pursuant to this clause (xii) shall not exceed $20,000,000 for any period consisting of four consecutive quarters,

(xiii) the amount of any minority interest consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income except to the extent of cash dividends declared or paid on Equity Interests of such non-wholly owned Subsidiaries held by third parties, and

(xiv) to the extent that any Holdings Specified Expenses would have been added back to Consolidated EBITDA pursuant to clauses (a)(i) through (xiii) above had such charge, tax or expense been incurred directly by the Borrower, such Holdings Specified Expenses, less

(b) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) unusual or non-recurring gains,

(ii) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period, or is in respect of cash received in a prior period to the extent not included in Consolidated EBITDA in prior periods), and

(iii) rent expense paid in cash during such period over and above rent expense as determined in accordance with GAAP for such period,

in each case, as determined on a consolidated basis for the Borrower and the Restricted Subsidiaries in accordance with GAAP; provided that, to the extent included in Consolidated Net Income,

(A) there shall be excluded in determining Consolidated EBITDA currency translation gains and losses related to currency remeasurements of Indebtedness (including the net loss or gain resulting from Swap Contracts for currency exchange risk),

(B) there shall be excluded in determining Consolidated EBITDA rent expense as determined in accordance with GAAP not actually paid in cash during such period (net of rent expense paid in cash during such period over and above rent expense as determined in accordance with GAAP for such period),

(C) there shall be included in determining Consolidated EBITDA for any period, without duplication, (i) the Acquired EBITDA of any Person, property, business or asset acquired by the Borrower or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed by the Borrower or such Restricted Subsidiary (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”) during such period, and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary (each, a “Converted Restricted Subsidiary”), in each case based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) and (ii) solely for the purposes of the definition of the term “Permitted Acquisition” and Sections 7.02(o), 7.03(h), 7.04, 7.06(j), 7.11 and 7.13(a)(v), an adjustment in respect of each Acquired Entity or Business or Converted Restricted Subsidiary equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition) as specified in a certificate executed by a Responsible Officer and delivered to the Administrative Agent (it being understood that this clause (C) is not intended to address Acquired EBITDA of the Borrower acquired pursuant to the Merger, which is addressed in the last sentence of this definition),

(D) for purposes of determining the Total Leverage Ratio, the Rent Adjusted Leverage Ratio and the Interest Coverage Ratio only, there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise disposed of, closed or classified as discontinued operations by the Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”), based on the actual Disposed EBITDA of such Sold Entity or Business for such period (including the portion thereof occurring prior to such sale, transfer or disposition), and

(E) there shall be excluded in determining Consolidated EBITDA any net after-tax income (loss) from the early extinguishment of Indebtedness or hedging obligations or other derivative instruments.

For the purpose of the definition of Consolidated EBITDA, “Non-Cash Charges” means (a) any impairment charge or asset write-off or write-down related to intangible assets, long-lived assets and other assets (including licenses or other approvals for the sale of alcoholic beverages), and investments in debt and equity securities pursuant to GAAP, (b) stock-based awards compensation expense including, but not limited to, non-cash charges arising from stock options, restricted stock or other equity incentive programs, and (c) other non-cash charges (provided that if any non-cash charges, expenses and write-downs referred to in this paragraph represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period). Notwithstanding anything to the contrary contained herein, for purposes of determining Consolidated EBITDA under this Agreement for any period that includes any of the fiscal quarters ended or ending (as applicable) December 31, 2006 and March 31, 2007, Consolidated EBITDA for such fiscal quarters shall be deemed to be $85,560,000 and $99,250,000, respectively.

“Consolidated Interest Expense” means, for any period, the sum of (i) the interest expense (including that attributable to Capitalized Leases), net of interest income, of the Borrower and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and limited to such interest paid or payable in cash or received or receivable in cash during such period, with respect to all outstanding Indebtedness of the Borrower and the Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Contracts, (ii) any cash payments made during such period in respect of the interest expense on such obligations referred to in clause (b) below relating to Funded Debt that were amortized or accrued in a previous period (other than any such obligations resulting from the discounting of Indebtedness in connection with the application of purchase accounting in connection with the Transaction, any acquisition consummated prior to the Closing Date or any Permitted Acquisition) and (iii) from and after the date that a Holdings Restricted Payments Election is made, the amount of all Restricted Payments from the Borrower to Holdings used to fund cash interest payments by Holdings, but excluding, however, (a) amortization of deferred financing costs and any other amounts of non-cash interest, (b) the accretion or accrual of discounted liabilities during such period, (c) all non-recurring cash interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations and financing fees, all as calculated on a consolidated basis in accordance with GAAP, (d) fees and expenses associated with the consummation of the Transaction, (e) annual agency fees paid to the Administrative Agent and/or Collateral Agent, and (f) costs associated with obtaining Swap Contracts; provided that (A) except as provided in clause (B) below, there shall be excluded from Consolidated

Interest Expense for any period the cash interest expense (or income) of all Unrestricted Subsidiaries for such period to the extent otherwise included in Consolidated Interest Expense, (B) solely for purposes of the definition of the term “Permitted Acquisition” and Sections 7.02(o), 7.03(h), 7.04, 7.06(j), 7.11 and 7.13(a)(v), there shall be included in determining Consolidated Interest Expense for any period the cash interest expense (or income) of any Acquired Entity or Business acquired during such period and of any Converted Restricted Subsidiary converted during such period, in each case based on the cash interest expense (or income) relating to any Indebtedness incurred or assumed as part of an acquisition of an Acquired Entity or Business or as part of the conversion of a Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) assuming any Indebtedness incurred or repaid in connection with any such acquisition or conversion had been incurred or repaid on the first day of such period and (C) solely for purposes of the definition of the term “Permitted Acquisition” and Sections 7.02(o), 7.03(h), 7.04, 7.06(j), 7.11 and 7.13(a)(v), there shall be excluded from determining Consolidated Interest Expense for any period the cash interest expense (or income) of any Sold Entity or Business Disposed of during such period, based on the cash interest expense (or income) relating to any Indebtedness relieved or repaid in connection with any such Disposition of such Sold Entity or Business for such period (including the portion thereof occurring prior to such Disposition) assuming such Indebtedness relieved or repaid in connection with such Disposition has been relieved or repaid on the first day of such period. Notwithstanding anything to the contrary contained herein, for purposes of determining Consolidated Interest Expense for any period ending prior to the first anniversary of the Closing Date, Consolidated Interest Expense shall be an amount equal to actual Consolidated Interest Expense from the Closing Date through the date of determination multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days from the Closing Date through the date of determination.

“Consolidated Lease Expense” means, for any period, all rental expenses paid or payable of the Borrower and the Restricted Subsidiaries (net of rental income received or receivable) during such period under operating leases for real or personal property (including, without limitation, rental expense paid or payable (i) in connection with sale-leaseback transactions permitted by Section 7.05(f), (ii) to any Unrestricted Subsidiary and (iii) under any Master Lease) (but excluding real estate taxes, insurance costs and common area maintenance charges and similar amounts in the case of gross leases and non-cash portion of operating lease expense recorded under SFAS 13 related to the excess accrual (or reversals thereof) of straight-line rent expense amounts, and net of sublease income) other than (a) obligations under vehicle leases entered into in the ordinary course of business, (b) all such rental expenses associated with assets acquired pursuant to a Permitted Acquisition to the extent such rental expenses relate to operating leases in effect at the time of (and immediately prior to) such acquisition and related to periods prior to such acquisition, and (c) all obligations under Capitalized Leases, all as determined on a consolidated basis in accordance with GAAP. Notwithstanding anything to the contrary contained herein, for purposes of determining Consolidated Lease Expense for any period ending prior to the first anniversary of the Closing Date, Consolidated Lease Expense with respect to the Master Lease shall be an amount equal to actual Consolidated Lease Expense with respect to the Master Lease from the Closing Date through the date of determination multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days from the Closing Date through the date of determination.

“Consolidated Net Income” means, for any period, the net income (loss) of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (adjusted to reflect any Holdings Specified Expenses during such period as though such Holdings Specified Expenses had been incurred by the Borrower), excluding, without duplication, (a) extraordinary items for such period, (b) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income, (c) in the case of any period that includes a period ending prior to June 30, 2008, Transaction Expenses, (d) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed), (e) any income (loss) for such period attributable to the early extinguishment of Indebtedness, (f) accruals and reserves that are established within twelve months after the Closing Date that are so required to be established as a result of the Transaction in accordance with GAAP, (g) in the case of determining the Rent Adjusted Leverage Ratio only, any sub-lease income for such period, (h) any unrealized net gains and losses resulting from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Statement of Financial Accounting Standards No. 133 and related pronouncements, (i) any net after-tax effect of gains and losses attributable to asset dispositions in connection with the Transaction, (j) any after-tax gains or losses on disposal of disposed, abandoned or discontinued operations and any after-tax effect of gains and losses (less all fees and expenses related thereto) attributable to asset dispositions other than in the ordinary course of business, (k) any net income (loss) for such period of any Person that is not a Subsidiary, or that is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, provided that Consolidated Net Income shall be increased by the amount of dividends or distributions that are actually paid in cash (or converted into cash) to the Borrower or a Restricted Subsidiary in respect of such net income in such period, (l) cash expenses related to deferred compensation or change of control payment obligations, buyout of employee options and employee bonus programs, in each case, to the extent related to the Transaction and funded on the Closing Date with proceeds from the financing transactions included in the Transaction and (m) in the case of determining the Interest Coverage Ratio only, any interest income for such period. There shall be excluded from Consolidated Net Income for any period the purchase accounting effects of adjustments, including to property, equipment, inventory and software and other intangible assets (including favorable and unfavorable leases and contracts) and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to Holdings, the Borrower and the Restricted Subsidiaries), as a result of the Transaction, any acquisition consummated prior to the Closing Date, any Permitted Acquisitions, or the amortization, write-off or write-down of any amounts thereof.

“Consolidated Total Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding (x) the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transaction or any Permitted Acquisition and (y) for the avoidance of doubt, all obligations of the Specified Lease Entities), consisting of Indebtedness for borrowed money, obligations in respect of Capitalized Leases and debt obligations evidenced by promissory notes or similar instruments, minus (b) the aggregate amount of cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Sections 7.01(a), 7.01(l) and clauses (i) and (ii) of Section 7.01(t)) included in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of such date (but, in any event, excluding all cash and Cash Equivalents held in, or credited to, the Capital Expenditures Account).

“Consolidated Working Capital” means, at any date, the excess of (a) the sum of all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries on such date, including deferred revenue but excluding, without duplication, (i) the current portion of any Funded Debt, (ii) all Indebtedness consisting of Loans and L/C Obligations to the extent otherwise included therein, (iii) the current portion of accrued interest and (iv) the current portion of current and deferred income taxes.

“Continuing Directors” means the directors of Holdings on the Closing Date, as elected or appointed after giving effect to the Merger and the other transactions contemplated hereby, and each other director, if, in each case, such other directors’ nomination for election to the board of directors of Holdings (or the Borrower after a Qualifying IPO of the Borrower) is recommended by a majority of the then Continuing Directors or such other director receives the vote of one or more of the Permitted Holders in his or her election by the stockholders of Holdings (or the Borrower after a Qualifying IPO of the Borrower).

“Contract Consideration” has the meaning set forth in the definition of “Excess Cash Flow”.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate”.

“Converted Restricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA”.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Cumulative Excess Cash Flow” means, at any time, the sum of (i) Excess Cash Flow (which may not be less than zero) for the period commending on the Closing Date and ending on December 31, 2007 and (ii) Excess Cash Flow (which may not be less than zero in any period) for each succeeding and completed fiscal year of the Borrower at such time.

“Cumulative Growth Amount” shall mean, on any date of determination, the sum of, without duplication,

(A) the Cumulative Excess Cash Flow that was not required to be applied to prepay the Term Loans pursuant to Section 2.06(b)(i), provided that, for purposes of Sections 7.02(o), 7.06(j) and 7.13(a)(v), the amount in this clause (A) shall only be available if the Rent Adjusted Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b) was less than 5.25:1.00 determined on a Pro Forma Basis after giving effect to any such Investment, Restricted Payment or prepayment, redemption or repurchase actually made pursuant to Section 7.02(o), 7.06(j) or 7.13(a)(v), plus

(B) the amount of Net Cash Proceeds of Permitted Equity Issuances (other than amounts in respect of a Permitted Equity Issuance made pursuant to Section 8.05) after the Closing Date to the extent that such Net Cash Proceeds shall have been actually received by the Borrower (through a capital contribution of such Net Cash Proceeds by Holdings to the Borrower) on or prior to such date of determination and to the extent not used to make payments under Section 7.03(j) or make Restricted Payments pursuant to Section 7.06(g), plus

(C) the amount of Net Cash Proceeds from the issuance of Permitted Holdings Debt after the Closing Date to the extent that such Net Cash Proceeds shall have been actually received by the Borrower (through a capital contribution of such Net Cash Proceeds by Holdings to the Borrower) on or prior to such date of determination, plus

(D) other than for the purpose of making any Capital Expenditures pursuant to Section 7.16(a)(ii), the amount of proceeds available in the Capital Expenditures Account (but not to exceed $100,000,000 in the aggregate during the term of this Agreement) to the extent that (i) the Rent Adjusted Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b) was less than 5.25:1.00, determined on a Pro Forma Basis after giving effect to the respective Investment, Restricted Payment or prepayment, redemption or repurchase actually made pursuant to Sections 7.02(o), 7.06(j) and 7.13(a)(v), and (ii) no Pre-Funded RC Loans are then outstanding, plus

(E) solely for the purpose of making Capital Expenditures pursuant to Section 7.16(a)(ii), Borrower Retained Prepayment Amounts, plus

(F) an amount equal to the aggregate Returns in respect of any Investment made since the Closing Date pursuant to Section 7.02(o) to the extent that such Returns did not increase Consolidated Net Income, plus

(G) the aggregate amount of Specified Proceeds actually received by the Borrower on or prior to such date of determination; provided that, for purposes of Sections 7.02(o) (to the extent made in an Unrestricted Subsidiary, Holdings, any direct or indirect parent of Holdings, or any direct or indirect shareholder of Holdings) and 7.06(j), the amount otherwise available in this clause (G) shall not exceed $25,000,000 in any fiscal year unless the Rent Adjusted Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b) was less than 5.25:1.00 determined on a Pro Forma Basis after giving effect to any such Investment or Restricted Payment actually made pursuant to Section 7.02(o) or 7.06(j), minus

(H) the sum at the time of determination of (i) the aggregate amount of Investments made since the Closing Date pursuant to Section 7.02(o), (ii) the aggregate amount of Restricted Payments made since the Closing Date pursuant to Section 7.06(j), (iii) the aggregate amount of prepayments, redemptions or repurchases made since the Closing Date pursuant to Section 7.13(a)(v) and (iv) the aggregate amount of Capital Expenditures made since the Closing Date pursuant to Section 7.16(a)(ii).

“DBNY” means Deutsche Bank AG New York Branch and any successor thereto by merger, consolidation or otherwise.

“DBSI” means Deutsche Bank Securities Inc. and any successor thereto by merger, consolidation or otherwise.

“Debt Prepayment” means the prepayment by the Borrower on the Closing Date of any Indebtedness outstanding under the Existing Credit Agreements.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2.0% per annum; provided that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Term Loans, Pre-Funded RC Loans, Working Capital RC Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder, unless the subject of a good faith dispute or subsequently cured, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless the subject of a good faith dispute or subsequently cured, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 7.05(k) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation (which amount will be reduced by the Fair Market Value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).

“Disposed EBITDA” means, with respect to any Sold Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of Consolidated EBITDA (and in the component financial definitions used therein) were references to such Sold Entity or Business and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale of Equity Interests) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall not be deemed to include any issuance by Holdings of any of its Equity Interests to another Person.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Maturity Date of the Term Loans.

“Disqualified Institutions” means any banks, financial institutions or other Persons separately identified by the Borrower to the Joint Lead Arrangers in writing prior to the Closing Date.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“Eligible Assignee” means any Assignee permitted by and consented to in accordance with Section 10.07(b).

“Employment Participation Subsidiary” means a limited partnership or other entity that is a Restricted Subsidiary of the Borrower (i) which contracts to provide services to one or more other Subsidiaries of the Borrower which operate one or more restaurants, (ii) which engages in no other material business activities and has no material assets other than those related to clause (i) above and (iii) in which restaurant employees of the Borrower and its Subsidiaries have an equity ownership interest.

“Employment Participation Subsidiary Conversion” means the purchase by one or more Restricted Subsidiaries of the Borrower of the ownership interests of restaurant employees in limited partnership Subsidiaries of the Borrower existing as of the Closing Date and which operate restaurants and the simultaneous use of the proceeds of such purchase by such restaurant employees to acquire ownership interests in one or more Employment Participation Subsidiaries.

“Environmental Laws” means any and all Federal, state, local and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, the protection of the environment, natural resources, or, to the extent relating to exposure to Hazardous Materials, human health or to the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Contributions” means, collectively, (a) the contribution by the Sponsors and the other Equity Investors of an aggregate amount of cash, together with any rollover equity, of approximately $803,000,000 to Holdings or one or more direct or indirect holding company parents of Holdings (less the aggregate amount used in connection with the Founders Stock Purchase Transaction), (b) the further contribution to Acquisition Sub or the Borrower of the portion of such cash contribution proceeds specified in clause (a) above that are not directly received by Acquisition Sub or the Borrower, applied in connection with the Founders Stock Purchase Transaction, used by Holdings or one or more direct or indirect holding company parents of Holdings to pay Transaction Expenses, and of which $100,000,000 shall be deposited on the Closing Date into the Capital Expenditures Account and (c) the Founders Stock Purchase Transaction.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“Equity Investors” means the Sponsors, the Founders, the Management Stockholders and other co-investors with the Sponsors on the Closing Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with any Loan Party within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; or (g) the failure of any Pension Plan to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA.

“Eurocurrency Rate” means (a) the offered quotation to first class banks in the New York interbank Eurodollar market by the Administrative Agent for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurocurrency Rate Loan of the Administrative Agent (in its capacity as a Lender) (or, if the Administrative Agent is not a Lender with respect thereto, taking the average principal amount of the Eurocurrency Rate Loan then being made by the various Lenders pursuant thereto)) with maturities comparable to the Interest Period applicable to such Eurocurrency Rate Loan commencing two (2) Business Days thereafter as of 10:00 A.M. (New York City time) on the applicable date of determination, divided (and rounded upward to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the Eurocurrency Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(a) the sum, without duplication, of:

(i) Consolidated Net Income,

(ii) depreciation, amortization and other non-cash charges and expenses incurred during such period, to the extent deducted in arriving at such Consolidated Net Income,

(iii) decreases in Consolidated Working Capital for such period (other than any such decreases arising from acquisitions and non-ordinary course Dispositions by the Borrower and the Restricted Subsidiaries completed during such period),

(iv) an amount equal to the aggregate net non-cash loss on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income,

(v) an amount equal to all cash received for such period on account of any net non-cash gain or income from Investments deducted in a previous period pursuant to clause(b)(iv)(B) below in this definition,

(vi) an amount equal to all cash income and gains included in clauses (a) and (e) of the definition of Consolidated Net Income, and

(vii) rent expense as determined in accordance with GAAP during such period over and above rent expense paid in cash during such period, over

(b) the sum, without duplication, of:

(i) an amount equal to all non-cash credits included in arriving at such Consolidated Net Income and cash losses, charges and expenses included in clauses (a), (c), (d), (e), (f), (i) and (j) of the definition of Consolidated Net Income,

(ii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Capital Expenditures made in cash or accrued during such period pursuant to Section 7.16, except to the extent that such Capital Expenditures were financed with the proceeds of Indebtedness (other than Working Capital RC Loans and loans under any other revolving credit line or similar facility (other than the Pre-Funded RC Facility)) of the Borrower or any Restricted Subsidiary,

(iii) the aggregate amount of all principal payments of Indebtedness of the Borrower and the Restricted Subsidiaries (including (A) the principal component of payments in respect of Capitalized Leases and (B) the amount of any mandatory prepayment of Term Loans pursuant to Section 2.06(b)(ii) to the extent required due to a Disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase but excluding (X) all other prepayments of Term Loans pursuant to Section 2.06, (Y) all prepayments of Working Capital RC Loans, Pre-Funded RC Loans and Swing Line Loans and (Z) the Debt Prepayment) made during such period (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), except to the extent financed with the proceeds of other Indebtedness of the Borrower or the Restricted Subsidiaries,

(iv) an amount equal to the sum of (A) the aggregate net non-cash gain on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income and (B) the aggregate net non-cash gain or income from Investments to the extent included in arriving at Consolidated Net Income,

(v) increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions and non-ordinary course Dispositions by the Borrower and the Restricted Subsidiaries during such period),

(vi) cash payments by the Borrower and the Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and the Restricted Subsidiaries other than Indebtedness,

(vii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Investments and acquisitions made during such period pursuant to Section 7.02 (other than Section 7.02(a) or 7.02(o)) to the extent that such Investments and acquisitions were financed with internally generated cash flow of the Borrower and the Restricted Subsidiaries,

(viii) the amount of Restricted Payments paid during such period pursuant to Sections 7.06(d), (g), (i) and (m) in each case to the extent such Restricted Payments were financed with internally generated cash flow of the Borrower and the Restricted Subsidiaries,

(ix) the aggregate amount of expenditures actually made by the Borrower and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures were not expensed during such period,

(x) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and the Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness,

(xi) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower or any of the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions or Capital Expenditures to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period, provided that to the extent the aggregate amount of internally generated cash actually utilized to finance such Permitted Acquisitions or Capital Expenditures during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters,

(xii) the amount of cash taxes paid and, without duplication, cash distributions for payment of taxes, in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period,

(xiii) the aggregate amount of all mandatory principal payments of Pre-Funded RC Loans made during such period pursuant to Section 2.06(b)(v),

(xiv) the aggregate amount of all deposits into the Capital Expenditures Account made during such period pursuant to Section 2.06(b)(v),

(xv) the aggregate amount of all mandatory principal prepayments of Term Loans made during such period pursuant to Section 2.08(a),

(xvi) cash expenditures made in respect of Swap Contracts to the extent not reflected in the computation of Consolidated Net Income for such period,

(xvii) to the extent not otherwise deducted in determining Consolidated Net Income for such period and to the extent paid in cash with internally generated cash flow during such period, the amount of management, monitoring, consulting, transaction and advisory fees (including termination fees), related indemnities and expenses and any other fees and expenses paid or accrued during such period to, or for the benefit of, the Sponsors and the Founders or their Affiliates to the extent permitted by Section 7.08(e) (including, without duplication, Restricted Payments with respect thereto), and

(xviii) rent expense paid in cash during such period over and above rent expense as determined in accordance with GAAP for such period.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Rate” means on any day with respect to any currency other than Dollars, the rate at which such currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters World Currency Page for such currency; in the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later.

“Excluded Concept Subsidiaries” means any Restricted Subsidiaries other than (i) wholly owned domestic Restricted Subsidiaries in the Borrower’s Outback, Carrabba’s and Cheeseburger in Paradise concepts (which, for the avoidance of doubt, also shall include each such Subsidiary that is the general partner of each Employment Participation Subsidiary associated with such concepts); provided, that if after the Closing Date, the portion of Consolidated EBITDA attributable to wholly owned domestic Excluded Concept Subsidiaries (taken as a group) exceeds 10% of the Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for any Test Period, then the Borrower shall designate certain domestic wholly owned Excluded Concept Subsidiaries to become Guarantors (including, in any event, any Subsidiary that is the general partner of each Employment Participation Subsidiary associated with such Excluded Concept Subsidiaries designated to become Guarantors), which shall cease to be Excluded Concept Subsidiaries, such that the portion of Consolidated EBITDA attributable to the remaining wholly owned domestic Excluded Concept Subsidiaries (after giving effect to such designated domestic wholly owned Subsidiaries ceasing to be Excluded Concept Subsidiaries) no longer exceeds 10% of the Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such Test Period, (ii) any co-issuer of the Senior Notes, (iii) any wholly owned domestic Restricted Subsidiary that is a tenant or lessee under a Master Lease, (iv) any wholly owned domestic Restricted Subsidiary that owns, or otherwise licenses or has the right to use, trademarks and other intellectual property material to the operation of the Borrower and its Restricted Subsidiaries (excluding any Excluded Concept Subsidiaries) and (v) OS Restaurant Services (or any successor to the business conducted by it on the Closing Date).

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Subsidiary, (b) each Subsidiary listed on Schedule 1.01G, (c) any Subsidiary that is prohibited by applicable Law from guaranteeing the Obligations, (d) any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary, (e) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition financed with secured Indebtedness incurred pursuant to Section 7.03(g)(ii) and each Restricted Subsidiary thereof that guarantees such Indebtedness; provided that each such Restricted Subsidiary shall cease to be an Excluded Subsidiary under this clause (e) if such secured Indebtedness is repaid or becomes unsecured or if such Restricted Subsidiary ceases to guarantee such secured Indebtedness, as applicable, (f) any Immaterial Subsidiary, (g) any Employment Participation Subsidiary, (h) any Excluded Concept Subsidiary, and (i) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse tax consequences) of providing a Guarantee shall be excessive in view of the practical benefits to be obtained by the Lenders therefrom.

“Existing Credit Agreements” means, collectively, (a) the Credit Agreement, dated as of April 27, 2004, between Outback Steakhouse, Inc. and Wachovia Bank, National Association (as amended, restated, modified and/or supplemented from time to time), (b) the Amended and Restated Credit Agreement, dated as of March 10, 2006, among Outback Steakhouse, Inc., Wachovia Bank, National Association, as Agent, Wachovia Capital Markets, LLC, as Sole Arranger, SunTrust Bank, as Syndication Agent, Bank of America, N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents, and the lenders party thereto (as amended, restated, modified and/or supplemented from time to time), and (c) the Credit Agreement, dated as of October 12, 2006, between OSI Restaurant Partners, Inc. and Wachovia Bank, National Association (as amended, restated, modified and/or supplemented from time to time).

“Existing Letters of Credit” means the letters of credit outstanding on the Closing Date and set forth on Schedule 1.01E.

“Facility” or “Facilities” means the Term Loans, the Working Capital RC Facility, the Pre-Funded RC Facility, the Swing Line Sublimit or the Letter of Credit Sublimit, as the context may require.

“Fair Market Value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Borrower in good faith.

“Federal Funds Rate” means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

“Foreign Lender” has the meaning specified in Section 10.15(a)(i).

“Foreign Subsidiary” means any direct or indirect Restricted Subsidiary of the Borrower which (a) is not a Domestic Subsidiary or (b) is set forth on Schedule 1.01H.

“Founders” means (i) Christopher T. Sullivan, Robert D. Basham and J. Timothy Gannon; (ii) the spouses, ancestors, siblings, descendants (including children or grandchildren by adoption) and the descendants of any of the siblings of the Persons referred to in preceding clause (i); (iii) in the event of the incompetence or death of any of the Persons described in preceding clauses (i) or (ii), such Person’s estate, executor, administrator, committee or other personal representative, in each case who at any particular date shall be the beneficial owner or have the right to acquire, directly or indirectly, capital stock of the Borrower or Holdings (or any other direct or indirect parent of the Borrower); (iv) any trust created for the sole benefit of the Persons described in any of preceding clauses (i) through (iii) or any trust for the benefit of any such trust; or (v) any Person Controlled by any of the Persons described in any of preceding clauses (i) through (iv).

“Founders Stock Purchase Transaction” means (a) the purchase for cash for a purchase price of $40.0 per share of certain Equity Interests of the Borrower (immediately prior to giving effect to the Merger) held by the Founders by one or more of the Sponsors immediately prior to the consummation of the Merger and (b) either the contribution to Holdings (and further contribution to the Borrower) of the acquired Equity Interest or the cancellation thereof.

“FRB” means the Board of Governors of the Federal Reserve System of the United States or any successor thereto.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“Funded Debt” means all Indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning specified in Section 10.07(h).

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such

Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantee Supplement” has the meaning provided in the Guaranty.

“Guarantors” means Holdings, the Borrower and each Subsidiary Guarantor.

“Guaranty” means, collectively, the Holdings Guaranty, the Borrower Guaranty and the Subsidiary Guaranty.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that is a Lender or an Affiliate of a Lender at the time it enters into a Secured Hedge Agreement, in its capacity as a party thereto, and such Person’s successors and assigns.

“Holdings” shall have the meaning set forth in the first paragraph of this Agreement.

“Holdings Guaranty” means the Holdings Guaranty made by Holdings in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit F.

“Holdings Restricted Payments Election” has the meaning specified in Section 7.06(c).

“Holdings Specified Expenses” means any charge, tax or expense incurred or accrued by Holdings (or any parent company thereof) during any period to the extent that the Borrower has made any Restricted Payment to Holdings (or any parent company thereof) in respect thereof pursuant to Sections 7.06(c) and (h)(i), (h)(ii), (h)(iii), (h)(v) (to the extent such Investment would have reduced Consolidated Net Income had it been made by the Borrower) and (h)(vi).

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Immaterial Subsidiary” means any Restricted Subsidiary designated in writing by the Borrower to the Administrative Agent as an Immaterial Subsidiary that is not already a Guarantor and that does not, as of the last day of the most recently completed fiscal quarter of the Borrower, have assets with a value in excess of 1.0% of the consolidated total assets of the Borrower and the Restricted Subsidiaries and did not, as of the four-quarter period ending on the last day of such fiscal quarter, have revenues exceeding 1.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries; provided that if (a) such Restricted Subsidiary shall have been designated in writing by the Borrower to the Administrative Agent as an Immaterial Subsidiary, and (b) if (i) the aggregate assets then owned by all Restricted Subsidiaries of the Borrower that would otherwise constitute Immaterial Subsidiaries shall have a value in excess of 5.0% of the consolidated total assets of the Borrower and the Restricted Subsidiaries as of the last day of such fiscal quarter or (ii) the combined revenues of all Restricted Subsidiaries of the Borrower that would otherwise constitute Immaterial Subsidiaries shall exceed 5.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such four-quarter period, the Borrower shall redesignate one or more of such Restricted Subsidiaries to not be Immaterial Subsidiaries within ten (10) Business Days after delivery of the Compliance Certificate for such fiscal quarter such that only those such Restricted Subsidiaries as shall then have aggregate assets of less than 5.0% of the consolidated total assets of the Borrower and the Restricted Subsidiaries and combined revenues of less than 5.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries shall constitute Immaterial Subsidiaries. Notwithstanding the foregoing, in no event shall (A) any “co-issuer” of the Senior Notes, (B) any Restricted Subsidiary that is a tenant or lessee under a Master Lease, (C) any wholly owned domestic Restricted Subsidiary that owns, or otherwise licenses or has the right to use, trademarks and other intellectual property material to the operation of the Borrower and its Restricted Subsidiaries (excluding any Excluded Concept Subsidiaries), (D) any general partner of an Employment Participation Subsidiary or (E) OS Restaurant Services (or any successor to the business conducted by it on the Closing Date) in any such case be designated as an Immaterial Subsidiary.

“Income Taxes” means, with respect to any Person, the foreign, federal, state and local taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes (such as the Pennsylvania capital tax and Texas margin tax) and withholding taxes of such Person.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable and deferred gift card revenue in the ordinary course of business and (ii) any earn-out obligation or purchase price adjustment until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness;

(g) all obligations of such Person in respect of Disqualified Equity Interests; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) above shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the Fair Market Value of the property encumbered thereby. Notwithstanding anything to the contrary contained in this definition, for the avoidance of doubt, any indebtedness or other obligations of the Specified Lease Entities in respect of the Specified Lease Transactions and the CMBS Facilities shall not be treated as Indebtedness of Holdings, the Borrower or any Restricted Subsidiary for any purpose under this Agreement so long as neither Holdings, the Borrower nor any Restricted Subsidiary expressly guarantees the obligations under the CMBS Facilities (other than as, and to the extent, set forth in the documents with respect thereto as of the Closing Date) nor becomes a borrower or issuer thereunder.

“Indemnified Liabilities” has the meaning set forth in Section 10.05.

“Indemnitees” has the meaning set forth in Section 10.05.

“Information” has the meaning specified in Section 10.08.

“Intercompany Note” means the Intercompany Note, substantially in the form of Exhibit K.

“Interest Coverage Ratio” means, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis, as of the end of any fiscal quarter of the Borrower for the Test Period ending on such date, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense for such Test Period.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means:

(i) as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, or to the extent agreed to by each Lender of such Eurocurrency Rate Loan, nine or twelve months or less than one month thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made; and

(ii) as to any investment of the Pre-Funded RC Deposits, the interest period applicable thereto selected pursuant to, and otherwise subject to the provisions of, Section 2.05(e).

“Intermediate Holding Company” shall have the meaning provided in the definition of “Qualifying IPO”.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person (including by way of merger or consolidation), (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. Subject to Section 6.14 (in the case of deemed Investments in Unrestricted Subsidiaries), for purposes of covenant compliance, the amount of any Investment shall be the amount actually invested (in the case of any non-cash asset invested, taking the Fair Market Value thereof at the time the investment is made), without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Collateral” means all “Intellectual Property Collateral” referred to in the Collateral Documents and all of the other IP Rights that are or are required by the terms hereof or of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

“IP Rights” has the meaning set forth in Section 5.15.

“IRS” means the United States Internal Revenue Service.

“Junior Financing” has the meaning specified in Section 7.13.

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Working Capital RC Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Working Capital RC Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means DBNY, Wachovia (in respect of the Existing Letters of Credit) and any other Lender (which also may include Wachovia) or Affiliate of a Lender that becomes an L/C Issuer in accordance with Section 2.03(k) or 10.07(j), in each case, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes an L/C Issuer and the Swing Line Lender, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender”.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any Existing Letter of Credit or any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant L/C Issuer.

“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the scheduled Maturity Date then in effect for the Working Capital RC Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $75,000,000 and (b) the aggregate amount of the Working Capital RC Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Working Capital RC Facility.

“LIBOR Rate” means, for any Interest Period with respect to the investment of the Pre-Funded RC Deposits, the rate for deposits in Dollars for a period equal to such Interest Period which appears on Telerate Page 3750 (or any successor page) as of 11:00 a.m. (London time) on the day that is two (2) Business Days preceding the beginning of such Interest Period. If such rate does not appear on Telerate Page 3750 (or any successor page), the rate for that Interest Period will be the rate determined in good faith by the Administrative Agent on the basis of the rates at which deposits in Dollars are offered by four major banks in the London interbank market at approximately 11:00 a.m. (London time), on the day that is two (2) Business Days preceding the beginning of the new Interest Period to prime banks in the London interbank market for a period of one month commencing on the beginning of the new Interest Period and in the then outstanding amount of the Credit-Linked Deposits. The Administrative Agent will request the principal London office of each of such four major banks in the London interbank market to provide a quotation of its rate. If at least two such quotations are provided, the rate for that new Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Administrative Agent, at approximately 11:00 a.m. (New York City time), on the beginning of the new Interest Period for loans in Dollars to leading European banks for such Interest Period commencing on the beginning of the new Interest Period and in the amount of the Pre-Funded RC Deposits.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to the Borrower under Article 2 in the form of a Term Loan, a Working Capital RC Loan, a Swing Line Loan or a Pre-Funded RC Loan.

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) each Guaranty, (iv) the Collateral Documents, (v) the Intercompany Note and (vi) each Letter of Credit Application.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Management Stockholders” means the members of management of the Borrower or its Subsidiaries (excluding the Founders) who are investors in Holdings or any direct or indirect parent thereof.

“Master Agreement” has the meaning specified in the definition of “Swap Contract”.

“Master Lease” means each of the Master Leases entered into (or to be entered into) by any Loan Party with a Specified Lease Entity, including without limitation, with Private Restaurant Properties, LLC on the Closing Date, and any and all modifications thereto, substitutions therefore and replacements thereof.

“Material Adverse Change” means any facts, circumstances, events or changes that are materially adverse to the business, financial condition or long-term profitability of the Borrower and its Subsidiaries, taken as a whole, but shall not include facts, circumstances, events or changes (a) generally affecting the casual dining or restaurant industries in the United States or the economy or the financial or securities markets in the United States or elsewhere in the world, including regulatory and political conditions or developments (including any outbreak or escalation of hostilities or acts of war or terrorism) or changes in interest rates or (b) to the extent resulting from (i) the announcement or the existence of, or compliance with, the Merger Agreement or the announcement of the Merger or any of the other transaction contemplated by the Merger Agreement (provided that compliance by the Borrower with the requirement to operate in the ordinary course of business as required by Section 5.1(a) of the Merger Agreement shall not be excluded), (ii) any litigation arising from allegations of a breach of fiduciary duty or other violation of applicable Law relating to the Merger Agreement or the transactions contemplated by the Merger Agreement, (iii) changes in applicable Laws, GAAP or accounting standards, (iv) changes in the market price or trading volume of any issued and outstanding shares of common stock of the Borrower, (v) changes in any analyst’s recommendations, any financial strength rating or any other recommendations or ratings as to the Borrower or its Subsidiaries (including, in and of itself, any failure to meet analyst projections) or (vi) the failure of the Borrower to meet any expected or projected financial or operating performance target publicly announced prior to the date of the Merger Agreement, as well as any change by the Borrower in any expected or projected financial or operating performance target as compared with any target publicly announced prior to the date of the Merger Agreement, provided, however, that any change, effect, development, event or occurrence described in the foregoing clause (a) above shall not constitute or give rise to a Material Adverse Change only if and to the extent that such change, effect, development, event or occurrence does not have a disproportionate effect on the Borrower and its Subsidiaries as compared to other Persons in the casual dining or restaurant industries and provided further that the facts, circumstances or events underlying the change or failure in each of clauses (b)(iv), (b)(v) or (b)(vi) of this paragraph shall not be excluded to the extent such facts, circumstances or events would otherwise constitute a Material Adverse Change.

“Material Adverse Effect” means (a) a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of the Borrower and its Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Borrower or the Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which the Borrower or any of the Loan Parties is a party or (c) a material adverse effect on the rights and remedies of the Lenders under any Loan Document.

“Material Real Property” means any real property owned by any Loan Party with a Fair Market Value of $2,500,000 or more.

“Maturity Date” means (a) with respect to the Working Capital RC Facility and Swing Line Loans, June 14, 2013, (b) with respect to the Term Loans, June 14, 2014 and (c) with respect to the Pre-Funded RC Facility, June 14, 2013.

“Maximum Rate” has the meaning specified in Section 10.10.

“Merger” has the meaning set forth in the preliminary statements to this Agreement.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of November 5, 2006, among Kangaroo Holdings, Inc., Acquisition Sub and the Borrower, as amended by that certain Amendment, dated as of May 21, 2007, among Kangaroo Holdings, Inc., Acquisition Sub and the Borrower, and as further amended, supplemented or modified from time to time in accordance with the terms of this Agreement.

“Merger Consideration” means the total funds required to consummate the Merger.

“Minimum Free Cash Flow” means, for any period, an amount equal to the excess of: (a) the sum, without duplication, of:

(i) Consolidated EBITDA for such period,

(ii) the aggregate amount of all Net Cash Proceeds actually received by the Borrower after the Closing Date and during such period (through a capital contribution of such Net Cash Proceeds by Holdings to the Borrower) from a Permitted Equity Issuance by Holdings or the Borrower (other than any such Net Cash Proceeds from a Permitted Equity Issuance pursuant to Section 8.05 unless such amounts are to cure an Event of Default under Section 7.11(b)), and

(iii) decreases in Consolidated Working Capital for such period (other than any such decreases arising from acquisitions and non-ordinary course Dispositions by the Borrower and the Restricted Subsidiaries completed during such period), over

(b) the sum, without duplication of:

(i) Consolidated Interest Expense for such period,

(ii) without duplication of amounts deducted pursuant to clause (iii) below in prior fiscal years, the amount of Capital Expenditures made in cash or accrued during such period pursuant to Section 7.16 (other than clause (a)(ii) thereof), except to the extent that such Capital Expenditures were financed with the proceeds of Indebtedness (other than Working Capital RC Loans and loans under any other revolving credit line or similar facility (other than the Pre-Funded RC Facility)) of the Borrower or the Restricted Subsidiaries,

(iii) increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions and non-ordinary course Dispositions by the Borrower and the Restricted Subsidiaries during such period), and

(iv) the amount of cash taxes paid in such period.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Moody’s Applicable Corporate Rating” means the corporate family rating assigned to the Borrower by Moody’s.

“Mortgage” means, collectively, the deeds of trust, trust deeds, hypothecs and mortgages made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties substantially in form and substance reasonably satisfactory to the Collateral Agent (taking account of relevant local Law matters), and any other mortgages executed and delivered pursuant to Section 6.11.

“Mortgage Policies” has the meaning specified in Section 6.13(b)(iii).

“Mortgaged Properties” has the meaning specified in paragraph (g) of the definition of “Collateral and Guarantee Requirement”.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means:

(a) with respect to the Disposition of any asset by Holdings, the Borrower or any Restricted Subsidiary or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of Holdings, the Borrower or any Restricted Subsidiary) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event (other than in the case of a Foreign Subsidiary) and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under, or that is secured by, the Loan Documents), (B) the out-of-pocket expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by Holdings, the Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event, (C) taxes paid or reasonably estimated to be actually payable in connection therewith, and (D) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by Holdings, the Borrower or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and it being understood that “Net Cash Proceeds” shall include any cash or Cash Equivalents (i) received upon the Disposition of any non-cash consideration received by Holdings, the Borrower or any Restricted Subsidiary in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in preceding clause (D) or, if such liabilities have not been satisfied in cash and such reserve is not reversed within three hundred and sixty-five (365) days after such Disposition or Casualty Event, the amount of such reserve; provided that (x) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such net cash proceeds shall exceed $2,500,000 and (y) no such net cash proceeds shall constitute Net Cash Proceeds under this clause (a) in any fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year shall exceed $10,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a)); and

(b) with respect to the incurrence or issuance of any Indebtedness by Holdings, the Borrower or any Restricted Subsidiary, the excess, if any, of (i) the sum of the cash received in connection with such incurrence or issuance over (ii) the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses and other customary expenses, incurred by Holdings, the Borrower or such Restricted Subsidiary in connection with such incurrence or issuance.

“Non-Cash Charges” has the meaning set forth in the definition of the term “Consolidated EBITDA”.

“Non-Consenting Lenders” has the meaning specified in Section 3.07(d).

“Nonrenewal Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Note” means a Term Note, a Working Capital RC Note, a Swing Line Note or a Pre-Funded RC Note, as the context may require.

“Notice of Intent to Cure” has the meaning specified in Section 6.02(b).

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all (x) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party and its Subsidiaries arising under any Loan Document (including each Guaranty) or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, (y) obligations of any Loan Party and its Subsidiaries arising under any Secured Hedge Agreement and (z) Cash Management Obligations, in each of clauses (x), (y) and (z) including interest and fees that accrue after the commencement by or against any Loan Party or Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of their Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, premium, interest, Letter of Credit commissions, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party or its Subsidiaries under any Loan Document and (b) the obligation of any Loan Party or any of its Subsidiaries to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party or such Subsidiary.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“OS Restaurant Services” means OS Restaurant Services, Inc., a wholly-owned domestic Restricted Subsidiary of the Borrower.

“Other Parent Subsidiaries” means Subsidiaries of the direct parent company of the Borrower other than the Borrower and its Restricted Subsidiaries.

“Other Taxes” has the meaning specified in Section 3.01(b).

“Outstanding Amount” means (a) with respect to the Term Loans, Working Capital RC Loans, Pre-Funded RC Loans and Swing Line Loans on any date, the outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Working Capital RC Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Working Capital RC Borrowing), Pre-Funded RC Loans and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the outstanding amount thereof on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Working Capital RC Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Participant” has the meaning specified in Section 10.07(e).

“PBGC” means the Pension Benefit Guaranty Corporation.

“PCAOB” has the meaning specified in Section 6.01(a).

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.

“Permits” means any and all franchises, licenses, permits, approvals, notifications, certifications, registrations, authorizations, exemptions, qualifications, and other rights, privileges and approvals required for the operation of the Borrower’s or its applicable Subsidiary’s business under its organizational documents or under any loan treaty, rule or regulation or determination of an arbitrator or a court other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Permitted Acquisition” has the meaning specified in Section 7.02(i).

“Permitted Equity Issuance” means any sale or issuance of any Qualified Equity Interests of Holdings or a capital contribution to Holdings in respect of its Equity Interests (and, after a Qualifying IPO, of the Borrower or any Intermediate Holding Company) to the extent permitted hereunder.

“Permitted Holders” means each of (i) the Bain Entities, (ii) the Catterton Entities, (iii) the Founders and (iv) the Management Stockholders; provided that if the Management Stockholders own beneficially or of record more than ten percent (10%) of the outstanding voting stock of Holdings in the aggregate, they shall be treated as Permitted Holders of only ten percent (10%) of the outstanding voting stock of Holdings at such time; and provided further that if the Founders own beneficially or of record more than fifteen percent (15%) of the outstanding voting stock of Holdings in the aggregate, they shall be treated as Permitted Holders of only fifteen percent (15%) of the outstanding voting stock of Holdings at such time.

“Permitted Holdings Debt” has the meaning specified in Section 7.03(r).

“Permitted Liens” means any Lien permitted to be outstanding pursuant to Section 7.01.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, extension or replacement of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, extended or replaced except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, extension or replacement and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), such modification, refinancing, refunding, renewal, extension or replacement has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, extended or replaced, (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), at the time thereof, no Event of Default shall have occurred and be continuing, and (d) if such Indebtedness being modified, refinanced, refunded, renewed, extended or replaced is Indebtedness permitted pursuant to Section 7.03(b), 7.03(t), 7.03(u) or 7.13(a), (i) to the extent such Indebtedness being modified, refinanced, refunded, renewed, extended or replaced is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, extension or replacement is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, extended or replaced, (ii) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate and redemption premium) of any such modified, refinanced, refunded, renewed, extended or replaced Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed, extended or replaced; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (iii) such modification, refinancing, refunding, renewal, extension or replacement is incurred by the Person who is the obligor of the Indebtedness being modified, refinanced, refunded, renewed, extended or replaced.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA, any ERISA Affiliate.

“Pledged Debt” has the meaning specified in the Security Agreement.

“Pledged Equity” has the meaning specified in the Security Agreement.

“Post-Acquisition Period” means, with respect to any Permitted Acquisition or conversion of an Unrestricted Subsidiary to a Converted Restricted Subsidiary, the period beginning on the date such Permitted Acquisition or conversion of an Unrestricted Subsidiary to a Converted Restricted Subsidiary is consummated and ending on the last day of the sixth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition or conversion of an Unrestricted Subsidiary to a Converted Restricted Subsidiary is consummated.

“Pre-Funded RC Borrowing” means a borrowing consisting of simultaneous Pre-Funded RC Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Pre-Funded RC Lenders pursuant to Section 2.01(c).

“Pre-Funded RC Commitment” means, as to each Pre-Funded RC Lender, its obligation to make a Pre-Funded RC Loan to the Borrower pursuant to Section 2.01(c) in an aggregate principal amount not to exceed the amount set forth opposite such Pre-Funded RC Lender’s name on Schedule 2.01 under the caption “Pre-Funded RC Commitment” or in the Assignment and Assumption pursuant to which such Pre-Funded RC Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Pre-Funded RC Commitments of all Pre-Funded RC Lenders on the Closing Date is $100,000,000.

“Pre-Funded RC Deposit” means, as to each Pre-Funded RC Lender, the cash deposit made by such Pre-Funded RC Lender pursuant to Section 2.05(a), as such deposit may be (x) reduced from time to time pursuant to the terms of this Agreement and (y) reduced or increased from time to time pursuant to assignments to or by such Pre-Funded RC Lender pursuant to Section 3.07 or 10.07. The initial amount of each Pre-Funded RC Lender’s Pre-Funded RC Deposit shall be equal to the amount of its Pre-Funded RC Commitment on the Closing Date or on the date that such Person becomes a Pre-Funded RC Lender pursuant to Section 3.07 or 10.07.

“Pre-Funded RC Deposit Account” means the account of, and established by, the Pre-Funded RC Deposit Bank under its sole and exclusive control and maintained at the office of the Pre-Funded RC Deposit Bank, and designated as the “Outback Pre-Funded RC Deposit Account” that shall be used solely for the purposes set forth in Section 2.05.

“Pre-Funded RC Deposit Bank” means DBNY.

“Pre-Funded RC Deposit Cost Amount” means an amount (expressed in basis points) reasonably determined by the Administrative Agent from time to time in consultation with the Borrower to represent the cost of investing the Pre-Funded RC Deposits by the Pre-Funded RC Deposit Bank (or an affiliate thereof) until the then next occurring Scheduled Investment Termination Date.

“Pre-Funded RC Exposure” means, at any time, the aggregate principal amount of all Pre-Funded RC Loans outstanding at such time.

“Pre-Funded RC Facility” means, at any time, the aggregate amount of the Pre-Funded RC Lenders’ Pre-Funded RC Commitments at such time.

“Pre-Funded RC Interest Payment Date” means the last day of each Interest Period applicable to Pre-Funded RC Deposits and the Maturity Date of the Pre-Funded RC Facility.

“Pre-Funded RC Lender” means each Lender having a Pre-Funded RC Commitment or which has any outstanding Pre-Funded RC Loans at such time.

“Pre-Funded RC Loan” has the meaning specified in Section 2.01(c).

“Pre-Funded RC Note” means a promissory note of the Borrower payable to a Pre-Funded RC Lender or its registered assigns in substantially the form of Exhibit C-4 hereto evidencing the aggregate Indebtedness of the Borrower to such Pre-Funded RC Lender resulting from the Pre-Funded RC Loans made by such Pre-Funded RC Lender.

“Principal L/C Issuer” means DBNY and any L/C Issuer that has issued Letters of Credit having an aggregate Outstanding Amount in excess of $500,000.

“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or a Converted Restricted Subsidiary or

the Consolidated EBITDA of the Borrower, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrower in good faith as a result of (a) actions taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity or Business or such Converted Restricted Subsidiary with the operations of the Borrower and the Restricted Subsidiaries; provided that, so long as such actions are taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, the cost savings related to such actions or such additional costs, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that such cost savings will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided, further, that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period.

“Pro Forma Balance Sheet” has the meaning set forth in Section 5.05(a)(ii).

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in or assets of any Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition, conversion of an Unrestricted Subsidiary to a Converted Restricted Subsidiary or Investment described in the definition of “Specified Transaction”, shall be included, (b) any retirement or repayment of Indebtedness, and (c) any Indebtedness incurred or assumed by the Borrower or any of the Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (A) above, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including cost savings, synergies and operating expense reductions) that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower and the Restricted Subsidiaries and (z) reasonably identifiable and factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment, provided, further, that no pro forma adjustments shall apply to the consummation of the Transaction except as expressly contemplated in the definitions of “Consolidated EBITDA”, “Consolidated Interest Expense” and “Consolidated Lease Expense”.

“Pro Forma Financial Statements” has the meaning set forth in Section 5.05(a)(ii).

“Pro Rata Share” means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments of all Lenders under the applicable Facility or Facilities at such time; provided that if such Commitment has been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Projections” has the meaning set forth in Section 6.01(c).

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualifying IPO” means the issuance by Holdings, any direct or indirect parent of Holdings, any Subsidiary (an “Intermediate Holding Company”) of Holdings that, directly or indirectly, owns 100% of the issued and outstanding Equity Interests of the Borrower or the Borrower of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“Refinanced Pre-Funded RC Loans” has the meaning specified in Section 10.01.

“Refinanced Term Loans” has the meaning specified in Section 10.01.

“Register” has the meaning set forth in Section 10.07(d).

“Regulation D” shall mean Regulation D of the FRB as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation S-X” means Regulation S-X of the Securities Act as from time to time in effect and any successor to all or a portion thereof.

“Rejected Amounts” has the meaning set forth in Section 2.06(b)(ix).

“Rejection Notice” has the meaning set forth in Section 2.06(b)(ix).

“Rent Adjusted Leverage Ratio” means, with respect to any Test Period, the ratio of (a) the sum of (i) Consolidated Total Debt as of the last day of such Test Period plus (ii) the product of (x) Consolidated Lease Expense for such Test Period multiplied by (y) 8 to (b) the sum of (i) Consolidated EBITDA for such Test Period plus (ii) Consolidated Lease Expense for such Test Period.

“Replacement Pre-Funded RC Loans” has the meaning specified in Section 10.01.

“Replacement Term Loans” has the meaning specified in Section 10.01.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans, Working Capital RC Loans or Pre-Funded RC Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Request for Release of Capital Expenditure Funds” means a written request by the Borrower for the Administrative Agent to release funds on deposit in the Capital Expenditures Account, which shall be substantially in the form of Exhibit J.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments, (c) aggregate unused Working Capital RC Commitments and (d) aggregate unused Pre-Funded RC Commitments, provided that the unused Term Commitment, unused Working Capital RC Commitment and unused Pre-Funded RC Commitments of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restaurant LP” means a Domestic Subsidiary which is organized as a limited partnership (or similar entity) (a) in which either the Borrower or a wholly-owned Restricted Subsidiary is the sole general partner and (b) which operates a restaurant that it owns or leases. As of the Closing Date and except as set forth on Schedule 1.01I, all of the Restaurant LP’s are wholly-owned Restricted Subsidiaries, and, in the case of the ones that are Domestic Subsidiaries, are Guarantors.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of Holdings, the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to Holdings, or the Borrower’s stockholders, partners or members (or the equivalent Persons thereof).

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Returns” means, with respect to any Investment, any repayments, interest, returns, profits, distributions, proceeds, fees and similar amounts actually received in cash or Cash Equivalents (or converted into cash or Cash Equivalents) by the Borrower or any of its Restricted Subsidiaries.

“Rollover Amount” has the meaning set forth in Section 7.16(b).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Same Day Funds” means, with respect to disbursements and payments, immediately available funds in Dollars.

“Scheduled Investment Termination Date” means, when referring to the Pre-Funded RC Deposits on deposit in the Pre-Funded RC Deposit Account, the respective maturity date for the investment that the Pre-Funded RC Deposits have been so invested in. The respective maturity date for such investments shall be the date agreed to by the Borrower and the Administrative Agent from time to time, provided that if no such agreement shall be reached, the Scheduled Investment Termination Date shall be the last day of the then current Interest Period applicable to the Pre-Funded RC Deposits.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between any Loan Party or any Restricted Subsidiary and any Hedge Bank.

“Secured Obligations” has the meaning specified in the Security Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Hedge Banks, the Cash Management Banks, the Pre-Funded RC Deposit Bank, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.01(c) or 9.01(d).

“Securities Act” means the Securities Act of 1933.

“Security Agreement” means, collectively, the Security Agreement executed by the Loan Parties, substantially in the form of Exhibit G, together with each other security agreement supplement executed and delivered pursuant to Section 6.11.

“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Senior Notes” means $550,000,000 in aggregate principal amount of the Borrower’s 10% senior unsecured notes due June 14, 2015 and any registered senior unsecured notes having substantially identical terms and issued pursuant to the Senior Notes Indenture in exchange for the initial, unregistered senior unsecured notes.

“Senior Notes Documentation” means the Senior Notes, and all documents executed and delivered in connection with the Senior Notes, including the Senior Notes Indenture.

“Senior Notes Indenture” means the Indenture for the Senior Notes, dated as of June 14, 2007.

“Senior Subordinated Notes Precedent” has the meaning specified in Section 7.03(h).

“Sold Entity or Business” has the meaning set forth in the definition of the term “Consolidated EBITDA”.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning specified in Section 10.07(h).

“Specified Lease Entities” means (i) one or more non-Subsidiary Affiliates of the Borrower, which is a wholly-owned Subsidiary of the direct parent company of the Borrower, to which the Borrower and/or its Restricted Subsidiaries has sold, transferred or assigned (or will sell, transfer and assign) in the Specified Lease Transactions certain real property interests and related improvements, and (ii) their direct and indirect parent companies (provided, that any direct or indirect parent entity of the Borrower shall not be a Specified Lease Entity).

“Specified Lease Transactions” means the sale, transfer or assignment to one or more Specified Lease Entities of real property interests, including improvements thereon, operated by the Borrower or its Restricted Subsidiaries as restaurants, substantially all of the net proceeds of which shall be applied (except as otherwise required pursuant to the CMBS

Facilities) substantially concurrently to finance the Transaction or to refinance any interim or other financing used to finance the Transaction, to the extent that the Borrower or a Restricted Subsidiary has leased such real property interests, including improvements thereon, or otherwise arranged for the rights to use and operate such properties, in each case pursuant to the Master Leases.

“Specified Proceeds” means contributions made to the common equity of the Borrower in cash by Holdings (other than contributions made with the cash proceeds from financing activities of Holdings or from other equity contributions to Holdings or from dividends or other distributions or payments received by Holdings from Other Parent Subsidiaries that are unrelated to the businesses conducted by the Other Parent Subsidiaries on the Closing Date after giving effect to the Transaction); provided that the first $11,500,000 of such contributions shall be excluded.

“Specified Transaction” means, with respect to any period, any Investment, Disposition of all or substantially all of the Equity Interests in or assets of any Restricted Subsidiary or any division, product line or facility (including, without limitation, any individual restaurant facility) used for the operations of the Borrower or any of the Restricted Subsidiaries, incurrence or repayment of Indebtedness, Restricted Payment or Subsidiary designation that by the terms of this Agreement requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis”.

“Sponsor Management Agreement” means the Management Agreement and the Financial Advisory Agreement, in each case between certain of the management companies associated with the Sponsors, the Founders (as applicable), Holdings, certain direct and indirect parents of Holdings and the Borrower.

“Sponsors” means the Bain Entities and the Catterton Entities, and their respective Affiliates, but not including, however, any portfolio companies of any of the foregoing.

“Sub-Lease” means each of the sub-leases entered into (or to be entered into) by any Loan Party with one or more of its Restricted Subsidiaries the terms of which shall mirror the terms of the Master Leases, any related sub-sub-leases, and any and all modifications thereto, substitutions therefor and extensions, renewals and replacements thereof.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower. Notwithstanding the foregoing, no Specified Lease Entity shall, for any purpose of this Agreement or any other Loan Document (other than for the definition of Specified Lease Entities), be considered a Subsidiary of Holdings or the Borrower.

“Subsidiary Guarantor” means, collectively, the Subsidiaries of the Borrower that are Guarantors.

“Subsidiary Guaranty” means, collectively, (a) the Subsidiary Guaranty made by the Subsidiary Guarantors in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit F and (b) each other guaranty and guaranty supplement delivered pursuant to Section 6.11.

“Successor Company” has the meaning specified in Section 7.04(d).

“Supplemental Administrative Agent” has the meaning specified in Section 9.13 and “Supplemental Administrative Agents” shall have the corresponding meaning.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contract has been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contract, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Facility” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Lender” means DBNY, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Note” means a promissory note of the Borrower payable to any Swing Line Lender or its registered assigns, in substantially the form of Exhibit C-3, evidencing the aggregate Indebtedness of the Borrower to such Swing Line Lender resulting from the Swing Line Loans made by such Swing Line Lender.

“Swing Line Obligations” means, as at any date of determination, the aggregate principal amount of all Swing Line Loans outstanding.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $15,000,000 and (b) the aggregate amount of the Working Capital RC Commitments. The Swing Line Sublimit is part of, and not in addition to, the Working Capital RC Commitments.

“Syndication Agent” means Bank of America, N.A., as Syndication Agent under this Agreement.

“Taxes” has the meaning specified in Section 3.01(a).

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01.

“Term Commitment” means, as to each Term Lender, its obligation to make a Term Loan to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Term Commitment” or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Term Commitments is $1,310,000,000.

“Term Lender” means, at any time, any Lender that has a Term Commitment or an outstanding Term Loan at such time.

“Term Loan” means a Loan made pursuant to Section 2.01(a).

“Term Loan Stepdown” has the meaning specified in clause (a) of the definition of “Applicable Rate”.

“Term Note” means a promissory note of the Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit C-1, evidencing the aggregate Indebtedness of the Borrower to such Term Lender resulting from the Term Loans made by such Term Lender.

“Test Period” means, for any determination under this Agreement, the four consecutive fiscal quarters of the Borrower then last ended, provided that for purposes of any calculation of Consolidated Interest Expense and Consolidated Lease Expense for any “Test

Period” ending prior to the first anniversary of the Closing Date, Consolidated Interest Expense and Consolidated Lease Expense shall be calculated in accordance with the last sentence appearing in the respective definitions of “Consolidated Interest Expense” and “Consolidated Lease Expense”.

“Threshold Amount” means $35,000,000.

“Total Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.

“Total Tangible Assets” means, as of any date, the total tangible assets of the Borrower and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Borrower and its Restricted Subsidiaries.

“Total Outstandings” means, at any time, the aggregate Outstanding Amount of all Loans and all L/C Obligations at such time.

“Transaction” means the transactions contemplated by the Merger Agreement, the Equity Contributions, the issuance of the Senior Notes, the borrowings hereunder, the Specified Lease Transactions, the conversion of the Borrower and any of its Subsidiaries from corporations to limited liability companies, intercompany restructurings and reorganizations to effect or facilitate the Transaction (including the Employment Participation Subsidiary Conversion), the consummation of any other transactions in connection with the foregoing, and the payment of the fees and expenses incurred in connection with any of the foregoing, each as in effect on the Closing Date, and the application of proceeds therefrom.

“Transaction Expenses” means any fees or expenses incurred or paid by Holdings, any direct or indirect parent holding company of Holdings, the Borrower or any Restricted Subsidiary in connection with the Transaction, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“True Cash Flow” means, for any period, an amount equal to the excess of: (a) the sum, without duplication, of:

(i) Excess Cash Flow for such period,

(ii) the amount of Capital Expenditures made in cash during such period pursuant to Section 7.16 to the extent financed with proceeds of Pre-Funded RC Loans or the Capital Expenditures Account to the extent that such Capital Expenditures reduced Excess Cash Flow for such period,

(iii) the aggregate amount of all Investments made in cash during such period pursuant to Sections 7.02(c)(iv) (to the extent made by a Loan Party) and (m) (to the extent that the underlying Restricted Payment would have otherwise been included in clause (iv) below), in each case to the extent that such Investments reduced Excess Cash Flow for such period, and

(iv) the aggregate amount of all Restricted Payments made in cash during such period pursuant to Section 7.06 (other than Sections 7.06(d) and (m) or otherwise in respect of taxes or amounts permitted to be paid pursuant to Section 7.08(e)) to the extent that such Restricted Payments reduced Excess Cash Flow for such period (except to the extent that such Restricted Payments otherwise reduced Consolidated Net Income), over

(b) the aggregate amount of all voluntary principal payments of the Term Loans made during such period to the extent financed with internally generated cash flow of the Borrower and the Restricted Subsidiaries generated in such period or made with Working Capital RC Loans, Swing Line Loans or revolving loans under any other revolving credit line or similar facility (other than under the Pre-Funded RC Facility).

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“Unaudited Financial Statements” has the meaning set forth in Section 4.01(g).

“Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i).

“Unrestricted Subsidiary” means any Subsidiary of the Borrower designated by the board of directors of the Borrower as an Unrestricted Subsidiary pursuant to Section 6.14 subsequent to the Closing Date, in each case until such time (if any) as the board of directors of the Borrower designates any such Subsidiary as a Restricted Subsidiary pursuant to Section 6.14.

“U.S. Lender” has the meaning specified in Section 10.15(c).

“Wachovia” means Wachovia Bank, National Association.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Working Capital RC Borrowing” means a borrowing consisting of simultaneous Working Capital RC Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Working Capital RC Lenders pursuant to Section 2.01(b).

“Working Capital RC Commitment” means, as to each Working Capital RC Lender, its obligation to (a) make Working Capital RC Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Working Capital RC Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Working Capital RC Commitments of all Working Capital RC Lenders shall be $150,000,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Working Capital RC Exposure” means, at any time, as to each Working Capital RC Lender, the sum of the outstanding principal amount of such Working Capital RC Lender’s Working Capital RC Loans at such time and its Pro Rata Share of the L/C Obligations and the Swing Line Obligations at such time.

“Working Capital RC Facility” means, at any time, the aggregate amount of the Working Capital RC Lenders’ Working Capital RC Commitments at such time.

“Working Capital RC Lender” means, at any time, any Lender that has a Working Capital RC Commitment at such time or which has outstanding Working Capital RC Loans at such time.

“Working Capital RC Loan” has the meaning specified in Section 2.01(b).

“Working Capital RC Note” means a promissory note of the Borrower payable to any Working Capital RC Lender or its registered assigns, in substantially the form of Exhibit C-2, evidencing the aggregate Indebtedness of the Borrower to such Working Capital RC Lender resulting from the Working Capital RC Loans made by such Working Capital RC Lender.

Section 1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) (i) The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii) The term “including” is by way of example and not limitation.

(iv) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Section 1.03. Accounting Terms. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Total Leverage Ratio, the Rent Adjusted Leverage Ratio and the Interest Coverage Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

Section 1.04. Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05. References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, amendments and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendments and restatements, extensions, supplements and other modifications are permitted by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.06. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.07. Timing of Payment of Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period or in Section 2.05(e)) or performance shall extend to the immediately succeeding Business Day.

Section 1.08. Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II, IX and X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted by the Reuters World Currency Page for the applicable currency at 11:00 a.m. (London time) on such day (or, in the event such rate does not appear on any Reuters World Currency Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two (2) Business Days later). Notwithstanding the foregoing, for purposes of determining compliance with Sections 7.01, 7.02 and 7.03 with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.08 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.

Section 1.09. Change of Currency. Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

Section 1.10. Cumulative Growth Amount Transactions. If more than one action occurs on any given date the permissibility of the taking of which is determined hereunder by reference to the amount of the Cumulative Growth Amount immediately prior to the taking of such action, the permissibility of the taking of such action shall be determined independently and in no event may any two or more such actions be treated as occurring simultaneously.

ARTICLE II

The Commitments and Credit Extensions

Section 2.01. The Loans. (a) The Term Borrowings. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make to the Borrower a single loan denominated in Dollars in a principal amount equal to such Term Lender’s Term

Commitment on the Closing Date. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(b) The Working Capital RC Borrowings. Subject to the terms and conditions set forth herein, each Working Capital RC Lender severally agrees to make loans denominated in Dollars to the Borrower (each such loan, a “Working Capital RC Loan”) from time to time, on any Business Day until the Maturity Date for the Working Capital RC Facility, in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Working Capital RC Commitment; provided that after giving effect to any Working Capital RC Borrowing, the aggregate Outstanding Amount of the Working Capital RC Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Working Capital RC Commitment. Within the limits of each Lender’s Working Capital RC Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.06, and reborrow under this Section 2.01(b). Working Capital RC Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(c) The Pre-Funded RC Borrowings. Subject to the terms and conditions set forth herein, each Pre-Funded RC Lender severally agrees to make loans denominated in Dollars to the Borrower (each such loan, a “Pre-Funded RC Loan”) from time to time, on any Business Day until the Maturity Date for the Pre-Funded RC Facility, in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Pre-Funded RC Commitment; provided that after giving effect to any Pre-Funded RC Borrowing, the aggregate Outstanding Amount of the Pre-Funded RC Loans of any Lender shall not exceed such Lender’s Pre-Funded RC Commitment. Within the limits of each Lender’s Pre-Funded RC Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(c), repay under Section 2.06, and reborrow under this Section 2.01(c). Pre-Funded RC Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

Section 2.02. Borrowings, Conversions and Continuations of Loans. (a) Each Term Borrowing, each Working Capital RC Borrowing, each Pre-Funded RC Borrowing, each conversion of Term Loans, Working Capital RC Loans or Pre-Funded RC Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 12:30 p.m. (i) except for notices delivered prior to the Closing Date, three (3) Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans or any conversion of Base Rate Loans to Eurocurrency Rate Loans, and (ii) one (1) Business Day before the requested date of any Borrowing of Base Rate Loans or conversion of any Eurocurrency Rate Loans to Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base

Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Term Borrowing, a Working Capital RC Borrowing, a Pre-Funded RC Borrowing, a conversion of Term Loans, Working Capital RC Loans or Pre-Funded RC Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans, Working Capital RC Loans or Pre-Funded RC Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans, Working Capital RC Loans or Pre-Funded RC Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m., in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the Borrower as provided above. Each Pre-Funded RC Lender hereby irrevocably authorizes the Administrative Agent to fund each Pre-Funded RC Loan to be made by such Pre-Funded RC Lender hereunder solely by requesting the Pre-Funded RC Deposit Bank (and the Pre-Funded RC Deposit Bank hereby agrees) to withdraw such Pre-Funded RC Lender’s Pro Rata Share of the Pre-Funded RC Deposits on deposit with the Pre-Funded RC Deposit Bank in the Pre-Funded RC Deposit Account and to pay same over to the Administrative Agent.

(c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan unless the Borrower pays the amount due, if any, under Section 3.05(a) in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require that no Loans may be converted to or continued as Eurocurrency Rate Loans.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in DBNY’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Term Borrowings, all Working Capital RC Borrowings, all Pre-Funded RC Borrowings, all conversions of Term Loans, Working Capital RC Loans or Pre-Funded RC Loans from one Type to the other, and all continuations of Term Loans, Working Capital RC Loans or Pre-Funded RC Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect (or such greater number as may be acceptable to the Administrative Agent).

(f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

Section 2.03. Letters of Credit. (a) The Letter of Credit Commitment. (i) On and after the Closing Date, the Existing Letters of Credit will constitute Letters of Credit under this Agreement and for purposes hereof will be deemed to have been issued on the Closing Date. Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Working Capital RC Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars on a sight basis for the account of the Borrower (provided that any Letter of Credit may be for the benefit of any Subsidiary of the Borrower) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of Credit and (B) the Working Capital RC Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Working Capital RC Exposure of any Lender would exceed such Lender’s Working Capital RC Commitment or (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) An L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which such L/C Issuer is not otherwise compensated hereunder);

(B) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Working Capital RC Lenders have approved such expiry date;

(D) the issuance of such Letter of Credit would violate any Laws binding upon such L/C Issuer;

(E) such Letter of Credit is in an initial amount less than $50,000 (or such lesser amount as may be acceptable to the respective L/C Issuer); or

(F) any Working Capital RC Lender is a Defaulting Lender at such time, unless such L/C Issuer has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate such L/C Issuer’s risk with respect to the participation in Letters of Credit by such Defaulting Lender, including by cash collateralizing such Defaulting Lender’s Pro Rata Share of the L/C Obligations.

(iii) An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative Agent not later than 12:30 p.m. at least two (2) Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof; (e) the documents to be presented by such beneficiary in case of any drawing thereunder; (f) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (g) such other matters as the relevant L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request.

(ii) Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the relevant L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Working Capital RC Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the relevant L/C Issuer to prevent any such renewal at least once in each twelve month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Borrower shall not be required to make a specific request to the relevant L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that the relevant L/C Issuer shall not permit any such renewal if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Nonrenewal Notice Date from the Administrative Agent, any Working Capital RC Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the Business Day immediately following any payment by an L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing, together with interest on the amount so paid or disbursed by such L/C Issuer, to the extent not reimbursed on the date of such payment of disbursement. If the Borrower does not reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Working Capital RC Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans but subject to the amount of the unutilized portion of the Working Capital RC Commitments of the Appropriate Lenders and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Appropriate Lender (including any Appropriate Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer, in Dollars, at the Administrative Agent’s Office for payments in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Appropriate Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Working Capital RC Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Appropriate Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Appropriate Lender funds its Working Capital RC Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the relevant L/C Issuer.

(v) Each Working Capital RC Lender’s obligation to make Working Capital RC Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Working Capital RC Lender’s obligation to make Working Capital RC Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Working Capital RC Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the relevant L/C Issuer submitted to any Working Capital RC Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations. (i) If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Working Capital RC Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Appropriate Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations any Loan Party in respect of such Letter of Credit; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party;

provided that the foregoing shall not excuse any L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by such L/C Issuer’s gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

(f) Role of L/C Issuers. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any draft, demand, certificate or other document expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a draft, demand, certificate or other document strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral. (i) If any Event of Default occurs and is continuing and the Administrative Agent or the Required Lenders, as applicable, require the Borrower to Cash Collateralize the L/C Obligations pursuant to Section 8.02(c) or (ii) an Event of Default set forth under Section 8.01(f) occurs and is continuing, then the Borrower shall Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such Event of Default), and shall do so not later than 2:00 p.m. on (x) in the case of the immediately preceding clause (i), (1) the Business Day that the Borrower receives notice thereof, if such notice is received on such day prior to 12:00 Noon, or (2) if clause (1) above does not apply, the Business Day immediately following the day that the Borrower receives such notice and (y) in the case of the immediately preceding clause (ii), the Business Day on which an Event of Default set forth under Section 8.01(f) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked accounts at DBNY and may be invested in readily available Cash Equivalents. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at DBNY as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrower. To the extent any Event of Default giving rise to the requirement to Cash Collateralize any Letter of Credit pursuant to this Section 2.03(g) is cured or otherwise waived by the Required Lenders, then so long as no other Event of Default has occurred and is continuing, all Cash Collateral pledged to Cash Collateralize such Letter of Credit shall be refunded to the Borrower.

(h) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Working Capital RC Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement equal to the remainder of (x) the Applicable Rate times the daily maximum amount then available to be drawn under such Letter of Credit (determined without regard to whether any conditions to drawing could then be met) minus (y) the fronting fee paid to the relevant L/C Issuer for each such Letter of Credit for the relevant period pursuant to Section 2.03(i). Such Letter of Credit fees shall be computed on a quarterly basis in arrears. Such Letter of Credit fees shall be due and payable in Dollars on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it equal to 0.125% per annum of the daily maximum amount then available to be drawn under such Letter of Credit (determined without regard to whether any conditions to drawing could then be met). Such fronting fees shall be (x) computed on a quarterly basis in arrears and (y) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and

thereafter on demand. In addition, the Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.

(j) Conflict with Letter of Credit Application. Notwithstanding anything else to the contrary in this Agreement, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(k) Addition of an L/C Issuer. A Working Capital RC Lender may become an additional L/C Issuer hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Working Capital RC Lender. The Administrative Agent shall notify the Working Capital RC Lenders of any such additional L/C Issuer.

Section 2.04. Swing Line Loans. (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day (other than the Closing Date) until the Maturity Date for the Working Capital RC Facility in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Working Capital RC Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Working Capital RC Commitment; provided that (i) after giving effect to any Swing Line Loan, the aggregate Outstanding Amount of the Working Capital RC Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Working Capital RC Commitment then in effect and (ii) notwithstanding the foregoing, the Swing Line Lender shall not be obligated to make any Swing Line Loans at a time when a Working Capital RC Lender is a Defaulting Lender, unless the Swing Line Lender has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate the Swing Line Lender’s risk with respect to the Defaulting Lender’s participation in such Swing Line Loans, including by cash collateralizing such Defaulting Lender’s Pro Rata Share of the outstanding amount of Swing Line Loans; provided further that, the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.06, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Swing Line Loans shall only be denominated in Dollars. Immediately upon the making of a Swing Line Loan, each Working Capital RC Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 or a whole multiple of $100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Working Capital RC Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.

(c) Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Working Capital RC Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Working Capital RC Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Working Capital RC Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Working Capital RC Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Working Capital RC Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Working Capital RC Lenders fund its risk participation in the relevant Swing Line Loan and each Working Capital RC Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Working Capital RC Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Working Capital RC Lender’s obligation to make Working Capital RC Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Working Capital RC Lender’s obligation to make Working Capital RC Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations. (i) At any time after any Working Capital RC Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Working Capital RC Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Working Capital RC Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

Section 2.05. Pre-Funded RC Deposits. (a) On the Closing Date and subject to the satisfaction of the applicable conditions precedent set forth in Article IV, each Pre-Funded RC Lender on such date shall pay to the Pre-Funded RC Deposit Bank such Pre-Funded RC Lender’s Pre-Funded RC Deposit. The Pre-Funded RC Deposits shall be held by the Pre-Funded RC Deposit Bank in (or credited to) the Pre-Funded RC Deposit Account and applied as necessary to fund Pre-Funded RC Borrowings, and no Person other than the Pre-Funded RC Deposit Bank shall have a right of withdrawal from the Pre-Funded RC Deposit Account or any other right or power with respect to the Pre-Funded RC Deposits. Notwithstanding anything herein to the contrary, the funding obligation of each Pre-Funded RC Lender in respect of its participation in Pre-Funded RC Borrowings shall be satisfied in full upon the funding of its Pre-Funded RC Deposit.

(b) Each of the Pre-Funded RC Deposit Bank, the Administrative Agent and each Pre-Funded RC Lender hereby acknowledges and agrees that (i) each Pre-Funded RC Lender is funding its Pre-Funded RC Deposit to the Pre-Funded RC Deposit Bank for application in the manner contemplated by Section 2.01(c), (ii) the Pre-Funded RC Deposit Bank may invest the Pre-Funded RC Deposits in such investments as may be determined from time to time by the Pre-Funded RC Deposit Bank and (iii) the Pre-Funded RC Deposit Bank has agreed to pay to the Administrative Agent, who shall in turn pay to each Pre-Funded RC Lender, a return on its Pre-Funded RC Deposit (except (x) during periods when such Pre-Funded RC Deposits are used to fund Pre-Funded RC Loans or (y) as otherwise provided in Sections 2.05(d) and (f)) for each Pre-Funded RC Lender equal at any time to the LIBOR Rate for the Interest Period in effect for the Pre-Funded RC Deposits at such time less the Pre-Funded RC Deposit Cost Amount at such time. Such interest will be paid to the Pre-Funded RC Lenders by the Administrative Agent (solely from amounts received by it from the Pre-Funded RC Deposit Bank) at the LIBOR Rate for the Interest Period in effect for the Pre-Funded RC Deposits at such time (or at an amount determined in accordance with Section 2.05(d) or (f), as applicable) less, in each case, the Pre-Funded RC Deposit Cost Amount as in effect from time to time in arrears on each Pre-Funded RC Interest Payment Date.

(c) Neither the Borrower nor any other Loan Party shall have any right, title or interest in or to the Pre-Funded RC Deposit Account or the Pre-Funded RC Deposits and no obligations with respect thereto (except to repay Pre-Funded RC Loans and all related Obligations, it being acknowledged and agreed by the parties hereto that the funding of the Pre-Funded RC Deposits by the Pre-Funded RC Lenders to the Pre-Funded RC Deposit Bank for deposit in the Pre-Funded RC Deposit Account and the application of the Pre-Funded RC Deposits in the manner contemplated by Section 2.02(b) constitute agreements among the Pre-Funded RC Deposit Bank, the Administrative Agent and each Pre-Funded RC Lender with respect to its participation in the Pre-Funded RC Loans and do not constitute any loan or extension of credit to the Borrower). Without limiting the generality of the foregoing, each party hereto acknowledges and agrees that no amount on deposit at any time in the Pre-Funded RC Deposit Account shall be the property of any Secured Party (other than the Pre-Funded RC Deposit Bank) or any of any Loan Party or any of its Subsidiaries or Affiliates. In addition, each Pre-Funded RC Lender hereby grants to the Pre-Funded RC Deposit Bank a security interest in, and rights of offset against, its rights and interests in such Pre-Funded RC Lender’s Pre-Funded RC Deposit, and investments thereof and proceeds of any of the foregoing, to secure the obligations of such Pre-Funded RC Lender hereunder. Each Pre-Funded RC Lender agrees that its right, title and interest with respect to the Pre-Funded RC Deposit Account shall be limited to the right to require its Pre-Funded RC Deposit to be used as expressly set forth herein and that it will have no right to require the return of its Pre-Funded RC Deposit other than as expressly provided herein (each Pre-Funded RC Lender hereby acknowledges that its Pre-Funded RC Deposit constitutes payment for its obligations under Sections 2.01(c) and 2.02(b) and that the Administrative Agent (on behalf of the respective Pre-Funded RC Lender) will be advancing Pre-Funded RC Loans to the Borrower in reliance on the availability of such Pre-Funded RC Lender’s Pre-Funded RC Deposit to discharge such Pre-Funded RC Lender’s obligations in respect thereof).

(d) If the Pre-Funded RC Deposit Bank is not offering Dollar deposits (in the applicable amounts) in the applicable eurodollar interbank market, or the Pre-Funded RC Deposit Bank determines that adequate and fair means do not otherwise exist for ascertaining the LIBOR Rate for the Pre-Funded RC Deposits (or any part thereof), then the Pre-Funded RC Deposits (or such parts, as applicable) shall be invested so as to earn a return equal to the greater of the Federal Funds Rate and a rate determined by the Pre-Funded RC Deposit Bank in accordance with banking industry rules on interbank compensation.

(e) The Borrower shall have the right to elect the Interest Period to be applicable to the Pre-Funded RC Deposits from time to time, which Interest Period shall, at the option of the Borrower, be a one, two or three month period, provided that (in each case):

(i) the Pre-Funded RC Deposits shall at all times have the same Interest Period;

(ii) the initial Interest Period for the Pre-Funded RC Deposits shall commence on the Closing Date and each Interest Period occurring thereafter in respect of the Pre-Funded RC Deposits shall commence on the day on which the next preceding Interest Period applicable thereto expires, provided that (x) if any Interest Period for the Pre-Funded RC Deposits begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month, and (y) if any Interest Period for the Pre-Funded Deposits would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, although if any Interest Period for the Pre-Funded Deposits would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and

(iii) until the Borrower notifies the Administrative Agent of a change in the Interest Period as provided below, each Interest Period for the Pre-Funded Deposits shall be a period of one month.

The Borrower shall have the right to elect a new Interest Period to be applicable to the Pre-Funded Deposits so long as the Borrower notifies the Administrative Agent of such election in writing by 12:30 p.m. on the third Business Day prior to the expiration of the Interest Period then in effect for the Pre-Funded Deposits; provided, however, if the Borrower has failed to so notify the Administrative Agent of such Interest Period, the Borrower shall be deemed to have elected an Interest Period of one month effective as of the expiration of such current Interest Period.

(f) If any Pre-Funded RC Loan is repaid on a day other than on the last day of an Interest Period or Scheduled Investment Termination Date applicable to the Pre-Funded RC Deposits, the Administrative Agent shall, upon receipt thereof, pay over such amounts to the Pre-Funded RC Deposit Bank which will invest the amount so reimbursed in overnight or short-term cash equivalent investments until the end of the Interest Period or Scheduled Investment Termination Date at the time in effect and the Borrower shall pay to the Pre-Funded RC Deposit Bank, upon the Pre-Funded RC Deposit Bank’s request therefor, the amount, if any, by which the interest accrued on a like amount of the Pre-Funded RC Deposits at the LIBOR Rate for the Interest Period in effect therefor shall exceed the interest earned through the investment of the amount so reimbursed for the period from the date of such repayment or reimbursement through the end of the applicable Interest Period, as determined by the Pre-Funded RC Deposit Bank (such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto) and set forth in the request for payment delivered to the Borrower. In the event that the Borrower shall fail to pay any amount due under this Section 2.05(f), the interest payable by the Pre-Funded RC Deposit Bank to the Pre-Funded RC Lenders on their Pre-Funded RC Deposits under Section 2.05(b) shall be correspondingly reduced and the Pre-Funded RC Lenders shall without further act succeed, ratably in accordance with their Pro Rata Shares, to the rights of the Pre-Funded RC Deposit Bank with respect to such amount due from the Borrower. All repayments of Pre-Funded RC Loans that have been funded by the Pre-Funded RC Lenders from the Pre-Funded RC Deposits, in each case received by the Administrative Agent prior to the termination of the aggregate Pre-Funded RC Commitment, shall be paid over to the Pre-Funded RC Deposit Bank which will deposit same in the Pre-Funded RC Deposit Account.

(g) (i) If the Administrative Agent and/or the Pre-Funded RC Deposit Bank is enjoined from taking any action referred to in this Section 2.05 and/or in Section 2.01(c) or 2.02(b) (in each case in respect of a Pre-Funded RC Loan), or if the Administrative Agent and/or the Pre-Funded RC Deposit Bank reasonably determines that, by operation of law, it may reasonably be precluded from taking any such action, or if any Loan Party or Pre-Funded RC Lender challenges in any legal proceeding any of the acknowledgments, agreements or characterizations set forth in any of this Section 2.05 and/or in Section 2.01(c) or 2.02(b) (in each case in respect of Pre-Funded RC Loans), then, in any such case (and so long as such event or condition shall be continuing), and notwithstanding anything contained herein to the contrary, the Administrative Agent shall not be required to advance any Pre-Funded RC Loan on behalf of the affected Pre-Funded RC Lender or Pre-Funded RC Lenders.

(ii) In the event any payment of a Pre-Funded RC Loan shall be required to be refunded to the Borrower after the return of the Pre-Funded RC Deposits to the Pre-Funded RC Lenders as permitted hereunder, each Pre-Funded RC Lender agrees to acquire and fund a participation in such refunded amount equal to the lesser of its applicable Pro Rata Share thereof and the amount of its Pre-Funded RC Deposit that shall have been so returned. The obligations of the Pre-Funded RC Lenders under this clause (ii) shall survive the payment in full of the Pre-Funded RC Deposits and the termination of this Agreement.

Notwithstanding anything to the contrary contained in this Agreement, following the repayment by the Borrower of any Pre-Funded RC Loan, in no event shall the Pre-Funded RC Deposit Bank be required to return to any Pre-Funded RC Lender any proceeds of such Pre-Funded RC Lender’s Pre-Funded RC Deposit prior to the 90th day following such repayment unless the respective Pre-Funded RC Lender shall have sufficiently indemnified the Pre-Funded RC Deposit Bank (in the sole discretion of the Pre-Funded RC Deposit Bank) for any losses the Pre-Funded RC Deposit Bank may incur as a result of preference claims brought by any creditor of the Borrower with respect to the proceeds of such repayment.

Section 2.06. Prepayments. (a) Optional. (i) Except as otherwise provided below in this Section 2.06(a), the Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans, Working Capital RC Loans and Pre-Funded RC Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Administrative Agent not later than 12:30 p.m. (A) three (3) Business Days prior to any date of prepayment of Eurocurrency Rate Loans and (B) on the date of prepayment of Base Rate Loans; (2) any prepayment of Eurocurrency Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding; and provided further, however, that, unless all Pre-Funded RC Loans are to be repaid in full and all Pre-Funded RC Commitments are to be terminated at the time of such prepayment, voluntary prepayments of Pre-Funded RC Loans only may be made with cash proceeds actually received by the Borrower after the Closing Date (including through capital contributions received from Holdings) from a Permitted Equity Issuance by Holdings or the Borrower. Each such notice shall specify the date and amount of such prepayment, the Class(es) and Type(s) of Loans to be prepaid and (i) in the case of a prepayment of Term Loans, the manner in which the Borrower elects to have such prepayment applied to the remaining repayments thereof; provided that in the event such notice fails to specify the manner in which the respective prepayment of Term Loans shall be applied to repayments thereof required pursuant to Section 2.08(a), such prepayment of Term Loans shall be applied in direct order of maturity to repayments thereof required pursuant to Section 2.08(a), and (ii) in the case of a partial prepayment of Pre-Funded RC Loans, a certification that such prepayment is being made with new cash equity proceeds as provided above in this Section 2.06(a). The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05(a). Each prepayment of the Loans pursuant to this Section 2.06(a) shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares.

(ii) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of

$100,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(iii) Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.06(a)(i) or 2.06(a)(ii) if such prepayment would have resulted from a refinancing in total of a Facility, which refinancing shall not be consummated or shall otherwise be delayed.

(b) Mandatory. (i) Within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(b), the Borrower shall cause to be prepaid Term Loans in an aggregate principal amount equal to (A) 50% of Excess Cash Flow, if any, for the fiscal year (or, in the case of the fiscal year ending December 31, 2007, for the period commencing on the Closing Date and ending on December 31, 2007) covered by such financial statements (commencing with the fiscal year ending December 31, 2007) minus (B) the sum of (without duplication) (i) all voluntary prepayments of Term Loans during such fiscal year, (ii) all voluntary prepayments of Working Capital RC Loans during such fiscal year to the extent the Working Capital RC Commitments are permanently reduced by the amount of such payments, and (iii) all mandatory prepayments of Term Loans pursuant to Section 2.06(b)(iv) in respect of such fiscal year, but in the case of each of the immediately preceding clauses (i) and (ii), to the extent such prepayments are not funded with the proceeds of Indebtedness; provided that (x) the percentage of Excess Cash Flow specified in clause (A) above shall instead be 25% if the Rent Adjusted Leverage Ratio as of the last day of the fiscal year covered by such financial statements was less than or equal to 5.25:1.00 but greater than 4.00:1.00 and (y) no payment of any Term Loans shall be required under this Section 2.06(b)(i) if the Rent Adjusted Leverage Ratio as of the last day of the fiscal year covered by such financial statements was less than or equal to 4.00:1.00.

(ii) (A) If (x) Holdings, the Borrower or any Restricted Subsidiary Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 7.05(a), (b), (c), (d) (to the extent constituting a Disposition by any Restricted Subsidiary to a Loan Party), (e), (g), (h), (i), (j) or (n) or (y) any Casualty Event occurs, which in the aggregate results in the realization or receipt by Holdings, the Borrower or such Restricted Subsidiary of Net Cash Proceeds, the Borrower shall cause to be prepaid on or prior to the date which is ten (10) Business Days after the date of the realization or receipt of such Net Cash Proceeds, Term Loans in an aggregate principal amount equal to 100% of all Net Cash Proceeds received; provided that no such prepayment shall be required pursuant to this Section 2.06(b)(ii) with respect to such portion of such Net Cash Proceeds that the Borrower shall have, on or prior to such date, given written notice to the Administrative Agent of its intent to reinvest in accordance with Section 2.06(b)(ii)(B) (which notice may only be provided if no Event of Default has occurred and is then continuing);

(B) With respect to any Net Cash Proceeds realized or received with respect to any Disposition (other than any Disposition specifically excluded from the application of

Section 2.06(b)(ii)(A)) or any Casualty Event, at the option of the Borrower, the Borrower may reinvest all or any portion of such Net Cash Proceeds in assets useful for its business or its Restricted Subsidiaries within (x) twelve (12) months following receipt of such Net Cash Proceeds or (y) if the Borrower enters into a legally binding commitment to reinvest such Net Cash Proceeds within twelve (12) months following receipt thereof, within the later of (a) one hundred and eighty (180) days following the date of such legally binding commitment and (b) twelve (12) months following receipt of such Net Cash Proceeds; provided that (i) so long as an Event of Default shall have occurred and be continuing, the Borrower (x) shall not be permitted to make any such reinvestments (other than pursuant to a legally binding commitment that the Borrower entered into at a time when no Event of Default is continuing) and (y) shall not be required to apply such Net Cash Proceeds which have been previously applied to prepay Working Capital RC Loans to the prepayment of Term Loans until such time as the relevant investment period has expired and no Event of Default is continuing and (ii) if any Net Cash Proceeds are no longer intended to be or cannot be so reinvested (whether because the applicable reinvestment period has expired or otherwise) at any time after delivery of a notice of reinvestment election, an amount equal to any such Net Cash Proceeds shall be applied within five (5) Business Days after the Borrower reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the Term Loans as set forth in this Section 2.06.

(iii) If Holdings, the Borrower or any Restricted Subsidiary incurs or issues any Indebtedness not expressly permitted to be incurred or issued pursuant to any clause of Section 7.03 (other than clause (t) of said Section), the Borrower shall cause to be prepaid Term Loans in an aggregate principal amount equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds.

(iv) Within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(b), the Borrower shall, to the extent that the Rent Adjusted Leverage Ratio as of the last day of the fiscal year covered by such financial statements was equal to or greater than 5.25:1.00, cause to be prepaid Term Loans in an aggregate principal amount equal to the remainder of (A) the lesser of (x) (i) in the case of the fiscal year ended December 31, 2007, $50,000,000 and (ii) in the case of each fiscal year ending thereafter, $75,000,000 and (y) 100% of Minimum Free Cash Flow, if any, for the fiscal year (or, in the case of the fiscal year ended December 31, 2007, for the period commencing on the Closing Date and ending on December 31, 2007) covered by such financial statements (commencing with the fiscal year ended December 31, 2007) minus (B) the sum of (i) all voluntary prepayments of Term Loans during such fiscal year (except to the extent funded with the proceeds of Indebtedness), (ii) all voluntary prepayments of Working Capital RC Loans during such fiscal year (except to the extent funded with the proceeds of Indebtedness) to the extent the Working Capital RC Commitments are permanently reduced by the amount of such payments and (iii) all repayments or payments of Term Loans during such fiscal year pursuant to Section 2.08(a).

(v) Within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(b), the Borrower shall cause an amount equal to 100% of True Cash Flow, if any, for the fiscal year (or, in the case of the fiscal year ending December 31, 2007, for the period commencing on the Closing Date and ending on December 31, 2007) covered by such financial statements (commencing with the fiscal year ending December 31, 2007) to be applied (i) first, to repay principal of outstanding Pre-Funded RC Loans and (ii) second, to the extent in excess of the amount required to be applied pursuant to preceding clause (i), to be delivered to the Administrative Agent for deposit by the Administrative Agent into the Capital Expenditures Account, provided that the maximum amount required to be so delivered to the Administrative Agent and deposited into the Capital Expenditures Account in respect of any fiscal year shall not exceed the remainder of (A) $100,000,000 minus (B) the aggregate amount of funds then on deposit in (or credited to) the Capital Expenditures Account. Amounts repaid or prepaid in respect of Pre-Funded RC Loans or deposited in the Capital Expenditures Account, in each case pursuant to this Section 2.08(b)(v), may be redrawn or reborrowed, as applicable, in each case in accordance with the terms of this Agreement.

(vi) If for any reason the aggregate Working Capital RC Exposures at any time exceeds the aggregate Working Capital RC Commitments then in effect, the Borrower shall promptly prepay or cause to be promptly prepaid Working Capital RC Loans and Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.06(b)(vi) unless after the prepayment in full of the Working Capital RC Loans and Swing Line Loans, such aggregate Outstanding Amount exceeds the aggregate Working Capital RC Commitments then in effect.

(vii) If for any reason the aggregate Pre-Funded RC Exposures at any time exceeds the aggregate Pre-Funded RC Commitment then in effect, the Borrower shall promptly prepay or cause to be promptly prepaid Pre-Funded RC Loans in an aggregate amount equal to such excess.

(viii) Each prepayment of Term Loans pursuant to this Section 2.06(b) shall be applied in direct order of maturity to repayments thereof required pursuant to Section 2.08(a) and shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares, subject to clause (ix) of this Section 2.06(b) in respect of Term Loans. Any prepayment of a Eurocurrency Rate Loan pursuant to this Section 2.06(b) shall be accompanied by all accrued interest thereon.

(ix) The Borrower shall notify the Administrative Agent in writing of (x) any mandatory prepayment of Term Loans required to be made pursuant to clauses (i) through (iv) of this Section 2.06(b) and (y) any mandatory prepayment of Pre-Funded RC Loans and/or mandatory deposit into the Capital Expenditures Account pursuant to clause (v) of this Section 2.06(b), in each case at least three (3) Business Days prior to the date of any such prepayment or deposit. Each such notice shall specify the date of such prepayment and/or deposit, as applicable, and provide a reasonably detailed calculation of the amount of such prepayment and/or deposit. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment. Each Appropriate Lender may reject all or a portion of its Pro Rata Share of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i) through

(iii) of this Section 2.06(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent no later than 5:00 p.m. one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender (such amounts so rejected, “Rejected Amounts”). If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Term Loans. In the event a Lender rejects all or any portion of its Pro Rata Share of any mandatory prepayment of Term Loans required pursuant to clauses (i) through (iii) of this Section 2.06(b), the rejected portion of such Lender’s Pro Rata share of such prepayment shall be retained by the Borrower (such Rejected Amounts, the “Borrower Retained Prepayment Amounts”).

(c) Funding Losses, Etc. All prepayments under this Section 2.06 shall be made together with, in the case of any such prepayment of a Eurocurrency Rate Loan on a date prior to the last day of an Interest Period therefor, any amounts owing in respect of such Eurocurrency Rate Loan pursuant to Section 3.05(a). Notwithstanding any of the other provisions of this Section 2.06(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurocurrency Rate Loans is required to be made under this Section 2.06(b) (but excluding prepayments required under clauses (vi) or (vii) of this Section 2.06(b)), prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.06(b) in respect of any such Eurocurrency Rate Loan prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.06(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.06(b).

Section 2.07. Termination or Reduction of Commitments. (a) Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class; provided that (i) any such notice shall be received by the Administrative Agent at least three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $500,000 or any whole multiple of $100,000 in excess thereof and (iii) if, after giving effect to any reduction of the Working Capital RC Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Working Capital RC Facility, such sublimit shall be automatically reduced by the amount of such excess. The amount of any such Working Capital RC Commitment reduction shall not be applied to the Letter of Credit Sublimit or the Swing Line Sublimit unless otherwise specified by the Borrower. At the time of any termination or reduction of the Pre-Funded RC Commitments, the Administrative Agent shall request the Pre-Funded RC Deposit Bank to (and the Pre-Funded RC Deposit Bank agrees that it will promptly) withdraw from the Pre-Funded RC Deposit

Account and to pay same over to the Administrative Agent, and the Administrative Agent shall return to the Pre-Funded RC Lenders (ratably in accordance with their respective Pro Rata Shares) their Pre-Funded RC Deposits in an aggregate amount equal to such reduction or the amount of such Pre-Funded RC Commitment being terminated, as the case may be. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing in total of a Facility, which refinancing shall not be consummated or otherwise shall be delayed.

(b) Mandatory. The Term Commitment of each Term Lender shall be automatically and permanently reduced to $0 upon the making of such Term Lender’s Term Loans pursuant to Section 2.01(a).

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit, the Swing Line Sublimit or the unused Commitments of any Class under this Section 2.07. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

Section 2.08. Repayment of Loans. (a) Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Term Lenders (i) on the last Business Day of each March, June, September and December, commencing with the last Business Day of September, 2007, an aggregate amount equal to 0.25% of the aggregate principal amount of all Term Loans outstanding on the Closing Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06) and (ii) on the Maturity Date for the Term Loans, the aggregate principal amount of all Term Loans outstanding on such date.

(b) Working Capital RC Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for the Working Capital RC Facility the aggregate principal amount of all of its Working Capital RC Loans outstanding on such date.

(c) Swing Line Loans. The Borrower shall repay its Swing Line Loans on the earlier to occur of (i) the date five (5) Business Days after such Swing Line Loan is made and (ii) the Maturity Date for the Working Capital RC Facility.

(d) Pre-Funded RC Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for the Pre-Funded RC Facility the aggregate principal amount of all of its Pre-Funded RC Loans outstanding on such date.

Section 2.09. Interest. (a) Subject to the provisions of Section 2.09(b), (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each

Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Working Capital RC Loans.

(b) The Borrower shall pay interest on past due amounts hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) All computations of interest hereunder shall be made in accordance with Section 2.11.

Section 2.10. Fees. In addition to certain fees described in Sections 2.03(h) and (i):

(a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Working Capital RC Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate with respect to commitment fees times the actual daily amount by which the aggregate Working Capital RC Commitment exceeds the sum of (A) Outstanding Amount of Working Capital RC Loans and (B) the Outstanding Amount of L/C Obligations; provided that any commitment fee accrued with respect to any of the Working Capital RC Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided, further, that no commitment fee shall accrue on any of the Working Capital RC Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee shall accrue at all times from the date hereof until the Maturity Date for the Working Capital RC Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date for the Working Capital RC Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) Pre-Funded RC Facility Fee. The Borrower shall pay to the Administrative Agent for account of each Pre-Funded RC Lender in accordance with its Pro Rata

Share, a facility fee equal to the sum of (I) the Applicable Rate with respect to Pre-Funded RC Loans maintained as Eurocurrency Rate Loans times the actually daily aggregate amount of the unapplied Pre-Funded RC Deposits from time to time plus (II) a rate per annum equal to the Pre-Funded RC Deposit Cost Amount as in effect from time to time multiplied by the actual daily aggregate amount of the unapplied Pre-Funded RC Deposits from time to time. The facility fee shall accrue at all times from the date hereof until the Maturity Date for the Pre-Funded RC Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date for the Pre-Funded RC Facility. The facility fee shall be calculated quarterly in arrears.

(c) Other Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

Section 2.11. Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by DBNY’s “prime rate” shall be made on the basis of a year of three hundred and sixty-five (365) days (or three hundred and sixty six (366) days, as the case may be) and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(a), bear interest for one (1) day. In computing interest on any Loan, the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurocurrency Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurocurrency Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.12. Evidence of Indebtedness. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.12(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.12(a) and (b), and by each Lender in its account or accounts pursuant to Sections 2.12(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

Section 2.13. Payments Generally. (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the

Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:

(i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the Federal Funds Rate from time to time in effect; and

(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.13(c) shall be conclusive, absent manifest error.

(d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.04. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

Section 2.14. Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations and Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.14 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.14 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

ARTICLE III

Taxes, Increased Costs Protection and Illegality

Section 3.01. Taxes. (a) Except as provided in this Section 3.01, any and all payments by the Borrower (the term Borrower under this Article III being deemed to include any Subsidiary for whose account a Letter of Credit is issued) to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities (including additions to tax, penalties and interest) with respect thereto, excluding, in the case of each Agent and each Lender, (i) taxes imposed on or measured by its net income or net profits (including branch profits), and franchise (and similar) taxes imposed on it in lieu of net income taxes, by the jurisdiction (or any political subdivision thereof) under the Laws of which such Agent or such Lender, as the case may be, is organized or maintains a Lending Office, (ii) taxes imposed on a Lender or Agent solely by reason of any connection between the Lender or Agent and the respective taxing jurisdiction other than by entering into any Loan Document and receiving payments thereunder, and (iii) all liabilities (including additions to tax, penalties and interest) with respect to clauses (i) and (ii) hereof (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”). If the Borrower shall be required by any Laws to deduct any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as possible thereafter), the Borrower shall furnish to such Agent or Lender (as the case may be) the original or a certified copy of a receipt evidencing payment thereof to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent. If the Borrower fails to pay any Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to any Agent or any Lender the required receipts or other required documentary evidence, the Borrower shall indemnify such Agent or Lender, as applicable, for any incremental taxes, interest or penalties that may become payable by such Agent or such Lender arising out of such failure.

(b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise, property, intangible or mortgage recording taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).

(c) The Borrower shall not be required pursuant to this Section 3.01 to pay any additional amount to, or to indemnify, any Lender or Agent, as the case may be, to the extent that such Lender or such Agent becomes subject to Taxes subsequent to the Closing Date (or, if later, the date such Lender or Agent becomes a party to this Agreement) as a result of a change in the place of organization of such Lender or Agent or a change in the lending office of such Lender, except to the extent that any such change is requested or required in writing by the Borrower (and provided that nothing in this clause (c) shall be construed as relieving the Borrower from any obligation to make such payments or indemnification in the event of a change in lending office or place of organization that precedes a change in Law to the extent such Taxes result from a change in Law).

(d) Notwithstanding anything else herein to the contrary, if a Lender or an Agent is subject to withholding tax imposed by any jurisdiction in which the Borrower is formed or organized at a rate in excess of zero percent at the time such Lender or such Agent, as the case may be, first becomes a party to this Agreement, withholding tax imposed by such jurisdiction at such rate shall be considered excluded from Taxes unless and until such Lender or Agent, as the case may be, provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided that, if at the date of the Assignment and Acceptance pursuant to which a Lender becomes a party to this Agreement, the Lender assignor was entitled to payments under clause (a) of this Section 3.01 in respect of withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) withholding tax, if any, applicable with respect to the Lender assignee on such date.

(e) If any Lender or Agent determines, in its reasonable discretion, that it has received a refund or overpayment credit in respect of any Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by the Loan Parties pursuant to this Section 3.01, it shall promptly remit such refund or the amount of such credit (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund (or such credit) plus any interest included in such refund by the relevant taxing authority attributable thereto) to the Borrower, net of all out-of-pocket expenses of the Lender or Agent, as the case may be and without interest (other than any interest paid by the relevant taxing authority with respect to such refund); provided that the Borrower, upon the request of the Lender or Agent, as the case may be, agrees promptly to return such refund (or such credit) to such party in the event such party is required to repay such refund (or such credit) to the relevant taxing authority. Such Lender or Agent, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund (or such credit) received from the relevant taxing authority (provided that such Lender or Agent may delete any information therein that such Lender or Agent deems confidential). Nothing herein contained shall interfere with the right of a Lender or Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or Agent to claim any tax refund or to make available its tax returns or disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender or Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.

(f) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) with respect to such Lender it will, if requested by the Borrower, use commercially reasonable efforts (subject to such Lender’s overall internal policies of general application and legal and regulatory restrictions) to designate another Lending Office for any

Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the sole judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 3.01(f) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.01(a).

(g) The Administrative Agent may deduct and withhold any taxes required by any Laws to be deducted and withheld from any payment under any of the Loan Documents.

Section 3.02. Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans, or to determine or charge interest rates based upon the Eurocurrency Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans or to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.05(a). Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

Section 3.03. Inability to Determine Rates. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan, or that the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that Dollar deposits are not being offered to banks in the applicable interbank eurodollar market for the applicable amount and the Interest Period of such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

Section 3.04. Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans. (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the date hereof, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes as to which Section 3.01 shall govern, (ii) changes in taxation of overall net income or overall gross income (including branch profits), and franchise (and similar) taxes imposed in lieu of net income taxes, by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or maintains a Lending Office and (iii) reserve requirements contemplated by Section 3.04(c), then from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

(b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within fifteen (15) days after receipt of such demand.

(c) The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation except to the extent set forth in the first sentence of Section 3.06(b).

(e) If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 3.04(e) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.04(a), (b), (c) or (d).

Section 3.05. Funding Losses. (a) Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(i) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan; or

(ii) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

(b) Upon demand of the Pre-Funded RC Deposit Bank, the Borrower shall promptly compensate the Pre-Funded RC Deposit Bank and hold the Pre-Funded RC Deposit Bank harmless from any loss, cost or expense incurred by the Pre-Funded RC Deposit Bank as a result:

(x) any withdrawals from the Pre-Funded RC Deposit Account pursuant to the terms of this Agreement prior to the end of the applicable Interest Period or Scheduled Investment Termination Date for the Pre-Funded RC Deposits; or

(y) the termination or reduction of any of the Pre-Funded RC Commitments (and the related termination of the investment of the funds held in the Pre-Funded RC Deposit Account) prior to the end of any applicable Interest Period or Schedule Investment Termination Date for the Pre-Funded RC Deposits.

Section 3.06. Matters Applicable to All Requests for Compensation. (a) Any Agent, any Lender or the Pre-Funded RC Deposit Bank claiming compensation under this

Article III shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(b) With respect to any Lender’s claim for compensation under Section 3.01, 3.02, 3.03 or 3.04, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another Eurocurrency Rate Loans, or to convert Base Rate Loans into Eurocurrency Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c) If the obligation of any Lender to make or continue from one Interest Period to another any Eurocurrency Rate Loan, or to convert Base Rate Loans into Eurocurrency Rate Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s Eurocurrency Rate Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurocurrency Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:

(i) to the extent that such Lender’s Eurocurrency Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Eurocurrency Rate Loans shall be applied instead to its Base Rate Loans; and

(ii) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurocurrency Rate Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Eurocurrency Rate Loans shall remain as Base Rate Loans.

(d) If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of such Lender’s Eurocurrency Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurocurrency Rate Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurocurrency Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurocurrency Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

Section 3.07. Replacement of Lenders under Certain Circumstances. (a) If at any time (i) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.04 as a result of any condition described in such Sections or any Lender ceases to make Eurocurrency Rate Loans as a result of any condition described in Section 3.02 or Section 3.04, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender, then the Borrower may, on five (5) Business Days’ prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; and provided, further, that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to the applicable departure, waiver or amendment of the Loan Documents.

(b) Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. Without the consent of the Pre-Funded RC Deposit Bank, the Pre-Funded RC Deposit funded by any Pre-Funded RC Lender shall not be released in connection with any assignment of its Pre-Funded RC Commitment, but shall instead be purchased by the relevant assignee and continue to be held for application (if not already applied) pursuant to Section 2.05 in respect of such assignee’s obligations under the Pre-Funded RC Commitment assigned to it.

(c) Notwithstanding anything to the contrary contained above, any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to each such outstanding Letter of Credit and the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.

(d) In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender”.

Section 3.08. Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV

Conditions Precedent to Credit Extensions

Section 4.01. Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder and the obligation of each Pre-Funded RC Lender to fund its Pre-Funded RC Deposit hereunder are subject to satisfaction of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i) executed counterparts of this Agreement and each Guaranty;

(ii) a Note executed by the Borrower in favor of each Lender that has requested a Note at least two Business Days in advance of the Closing Date;

(iii) each Collateral Document set forth on Schedule 1.01B, duly executed by each Loan Party thereto, together with:

(A) certificates, if any, representing the Pledged Equity referred to therein (except as otherwise set forth on Schedule 1.01B) accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank, and

(B) evidence that all other actions, recordings and filings (except as otherwise set forth on Schedule 1.01B) that the Administrative Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(iv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;

(v) opinion from Ropes & Gray LLP, New York counsel to the Loan Parties substantially in the form of Exhibit I;

(vi) a certificate signed by a Responsible Officer of the Borrower, certifying that there has been no event, development or state of circumstances since December 31, 2005 that has had, individually or in the aggregate, a Material Adverse Change;

(vii) a certificate attesting to the Solvency of the Loan Parties (taken as a whole) on the Closing Date after giving effect to the Transaction, from the Chief Financial Officer of the Borrower;

(viii) evidence that all insurance (other than title insurance) required to be maintained pursuant to the Loan Documents has been obtained and is in effect and that the Administrative Agent has been named as loss payee under each insurance policy with respect to such insurance as to which the Administrative Agent shall have reasonably requested to be so named;

(ix) certified copies of the Merger Agreement, the CMBS Facilities Documentation and the Senior Notes Documentation, in each case duly executed by the parties thereto, together with all material agreements and instruments and other material documents delivered in connection therewith as the Administrative Agent shall reasonably request, each including certification by a Responsible Officer of the Borrower that such documents are in full force and effect as of the Closing Date; and

(x) a Committed Loan Notice or Letter of Credit Application, as applicable, relating to the initial Credit Extension.

(b) All fees and expenses required to be paid hereunder and invoiced before the Closing Date shall have been paid in full in cash.

(c) Prior to, or substantially simultaneously with, the initial Credit Extensions, (i) the Equity Contributions shall have been consummated and (ii) the Merger shall be consummated in accordance with the terms and conditions of the Merger Agreement (and no provision of the Merger Agreement shall have been waived, amended, supplemented or otherwise modified in a manner material and adverse to the Lenders without the consent of the Arrangers (not to be unreasonably withheld or delayed).

(d) Substantially simultaneously with the initial Credit Extensions, the Borrower shall have received (i) at least $550,000,000 in gross cash proceeds from the issuance of the Senior Notes and (ii) at least $987,655,000 in gross cash proceeds from the consummation of the Specified Lease Transactions (of which approximately $790,000,000 shall have been received by the Specified Lease Entities from the CMBS Facilities).

(e) Prior to, or substantially simultaneously with, the initial Credit Extensions, the Borrower shall have terminated the Existing Credit Agreements and taken all other necessary actions such that, after giving effect to the Transaction, (i) Holdings and its Subsidiaries shall have outstanding no Indebtedness (including Disqualified Equity Interests), other than (A) the Loans and L/C Obligations, (B) the Senior Notes, and (C) Indebtedness otherwise permitted under 7.03, (ii) Holdings shall have outstanding no Equity Interests (or securities convertible into or exchangeable for Equity Interests or rights to acquire Equity Interests) other than Qualified Equity Interests beneficially owned, directly or indirectly, by the Equity Investors, and (iii) the Borrower shall have outstanding no Equity Interests (or securities convertible into or exchangeable for Equity Interests or rights or options to acquire Equity Interest) other than Equity Interests owned by Holdings.

(f) Prior to, or substantially simultaneously with, the initial Credit Extensions, the Administrative Agent shall have received, for deposit into the Capital Expenditures Account, $100,000,000 of cash proceeds funded by a portion of the Equity Contributions.

(g) The Arrangers and the Lenders shall have received (i) the Audited Financial Statements and the audit report for such financial statements and (ii) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries, as may have been restated prior to the date hereof, for (A) each subsequent fiscal quarter ended after December 31, 2006 and at least forty five (45) days before the Closing Date (the “Unaudited Financial Statements”), and (B) to the extent reasonably available and, in any event, excluding footnotes, each fiscal month after the most recent fiscal period for which financial statements were received by the Arrangers and the Lenders as described above and ended at least thirty (30) days before the Closing Date, which financial statements described in preceding clauses (i) and (ii)(A) shall be prepared in accordance with GAAP.

(h) The Arrangers and the Lenders shall have received the Pro Forma Financial Statements.

(i) There not having occurred, since December 31, 2005, any event, development or state of circumstance that has had, individually or in the aggregate, a Material Adverse Change.

Section 4.02. Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans), and the obligation of each Pre-Funded RC Lender to fund its Pre-Funded RC Deposit on the Closing Date, are subject to the following conditions precedent:

(a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document (except, in the case of the initial Credit Extensions and the Pre-Funded RC Deposits made on the Closing Date, the representations contained in (A) Sections 5.03, 5.05, 5.06, 5.07, 5.08, 5.09, 5.10, 5.11, 5.12, 5.14, 5.15, 5.16, 5.18 and, except to the extent that the Collateral Agent’s security interest in the Collateral may be perfected by control of the Capital Expenditures Account or the filing of a Uniform Commercial Code financing statement, 5.19 and (B) any other Loan Document) shall be true and correct in all material respects on and as of the date of such Credit Extension; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates (except, in the case of the initial Credit Extension only, any such representation and warranty that is qualified by the term “Material Adverse Effect” shall instead be deemed to be qualified by the term “Material Adverse Change”).

(b) Except in the case of the initial Credit Extensions, no Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(c) The Administrative Agent and, if applicable, the relevant L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d) In the case of any incurrence of Pre-Funded RC Loans only, (i) no funds shall be on deposit in (or credited to) the Capital Expenditures Account at the time of such incurrence and (ii) the applicable Committed Loan Notice shall contain a certification by a Responsible Officer of the Borrower that the proceeds of such Pre-Funded RC Loans are to be utilized for Capital Expenditures.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

Section 4.03. Conditions to Release of Funds from the Capital Expenditures Account. The obligation of the Administrative Agent to release funds in the Capital Expenditures Account to the Borrower is subject to the following conditions precedent:

(a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such release; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.

(b) Except to the extent set forth in Section 8.05(a)(y), no Default shall exist, or would result from such proposed release or from the application of the proceeds therefrom.

(c) There shall be no Pre-Funded RC Loans outstanding at such time.

(d) The Administrative Agent shall have received, no later than 10:00 am. on the Business Day of the requested release date, a Request for Release of Capital Expenditure Funds in accordance with the requirements hereof.

Each Request for Release of Capital Expenditure Funds submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.03(a), (b) and (c) have been satisfied on and as of the date of the applicable release.

ARTICLE V

Representations and Warranties

The Borrower represents and warrants to the Agents and the Lenders that:

Section 5.01. Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of its Subsidiaries (a) is a Person duly organized or formed, validly existing and, except as set forth on Schedule 5.01, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (c), (d) or (e), to the extent that failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.02. Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transaction, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents,

(b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under (i) (x) any Senior Notes Documentation, any Junior Financing Documentation and any other indenture, mortgage, deed of trust or loan agreement evidencing Indebtedness in an aggregate principal amount in excess of the Threshold Amount or (y) any Master Lease or other Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any material Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b)(i)(y), to the extent that such conflict, breach, contravention or payment, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.03. Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.04. Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to Debtor Relief Laws, general principles of equity (whether considered in a proceeding in equity or law) and an implied covenant of good faith and fair dealing.

Section 5.05. Financial Statements; No Material Adverse Effect. (a) (i) The Audited Financial Statements and the Unaudited Financial Statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein (subject, in the case of the Unaudited Financial Statements, to normal year-end audit adjustments and the absence of footnotes). During the period from December 31, 2005 to and including the Closing Date, there has been (i) no sale, transfer or other disposition by the Borrower or any of its Subsidiaries of any material part of the business or property of the Borrower or any of its Subsidiaries, taken as a whole and (ii) no purchase or other acquisition by the Borrower or any of its Subsidiaries of any business or property (including any Equity

Interests of any other Person) material in relation to the consolidated financial condition of the Borrower and its Subsidiaries taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto or has not otherwise been disclosed in writing to the Administrative Agent prior to the Closing Date.

(ii) The unaudited pro forma consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 2007 (including the notes thereto) (the “Pro Forma Balance Sheet”) and the unaudited pro forma consolidated statement of operations of the Borrower and its Subsidiaries for the three and twelve month period ended March 31, 2007 (together with the Pro Forma Balance Sheet, the “Pro Forma Financial Statements”), copies of which have heretofore been furnished to the Administrative Agent, have been prepared giving effect (as if such events had occurred on such date or at the beginning of such periods, as the case may be) to the Transaction, each material acquisition by the Borrower or any of its Subsidiaries consummated after March 31, 2007 and prior to the Closing Date and all other material transactions that would be required to be given pro forma effect by Regulation S-X promulgated under the Exchange Act (including other adjustments consistent with the definition of Pro Forma Adjustment or as otherwise agreed between the Borrower and the Arrangers). The Pro Forma Financial Statements have been prepared in good faith, based on assumptions believed by the Borrower to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis and in accordance with GAAP the estimated financial position of the Borrower and its Subsidiaries as at March 31, 2007 and their estimated results of operations for the periods covered thereby, assuming that the events specified in the preceding sentence had actually occurred at such date or at the beginning of the periods covered thereby.

(b) Since December 31, 2006, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(c) The forecasts of consolidated balance sheets, income statements and cash flow statements of the Borrower and its Subsidiaries for each fiscal year ending after the Closing Date until the seventh anniversary of the Closing Date, copies of which have been furnished to the Administrative Agent prior to the Closing Date in a form reasonably satisfactory to it, have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such forecasts, it being understood that actual results may vary from such forecasts and that such variations may be material.

(d) As of the Closing Date, neither the Borrower nor any Subsidiary has any Indebtedness or other obligations or liabilities, direct or contingent (other than (i) such liabilities as are set forth in the financial statements described in clause (a) of this Section 5.05, (ii) obligations arising under the Loan Documents or otherwise permitted under Article VII and (iii) liabilities incurred in the ordinary course of business) that, either individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

Section 5.06. Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against Holdings or any of its Subsidiaries or against any of their properties or revenues that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The representations and warranties made in this Section 5.06 are subject to Schedule 5.06.

Section 5.07. No Default. Neither any Loan Party nor any Subsidiary is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.08. Ownership of Property; Liens. Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.01 and except where the failure to have such title could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 5.09. Environmental Compliance. (a) There are no claims, actions, suits, or proceedings alleging potential liability or responsibility for violation of, or otherwise relating to, any Environmental Law that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Except as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect: (i) none of the properties currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned, leased or operated by any Loan Party or any of its Subsidiaries or, to its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; (iii) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and (iv) Hazardous Materials have not been released, discharged or disposed of by any Person on any property currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries and Hazardous Materials have not otherwise been released, discharged or disposed of by any of the Loan Parties and their Subsidiaries at any other location.

(c) The properties owned, leased or operated by any Loan Party or any of its Subsidiaries do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, (ii) require remedial action under, or (iii) could reasonably be expected to give rise to liability under, Environmental Laws, which violations, remedial actions and liabilities, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(d) Neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law except for such investigation or assessment or remedial or response action that, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(e) All Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(f) Except as could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, none of the Loan Parties and their Subsidiaries has contractually assumed any liability or obligation under or relating to any Environmental Law.

Section 5.10. Taxes. Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, Holdings, the Borrower and the Borrower’s Subsidiaries have filed all Federal and other tax returns and reports required to be filed, and have paid all Federal and state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are not overdue by more than thirty (30) days or (b) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.

Section 5.11. ERISA Compliance. (a) Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance in with the applicable provisions of ERISA, the Code and other Federal or state Laws.

(b) (i) No ERISA Event has occurred during the five year period prior to the date on which this representation is made or deemed made with respect to any Pension Plan; (ii) no Pension Plan has an “accumulated funding deficiency” (as defined in Section 412 of the Code), whether or not waived; (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.11(b), as could not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.12. Subsidiaries; Equity Interests. As of the Closing Date, (a) no Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.12, and all of the outstanding Equity Interests in material Subsidiaries of the Loan Parties have been validly issued, are fully paid and nonassessable and all Equity Interests owned by a Loan Party are owned free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any nonconsensual Lien that is permitted under Section 7.01. As of the Closing Date and after giving effect to the Transaction, Schedule 5.12 (a) sets forth the name and jurisdiction of each Subsidiary of the Loan Parties, (b) sets forth the ownership interest of Holdings, the Borrower and any other Subsidiary of the Loan Parties in each Subsidiary (excluding any Restaurant LP set forth on Schedule 1.01I and any Employment Participation Subsidiary), including the percentage of such ownership and (c) identifies each Subsidiary of the Loan Parties, the Equity Interests of which are required to be pledged on the Closing Date pursuant to the Collateral and Guarantee Requirement.

Section 5.13. Margin Regulations; Investment Company Act. (a) The Borrower is not engaged nor will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings or drawings under any Letter of Credit will be used for the purpose of purchasing or carrying margin stock or any other any purpose that violates Regulation U.

(b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 5.14. Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information and pro forma financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

Section 5.15. Intellectual Property; Licenses, Etc. Each of the Loan Parties and their Subsidiaries own, license or possess the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, licenses, technology, software, know-how database rights, right of privacy and publicity, and other intellectual property rights (collectively, “IP Rights”) that are necessary for the operation of their respective businesses as currently conducted, and, without conflict with the rights of any Person, except to the extent such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The operation of the respective businesses of any Loan Party or Subsidiary as currently conducted does not infringe upon misuse, misappropriate or violate any rights held by any Person except for such infringements, misuses, misappropriations or violations which could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any IP Rights, is pending or, to the knowledge of the Borrower, threatened against any Loan Party or Subsidiary, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.16. Solvency. On the Closing Date after giving effect to the Transaction, the Loan Parties, on a consolidated basis, are Solvent.

Section 5.17. Subordination of Junior Financing. The Obligations are “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation that is (or is required to be) subordinated to the Obligations.

Section 5.18. Labor Matters. Except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any of Holdings, the Borrower or its Subsidiaries pending or, to the knowledge of Holdings or the Borrower, threatened; (b) hours worked by and payment made to employees of each of Holdings, the Borrower or its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Laws dealing with such matters; and (c) all payments due from any of Holdings, the Borrower or its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party.

Section 5.19. Perfection, Etc. All filings and other actions necessary or desirable to perfect and protect the Lien in the Collateral created under the Collateral Documents (except for such actions that the Security Agreement specifically excepts the Borrower from performing) have been or will, within the required time periods under the Collateral Documents, be duly made or taken or otherwise provided for and are (or so will be) in full force and effect, and the Collateral Documents create in favor of the Administrative Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority Lien in the Collateral to the extent required by the Collateral Documents, securing the payment of the Secured Obligations, subject only to Permitted Liens.

ARTICLE VI

Affirmative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each of Holdings and the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Restricted Subsidiary to:

Section 6.01. Financial Statements. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) as soon as available, but in any event within ninety (90) days (or within 105 days for the 2007 fiscal year) after the end of each fiscal year of the Borrower beginning with the 2007 fiscal year, a consolidated balance sheet of the Borrower and its

Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of PricewaterhouseCoopers LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with Public Company Oversight Board (“PCAOB”) auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b) as soon as available, but in any event within forty-five (45) days (or within 75 days for the fiscal quarter ending on June 30, 2007 and 60 days for the fiscal quarter ending September 30, 2007) after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related (x) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (y) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c) as soon as available, and in any event no later than ninety (90) days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto) (collectively, the “Projections”);

(d) simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b), the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements; and

(e) simultaneously with the delivery of each set of financial statements referred to in Sections 6.01(a) and (b) above, the information required to be delivered to the trustee under the Senior Notes Indenture pursuant to Sections 4.03(a)(1) and (2) of the Senior Notes Indenture for the respective fiscal year or fiscal quarter, as the case may be.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of the Borrower and the Restricted Subsidiaries by furnishing (A) the applicable financial statements of Holdings (or any direct or indirect parent of Holdings) or (B) the Borrower’s or Holdings’ (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of preceding clauses (A) and (B), (i) to the extent such information relates to Holdings (or a parent thereof), such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings (or such parent), on the one hand, and the information relating to the Borrower and the Restricted Subsidiaries on a stand-alone basis, on the other hand, and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of PricewaterhouseCoopers LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with PCAOB auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

Section 6.02. Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent registered public accounting firm certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default under Section 7.11 or, if any such Event of Default shall exist, stating the nature and status of such event;

(b) no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower and, if such Compliance Certificate demonstrates an Event of Default of any covenant under Section 7.11, any of the Equity Investors may deliver, together with such Compliance Certificate, notice of their intent to cure (a “Notice of Intent to Cure”) such Event of Default pursuant to Section 8.05; provided that the delivery of a Notice of Intent to Cure shall in no way affect or alter the occurrence, existence or continuation of any such Event of Default or the rights, benefits, powers and remedies of the Administrative Agent and the Lenders under any Loan Document;

(c) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which Holdings or the Borrower files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d) promptly after the furnishing thereof, copies of any material requests or material notices received by any Loan Party (other than in the ordinary course of business) from, or material statements or material reports furnished to, any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any Senior Notes Documentation, CMBS Facilities Documentation or Junior Financing Documentation in a principal amount greater than the Threshold Amount or any Master Lease and (in each case) not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;

(e) together with the delivery of each Compliance Certificate pursuant to Section 6.02(b) with respect to financial statements delivered pursuant to Section 6.01(a), (i) a report setting forth the information required by Section 3.03(c) of the Security Agreement or confirming that there has been no change in such information since the Closing Date or, if later, the date of the last such report), (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.06(b) and (iii) an updated list of each Subsidiary that identifies each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate (or confirming that there has been no change in such information since the Closing Date or the date of the last such update); and

(f) promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party, any Subsidiary or any Specified Lease Entity, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents. For purposes of this Section 6.02, paper copies shall include copies delivered by facsimile transmission or electronically (such as “tif”, “pdf” or similar file formats delivered by email).

Section 6.03. Notices. Promptly after obtaining knowledge thereof, notify the Administrative Agent:

(a) of the occurrence of any Default; and

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including arising out of or resulting from (i) breach or non-performance of, or any default or event of default under, a Contractual Obligation of any Loan Party or any Subsidiary, (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary and any Governmental Authority, (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws or in respect of IP Rights or the assertion or occurrence of any noncompliance by any Loan Party or as any of its Subsidiaries with, or liability under, any Environmental Law or Environmental Permit, or (iv) the occurrence of any ERISA Event.

Each notice pursuant to this Section shall be accompanied by a written statement of a Responsible Officer of the Borrower (x) that such notice is being delivered pursuant to Section 6.03(a) or (b) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

Section 6.04. Payment of Taxes. Pay, discharge or otherwise satisfy as the same shall become due and payable, all of its obligations and liabilities in respect of taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, except in each case, to the extent the failure to pay or discharge the same, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 6.05. Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05 and (b) take all reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business except (i) to the extent that failure to do so could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 7.04 or 7.05.

Section 6.06. Maintenance of Properties. Except if the failure to do so could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.

Section 6.07. Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and the Restricted Subsidiaries or otherwise consistent with past practices) as are customarily carried under similar circumstances by such other Persons.

(a) Requirements of Insurance. All such insurance shall (i) provide that the insurer affording coverage will endeavor to mail 30 days written notice of cancellation of such insurance coverage to the Collateral Agent (in the case of property and liability insurance), (ii) name the Collateral Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable, (iii) be reasonably satisfactory in all other respects to the Administrative Agent.

(b) Flood Insurance. With respect to each Mortgaged Property, obtain flood insurance in such total amount as the Administrative Agent or the Required Lenders may from time to time reasonably require, if at any time the area in which any improvements located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set for the in the Flood Disaster Protection Act of 1973, as amended from time to time.

Section 6.08. Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.09. Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of Holdings, the Borrower or such Subsidiary, as the case may be.

Section 6.10. Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such independent public accountants’ customary policies and procedures), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Borrower’s expense; provided, further, that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants.

Section 6.11. Covenant to Guarantee Obligations and Give Security. At the Borrower’s expense, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a) upon the formation or acquisition of any new direct or indirect wholly owned Domestic Subsidiary (in each case, other than an Unrestricted Subsidiary or an Excluded Subsidiary) by any Loan Party or the designation in accordance with Section 6.14 of any existing direct or indirect wholly owned Domestic Subsidiary as a Restricted Subsidiary (other than an Excluded Subsidiary):

(i) within thirty (30) days after such formation, acquisition or designation or such longer period as the Administrative Agent may agree in its discretion:

(A) cause each such Restricted Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement to furnish to the Administrative Agent a description of the Material Real Properties owned by such Restricted Subsidiary, in detail reasonably satisfactory to the Administrative Agent;

(B) cause (x) each such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) Guarantee Supplements and Mortgages with respect to the Material Real Properties which are identified to the Administrative Agent pursuant to Section 6.11(a)(i)(A), Security Agreement Supplements, a counterpart of the Intercompany Note and other security agreements and documents (including, with respect to such Mortgages, the documents listed in Section 6.13(b)), as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Mortgages, Security Agreement and other security agreements in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement and (y) each direct or indirect parent of each such Restricted Subsidiary that is required to be a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent such Security Agreement Supplements and other security agreements as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Security Agreements in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;

(C) (x) cause each such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the

Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the intercompany Indebtedness held by such Restricted Subsidiary and required to be pledged pursuant to the Collateral Documents, indorsed in blank to the Collateral Agent and (y) cause each direct or indirect parent of such Restricted Subsidiary that is required to be a Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing the outstanding Equity Interests (to the extent certificated) of such Restricted Subsidiary that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the intercompany Indebtedness issued by such Restricted Subsidiary and required to be pledged in accordance with the Collateral Documents, indorsed in blank to the Collateral Agent;

(D) take and cause such Restricted Subsidiary and each direct or indirect parent of such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guaranty Requirement to take whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements and delivery of stock and membership interest certificates) may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, subject to Debtor Relief Laws, general principles of equity (whether considered in a proceeding in equity or at law) and an applied covenant of good faith and fair dealing,

(ii) within thirty (30) days after the request therefor by the Administrative Agent, deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.11(a) as the Administrative Agent may reasonably request, and

(iii) as promptly as practicable after the request therefor by the Administrative Agent, deliver to the Administrative Agent with respect to each parcel of Material Real Property that is owned by such Restricted Subsidiary, any existing title reports, surveys or environmental assessment reports.

(b) (i) the Borrower shall obtain the security interests, Guarantees and related items set forth on Schedule 1.01B on or prior to the dates corresponding to such security interests, Guarantees and related items set forth on Schedule 1.01B;

(ii) after the Closing Date, promptly following (x) the acquisition of any material personal property by any Loan Party or (y) the acquisition of any owned Material Real Property by any Loan Party, and such personal property or owned Material Real Property shall not already be subject to a perfected Lien pursuant to the Collateral and Guarantee Requirement, the Borrower shall give notice thereof to the Administrative Agent and promptly thereafter shall cause such assets to be subjected to a Lien to the extent required by the Collateral and Guarantee Requirement and will take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien, including, as applicable, the actions referred to in Section 6.13(b) with respect to real property; and

(iii) within thirty (30) days after the Closing Date, each Loan Party and each other Subsidiary of Holdings which is an obligee or obligor with respect to any Intercompany Indebtedness shall have duly authorized, executed and delivered the Intercompany Note, and the Intercompany Note shall be in full force and effect.

(c) Notwithstanding the foregoing, the Borrower shall not be required to deliver any Mortgages or related documentation prior to the date that is 90 days after the Closing Date, or such later date as the Administrative Agent may so agree to.

Section 6.12. Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: comply, and take all reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and, in each case to the extent required by Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws.

Section 6.13. Further Assurances and Post-Closing Conditions. (a) Promptly upon reasonable request by the Administrative Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents (subject to the limitations set forth therein and in the definition of Collateral and Guarantee Requirement).

(b) (i) In the case of any Material Real Property referred to in Section 6.11(a)(i)(A) or 6.11(b)(ii), provide the Administrative Agent with Mortgages with respect to such owned Material Real Property within thirty (30) days of the acquisition thereof together with:

(ii) evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem reasonably necessary or desirable in order to create a valid and subsisting perfected Lien on the property and/or rights described therein in favor of the Administrative Agent or the Collateral Agent (as appropriate) for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(iii) fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or the equivalent or other form available in each applicable jurisdiction (the “Mortgage Policies”) in form and substance, with endorsements and in amount, reasonably acceptable to the Administrative Agent (not to exceed the value of the real properties covered thereby), issued, coinsured and reinsured by title insurers reasonably acceptable to the Administrative Agent, insuring the Mortgages to be valid subsisting Liens on the property described therein, free and clear of all defects and encumbrances, subject to Permitted Liens, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents) and such coinsurance and direct access reinsurance as the Administrative Agent may reasonably request;

(iv) opinions of local counsel for the Loan Parties in states in which such real properties are located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings in form and substance reasonably satisfactory to the Administrative Agent;

(v) flood certificates covering each Mortgaged Property in form and substance reasonably acceptable to the Collateral Agent, certified to the Collateral Agent in its capacity as such and certifying whether or not each such Mortgaged Property is located in a flood hazard zone by reference to the applicable FEMA map; and

(vi) such other evidence that all other actions that the Administrative Agent may reasonably deem necessary or desirable in order to create valid and subsisting Liens on the property described in the Mortgages has been taken.

Section 6.14. Designation of Subsidiaries. The board of directors of Holdings may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Borrower and the Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Section 7.11 (and, as a condition precedent to the effectiveness of any such designation, the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance), (iii) the Borrower may not be designated as an Unrestricted Subsidiary, (iv) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of the Senior Notes or any other Junior Financing, as applicable, and (v) the Investment resulting from the designation of such Subsidiary as an Unrestricted Subsidiary as described in the immediately succeeding sentence is permitted by Section 7.02. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the Fair Market Value of the net assets of the respective Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

Section 6.15. Corporate Separateness. (a) Satisfy, and cause each of its Restricted Subsidiaries and Unrestricted Subsidiaries to satisfy, customary corporate and other formalities.

(b) Ensure that (i) no bank account of any Unrestricted Subsidiary shall be commingled with any bank account of the Borrower or any of the Borrower’s Restricted Subsidiaries, and (ii) any financial statements distributed to any creditors of any Unrestricted Subsidiary shall clearly establish or indicate the corporate separateness of such Unrestricted Subsidiary from Holdings, the Borrower and the Borrower’s Restricted Subsidiaries.

ARTICLE VII

Negative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, Holdings and the Borrower shall not, nor shall they permit any of their Restricted Subsidiaries to, directly or indirectly:

Section 7.01. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the date hereof and listed on Schedule 7.01(b) and any modifications, replacements, renewals, refinancings or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed or refinanced by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens, to the extent constituting Indebtedness, is permitted by Section 7.03;

(c) Liens for taxes, assessments or governmental charges which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, are unfiled and no other action has been taken to enforce such Lien or which are being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e) (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings, the Borrower or any Restricted Subsidiary;

(f) deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects or minor irregularities affecting real property which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary or the use of the property for its intended purpose;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i) Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens attach concurrently with or within two hundred and seventy (270) days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens (including reconstruction, refurbishment, renovation and development of real property), (ii) such Liens do not at any time encumber any property (except for accessions to such property) other than the property financed by such Indebtedness and the proceeds and the products thereof and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for accessions to such assets) other than the assets subject to such Capitalized Leases; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(j) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not interfere in any material respect with the business of the Borrower or any Restricted Subsidiary or secure any Indebtedness;

(k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(l) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(m) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Sections 7.02(i), (n) or (o) to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(n) Liens on property (i) of any Foreign Subsidiary that is not a Loan Party and (ii) that does not constitute Collateral, which Liens secure Indebtedness of the applicable Foreign Subsidiaries permitted under Section 7.03;

(o) Liens in favor of the Borrower or a Restricted Subsidiary securing Indebtedness permitted under Section 7.03(d);

(p) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.14), in each case after the date hereof (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary) and the replacement, extension or renewal of any Lien permitted by this clause (p) upon or in the same property previously subject thereto in connection with the replacement, extension or renewal (without increase in the amount or any change in any direct or contingent obligor) of the Indebtedness secured thereby; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 7.03(e), (g), (h), or (k);

(q) any interest or title of a lessor under leases entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business (including in favor of a Specified Lease Entity, as a lessor, under any Master Lease);

(r) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;

(s) Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(t) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Holdings, the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings, the Borrower and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of Holdings, the Borrower or any Restricted Subsidiary in the ordinary course of business;

(u) Liens solely on any cash earnest money deposits made by Holdings, the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(v) (i) Liens placed upon the Equity Interests of any Restricted Subsidiary acquired pursuant to a Permitted Acquisition to secure Indebtedness incurred pursuant to Section 7.03(g) in connection with such Permitted Acquisition and (ii) Liens placed upon the assets of such Restricted Subsidiary and any of its Subsidiaries to secure a Guarantee by such Restricted Subsidiary and its Subsidiaries of any such Indebtedness incurred pursuant to Section 7.03(g);

(w) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into in the ordinary course of business;

(x) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(y) ground leases in respect of real property on which facilities or equipment owned or leased by the Borrower or any of its Subsidiaries are located;

(z) Liens encumbering reasonable and customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes; and

(aa) other Liens securing Indebtedness and other obligations of the Borrower and its Restricted Subsidiaries in an aggregate outstanding principal amount not to exceed $40,000,000.

Section 7.02. Investments. Make or hold any Investments, except:

(a) Investments by the Borrower or a Restricted Subsidiary in assets that were Cash Equivalents when such Investment was made;

(b) loans or advances to (A) officers, directors, consultants and employees of Holdings, the Borrower and the Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of Holdings (or any direct or indirect parent thereof or, after a Qualifying IPO, the Borrower or any Intermediate Holding Company) (provided that the amount of such loans and advances shall be contributed to the Borrower in cash as common equity) and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding not to exceed $5,000,000, and (B) restaurant employees of Employment Participation Subsidiaries to fund such employees purchase of Equity Interests of an Employment Participation Subsidiary in the ordinary course of business;

(c) Investments (i) by Holdings, the Borrower or any Restricted Subsidiary in any Loan Party (excluding Holdings), (ii) by any Restricted Subsidiary that is not a Loan Party in any other such Restricted Subsidiary that is also not a Loan Party, (iii) by the Borrower or any Restricted Subsidiary in any Domestic Subsidiary that is a Restricted Subsidiary but not a Loan Party that do not exceed the sum of $15,000,000 and the amount equal to the aggregate Returns in respect of such Investments, and (iv) by the Borrower or any Restricted Subsidiary (A) in any Foreign Subsidiary, provided that the aggregate amount of such Investments in Foreign Subsidiaries pursuant to this Section 7.02(c)(A) (together with, but without duplication, the aggregate consideration paid in respect of Permitted Acquisitions of Persons that do not become Loan Parties pursuant to Section 7.02(i)(B)) shall not exceed the sum of $50,000,000 and an amount equal to the aggregate Returns in respect of such Investments), and (B) in any Foreign Subsidiary consisting of a contribution of Equity Interests of any other Foreign Subsidiary held directly by the Borrower or such Restricted Subsidiary and if the Foreign Subsidiary to which such contribution is made is not a wholly-owned Foreign Subsidiary, such contribution shall be in exchange for Indebtedness, Equity Interests (including increases in capital accounts) or a combination thereof of the Foreign Subsidiary to which such contribution is made, provided that the Equity Interests of a wholly owned Foreign Subsidiary only may be contributed to another wholly owned Foreign Subsidiary under this sub-clause (B), and (C) constituting Guarantees of Indebtedness or other monetary obligations of Foreign Subsidiaries owing to any Loan Party (other than Holdings) (for the avoidance of doubt, it being understood that Investments made pursuant to clause (ii) above shall not be deemed to be a utilization of, or an Investment made pursuant to, this clause (iv));

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(e) Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments permitted under Sections 7.01, 7.03, 7.04, 7.05, 7.06 and 7.13, respectively;

(f) Investments (i) existing or contemplated on the date hereof and set forth on Schedule 7.02(f) and any modification, replacement, renewal, reinvestment or extension thereof and (ii) existing on the date hereof by the Borrower or any Restricted Subsidiary in the Borrower or any other Restricted Subsidiary and any modification, exchange in kind, renewal or extension thereof; provided that (x) the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 7.02 and (y) any Investment in the form of Indebtedness of any Loan Party owed to any Restricted Subsidiary that is not a Loan Party shall be subject to the subordination terms set forth in the Intercompany Note;

(g) Investments in Swap Contracts permitted under Section 7.03;

(h) (i) promissory notes and other noncash consideration received in connection with Dispositions permitted by Section 7.05 and (ii) Investments received solely from (x) equity contributions to Holdings (which in turn are contributed by Holdings to the Borrower) from its shareholder or shareholders and (y) distributions to the Borrower and the Restricted Subsidiaries from Persons that are not Restricted Subsidiaries; provided that, with respect to each Investment described in this clause (h)(ii):

(A) any Subsidiary acquired as a result of such Investment (other than an Excluded Subsidiary) (and, to the extent required under the Collateral and Guarantee Requirement, the Subsidiaries of such acquired Subsidiary) shall be a Guarantor and shall have complied with the requirements of Section 6.11, within the times specified therein;

(B) after giving effect to such Investment, the Borrower and the Restricted Subsidiaries shall be in compliance with Section 7.07;

(C) immediately before and immediately after giving Pro Forma Effect to any such Investment, no Default shall have occurred and be continuing and (2) immediately after giving effect to such Investment, the Borrower and the Restricted Subsidiaries shall be in Pro Forma Compliance with (x) the covenant set forth in Section 7.11(a) and (y) in the case of a distribution from an Unrestricted Subsidiary, the covenant set forth in Section 7.11(b), each such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such Investment had been consummated as of the first day of the fiscal period covered thereby and, in the case of a given Investment the aggregate Fair Market Value for which is in excess of $20,000,000, evidenced by a certificate from the Chief Financial Officer of the Borrower demonstrating such compliance calculation in reasonable detail; and

(D) the Borrower shall have delivered to the Administrative Agent, on behalf of the Lenders, no later than five (5) Business Days after the date on which any such

Investment is consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (h)(ii) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;

(i) the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or Equity Interests in a Person that, upon the consummation thereof, will be a wholly owned Restricted Subsidiary of the Borrower (including as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.02(i) (each, a “Permitted Acquisition”):

(A) subject to clause (B) below, any such newly created or acquired Subsidiary (and, to the extent required under the Collateral and Guarantee Requirement, the Subsidiaries of such created or acquired Subsidiary) shall be a Guarantor and shall have complied with the requirements of Section 6.11, within the times specified therein;

(B) the aggregate amount of consideration paid in respect of acquisitions of Persons that do not become Loan Parties shall not exceed the sum of $50,000,000 and an amount equal to the aggregate Returns in respect of such Investments);

(C) after giving effect to such purchase or acquisition, the Borrower and the Restricted Subsidiaries shall be in compliance with Section 7.07;

(D) (1) immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (2) immediately after giving effect to such purchase or other acquisition (and any concurrent Disposition), the Borrower and the Restricted Subsidiaries shall be in Pro Forma Compliance with all of the covenants set forth in Section 7.11, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such purchase or other acquisition (and any concurrent Disposition) had been consummated as of the first day of the fiscal period covered thereby and, in the case of a given acquisition or purchase the aggregate consideration for which is in excess of $20,000,000, evidenced by a certificate from the Chief Financial Officer of the Borrower demonstrating such compliance calculation in reasonable detail; and

(E) the Borrower shall have delivered to the Administrative Agent, on behalf of the Lenders, no later than five (5) Business Days after the date on which any such purchase or other acquisition is consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (i) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;

(j) the Transaction and Investments made in connection with the Transaction;

(k) Investments in the ordinary course of business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(l) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(m) loans and advances to Holdings (or any direct or indirect parent thereof) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings (or such parent) in accordance with Section 7.06(h), (i), (j) or (k);

(n) so long as immediately after giving effect to any such Investment, no Default has occurred and is continuing, other Investments that do not exceed the sum of $100,000,000 and an amount equal to the aggregate Returns in respect of such Investments;

(o) so long as immediately after giving effect to any such Investment, no Default has occurred and is continuing, and the Borrower and the Restricted Subsidiaries will be in Pro Forma Compliance with the covenants set forth in Section 7.11, other Investments in an amount not to exceed the Cumulative Growth Amount immediately prior to the time of the making of such Investment;

(p) advances of payroll payments to employees in the ordinary course of business;

(q) Investments to the extent that payment for such Investments is made solely with capital stock of Holdings (or, after a Qualifying IPO of the Borrower or an Intermediate Holding Company, the Borrower or such Intermediate Holding Company, as the case may be);

(r) Investments of a Restricted Subsidiary acquired after the Closing Date or of a corporation merged into the Borrower or merged or consolidated with a Restricted Subsidiary in accordance with Section 7.04 after the Closing Date, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(s) Guarantees by Holdings, the Borrower or any Restricted Subsidiary of leases (other than Capitalized Leases) or of other obligations of the Borrower or any Restricted Subsidiary otherwise permitted hereunder that do not constitute Indebtedness, in each case entered into in the ordinary course of business; and

(t) Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons so long as such licensing arrangements do not limit in any material respect the Collateral Agent’s security interest (if any) in the intellectual property so licensed.

provided that no Investment in an Unrestricted Subsidiary that would otherwise be permitted under this Section 7.02 shall be permitted hereunder, to the extent that any portion of such Investment is used to make any prepayments, redemptions, purchases, defeasances and other payments in respect of the Senior Notes or other Junior Financings that would otherwise not be permitted under Section 7.13 (and any such prepayment, redemption, purchase, defeasance and other payment shall be treated as having been made pursuant to Section 7.13).

Section 7.03. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness of Holdings, the Borrower and any of its Subsidiaries under the Loan Documents;

(b) Indebtedness (i) outstanding on the date hereof and listed on Schedule 7.03(b) and any Permitted Refinancing thereof and (ii) intercompany Indebtedness outstanding on the date hereof;

(c) Guarantees by Holdings, the Borrower and the Restricted Subsidiaries in respect of Indebtedness of the Borrower or any Restricted Subsidiary otherwise permitted hereunder; provided that (A) no Guarantee by any Restricted Subsidiary of any Senior Note or other Junior Financing shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Obligations substantially on the terms set forth in the Subsidiary Guaranty and (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(d) Indebtedness of Holdings, the Borrower or any Restricted Subsidiary owing to Holdings, the Borrower or any other Restricted Subsidiary, to the extent constituting an Investment expressly permitted by Section 7.02(c), (m) or (s) or, in the case of Indebtedness of the Borrower or any Restricted Subsidiary owing to Holdings, the Borrower or any other Restricted Subsidiary, Section 7.02(n); provided that all such Indebtedness of any Loan Party owed to any Person that is not a Loan Party shall be subject to the subordination terms set forth in the Intercompany Note;

(e) (i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) of the Borrower and the Restricted Subsidiaries financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets (including reconstruction, refurbishment, renovation and development of real property); provided that such Indebtedness is incurred concurrently with or within two hundred and seventy (270) days after the applicable acquisition, construction, repair, replacement or improvement, (ii) Attributable Indebtedness of the Borrower and the Restricted

Subsidiaries arising out of sale-leaseback transactions permitted by Section 7.05(f) and (iii) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clauses (i) and (ii);

(f) Indebtedness in respect of Swap Contracts designed to hedge against interest rates, foreign exchange rates risks or commodities pricing incurred in the ordinary course of business and not for speculative purposes;

(g) Indebtedness of the Borrower or any Restricted Subsidiaries:

(i) consisting of Attributable Indebtedness and other Indebtedness (including Capitalized Leases) of a Person financing fixed or capital assets of such Person (including real property) assumed in connection with any Permitted Acquisition that is secured only by the assets subject to such Attributable Indebtedness or the assets financed by such other Indebtedness, as the case may be (provided that neither such Attributable Indebtedness nor such other Indebtedness is incurred in contemplation of such Permitted Acquisition) and any Permitted Refinancing thereof and so long as both immediately prior and after giving effect thereto, (A) no Default shall exist or result therefrom, (B) the Borrower and the Restricted Subsidiaries will be in Pro Forma Compliance with the covenants set forth in Section 7.11, and (C) in the case of any Indebtedness secured by real property, such real property would not otherwise constitute a Material Real Property; and

(ii) incurred to finance a Permitted Acquisition that is secured only by the assets or business acquired in the applicable Permitted Acquisition (including any acquired Equity Interests) and so long as both immediately prior and after giving effect thereto, (A) no Default shall exist or result therefrom, (B) the Borrower and the Restricted Subsidiaries will be in Pro Forma Compliance with the covenants set forth in Section 7.11, and (C) the aggregate principal amount of such Indebtedness and all Indebtedness resulting from any Permitted Refinancing thereof at any time outstanding pursuant to this clause (g)(ii) does not exceed $25,000,000;

(h) Indebtedness of the Borrower and the Guarantors (A) assumed in connection with any Permitted Acquisition (provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition) or (B) incurred to finance a Permitted Acquisition and, in the case of either (A) or (B), any Permitted Refinancing thereof; provided, in each case that such Indebtedness and all Indebtedness resulting from any Permitted Refinancing thereof, (w) is unsecured and is subordinated to the Obligations on terms no less favorable to the Lenders than the subordination terms consistent with indentures in connection with senior subordinated notes issued in high yield transactions with the Sponsors (“Senior Subordinated Notes Precedent”) or otherwise reasonably acceptable to the Administrative Agent, (x) both immediately prior and after giving effect thereto, (1) no Default shall exist or result therefrom, (2) the Borrower and the Restricted Subsidiaries will be in Pro Forma Compliance with the covenants set forth in Section 7.11 and (3) to the extent that Holdings is the issuer, borrower or obligor of such Indebtedness, the Borrower and the Restricted Subsidiaries will be in Pro Forma Compliance with an Interest Coverage Ratio of at least 2.00:1.00

(and determined as if the Borrower was the issuer, borrower or obligor of such Indebtedness), (y) matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the Maturity Date of the Term Loans (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemptions provisions satisfying the requirement of clause (z) hereof), and (z) has terms and conditions (other than interest rate, redemption premiums and subordination terms), taken as a whole, that are not materially less favorable to Holdings, the Borrower or any of the Restricted Subsidiaries as the terms and conditions of the Senior Notes are to the Borrower and the Restricted Subsidiaries as of the Closing Date or otherwise reasonably satisfactory to the Administrative Agent; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower or Holdings, as applicable, has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower or Holdings, as applicable, within such five (5) Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees);

(i) Indebtedness representing deferred compensation to employees of the Borrower and the Restricted Subsidiaries incurred in the ordinary course of business;

(j) Indebtedness consisting of promissory notes (A) issued by any Loan Party to current or former officers, directors, consultants and employees, their respective estates, heirs, permitted transferees, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings permitted by Section 7.06; provided that (i) such Indebtedness shall be subordinated in right of payment to the Obligations on terms reasonably satisfactory to the Administrative Agent and (ii) the aggregate amount of all cash payments (whether principal or interest) made by the Loan Parties in respect of such notes in any calendar year, when combined with the aggregate amount of Restricted Payments made pursuant to Section 7.06(g) in such calendar year, shall not exceed $10,000,000 (or, after a Qualifying IPO, $30,000,000), provided that any unused amounts in any calendar year may be carried over to succeeding calendar years, so long as the aggregate amount of all cash payments made in respect of such notes in any calendar year (after giving effect to such carry forward), when aggregated with the aggregate amount of Restricted Payments made pursuant to Section 7.06(g) in such calendar year (after giving effect to such carry forward), shall not exceed $20,000,000 (or, after a Qualifying IPO, $40,000,000), provided, further, that such amount in any calendar year may be increased by an amount not to exceed the remainder of (x) the sum of (1) the amount of Net Cash Proceeds of Permitted Equity Issuances (other than Permitted Equity Issuances made pursuant to Section 8.05) to the extent that such Net Cash Proceeds shall have been actually received by the Borrower through a capital contribution of such Net Cash Proceeds by Holdings (and to the extent not used to make an Investment pursuant to Section 7.02(o), prepay Senior Notes or other Junior Financings pursuant to Section 7.13(a)(v), make Restricted Payments pursuant to Section 7.06(g) or (j) or make Capital Expenditures pursuant to Section 7.16(a)(ii)), in each case to employees, directors, officers, members of management or consultants of Holdings (or any direct or indirect parent of Holdings) or of its Subsidiaries that occurs after the Closing Date plus (2) the net cash proceeds of key man life insurance policies received by Holdings, the Borrower or any of its Restricted Subsidiaries after the Closing Date less (y) the aggregate amount of all cash payments made in respect of any promissory notes pursuant to this Section 7.03(j) after the Closing Date with the net cash proceeds described in preceding clause (x) (2) less (z) the aggregate amount of all Restricted Payments made after the Closing Date in reliance on the last proviso appearing in Section 7.06(g), and (B) issued by Employment Participation Subsidiaries to current or former restaurant employees, and development partners of Employment Participation Subsidiaries as consideration in respect of repurchases, redemptions or acquisitions of Equity Interests in Employment Participation Subsidiaries permitted under Section 7.06(m) in the ordinary course of business and consistent with past practice;

(k) Indebtedness incurred by Holdings, the Borrower or the Restricted Subsidiaries in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition, in any such case solely constituting indemnification obligations or obligations in respect of purchase price or other similar adjustments;

(l) Indebtedness consisting of obligations of Holdings, the Borrower or the Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Transaction and Permitted Acquisitions or any other Investment expressly permitted hereunder;

(m) Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with deposit accounts;

(n) Indebtedness of the Borrower and the Restricted Subsidiaries in an aggregate principal amount not to exceed $100,000,000 at any time outstanding;

(o) Indebtedness consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(p) Indebtedness incurred by the Borrower or any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within 30 days following the incurrence thereof;

(q) obligations in respect of performance, bid, stay, custom, appeal and surety bonds and other obligations of a like nature and performance and completion guarantees and similar obligations provided by the Borrower or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practices;

(r) unsecured Indebtedness of Holdings (“Permitted Holdings Debt”) (i) that is not subject to any Guarantee by the Borrower or any Restricted Subsidiary, (ii) that will not mature prior to the date that is ninety-one (91) days after the Maturity Date of the Term Loans, (iii) that has no scheduled amortization or payments of principal (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirements of clause (v) hereof), (iv) that does not require any payments in cash of interest or other amounts in respect of the principal thereof prior to the earlier to occur of (A) the date that is four (4) years from the date of the issuance or incurrence thereof and (B) the date that is ninety-one (91) days after the Maturity Date of the Term Loans, (v) that has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior discount notes of an issuer that is the parent of a borrower under senior secured credit facilities, and in any event, with respect to covenant, default and remedy provisions, no more restrictive than those set forth in the Senior Notes Indenture as of the Closing Date, taken as a whole (other than provisions customary for senior discount notes of a holding company), and (vi) that is subordinated to the Obligations on subordination terms no less favorable to the Lenders than the subordination terms set forth in the Senior Subordinated Notes Precedent or otherwise reasonably acceptable to the Administrative Agent; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees); provided, further that any such Indebtedness shall constitute Permitted Holdings Debt only if (1) both before and after giving effect to the issuance or incurrence thereof, no Default shall have occurred and be continuing and (2) the Borrower and the Restricted Subsidiaries will be in Pro Forma Compliance with the covenants set forth in Section 7.11 (it being understood that any capitalized or paid-in-kind or accreted principal on such Indebtedness is not subject to this proviso);

(s) Indebtedness of the Borrower and the Restricted Subsidiaries supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit;

(t) Indebtedness of Holdings, the Borrower and the Restricted Subsidiaries so long as (u) the Net Cash Proceeds therefrom are used to prepay Term Loans pursuant to Section 2.06(b)(iii) (unless applied to effect a Permitted Refinancing of any Indebtedness theretofore issued under this Section 7.03(t)), (x) such Indebtedness is subordinated to the Obligations on terms no less favorable to the Lenders than the subordination terms set forth in the Senior Subordinated Notes Precedent or otherwise reasonably acceptable to the Administrative Agent, (y) both immediately prior and after giving effect thereto, (1)

no Default shall exist or result therefrom, (2) the Borrower and the Restricted Subsidiaries will be in Pro Forma Compliance with the covenants set forth in Section 7.11 and (3) to the extent that Holdings is the issuer, borrower or obligor of such Indebtedness, the Borrower and the Restricted Subsidiaries will be in Pro Forma Compliance with an Interest Coverage Ratio of at least 2.00:1.00 (and determined as if the Borrower was the issuer, borrower or obligor of such Indebtedness) and (z) such Indebtedness matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the Maturity Date of the Term Loans (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemptions provisions satisfying the requirement of clause (y) hereof), (y) such Indebtedness has terms and conditions (other than interest rate, redemption premiums and subordination terms), taken as a whole, that are not materially less favorable to the Borrower and the Restricted Subsidiaries as the terms and conditions of the Senior Notes as of the Closing Date; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees); and (z) such Indebtedness is incurred by the Borrower or a Guarantor and (ii) any Permitted Refinancing of the Indebtedness referred to in preceding clause (i);

(u) Indebtedness in respect of the Senior Notes and any Permitted Refinancing thereof;

(v) Indebtedness of Foreign Subsidiaries in an aggregate principal amount not to exceed $50,000,000 at any time outstanding; and

(w) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (v) above.

Section 7.04. Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a) any Restricted Subsidiary may merge with (i) the Borrower (including a merger, the sole purpose of which is to reorganize the Borrower into a new jurisdiction); provided, that (x) the Borrower shall be the continuing or surviving Person and (y) such merger does not result in the Borrower ceasing to be incorporated under the Laws of the United States, any state thereof or the District of Columbia, or (ii) any one or more other Restricted Subsidiaries; provided that when any Restricted Subsidiary that is a Loan Party is merging with another Restricted Subsidiary, a Loan Party shall be the continuing or surviving Person;

(b) (i) any Restricted Subsidiary that is not a Loan Party may merge or consolidate with or into any other Restricted Subsidiary that is not a Loan Party and (ii) any Restricted Subsidiary of the Borrower may liquidate or dissolve or change its legal form (subject, (x) in the case of any change of legal form, to any such Restricted Subsidiary that is a Guarantor remaining a Guarantor and (y) in the case of a liquidation or distribution of a Loan Party, the assets of such Loan Party are transferred to a Loan Party and the security interests of the Collateral Agent in the assets so transferred remain perfected at least to the same extent that such security interests were perfected immediately prior thereto) if Holdings determines in good faith that such action is in the best interests of Holdings and its Subsidiaries and such change is not materially disadvantageous to the Lenders;

(c) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor or the Borrower, then (i) the transferee must either be the Borrower or a Guarantor or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02 and 7.03, respectively;

(d) so long as no Default exists or would result therefrom, the Borrower may merge or consolidate with any other Person; provided that (i) the Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, the “Successor Company”), (A) the Successor Company shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) the Successor Company shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Guaranty confirmed that its Guarantee shall apply to the Successor Company’s obligations under this Agreement, (D) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under this Agreement, (E) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under this Agreement, (F) immediately after giving effect to such merger or consolidation, the Successor Company and the Restricted Subsidiaries shall be in Pro Forma Compliance with all of the covenants set forth in Section 7.11, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such merger or consolidation had been consummated as of the first day of the fiscal period covered thereby and evidenced by a certificate from the Chief Financial Officer of the Successor Company demonstrating such compliance calculation in reasonable detail, and (G) the Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement; provided, further, that if the foregoing are satisfied, the Successor Company will succeed to, and be substituted for, the Borrower under this Agreement;

(e) so long as no Default exists or would result therefrom, any Restricted Subsidiary may merge with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided that the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 6.11;

(f) the Borrower and the Restricted Subsidiaries may consummate the Merger and the other Transactions; and

(g) so long as no Default exists or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05.

Section 7.05. Dispositions. Make any Disposition, except:

(a) (x) Dispositions of obsolete or worn out property and assets, whether now owned or hereafter acquired, in the ordinary course of business, and (y) Dispositions of property or assets no longer used or useful in the conduct of the business of the Borrower and the Restricted Subsidiaries;

(b) Dispositions of inventory and assets of de minimus value, in any case in the ordinary course of business;

(c) Dispositions of property in the ordinary course of business to the extent that (x) such property is exchanged for credit against the purchase price of similar replacement property or (y) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(d) Dispositions of property to the Borrower or to a Restricted Subsidiary; provided that if the transferor of such property is the Borrower or a Guarantor, (i) the transferee thereof must either be a Guarantor or the Borrower or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 7.02;

(e) Dispositions permitted by Sections 7.04 and 7.06, Investments permitted by Section 7.02, Liens permitted by Section 7.01 and Dispositions of Equity Interests in Employment Participation Subsidiaries to restaurant employees of, and development partners with, the Borrower and its Subsidiaries;

(f) Dispositions of property (other than IP Collateral) for cash pursuant to sale-leaseback transactions; provided that (i) with respect to such property owned by the

Borrower and the Restricted Subsidiaries on the Closing Date, the Fair Market Value of all property so Disposed of after the Closing Date (taken together with the aggregate Fair Market Value of all property Disposed of pursuant to Section 7.05(k)) shall not exceed $35,000,000, and (ii) with respect to such property acquired by the Borrower or any Restricted Subsidiary after the Closing Date, the applicable sale-leaseback transaction occurs within two hundred and seventy (270) days after the acquisition or construction (as applicable) of such property or any material repair, replacement or improvement thereof (including reconstruction, refurbishment, renovation and development of real property);

(g) Dispositions of Cash Equivalents;

(h) Dispositions or discounts without recourse of accounts receivable in connection with the compromise or collection thereof and not as part of a financing transaction;

(i) leases, subleases, licenses or sublicenses, in each case in the ordinary course of business and which do not materially interfere with the business of Holdings, the Borrower and the Restricted Subsidiaries;

(j) transfers of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;

(k) Dispositions of property not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Default exists), no Default shall exist or would result from such Disposition, (ii) the aggregate Fair Market Value of all property Disposed of in reliance on this clause (k) (taken together with the aggregate Fair Market Value of all property Disposed of pursuant to Section 7.05(f)) does not exceed $35,000,000, and (iii) with respect to any Disposition pursuant to this clause (k) for a purchase price in excess of $2,500,000, the Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(l) and clauses (i) and (ii) of Section 7.01(t)); provided, however, that for the purposes of this clause (iii), (A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the payment in cash of the Obligations) that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition and (C) any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in respect of such Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-Cash

Consideration received pursuant to this clause (C) and Section 7.05(l) that is at that time outstanding, the greater of (1) $20,000,000 and (2) 1% of Total Tangible Assets at the time of the receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash;

(l) Dispositions listed on Schedule 7.05(l); provided that with respect to any Disposition pursuant to this clause (l) for a purchase price in excess of $2,500,000, the Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(l) and clauses (i) and (ii) of Section 7.01(t)); provided, however, that for the purposes of this clause (ii), (A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the payment in cash of the Obligations) that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition shall be deemed to be cash and (C) any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in respect of such Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) and Section 7.05(k)(iii) that is at that time outstanding, the greater of (1) $20,000,000 and (2) 1% of Total Tangible Assets at the time of the receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash;

(m) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(n) Dispositions as part of the Transaction; and

(o) Dispositions of Equity of Unrestricted Subsidiaries;

provided that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Sections 7.05(a)(y), (d), (e), (j) and (n) and except for Dispositions from a Loan Party to another Loan Party), shall be for no less than the Fair Market Value of such property at the time of such Disposition. To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than Holdings, the Borrower or any Restricted Subsidiary, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

Section 7.06. Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:

(a) each Restricted Subsidiary may make Restricted Payments to the Borrower and to other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Borrower and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(b) Holdings, the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of such Person;

(c) (i) so long as no Default shall have occurred and be continuing or would result therefrom, from and after the date the Borrower delivers an irrevocable written notice to the Administrative Agent stating that the Borrower will make Restricted Payments to Holdings that are used by Holdings solely to fund cash interest payments required to be made by Holdings with respect to Indebtedness permitted to be incurred by Holdings pursuant to Sections 7.03(h), (j), (l), (r) and (t) (the “Holdings Restricted Payments Election”), the Borrower may make such Restricted Payments to Holdings in each case so long as immediately after giving effect to such Restricted Payment, the Borrower and the Restricted Subsidiaries shall be in Pro Forma Compliance with an Interest Coverage Ratio of at least 2.00:1.00 for the Test Period then most recently ended for which financial information has been delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) and evidenced by a certificate from the Chief Financial Officer of the Borrower demonstrating such compliance calculation in reasonable detail;

(d) Restricted Payments made on the Closing Date used to fund the Transaction (including any amounts to be paid under, or contemplated by, the Merger Agreement) and the fees and expenses related thereto or owed to Affiliates, in each case with respect to any Restricted Payment to or owed to an Affiliate to the extent permitted by Section 7.08 and including any payment to holders of Equity Interests of the Borrower (immediately prior to giving effect to the Transaction) after the Closing Date in connection with, or as a result of, their exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect to such appraisal rights (in each case) as a result of the Merger;

(e) to the extent constituting Restricted Payments, Holdings, the Borrower and the Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.04 or 7.08 (other than Sections 7.08(f) and (g));

(f) repurchases of Equity Interests in Holdings, the Borrower or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(g) Holdings (or, after a Qualifying IPO of the Borrower or an Intermediate Holding Company, the Borrower or such Intermediate Holding Company, as the case may be) may (i) pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of Holdings (or of any parent of Holdings or, after a Qualifying IPO of the Borrower or an Intermediate Holding Company, the Borrower or such Intermediate Holding Company, as the case may be) by any future, present or former employee, consultant or director of Holdings (or any direct or indirect parent of Holdings) or any of its Subsidiaries or (ii) make Restricted Payments in the form of distributions to allow any direct or indirect parent of Holdings to pay principal or interest on promissory notes that were issued to any future, present or former employee, consultant or director of Holdings (or any direct or indirect parent of Holdings) or any of its Subsidiaries in lieu of cash payments for the repurchase, retirement or other acquisition or retirement for value of such Equity Interests held by such Persons, in each case, pursuant to any employee or director equity plan, employee or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, consultant or director of Holdings (or any direct or indirect parent of Holdings) or any of its Subsidiaries; provided that the aggregate amount of Restricted Payments made pursuant to this clause (g) in any calendar year, when combined with the aggregate amount of all cash payments (whether principal or interest) made by the Loan Parties in respect of any promissory notes pursuant to Section 7.03(j) in such calendar year, shall not exceed $10,000,000 (or, after a Qualifying IPO, $30,000,000), provided that any unused amounts in any calendar year may be carried over to succeeding calendar years, so long as the aggregate amount of all Restricted Payments made pursuant to this Section 7.06(g) in any calendar year (after giving effect to such carry forward), when aggregated with the aggregate amount of all cash payments made in respect of promissory notes pursuant to Section 7.03(j) in such calendar year (after giving effect to such carry forward), shall not exceed $20,000,000 (or, after a Qualifying IPO, $40,000,000); provided that any cancellation of Indebtedness owing to the Borrower in connection with and as consideration for a repurchase of Equity Interests of Holdings (or any of its direct or indirect parents) shall not be deemed to constitute a Restricted Payment for purposes of this clause (g); provided, further, that such amount in any calendar year may be increased by an amount not to exceed the remainder of (x) the sum of (1) the amount of Net Cash Proceeds of Permitted Equity Issuances (other than Permitted Equity Issuances made pursuant to Section 8.05) to the extent that such Net Cash Proceeds shall have been actually received by the Borrower through a capital contribution of such Net Cash Proceeds by Holdings (and to the extent not used to make an Investment pursuant to Section 7.02(o), a payment pursuant to Section 7.03(j), a prepayment of Senior Notes or other Junior Financings pursuant to Section 7.13(a)(v), make Restricted Payments pursuant to Section 7.06(g) or (j) or make Capital Expenditures pursuant to Section 7.16(a)(ii)), in each case to employees, directors, officers, members of management or consultants of Holdings (or any direct or indirect parent of Holdings) or of its Subsidiaries that occurs after the Closing Date plus (2) the net cash proceeds of key man life insurance policies received by Holdings, the Borrower or any of its Restricted Subsidiaries after the Closing Date less (y) the aggregate amount of all Restricted Payments made after the Closing Date with the net cash proceeds described in preceding clause (x) (2) less (z) the aggregate amount of all cash payments made in respect of any promissory notes pursuant to Section 7.03(j) after the Closing Date in reliance on the last proviso appearing in Section 7.03(j);

(h) the Borrower and the Restricted Subsidiaries may make Restricted Payments to Holdings:

(i) the proceeds of which will be used to pay (or to make Restricted Payments to allow any direct or indirect parent of Holdings to pay) the amount any direct or indirect parent company of the Borrower would be required to pay in respect of Income Taxes attributable to the income of such direct or indirect parent company, the Borrower and its Restricted Subsidiaries and Other Parent Subsidiaries; provided, however, that in each case the amount of such payments in any tax year are reduced by Income Taxes required to be paid by such direct or indirect parent company arising from businesses that are unrelated to the businesses conducted by the Other Parent Subsidiaries on the Closing Date after giving effect to the Transactions (except Income Taxes attributable to the income of Unrestricted Subsidiaries shall not reduce such payments to the extent such payments would otherwise be reduced by such Income Taxes and amounts are received from Unrestricted Subsidiaries to pay such Income Taxes);

(ii) the proceeds of which shall be used by Holdings to pay (or to make Restricted Payments to allow any direct or indirect parent of Holdings to pay) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, in an aggregate amount not to exceed $2,500,000 in any fiscal year plus any reasonable and customary indemnification claims made by directors or officers of Holdings (or any parent thereof) attributable to the ownership or operations of the Borrower and its Subsidiaries;

(iii) the proceeds of which shall be used by Holdings to pay franchise taxes and other fees, taxes and expenses required to maintain its (or any of its direct or indirect parents’) corporate existence;

(iv) the proceeds of which shall be used by Holdings to make Restricted Payments permitted to be made by Holdings pursuant to this Section 7.06;

(v) to finance any Investment permitted to be made by Holdings pursuant to Section 7.02 (other than clause (e) thereof); provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) Holdings shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or its Restricted Subsidiaries or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into the Borrower or its Restricted Subsidiaries in order to consummate such Permitted Acquisition, in each case, in accordance with the requirements of Section 6.11; and

(vi) the proceeds of which shall be used by Holdings to pay (or to make Restricted Payments to allow any direct or indirect parent thereof to pay) fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering permitted by this Agreement;

(i) so long as no Default shall have occurred and be continuing or would result therefrom, the Borrower may make additional Restricted Payments to Holdings the proceeds of which may be utilized by Holdings to make additional Restricted Payments, in an aggregate amount, together with the aggregate amount of (1) prepayments, redemptions, purchases, defeasances and other payments in respect of Senior Notes and other Junior Financings made pursuant to Section 7.13(a)(iv) and (2) loans and advances to Holdings made pursuant to Section 7.02(m) in lieu of Restricted Payments permitted by this clause (i), $50,000,000;

(j) so long as no Default shall have occurred and be continuing or would result therefrom, the Borrower may make additional Restricted Payments to Holdings the proceeds of which may be utilized by Holdings to make additional Restricted Payments, in an amount not to exceed the Cumulative Growth Amount immediately prior to the making of such Restricted Payment;

(k) cash payments in lieu of the issuance of fractional shares or interests in connection with the exercise of warrants, options or other rights or securities convertible into or exchangeable for Equity Interests of Holdings or any direct or indirect parent of Holdings; provided, that any such cash payment shall not be for the purpose of evading the limitation of this covenant (as determined in good faith by the Board of Directors of the Borrower);

(l) Holdings may make Restricted Payments with the Net Cash Proceeds of Permitted Holdings Debt and Permitted Equity Issuances by Holdings (in each case, to the extent any such proceeds are not otherwise contributed to (or required to be contributed to) the Borrower); and

(m) repurchases, redemptions and other acquisitions of Equity Interests in Employment Participation Subsidiaries held by current or former restaurant employees of, and development partners with, the Borrower or any of its Restricted Subsidiaries.

Section 7.07. Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and the Restricted Subsidiaries on the date hereof or any business reasonably related or ancillary thereto.

Section 7.08. Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than (a) transactions among Loan Parties or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction in each case to the extent that such transactions are not otherwise prohibited by this Agreement, (b) on terms substantially as favorable to Holdings, the Borrower or such Restricted Subsidiary as would be obtainable by Holdings, the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (c) consummation of the Transaction, including the payment of fees and expenses related to the Transaction, (d) the issuance of Equity Interests of Holdings (other than Disqualified Equity Interests) to the Sponsors, or to any director, officer, consultant or employee of the Borrower or any of its Subsidiaries in connection with the Transaction, (e) the payment (including Restricted Payments to permit payment) of management, consulting, monitoring, transaction and advisory fees to, or for the benefit of, the Sponsors and the Founders or their respective Affiliates in an aggregate amount in any fiscal year not to exceed the amount permitted to be paid (including accrued amounts) pursuant to the Sponsor Management Agreement, as in effect on the Closing Date and any amendment, modification or replacement thereof or any similar agreement that is not, when taken as a whole, less favorable to the Lenders in any material respect as compared to the Sponsor Management Agreement as in effect on the Closing Date (it being agreed, however, that termination fees (or similar amounts) payable upon the occurrence of an initial public offering or a Change of Control (or any events or circumstances of a substantially similar nature (including with respect to a Change of Control as defined in the Senior Notes Indenture)) not to exceed an amount equal to the present value (as determined (or pursuant to a determination agreed to) by the Borrower in good faith) of the aggregate amount of any fees that would otherwise have been payable under the Sponsor Management Agreement as in effect on the Closing Date during the stated term thereof shall in any event be permitted) and related indemnities, reimbursements and reasonable expenses, (f) Restricted Payments permitted under Section 7.06, (g) loans and other transactions by Holdings, the Borrower and the Restricted Subsidiaries to the extent permitted under this Article VII, (h) employment, consulting and severance arrangements between Holdings, the Borrower and the Restricted Subsidiaries and their respective officers and employees in the ordinary course of business, (i) payments by Holdings (and any direct or indirect parent thereof), the Borrower and the Restricted Subsidiaries pursuant to the tax sharing agreements among Holdings (and any such parent thereof), the Borrower and the Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operations of the Borrower and the Restricted Subsidiaries, (j) the payment of customary fees and reasonable out of pocket costs and expenses to, and indemnities provided on behalf of, directors, officers and employees of Holdings, the Borrower and the Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of Holdings, the Borrower and the Restricted Subsidiaries, (k) transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule 7.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, and (l) customary payments by Holdings, the Borrower and any Restricted Subsidiaries to the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions, divestitures or securities offerings), which payments are approved by the majority of the members of the board of directors or a majority of the disinterested members of the board of directors of Holdings or the Borrower, in good faith (it being agreed that fees of up to 1.0% of the gross amount of any applicable transaction shall in any event be permitted), and (m) transactions with suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement and the Senior Notes Indenture which are fair to the Borrower and the Restricted Subsidiaries, in the reasonable determination of the board of directors of the Borrower or the senior management thereof, or are on terms at least as favorable as would reasonably have been obtained at such time from an unaffiliated party.

Section 7.09. Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of (a) any Restricted Subsidiary of the Borrower that is not a Guarantor to make Restricted Payments, intercompany loans or other advances to the Borrower or any Guarantor or (b) the Borrower or any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Secured Parties with respect to the Facilities and the Obligations or under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations which (i) (x) exist on the date hereof and (to the extent not otherwise permitted by this Section 7.09) are listed on Schedule 7.09 and (y) to the extent Contractual Obligations permitted by preceding clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such Contractual Obligation in any material respect, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of the Borrower, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of the Borrower; provided further that this clause (ii) shall not apply to Contractual Obligations that are binding on a Person that becomes a Restricted Subsidiary pursuant to Section 6.14, (iii) represent Indebtedness of a Restricted Subsidiary of the Borrower which is not a Loan Party which is permitted by Section 7.03, (iv) arise in connection with any Disposition permitted by Section 7.05, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture entered into in the ordinary course of business, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness (and excluding in any event any Indebtedness constituting any Junior Financing), (vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03(e) or 7.03(g), to the extent that such restrictions apply only to the property or assets securing such Indebtedness or, in the case of Indebtedness incurred pursuant to Section 7.03(g) only, to the Restricted Subsidiaries incurring or guaranteeing such Indebtedness, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary, (x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, and (xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business.

Section 7.10. Use of Proceeds; etc. (a) Use the proceeds of any Credit Extension, whether directly or indirectly, in a manner inconsistent with the uses set forth in the preliminary statements to this Agreement.

(b) Use the proceeds of any funds in (or credited to) the Capital Expenditures Account, whether directly or indirectly, for any purpose other than (i) to finance Capital Expenditures, (ii) to make any mandatory prepayment of Term Loans otherwise required pursuant to Section 2.06(b)(iv) or 8.05(a) and (iii) to make Investments, Restricted Payments, prepayments or redemptions, as, and to the extent, permitted under the definition “Cumulative Growth Amount.”

(c) Deposit, or cause to be deposited, whether directly or indirectly, any funds into the Capital Expenditures Account other than (i) with True Cash Flow as, and to the extent, required by Section 2.06(b)(v) and (ii) with the Net Cash Proceeds from Permitted Equity Issuances after the Closing Date (other than Permitted Equity Issuances made pursuant to Section 8.05).

Section 7.11. Financial Covenants. (a) Total Leverage Ratio. Permit the Total Leverage Ratio as of the last day of any Test Period (beginning with the Test Period ending on September 30, 2007) to be greater than the ratio set forth below opposite the last day of such Test Period:

Fiscal Year	March 31	June 30	September 30	December 31
2007	—	—	6.50:1.00	6.50:1.00
2008	6.50:1.00	6.00:1.00	6.00:1.00	6.00:1.00
2009	6.00:1.00	6.00:1.00	6.00:1.00	6.00:1.00
2010	6.00:1.00	6.00:1.00	6.00:1.00	6.00:1.00
2011	6.00:1.00	6.00:1.00	6.00:1.00	6.00:1.00
2012	6.00:1.00	6.00:1.00	6.00:1.00	6.00:1.00
2013	6.00:1.00	6.00:1.00	6.00:1.00	6.00:1.00
2014	6.00:1.00	6.00:1.00	6.00:1.00	6.00:1.00

(b) Minimum Free Cash Flow. If the Rent Adjusted Leverage Ratio as of the last day of any fiscal year of the Borrower (beginning with its fiscal year ending December 31, 2007) is greater than or equal to 5.25:1.00, permit Minimum Free Cash Flow for any Test Period ending on such date to be less than (i) in the case of the Borrower’s fiscal year ended December 31, 2007, $50,000,000, and (ii) in the case of each fiscal year of the Borrower thereafter, $75,000,000.

Section 7.12. Accounting Changes. Make any change in fiscal quarter or fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal quarter or fiscal year to any other fiscal quarter or fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal quarter or fiscal year.

Section 7.13. Prepayments, Etc. of Indebtedness. (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled interest shall be permitted) the Senior Notes, any Permitted Holdings Debt, any Indebtedness incurred under Section 7.03(h)(B) or (t), any other Indebtedness that is required to be subordinated to the Obligations pursuant to the terms of the Loan Documents or any Permitted Refinancing of any of the foregoing Indebtedness (all of the foregoing items of Indebtedness, collectively, “Junior Financing”) or make any payment in violation of any subordination terms of any Junior Financing Documentation that is subordinated to the Obligations, except, so long as no Default shall have occurred and be continuing or would result therefrom, (i) the refinancing thereof with the Net Cash Proceeds of Permitted Holdings Debt or any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing and, if applicable, is permitted pursuant to Section 7.03(h)), to the extent not required to prepay any Loans or Facility pursuant to Section 2.06(b), (ii) the conversion of any Senior Notes or Junior Financing to Equity Interests (other than Disqualified Equity Interests) of Holdings or any of its direct or indirect parents, (iii) the prepayment of Indebtedness of the Borrower or any Restricted Subsidiary to the Borrower or any Restricted Subsidiary to the extent permitted by the subordination provisions contained in the Intercompany Note, (iv) prepayments, redemptions, purchases, defeasances and other payments in respect of Senior Notes and other Junior Financings prior to their scheduled maturity in an aggregate amount, together with the aggregate amount of (1) Restricted Payments made pursuant to Section 7.06(i) and (2) loans and advances to Holdings made pursuant to Section 7.02(m) in lieu of Restricted Payments permitted by Section 7.06(i), not to exceed $50,000,000, (v) prepayments, redemptions, purchases, defeasances and other payments in respect of the Senior Notes and other Junior Financings prior to their scheduled maturity in an aggregate amount not to exceed the Cumulative Growth Amount immediately prior to the making of such payment and (vi) prepayments, redemptions, purchases, defeasances and other payments in respect of Permitted Holdings Debt and other Junior Financing incurred by Holdings with the Net Cash Proceeds of Permitted Equity Issuances by Holdings (to the extent any such proceeds are not otherwise contributed to (or required to be contributed to) the Borrower).

(b) Amend, modify or change (x) the subordination provisions of any Junior Financing Documentation (and the component definitions as used therein) or (y) any other term or condition of the Senior Notes Documentation or any other Junior Financing Documentation, in the case of this clause (y) in any manner materially adverse to the interests of the Lenders, in any such case without the consent of the Administrative Agent.

(c) Designate any Indebtedness (or related interest obligations) as “Designated Senior Debt” or any similar term (as defined in any Junior Financing Documentation that is subordinated to the Obligations), in each case, except for Obligations of the type described in clause (x) of the definition thereof.

(d) Amend, modify or waive any of its rights under (a) any Master Lease or (b) the nature of the obligations under any guaranty of recourse obligations or any environmental indemnity agreement executed and delivered in connection with the CMBS Facilities, in each case to the extent that such amendment, modification or waiver, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 7.14. Equity Interests of the Borrower and Restricted Subsidiaries. Permit any Domestic Subsidiary that is a Restricted Subsidiary to be (or become) a non-wholly owned Subsidiary, except (i) such non-wholly owned Domestic Subsidiaries existing on the Closing Date, (ii) as a result of or in connection with a dissolution, liquidation, merger, consolidation, or Disposition of a Restricted Subsidiary permitted by Section 7.04 or 7.05 or an Investment in any Person permitted under Section 7.02 or (iii) so long as such Restricted Subsidiary continues to be a Guarantor.

Section 7.15. Holding Company. In the case of Holdings, conduct, transact or otherwise engage in any business or operations other than those incidental to (i) its ownership of the Equity Interests of the Borrower and the Specified Lease Entities, (ii) the maintenance of its legal existence, (iii) the performance of the Loan Documents, the Merger Agreement and the other agreements contemplated by the Merger Agreement, (iv) any public offering of its common stock or any other issuance of its Equity Interests not prohibited by Article VII, (v) the entering into and performance of customary guaranty of recourse obligations and environmental indemnity agreements under the applicable CMBS Facilities Documentation and (vi) any transaction that Holdings is permitted to enter into or consummate under this Article VII.

Section 7.16. Capital Expenditures.

(a) Make any Capital Expenditure (i) except for Capital Expenditures not exceeding, in the aggregate for the Borrower and the Restricted Subsidiaries on a consolidated basis during each fiscal year set forth below, the amount set forth opposite such fiscal year:

Fiscal Year	Amount
2007	$235,000,000
2008	$200,000,000
2009	$210,000,000
2010	$240,000,000
2011	$250,000,000
2012	$250,000,000
2013	$250,000,000
2014	$250,000,000

; provided that the amount of Capital Expenditures permitted to be made in respect of any fiscal year shall be increased after the consummation of any Permitted Acquisition in an amount equal to 115% of the average annual capital expenditures of the Acquired Entity or Business so acquired during the fiscal year of such Acquired Entity or Business for the period of 36 consecutive months prior to such Permitted Acquisition (which increase, however, shall be pro rated for the fiscal year in which such Permitted Acquisition occurs).

(ii) In addition, so long as no Default shall have occurred and being continuing or would result therefrom, the Borrower and the Restricted Subsidiaries may make Capital Expenditures in an amount not to exceed the Cumulative Growth Amount immediately prior to the making of such Capital Expenditures.

(b) Notwithstanding anything to the contrary contained in clause (a) above, to the extent that the aggregate amount of Capital Expenditures made by the Borrower and the Restricted Subsidiaries in any fiscal year pursuant to Section 7.16(a)(i) is less than the maximum amount of Capital Expenditures permitted by Section 7.16(a)(i) with respect to such fiscal year, the amount of such difference (the “Rollover Amount”) may be carried forward and used to make additional Capital Expenditures in the immediately succeeding fiscal year; provided that Capital Expenditures in any fiscal year shall be counted against the base amount set forth in Section 7.16(a) with respect to such fiscal year prior to being counted against any Rollover Amount available with respect to such fiscal year.

(c) Notwithstanding anything to the contrary contained in clause (a)(i) or (b) above, in the event that the Borrower and the Restricted Subsidiaries have made Capital Expenditures in any fiscal year of the Borrower pursuant to clauses (a)(i) and (b) above in an amount equal to the maximum aggregate amount permitted to be made by the Borrower and the Restricted Subsidiaries during such fiscal year and so long as no Default then exists or would result therefrom, the Borrower and the Restricted Subsidiaries may utilize up to 50% of the applicable permitted scheduled Capital Expenditure amount as set forth in clause (a)(i) above for the immediately succeeding fiscal year of the Borrower (the “Carry-Back Amount”) to make additional Capital Expenditures in the then current fiscal year of the Borrower (which shall reduce the base amount of Capital Expenditures permitted to be made in such succeeding fiscal year pursuant to Section 7.16(a)(i) by the Carry-Back Amount so utilized).

(d) Notwithstanding anything to the contrary contained above in this Section 7.16, if on the last day of any fiscal year of the Borrower (after giving pro forma effect to any repayments and deposits actually made from True Cash Flow pursuant to Section 2.06(b)(v) as if such repayments and deposits had been made on such day) both (i) the Capital Expenditures Account is fully utilized with a zero balance on such date and (ii) the Rent Adjusted Leverage Ratio as of such date is greater than or equal to 5.25:1.00, then the aggregate amount of Capital Expenditures permitted to be made by the Borrower and the Restricted Subsidiaries in the succeeding fiscal year pursuant to Sections 7.16(a)(i) and (c) shall be limited to $100,000,000 until the earlier to occur of (x) the date on which no Pre-Funded RC Loans are outstanding and the amount on deposit in the Capital Expenditures Account is greater than zero and (y) the Rent Adjusted Leverage Ratio as of the last day of any Test Period thereafter is less than 5.25:1.00.

ARTICLE VIII

Events of Default and Remedies

Section 8.01. Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

(b) Specific Covenants. Holdings or the Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a), 6.05(a) (solely with respect to Holdings and the Borrower) or Article VII; provided that any Event of Default under Section 7.11 is subject to cure as contemplated by Section 8.05; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after notice thereof by the Administrative Agent to the Borrower; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder), together with any other Indebtedness (other than Indebtedness hereunder) in respect of which such a payment default exists, having an aggregate principal amount for all such Indebtedness of not less than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness having an aggregate principal amount for all such Indebtedness of not less than the Threshold Amount, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Agreements, termination events or equivalent events pursuant to the terms of such Swap Agreements), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any of the Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts in excess of the Threshold Amount as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Loan Parties, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Restricted Subsidiary one or more final judgments or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) and such judgments or orders shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect; or

(j) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or as a result of acts or omissions by the Administrative Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document or any Lien on any material portion of the Collateral created thereby; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document; or

(k) Change of Control. There occurs any Change of Control; or

(l) Collateral Documents. (i) Any Collateral Document after delivery thereof pursuant to Section 4.01, 6.11 or 6.13 shall for any reason (other than pursuant to the terms thereof including as a result of a transaction permitted under Section 7.04 or 7.05) cease to create a valid and perfected lien, with the priority required by the Collateral Documents on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Permitted Liens, except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent or the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements and except as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage, or (ii) any of the Equity Interests of the Borrower ceasing to be pledged pursuant to the Security Agreement free of Liens other than Liens created by the Security Agreement or any nonconsensual Liens arising solely by operation of Law; or

(m) Junior Financing Documentation. (i) Any of the Obligations of the Loan Parties under the Loan Documents for any reason shall cease to be “Senior Indebtedness” (or any comparable term) or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation that is subordinated (or required to be subordinated) to the Obligations and having an aggregate principal amount (for all such Junior Financing Documentation) of not less than the Threshold Amount, (ii) the subordination provisions set forth in any Junior Financing Documentation shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the holders of any such Junior Financing having an aggregate principal amount (for all such Junior Financing Documentation) of not less than the Threshold Amount, if applicable or (iii) any Loan Party contests in writing the validity or enforceability of any subordination provision set forth in any Junior Financing Documentation; or

(n) Termination of Master Lease. Any Master Lease is terminated for any reason either (i) as to all or substantially all of the properties subject thereto as a result of which the Borrower or its Restricted Subsidiaries no longer have the right to use such properties or any similar substitute properties on substantially the same basis as immediately prior to such termination or (ii) the result of which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 8.02. Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an actual or deemed entry of an Event of Default under Section 8.01(f) with respect to the Borrower, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

Section 8.03. Exclusion of Immaterial Subsidiaries. Solely for the purpose of determining whether a Default has occurred under clause (f) or (g) of Section 8.01, any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Immaterial Subsidiary (it being agreed that all Immaterial Subsidiaries affected by any event or circumstance referred to in any such clause shall be considered together, as a single consolidated Immaterial Subsidiary, for purposes of determining whether the condition specified above is satisfied).

Section 8.04. Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to each of the Administrative Agent and the Collateral Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees (other than commitment fees, letter of credit fees and facility fees), indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid commitment fees, letter of credit fees, facilities fees and interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, the termination value under Secured Hedge Obligations and the Cash Management Obligations, ratably among the Lenders and the other Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

Sixth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrower.

Section 8.05. Borrower’s Right to Cure. (a) Notwithstanding anything to the contrary contained in Section 8.01, (x) in the event of any Event of Default under any covenant set forth in Section 7.11 and until the expiration of the tenth (10th) day after the date on which financial statements are required to be delivered with respect to the applicable fiscal quarter hereunder, Holdings or the Borrower may engage in a Permitted Equity Issuance to any of the Equity Investors and apply the amount of the Net Cash Proceeds thereof to increase Consolidated EBITDA with respect to such applicable quarter; provided that such Net Cash Proceeds (i) are actually received by the Borrower (including through capital contribution of such Net Cash Proceeds by Holdings to the Borrower) no later than ten (10) days after the date on which financial statements are required to be delivered with respect to such fiscal quarter hereunder and (ii) do not exceed the aggregate amount necessary to cure such Event of Default under Section 7.11 for any applicable period, and (y) in the event of any Event of Default under Section 7.11(b) and until the expiration of the tenth (10th) day after the date on which financial statements are required to be delivered with respect to the applicable fiscal year hereunder, the Borrower may direct the Administrative Agent to withdraw amounts from the Capital Expenditures Account solely to cure such Event of Default and the amount of such withdrawal shall be treated as the receipt of cash proceeds from a Permitted Equity Issuance by the Borrower with respect to such applicable fiscal year (and not as an increase to Consolidated EBITDA with respect to such applicable fiscal year); provided that (i) such withdrawal does not exceed the aggregate amount necessary to cure such Event of Default under Section 7.11(b) for any applicable fiscal year and (ii) such funds are immediately applied to repay (and the Borrower hereby authorizes the Administrative Agent to repay) outstanding Term Loans. The parties hereby acknowledge that this Section 8.05(a) may not be relied on for purposes of calculating any financial ratios other than as applicable to Section 7.11 and shall not result in any adjustment to any amounts other than the amount of the Consolidated EBITDA referred to in the immediately preceding sentence.

(b) Notwithstanding the provisions of Section 8.05(a), in each period of four consecutive fiscal quarters, there shall be at least two (2) fiscal quarters in which no cure set forth in Section 8.05(a) is made.

ARTICLE IX

Administrative Agent and Other Agents

Section 9.01. Appointment and Authorization of Agents. (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document (which, for purposes of this Article IX, and for purposes of Sections 10.04 and 10.05, shall include the CMBS Intercreditor Agreement) and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article IX and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

(c) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), L/C Issuer (if applicable) and a potential Hedge Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX (including, Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

(d) The Administrative Agent shall also act as the Pre-Funded RC Deposit Bank under this Agreement, and each of the Pre-Funded RC Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as Pre-Funded RC Deposit Bank for the purposes set forth in this Agreement. In this connection, the Administrative Agent, as “Pre-Funded RC Deposit Bank”, shall be entitled to the benefits of all provisions of this Article IX (including, Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “Pre-Funded RC Deposit Bank” under this Agreement) as if set forth in full herein with respect thereto.

Section 9.02. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact, such sub-agents as shall be deemed necessary by the Administrative Agent and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).

Section 9.03. Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

Section 9.04. Reliance by Agents. (a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 9.05. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

Section 9.06. Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

Section 9.07. Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower and without limiting the Borrower’s obligation to do so. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

Section 9.08. Agents in their Individual Capacities. DBNY and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though DBNY were not the Administrative Agent, the Swing Line Lender, the Pre-funded RC Deposit Bank or an L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, DBNY or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, DBNY shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, the Swing Line Lender, the Pre-Funded RC Deposit Bank or an L/C Issuer, and the terms “Lender” and “Lenders” include DBNY in its individual capacity.

Section 9.09. Successor Agents. The Administrative Agent may resign as the Administrative Agent upon thirty (30) days’ notice to the Lenders and the Borrower. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default under Section 8.01(f) or (g) (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the

Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent,” shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be, and the retiring Administrative Agent’s appointment, powers and duties as the Administrative Agent shall be terminated. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent by the date which is thirty (30) days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that the Collateral and Guarantee Requirement is satisfied, the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

Section 9.10. Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(h) and (i), 2.10 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Section 2.10 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.11. Collateral and Guaranty Matters. The Lenders irrevocably agree:

(a) that any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall be automatically released (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) obligations under Secured Hedge Agreements not yet due and payable, (y) Cash Management Obligations not yet due and payable and (z) contingent indemnification obligations not yet accrued and payable) and the expiration or termination of all Letters of Credit (or upon cash collateralization of all Letters of Credit in a manner and pursuant to arrangements reasonably satisfactory to the Administrative Agent or receipt of backstop letters of credit, in form and substance and from a financial institution, reasonably satisfactory to the Administrative Agent), (ii) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document to any Person other than Holdings, the Borrower or any other Guarantor (whether as a Disposition or Investment), (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, or (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below;

(b) to release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i); and

(c) that any Guarantor shall be automatically released from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted hereunder (including as a result of a Guarantor being redesignated as an Unrestricted Subsidiary); provided that no such release shall occur if such Guarantor continues (after giving effect to the consummation of such transaction or designation) to be a guarantor in respect of the Senior Notes or any other Junior Financing.

Upon request by the Administrative Agent at any time, the Required Lenders (or such greater number of Lenders as may be required pursuant to Section 10.01) will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11 In each case as specified in this Section 9.11, the Administrative Agent will (and each Lender irrevocably authorizes the Administrative Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11

Section 9.12. Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent”, “joint bookrunner” or “arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 9.13. Appointment of Supplemental Administrative Agents. (a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and collectively as “Supplemental Administrative Agents”).

(b) In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental

Administrative Agent, and (ii) the provisions of this Article 9 and of Section 10.04 and 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.

(c) Should any instrument in writing from the Borrower, Holdings or any other Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower or Holdings, as applicable, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

ARTICLE X

Miscellaneous

Section 10.01. Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment, modification, supplement or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the other applicable Loan Party, as the case may be, and each such waiver, amendment, modification, supplement or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, modification, supplement, waiver or consent shall:

(a) extend or increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b) postpone any date scheduled for, or reduce the amount of, any payment of principal or interest under Section 2.08 or 2.09 without the written consent of each Lender directly affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans or the Pre-Funded RC Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;

(c) reduce or forgive the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby, it being understood that any change to the definition of Total Leverage Ratio, Rent Adjusted Leverage Ratio or in the component definitions of each thereof shall not constitute a reduction in the rate; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d) change any provision of this Section 10.01, the definition of “Required Lenders” or “Pro Rata Share” or Section 2.07(c), 8.04 or 2.14 without the written consent of each Lender directly affected thereby;

(e) other than in connection with a transaction permitted under Section 7.05, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(f) other than in connection with a transaction permitted under Section 7.04 or 7.05, release all or substantially all of the aggregate value of the Guarantees, without the written consent of each Lender; or

(g) except as expressly permitted by Section 7.04(d), consent to the assignment or transfer by Holdings or the Borrower of any of its rights or obligations under this Agreement or any other Loan Document;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of an L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (iv) no amendment, waiver or consent shall, unless in writing and signed by the Pre-Funded RC Deposit Bank in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Pre-Funded RC Deposit Bank under this Agreement or any other Loan Document; (v) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (vi) the consent of Lenders holding more than 50% of any Class of Commitments shall be required with respect to any amendment that by its terms adversely affects the rights of such Class in respect of payments hereunder in a manner different than such amendment affects other Classes. Any such waiver and any such amendment, modification or supplement in accordance with the terms of this Section 10.01 shall apply equally to each of the Lenders and shall be binding on the Loan Parties, the Lenders, the Agents and all future holders of the Loans and Commitments. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders).

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, the Working Capital RC Loans and the Pre-Funded RC Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

In addition, notwithstanding the foregoing, (a) this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans to permit the refinancing of all outstanding Term Loans (“Refinanced Term Loans”) with a replacement term loan tranche denominated in Dollars (“Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the Applicable Rate for such Replacement Term Loans shall not be higher than the Applicable Rate for such Refinanced Term Loans, (c) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the applicable Term Loans) and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing, and (b) this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Pre-Funded RC Loans to permit the refinancing of all outstanding Pre-Funded RC Loans (“Refinanced Pre-Funded RC Loans”) with a replacement pre-funded revolving credit loan tranche denominated in Dollars (“Replacement Pre-Funded RC Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Pre-Funded RC Loans shall not exceed the aggregate principal amount of such Refinanced Pre-Funded RC Loans and the aggregate unused Pre-Funded RC Commitments at such time, (b) the Applicable Rate for such Replacement Pre-Funded RC Loans and facility fee in respect thereof shall not be higher than the Applicable Rate for such Refinanced Pre-Funded RC Loans and facility fee in respect thereof, (c) the Weighted Average Life to Maturity of such Replacement Pre-Funded RC Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Pre-Funded RC Loans at the time of such refinancing and (d) all other terms applicable to such Replacement Pre-Funded RC Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Pre-Funded RC Loans than, those applicable to such Refinanced Pre-Funded RC Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Pre-Funded RC Loans in effect immediately prior to such refinancing.

Section 10.02. Notices and Other Communications; Facsimile Copies. (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, the Administrative Agent, an L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuers, the Pre-Funded RC Deposit Bank and the Swing Line Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(c)), when delivered; provided that notices and other communications to the Administrative Agent, the L/C Issuers, the Pre-Funded RC Deposit Bank and the Swing Line Lender pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

(b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders.

(c) Reliance by Agents and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices, Swing Line Loan Notices and Requests for Release of Capital Expenditure Funds) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct. All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 10.03. No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Section 10.04. Attorney Costs, Expenses and Taxes. The Borrower agrees (a) if the Closing Date occurs, to pay or reimburse the Administrative Agent, the Syndication Agent, each Co-Documentation Agent and the Arrangers for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of White & Case LLP, and (b) to pay or reimburse the Administrative Agent, the Syndication Agent, each Co-Documentation Agent, the Arrangers and each Lender for all out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of counsel (including local counsel in each relevant jurisdiction) to the Administrative Agent and all Attorney Costs of one joint counsel to the Lenders as a group (except to the extent that the use of joint counsel for the Lenders as a group could reasonably be expected to give rise to any conflict of interest for any such counsel or any Lender shall have determined that it may have legal defenses available to it that are different from, additional to or in conflict with those available to any other Lender in which case the affected Lenders may have separate counsel)). The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees and taxes related thereto, and other (reasonable, in the case of Section 10.04(a)) out-of-pocket expenses incurred by any Agent. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within ten (10) Business Days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion.

Section 10.05. Indemnification by the Borrower. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents, trustees, investment advisors and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including

Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from the gross negligence or willful misconduct of such Indemnitee or of any affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee as determined by a court of competent jurisdiction in a final and non-appealable decision. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 10.05 shall be paid within ten (10) Business Days after demand therefor; provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification or contribution rights with respect to such payment pursuant to the express terms of this Section 10.05. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Section 10.06. Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion)

to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

Section 10.07. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Holdings nor the Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (except as expressly permitted by Section 7.04(d)) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee, (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(g) and (i) or (iv) to an SPC in accordance with the provisions of Section 10.07(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than to Disqualified Institutions) (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) of:

(A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing, any Assignee;

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment (i) of all or any portion of a Term Loan or a Pre-Funded RC Loan to a Lender, an Affiliate of a Lender or an Approved Fund or (ii) to an Agent or an Affiliate of an Agent;

(C) each Principal L/C Issuer at the time of such assignment, provided that no consent of the Principal L/C Issuers shall be required for any assignment of a Term Loan or a Pre-Funded RC Loan or any assignment to an Agent or an Affiliate of an Agent; and

(D) the Swing Line Lender; provided that no consent of the Swing Line Lender shall be required for any assignment of a Term Loan or a Pre-Funded RC Loan or any assignment to an Agent or an Affiliate of an Agent.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in the case of the Working Capital RC Facility), or $1,000,000 (in the case of the Pre-Funded RC Facility and in the case of a Term Loan) unless each of the Borrower and the Administrative Agent otherwise consents, provided that (1) no such consent of the Borrower shall be required if an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, unless waived or reduced by the Administrative Agent in its sole discretion, provided that only one such fee shall be payable in the event of simultaneous assignments from any Lender or its Approved Funds to one or more other Approved Funds; and

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

This paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e). Without the consent of the Pre-Funded RC Deposit Bank, the Pre-Funded RC Deposit funded by any Pre-Funded RC Lender shall not be released in connection with any assignment of its Pre-Funded RC Commitment, but shall instead be purchased by the relevant assignee and continue to be held for application (if not already applied) pursuant to Section 2.05 in respect of such assignee’s obligations under the Pre-Funded RC Commitment assigned to it.

(d) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents, the Pre-Funded RC Deposit Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Subject to Section 10.07(f), the Borrower agrees that each Participant shall be entitled to the benefits of Section 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(c) but shall not be entitled to recover greater amounts under such Sections than the selling Lender would be entitled to recover. To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.14 as though it were a Lender.

(f) Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.15 as though it were a Lender.

(g) Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such

Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may, without the consent of the Borrower or the Administrative Agent, grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01, 3.04 or 3.05), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(i) Notwithstanding anything to the contrary contained herein, (1) any Lender may, without the consent of the Borrower or the Administrative Agent, in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may, without the consent of the Borrower or the Administrative Agent, create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(j) Notwithstanding anything to the contrary contained herein, any L/C Issuer, the Swing Line Lender or the Pre-Funded RC Deposit Bank may, upon thirty (30) days’ notice to the Borrower and the Lenders, resign as an L/C Issuer, the Swing Line Lender or the Pre-Funded RC Deposit Bank, respectively; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer, the Swing Line Lender or the Pre-Funded RC Deposit Bank shall have identified a successor L/C Issuer, Swing Line

Lender or Pre-Funded RC Deposit Bank reasonably acceptable to the Borrower willing to accept its appointment as successor L/C Issuer, Swing Line Lender or Pre-Funded RC Deposit Bank, as applicable. In the event of any such resignation of an L/C Issuer, the Swing Line Lender or the Pre-Funded RC Deposit Bank, the Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer, Swing Line Lender or Pre-Funded RC Deposit Bank hereunder; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of the relevant L/C Issuer, the Swing Line Lender or the Pre-Funded RC Deposit Bank, as the case may be, except as expressly provided above. If an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If the Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

Section 10.08. Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ directors, officers, employees, trustees, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any pledgee referred to in Section 10.07(g), counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; (f) with the written consent of the Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (h) to any Governmental Authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender or its Affiliates; or (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender). In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08; provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential or (ii) is delivered pursuant to Section 6.01, Section 6.02 or 6.03.

Section 10.09. Setoff. (a) In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Agent, each Lender and their respective Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Agent, such Lender and/or such Affiliates to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Agent, such Lender and/or such Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that such Agent and such Lender may have.

(b) NOTWITHSTANDING THE FOREGOING SUBSECTION (a), AT ANY TIME THAT THE LOANS OR ANY OTHER OBLIGATION SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER OR AGENT SHALL EXERCISE A RIGHT OF SETOFF, LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY NOTE UNLESS IT IS TAKEN WITH THE CONSENT OF THE REQUIRED LENDERS OR, TO THE EXTENT REQUIRED BY Section 10.01 OF THIS AGREEMENT, ALL OF THE LENDERS, OR APPROVED IN WRITING BY THE ADMINISTRATIVE AGENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY, OR ENFORCEABILITY OF THE LIENS GRANTED TO THE COLLATERAL AGENT PURSUANT TO THE COLLATERAL DOCUMENTS OR THE ENFORCEABILITY OF THE NOTES AND OTHER OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OR ANY AGENT OF ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE REQUIRED LENDERS OR THE ADMINISTRATIVE AGENT SHALL BE NULL AND VOID. THIS SUBSECTION (b) SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS AND THE ADMINISTRATIVE AGENT HEREUNDER.

Section 10.10. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.11. Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

Section 10.12. Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 10.13. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied (other than Obligations under Secured Hedge Agreements, Cash Management Obligations or contingent indemnification obligations, in any such case, not then due and payable) or any Letter of Credit shall remain outstanding.

Section 10.14. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.15. Tax Forms. (a) Each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Foreign Lender”) agrees to complete and to deliver to the Borrower, prior to the date on which the first payment to the Lender is due hereunder and (so long as it remains eligible to do so) from time to time thereafter, two copies of (i) an Internal Revenue Service Form W-8BEN certifying that it is entitled to benefits under an income tax treaty to which the United States is a party that reduces the rate of withholding tax on payments of interest or (ii) an Internal Revenue Service Form W-8ECI certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States or (iii) if the Lender is not a bank described in Section 881(c)(3)(A) of the Code an accurate and complete original signed copy of Internal Revenue Service Form W-8BEN, certifying that the Lender is not a United States person, together with a statement certifying that such Lender is not a bank described in Section 881(c)(3)(A) of the Code, as appropriate. The Lender further agrees to complete and to deliver to the Borrower from time to time, so long as it is eligible to do so, two copies of any successor or additional form required by the Internal Revenue service or reasonably requested by the Borrower in order to secure an exemption from, or reduction in the rate of, U.S. withholding tax.

(b) (i) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Foreign Lender under any of the Loan Documents (for example, in the case of a typical participation by such Foreign Lender), shall deliver to the Borrower and the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Borrower or the Administrative Agent (in either case, in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Foreign Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Foreign Lender acts for its own account that is not subject to United States withholding tax, and (B) two duly signed completed copies of IRS Form W 8IMY (or any successor thereto), together with any information such Foreign Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Foreign Lender is not acting for its own account with respect to a portion of any such sums payable to such Foreign Lender.

(c) Each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “U.S. Lender”) agrees to deliver to the Borrower a duly completed and executed copy of Internal Revenue Service Form W-9 or successor form establishing that such U.S. Lender is a United States person that is not subject to U.S. backup withholding tax.

(d) The Borrower shall not be required to pay any additional amount or any indemnity payment under Section 3.01 to (A) any Foreign Lender to the extent Taxes would not have been imposed but for the failure of such Foreign Lender to satisfy the provisions of Section 10.15(a) or (b) as applicable, or (B) any U.S. Lender to the extent would not have been imposed but for the failure of such U.S. Lender to satisfy the provisions of Section 10.15(c); provided that (i) if such Lender shall have satisfied the requirement of Section 10.15(a), (b) or (c), as applicable, on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 10.15 shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable Law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate and (ii) nothing in this Section 10.15 shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that the requirements of 10.15(a)(ii) have not been satisfied if the Borrower is entitled, under applicable Law, to rely on any applicable forms and statements required to be provided under this Section 10.15 by the Foreign Lender that does not act or has ceased to act for its own account under any of the Loan Documents, including in the case of a typical participation.

Section 10.16. GOVERNING LAW. (a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, HOLDINGS, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, HOLDINGS, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

Section 10.17. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS Section 10.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 10.18. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and Holdings and the Administrative Agent shall have been notified by each Lender, each L/C Issuer, the Swing Line Lender and the Pre-Funded RC Deposit Bank that each such Lender, each such L/C Issuer, the Swing Line Lender and the Pre-Funded RC Deposit Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent, each Lender, each L/C Issuer, the Swing Line Lender and the Pre-Funded RC Deposit Bank and their respective successors and assigns, except that neither Holdings nor the Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders, except for the Borrower as permitted by Section 7.04(d).

Section 10.19. Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents or the Secured Hedge Agreements (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provision of this Section 10.19 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

Section 10.20. USA PATRIOT Act. Each Lender hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender to identify the Loan Parties in accordance with the Act.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

OSI RESTAURANT PARTNERS, LLC, as the Borrower

By:	/s/ Dirk A. Montgomery
Name:	Dirk A. Montgomery
Title:	Chief Financial Officer and Senior Vice President

OSI HOLDCO, INC., as Holdings and a Guarantor

By:	/s/ Andrew Balson
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, Individually and as Administrative Agent, L/C Issuer, Swing Line Lender and Pre-Funded RC Deposit Bank

By:	/s/ Scottye Lindsey
Name:	Scottye Lindsey
Title:	Director

By:	/s/ Evelyn Thierry
Name:	Evelyn Thierry
Title:	Vice President

BANK OF AMERICA, N.A.

By:	/s/ Bradford Jones
Name:	Bradford Jones
Title:	Managing Director

3461654_1.DOC

NEWYORK 5862090 v26 (2K)

EXHIBIT A

[FORM OF]

COMMITTED LOAN NOTICE

To:           Deutsche Bank AG New York Branch, as Administrative Agent

100 Plaza One, 8th Floor

Jersey City, NJ 07311

Attention: James Cullenl

[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of June 14, 2007 (as amended, supplemented, restated and/or otherwise modified from time to time, the "Credit Agreement"), among OSI Restaurant Partners, LLC (the "Borrower"), OSI Holdco, Inc., the lenders from time to time party thereto (the "Lenders"), Deutsche Bank AG New York Branch, as Administrative Agent (in such capacity, the "Administrative Agent"), Pre-Funded RC Deposit Bank, Swing Line Lender and an L/C Issuer, Bank of America, N.A., as Syndication Agent, and General Electric Capital Corporation, SunTrust Bank, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, LaSalle Bank National Association, Wachovia Bank, National Association and Wells Fargo Bank, National Association, as Co-Documentation Agents. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned Borrower hereby requests (select one):

- A Borrowing of new Loans

- A conversion of Loans

- A continuation of Loans

to be made on the terms set forth below:

(A) Class of Borrowing2                                                        ____________________________

(B) Date of Borrowing,
conversion or continuation
(which is a Business Day)                                                       __________________

(C) Principal amount                                                       __________________

(D) Type of Loan 3                                                       __________________

1 For Pre-Funded RC Loans Notices, with a copy to: Deutsche Bank AG New York Branch, 60 Wall Street, MS

NYC60-0208, New York, NY 10005, Attention: Scottye Lindsey.

2 Term Loans, Working Capital RC Loans or Pre-Funded RC Loans.

NEWYORK 5896428 (2K)

Exhibit A

(E) Interest Period4                                                       __________________

The above request has been made to the Administrative Agent by telephone at [(___) ____ ____].

3 Specify Eurocurrency or Base Rate.

4 Applicable for Eurocurrency Borrowings/Loans only.

NEWYORK 5896428 (2K)

[The Borrower hereby represents and warrants to the Administrative Agent and the

Lenders that, on the date of this Committed Loan Notice and on the date of the related

Borrowing, [(i)] the conditions to lending specified in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement have been satisfied [and (ii) the conditions to the lending specified in paragraph (d) of Section 4.02 of the Credit Agreement have been satisfied and the proceeds of the Pre-Funded RC Loans requested hereby are to be utilized for Capital Expenditures only].]5

OSI RESTAURANT PARTNERS, LLC

By:
Name:
Title:

5  Insert bracketed language if the Borrower is requesting a Borrowing of new Loans.

NEWYORK 5896428 (2K)

EXHIBIT B

[FORM OF]

SWING LINE LOAN NOTICE

To:           Deutsche Bank AG New York Branch,

as Swing Line Lender and Administrative Agent 100 Plaza One, 8th Floor
Jersey City, NJ 07311
Attention: James Cullen

[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of June 14, 2007 (as amended, supplemented, restated and/or otherwise modified from time to time, the "Credit Agreement"), among OSI Restaurant Partners, LLC (the "Borrower"), OSI Holdco, Inc., the lenders from time to time party thereto (the "Lenders"), Deutsche Bank AG New York Branch, as Administrative Agent (in such capacity, the "Administrative Agent"), Pre-Funded RC Deposit Bank, Swing Line Lender and an L/C Issuer, Bank of America, N.A., as Syndication Agent, and General Electric Capital Corporation, SunTrust Bank, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, LaSalle Bank National Association, Wachovia Bank, National Association and Wells Fargo Bank, National Association, as Co-Documentation Agents. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned Borrower hereby gives you notice pursuant to Section 2.04(b) of the Credit Agreement that it requests a Swing Line Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Swing Line Borrowing is requested to be made:

(A) Principal Amount to be
Borrowed'                                                        _______________

(B)           Date of Borrowing
(which is a Business Day)                                                       _______________

The above request has been made to the Swing Line Lender and Administrative Agent by telephone at [(__) _-_____].

The undersigned Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of this Swing Line Loan Notice and on the date of the related Swing Line Borrowing, the conditions to lending specified in paragraphs (a) and (b) of

Section 4.02 of the Credit Agreement have been satisfied.

' Shall be a minimum of $100,000.

NEWYORK 5896438 (2K)

Exhibit B

OSI RESTAURANT PARTNERS, LLC

By: ____________________________
Name:
Title:

NEWYORK 5896438 (2K)

EXHIBIT C-1

LENDER: [•]

PRINCIPAL AMOUNT: $[•]

[FORM OF] TERM NOTE

New York, New York

[Date]

FOR VALUE RECEIVED, the undersigned, OSI RESTAURANT PARTNERS,

LLC, a Delaware limited liability company (the "Borrower"), hereby promises to pay to the

Lender set forth above (the "Lender") or its registered assigns, in lawful money of the United

States of America in immediately available funds at the Administrative Agent's Office (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Credit Agreement dated as of June 14, 2007 (as the same may be amended,

supplemented, restated and/or otherwise modified from time to time, the "Credit Agreement"),

among the Borrower, OSI Holdco, Inc., the lenders from time to time party thereto, Deutsche

Bank AG New York Branch, as Administrative Agent, Pre-Funded RC Deposit Bank, Swing

Line Lender and an L/C Issuer, Bank of America, N.A., as Syndication Agent, and General

Electric Capital Corporation, SunTrust Bank, Cooperatieve Centrale Raiffeisen-Boerenleenbank

B.A., "Rabobank Nederland", New York Branch, LaSalle Bank National Association, Wachovia Bank, National Association and Wells Fargo Bank, National Association, as Co-Documentation Agents, (i) on the dates set forth in the Credit Agreement, the principal amounts set forth in the Credit Agreement with respect to Term Loans made by the Lender to the Borrower pursuant to the Credit Agreement and (ii) on each Interest Payment Date, interest at the rate or rates per annum as provided in the Credit Agreement on the unpaid principal amount of all Term Loans made by the Lender to the Borrower pursuant to the Credit Agreement.

The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this note.

This note is one of the Term Notes referred to in the Credit Agreement that,

among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior

NEWYORK 5896443 (2K)

to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

OSI RESTAURANT PARTNERS, LLC

By: ___________________________________

Name:

Title:

NEWYORK 5896443 (2K)

Exhibit C- 1

LENDER: [•]

PRINCIPAL AMOUNT: $[•]

LOANS AND PAYMENTS

Name of

Payments of                         Principal                           Person Making

Date           Amount of Loan                             Maturity, Date                                                      Principal/Interest Balance of Note the Notation

NEWYORK 5896443 (2K)
EXHIBIT C-2
LENDER: [•]
PRINCIPAL AMOUNT: $[•]

[FORM OF] WORKING CAPITAL RC NOTE

New York, New York
[Date]

FOR VALUE RECEIVED, the undersigned, OSI RESTAURANT PARTNERS,
LLC, a Delaware limited liability company (the "Borrower"), hereby promises to pay to the
Lender set forth above (the "Lender") or its registered assigns, in lawful money of the United
States of America in immediately available funds at the Administrative Agent's Office (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Credit Agreement dated as of June 14, 2007 (as amended, supplemented, restated
and/or otherwise modified from time to time, the "Credit Agreement"), among the Borrower,
OSI Holdco, Inc., the lenders from time to time party thereto, Deutsche Bank AG New York
Branch, as Administrative Agent, Pre-Funded RC Deposit Bank, Swing Line Lender and an L/C
Issuer, Bank of America, N.A., as Syndication Agent, and General Electric Capital Corporation,
SunTrust Bank, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland",
New York Branch, LaSalle Bank National Association, Wachovia Bank, National Association
and Wells Fargo Bank, National Association, as Co-Documentation Agents, (A) on the dates set forth in the Credit Agreement, the lesser of (i) the principal amount set forth above and (ii) the aggregate unpaid principal amount of all Working Capital RC Loans made by the Lender to the
Borrower pursuant to the Credit Agreement, and (B) interest from the date hereof on the principal amount from time to time outstanding on each such Working Capital RC Loan at the rate or rates per annum and payable on such dates as provided in the Credit Agreement.

The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in the Credit Agreement.

The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this note.

This note is one of the promissory notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior

NEWYORK 5896448 (2K)

Exhibit C-2

to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

NEWYORK 5896448 (2K)

OSI RESTAURANT PARTNERS, LLC

By: _________________________________
Name:
Title:

NEWYORK 5896448 (2K)

LOANS AND PAYMENTS

Name of

Payments of                         Principal                           Person Making

Date           Amount of Loan                             Maturity, Date                                                      Principal/Interest Balance of Note the Notation

NEWYORK 5896448 (2K)

EXHIBIT C-3

LENDER: [•]

PRINCIPAL AMOUNT: $[•]

[FORM OF] SWING LINE NOTE

New York, New York

[Date]

FOR VALUE RECEIVED, the undersigned, OSI RESTAURANT PARTNERS,

LLC, a Delaware limited liability company (the "Borrower"), hereby promises to pay to the

Lender set forth above (the "Lender") or its registered assigns, in lawful money of the United

States of America in immediately available funds at the Administrative Agent's Office (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Credit Agreement dated as of June 14, 2007 (as amended, supplemented, restated

and/or otherwise modified from time to time, the "Credit Agreement"), among the Borrower,

OSI Holdco, Inc., the lenders from time to time party thereto, Deutsche Bank AG New York

Branch, as Administrative Agent, Pre-Funded RC Deposit Bank, Swing Line Lender and an L/C

Issuer, Bank of America, N.A., as Syndication Agent, and General Electric Capital Corporation,

SunTrust Bank, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland",

New York Branch, LaSalle Bank National Association, Wachovia Bank, National Association

and Wells Fargo Bank, National Association, as Co-Documentation Agents, (A) on the dates set forth in the Credit Agreement, the lesser of (i) the principal amount set forth above and (ii) the aggregate unpaid principal amount of all Swing Line Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and (B) interest from the date hereof on the principal amount from time to time outstanding on each such Swing Line Loan at the rate or rates per annum and payable on such dates as provided in the Credit Agreement.

The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in the Credit Agreement.

The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this note.

This note is one of the promissory notes referred to in the Credit Agreement that,

among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior

NEWYORK 5896452 (2K)

Exhibit C-3

to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

NEWYORK 5896452 (2K)

OSI RESTAURANT PARTNERS, LLC

By: ____________________________________

Name:

Title:

NEWYORK 5896452 (2K)

LOANS AND PAYMENTS

Name of

Payments of                         Principal                           Person Making

Date           Amount of Loan                             Maturity, Date                                                      Principal/Interest Balance of Note the Notation

NEWYORK 5896452 (2K)

EXHIBIT C-4

LENDER: [•]

PRINCIPAL AMOUNT: $[•]

[FORM OF] PRE-FUNDED RC NOTE

New York, New York

[Date]

FOR VALUE RECEIVED, the undersigned, OSI RESTAURANT PARTNERS,

LLC, a Delaware limited liability company (the "Borrower"), hereby promises to pay to the

Lender set forth above (the "Lender") or its registered assigns, in lawful money of the United

States of America in immediately available funds at the Administrative Agent's Office (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Credit Agreement dated as of June 14, 2007 (as amended, supplemented, restated

and/or otherwise modified from time to time, the "Credit Agreement"), among the Borrower,

OSI Holdco, Inc., the lenders from time to time party thereto, Deutsche Bank AG New York

Branch, as Administrative Agent, Pre-Funded RC Deposit Bank, Swing Line Lender and an L/C

Issuer, Bank of America, N.A., as Syndication Agent, and General Electric Capital Corporation,

SunTrust Bank, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland",

New York Branch, LaSalle Bank National Association, Wachovia Bank, National Association

and Wells Fargo Bank, National Association, as Co-Documentation Agents, (A) on the dates set forth in the Credit Agreement, the lesser of (i) the principal amount set forth above and (ii) the aggregate unpaid principal amount of all Pre-Funded RC Loans made by the Lender to the

Borrower pursuant to the Credit Agreement, and (B) interest from the date hereof on the principal amount from time to time outstanding on each such Pre-Funded RC Loan at the rate or rates per annum and payable on such dates as provided in the Credit Agreement.

The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in the Credit Agreement.

The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this note.

This note is one of the promissory notes referred to in the Credit Agreement that,

among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior

NEWYORK 5898665 (2K)

Exhibit C-4

to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

NEWYORK 5898665 (2K)

OSI RESTAURANT PARTNERS, LLC

By: _______________________________

Name:

Title:

NEWYORK 5898665 (2K)

LOANS AND PAYMENTS

Name of

Payments of                         Principal                           Person Making

Date           Amount of Loan                             Maturity, Date                                                      Principal/Interest Balance of Note the Notation

NEWYORK 5898665 (2K)

Exhibit D

[FORM OF]

COMPLIANCE CERTIFICATE

Reference is made to the Credit Agreement dated as of June 14, 2007 (as amended, supplemented, waived, restated and/or otherwise modified from time to time, the "Credit Agreement"), among OSI Restaurant Partners, LLC, OSI HoldCo, Inc., the lenders from time to time party thereto (the "Lenders"), Deutsche Bank AG New York Branch, as Administrative Agent (in such capacity, the "Administrative Agent"), Pre--Funded RC Deposit Bank, Swing Line Lender and an L/C Issuer, Bank of America, N.A., as Syndication Agent, and General Electric Capital Corporation, SunTrust Bank, Cooperative Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, LaSalle Bank National Association, Wachovia Bank, National Association and Wells Fargo Bank, National Association, as Co-Documentation Agents (capitalized terms used herein have the meanings attributed thereto in the Credit Agreement unless otherwise defined herein). Pursuant to Section 6.02(b) of the Credit Agreement, the undersigned, in his/her capacity as a Responsible Officer of the Borrower, certifies as follows:

1,
[Attached hereto as Exhibit [A] is the audited consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 20[ ] and related consolidated statements of income or operations, stockholders' equity and cash flows for the fiscal year then ended, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of [_____________], prepared in accordance with generally accepted auditing standards in the United States and not subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit.]

2.
[Attached hereto as Exhibit [B] is the consolidated balance sheet of the Borrower and its Subsidiaries as of [__________] and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail. These present fairly in all material respects the financial condition, results of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.]

3.
To my knowledge, except as otherwise disclosed to the Administrative Agent in writing pursuant to the Credit Agreement, at no time during the period between [_______] and [_______________] (the "Certificate Period") did a Default or an Event of Default exist. [If unable to provide the foregoing certification, fully describe the reasons therefor and circumstances thereof and any action taken or proposed to be taken with respect thereto (including the delivery of a "Notice of Intent to Cure" concurrently with delivery of this Compliance Certificate) on Annex A attached hereto.]

Exhibit D
Page 2

4.
The following represent true and accurate calculations, as of the last day of the Certificate Period, to be used to determine whether the Borrower is in compliance with the covenants set forth in Section 7.11 of the Credit Agreement:

(i)            Total Leverage Ratio.

Consolidated Total Debt=                                                                 [           ]
Consolidated EBITDA=                                                                 [           ]
Actual Ratio=                                                                 [           ] to 1.0
Required Ratio=                                                                 [           ] to 1.0

[(ii)            Minimum Free Cash Flow.

Consolidated Total Debt=                                                                 [           ]
Consolidated Lease Expense=                                                                 [           ]
Consolidated Lease Expense multiplied by 8                                                                            [            ]
Consolidated EBITDA=                                                                 [           ]
Rent Adjusted Leverage Ratio=                                                                 [           ] to 1.0
Actual Minimum Free Cash Flow=                                                                 [           ]
Required Minimum Free Cash Flow=                                                                 [           ]1]2

Supporting detail showing the calculation of Consolidated Total Debt is attached hereto as Schedule 1. Supporting detail showing the calculation of Consolidated EBITDA is attached hereto as Schedule 2. [Supporting detail showing the calculation of Consolidated Lease Expense is attached hereto as Schedule 3. Supporting detail showing the calculation of Minimum Free Cash Flow is attached hereto as Schedule 4.]3

5.
The Borrower and its Restricted Subsidiaries are in compliance with Section 7.16 of the Credit Agreement. For the current fiscal year, the limit on Capital Expenditures pursuant to Sections 7.16(a)(i) and 7.16(b) of the Credit Agreement is $[___], which amount includes $[_______] of unused amounts carried forward from previous fiscal years pursuant to Section 7.16(b) of the Credit Agreement and reflects any adjustments required to be made as a result of Capital Expenditures made pursuant to Section 7.16(c) of the Credit Agreement. The amount of such Capital Expenditures incurred by the Borrower and the Restricted Subsidiaries in the current fiscal year through the end of the fiscal quarter most recently ended is $[________]. In addition, the Borrower and the Restricted Subsidiaries have made additional Capital Expenditures in the current fiscal year through the end of the fiscal quarter most recently ended pursuant to Section 7.16(c) of the Credit Agreement in the amount of $[_____] The calculation of the foregoing amounts is set out in reasonable detail in Schedule 5 attached hereto.

_________________
'Insert N/A if Rent Adjusted Leverage Ratio is less than 5.25:1.00.
2Insert only for Compliance Certificates delivered in respect of a Test Period ending on December 31 of each fiscalyear of the Borrower.
3Insert only for Compliance Certificates delivered in respect of a Test Period ending on December 31 of each fiscal year of the Borrower.

Exhibit D

IN WITNESS WHEREOF, the undersigned, in his/her capacity as a Responsible Officer of the Borrower, has executed this certificate for and on behalf of the Borrower and has caused this certificate to be delivered this _____ day of ______, 200__.

OSI RESTAURANT PARTNERS, LLC

By:            _______________________________________
Name:
Title:

EXHIBIT E
[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used in this Assignment and Assumption and not otherwise defined herein have the meanings specified in the Credit

Agreement, dated as of June 14, 2007 (as amended, supplemented, restated and/or otherwise modified from time to time, the "Credit Agreement"), among OSI Restaurant Partners, LLC, OSI

Holdco, Inc., the lenders from time to time party thereto (the "Lenders"), Deutsche Bank AG

New York Branch, as Administrative Agent (in such capacity, the "Administrative Agent"), Pre-

Funded RC Deposit Bank, Swing Line Lender and an L/C Issuer, Bank of America, N.A., as

Syndication Agent, and General Electric Capital Corporation, SunTrust Bank, Cooperatieve

Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, LaSalle

Bank National Association, Wachovia Bank, National Association and Wells Fargo Bank,

National Association, as Co-Documentation Agents, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this

Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor,

subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement,

as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the

Assignor under the facility identified below (including participations in any Letters of Credit or

Swing Line Loans included in such facility) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this

Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor (the "Assignor"):

2.	Assignee (the "Assignee"):

Assignee is an Affiliate of.                                            [Name of Lender]

NEWYORK 5896461 (2K)

Exhibit E

Assignee is an Approved Fund of.                                                            [Name of Lender]

3.           Borrower:

4.           Administrative Agent:

5.          Assigned Interest:

	Aggregate Amount of	Amount of
	Commitment/Loans of	Commitment/Loans	Percentage Assigned of
Facility	all Lenders	Assigned	Commitment/ Loans'
Working Capital RC Facility	$	$	%
Pre-Funded RC Facility	$	$	%
Term Loans	$	$	%
	$	$	%

Effective Date:

1           Set forth, to at least 8 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

NEWYORK 5896461 (2K)

The terms set forth in this Assignment and Assumption are hereby agreed to:

[NAME OF ASSIGNOR], as Assignor

By: _________________________________

Name:

Title:

[NAME OF ASSIGNEE], as Assignee

By: _________________________________

Name:

Title:

NEWYORK 5896461 (2K)

[Consented to and]2 Accepted:

DEUTSCHE BANK AG NEW YORK BRANCH

as Administrative Agent

By: ___________________________________

Name:

Title:

By: ___________________________________

Name:

Title:

[Consented to:

[PRINCIPAL L/C ISSUER], as L/C Issuer

By: ___________________________________

Name:

Title:

By: ___________________________________

Name:

Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as Swing Line Lender

By: ___________________________________

Name:

Title:

By: ___________________________________

Name:

Title: ]]3

2           No consent of the Administrative Agent shall be required for (i) an assignment to an Agent or an Affiliate of an
Agent or (ii) an assignment of a Term Loan or a Pre-Funded RC Loan to a Lender, an Affiliate of a Lender or an
Approved Fund.

NEWYORK 5896461 (2K)

OSI RESTAURANT PARTNERS, LLC

By: _____________________________________

Name:

Title:]4

3           No consent of any Principal L/C Issuer or the Swing Line Lender shall be required for (i) an assignment to an

Agent or an Affiliate of an Agent or (ii) an assignment of a Term Loan or a Pre-Funded RC Loan.

4           No consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved

Fund or, if an Event of Default under Section 8.01(a), (f) or (g) of the Credit Agreement has occurred and is continuing, any other assignee.

ANNEX 1

CREDIT AGREEMENT'

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1           Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement,

(ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the

Credit Agreement, (iii) the financial condition of Holdings, the Borrower or any of their

Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement or (iv) the performance or observance by Holdings, the Borrower or any of their Subsidiaries or Affiliates or any other Person of any of their obligations under the Credit Agreement.

1.2           Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and

Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit

Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement,

together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the

Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on any Agent or any other Lender, and (v) if it is a Foreign Lender, attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to

Section 10.15 of the Credit Agreement, duly completed and executed by the Assignee; and

(b) agrees that (i) it will, independently and without reliance on the Assignor, any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall

t
Capitalized terms used in this Assignment and Assumption and not otherwise defined herein have the meanings specified in the Credit
Agreement dated of June 14, 2007 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among OSI Restaurant Partners, LLC, OSI Holdco, Inc., the lenders from time to time party thereto (the "Lenders"), Deutsche Bank AG New York Branch, as Administrative Agent (in such capacity, the "Administrative Agent"), Pre-Funded RC Deposit Bank, Swing Line Lender and an LJC Issuer, Bank of America, N.A., as Syndication Agent, and General Electric Capital Corporation, SunTrust Bank, Cooperatieve Centrale RaiffeisenBoerenleenbank B.A., "Rabobank Nederland", New York Branch, LaSalle Bank National Association, Wachovia Bank, National Association and Wells Fargo Bank, National Association, as Co-Documentation Agents.

NEWYORK 5896461 (2K)

Annex 1

make all payments in respect of the Assigned Interest (including payments of principal, interest,

fees and other amounts) to the Assignor for amounts which have accrued to but excluding the

Effective Date and to the Assignee for amounts which have accrued from and after the Effective

Date.

3. General Provisions. This Assignment and Assumption shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This

Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this

Assignment and Assumption by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Assignment and Assumption. This

Assignment and Assumption shall be construed in accordance with and governed by the law of the State of New York.

NEWYORK 5896461 (2K)

NEWYORK 6154457 v1 (2K)	i

Exhibit F

[FORM OF]

GUARANTEE AGREEMENT

dated as of

June 14, 2007,

among
OSI RESTAURANT PARTNERS, LLC,
OSI HOLDCO, INC.,

THE SUBSIDIARIES OF OSI RESTAURANT PARTNERS, LLC

IDENTIFIED HEREIN

and

DEUTSCHE BANK AG NEW YORK BRANCH,

as Administrative Agent

NEWYORK 6154457 v1 (2K)

ARTICLE I Definitions

Section 1.01. Credit Agreement
Section 1.02. Other Defined Terms

ARTICLE II Guarantee

Section 2.01. Guarantee
Section 2.02. Guarantee of Payment
Section 2.03. No Limitations
Section 2.04. Reinstatement
Section 2.05. Agreement To Pay; Subrogation
Section 2.06. Information

ARTICLE III Indemnity, Subrogation and Subordination

Section 3.01. Indemnity and Subrogation.
Section 3.02. Contribution and Subrogation.
Section 3.03. Subordination

ARTICLE IV Miscellaneous

Section 4.01. Notices
Section 4.02. Waivers; Amendment
Section 4.03. Administrative Agent’s Fees and Expenses; Indemnification
Section 4.04. Successors and Assigns
Section 4.05. Survival of Agreement.
Section 4.06. Counterparts; Effectiveness; Several Agreement
Section 4.07. Severability
Section 4.08. Right of Set-Off
Section 4.09. Governing Law; Jurisdiction; Consent to Service of Process
Section 4.10. WAIVER OF JURY TRIAL
Section 4.11. Headings
Section 4.12. Obligations Absolute
Section 4.13. Termination or Release
Section 4.14. Additional Restricted Subsidiaries
Section 4.15. Recourse
Section 4.16. Limitation on Guaranteed Obligations

SCHEDULES
Schedule I                      -           Subsidiary Parties

EXHIBITS
Exhibit 1                      -           Form of Guarantee Supplement

NEWYORK 6154457 v1 (2K)

GUARANTEE AGREEMENT dated as of June 14, 2007 among OSI RESTAURANT PARTNERS, LLC (the “Borrower”), OSI HOLDCO, INC. (“Holdings”), the Subsidiaries of the Borrower identified herein and DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent.

Reference is made to the Credit Agreement dated as of June 14, 2007 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, each Lender from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent, Pre-Funded RC Deposit Bank, Swing Line Lender and an L/C Issuer, Bank of America, N.A., as Syndication Agent, and General Electric Capital Corporation, SunTrust Bank, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, LaSalle Bank National Association, Wachovia Bank, National Association and Wells Fargo Bank, National Association, as Co-Documentation Agents.

The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement, the Hedge Banks have agreed to enter into and/or maintain one or more Secured Hedge Agreements on the terms and conditions set forth therein and the Cash Management Banks have agreed to provide and/or maintain Cash Management Services on the terms and conditions agreed upon by the Borrower or the respective Restricted Subsidiary and such Cash Management Bank.  The obligations of the Lenders to extend such credit, the obligation of the Hedge Banks to enter into and/or maintain such Secured Hedge Agreements and the obligation of the Cash Management Banks to provide and/or maintain Cash Management Services are, in each case, conditioned upon, among other things, the execution and delivery of this Agreement by each Guarantor.  Holdings, the Borrower and the Subsidiary Parties are affiliates of one another, are an integral part of a consolidated enterprise and will derive substantial direct and indirect benefits from (i) the extensions of credit to the Borrower pursuant to the Credit Agreement, (ii) the entering into and/or maintaining by the Hedge Banks of Secured Hedge Agreements with the Borrower and/or one or more of its Restricted Subsidiaries and (iii) the providing and/or maintaining of Cash Management Services by the Cash Management Banks to the Borrower and/or one or more of its Restricted Subsidiaries, and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit, the Hedge Banks to enter into and/or maintain such Secured Hedge Agreements and the Cash Management Banks to provide and/or maintain such Cash Management Services.

Accordingly, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Administrative Agent for the benefit of the Secured Parties and hereby covenants and agrees with each other Guarantor and the Administrative Agent for the benefit of the Secured Parties as follows:

ARTICLE 1

Definitions

Section 1.01. Credit Agreement.  (a)Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.

(b) The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.

Section 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Agreement” means this Guarantee Agreement.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Guarantee Agreement Supplement” means an instrument substantially in the form of Exhibit I hereto.

“Guaranteed Obligations” mean the “Obligations” as defined in the Credit Agreement.

“Guaranteed Party” means Holdings, the Borrower, each Subsidiary Guarantor and each Restricted Subsidiary of the Borrower party to any Secured Hedge Agreement.

“Guarantor ” means each of Holdings, the Borrower and each Subsidiary Party.

“Secured Credit Document” shall mean each Loan Document, each Secured Hedge Agreement and any agreement evidencing any Cash Management Obligation.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Hedge Banks, the Cash Management Banks, the Pre-Funded RC Deposit Bank, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.01(c) or Section 9.01(d) of the Credit Agreement.

“Subsidiary Parties” means (a) the Restricted Subsidiaries identified on Schedule I and (b) each other Restricted Subsidiary that becomes a party to this Agreement as a Subsidiary Party after the Closing Date.

ARTICLE II

Guarantee

Section 2.01. Guarantee.  Each Guarantor irrevocably, absolutely and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Guaranteed Obligations, in each case, whether such Guaranteed Obligations are now existing or hereafter incurred under, arising out of or in connection with any Secured Credit Document, and whether at maturity, by acceleration or otherwise.  Each of the Guarantors further agrees that the Guaranteed Obligations may be extended, increased or renewed, in whole or in part, without notice to, or further assent from such Guarantor, and that such Guarantor will remain bound upon its guarantee notwithstanding any extension, increase or renewal of any Guaranteed Obligation.  Each of the Guarantors waives, to the fullest extent permitted under applicable law, presentment to, demand of payment from, and protest to, the applicable Guaranteed Party or any other Loan Party of any of the Guaranteed Obligations, and also waives, to the fullest extent permitted under applicable law, notice of acceptance of its guarantee and notice of protest for nonpayment.

Section 2.02. Guarantee of Payment.  Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Guaranteed Obligations, or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of any Guaranteed Party or any other Person.  The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor, the Borrower or any other Guaranteed Party, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor, the Borrower or any other Guaranteed Party and whether or not any other Guarantor, any other guarantor, the Borrower or any other Guaranteed party be joined in any such action or actions.  Any payment required to be made by a Guarantor hereunder may be required by the Administrative Agent or any other Secured Party on any number of occasions.

Section 2.03. No Limitations .  (a)Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 4.13, but without prejudice to Section 2.04, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations, or otherwise.  Without limiting the generality of the foregoing, except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 4.13, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Secured Credit Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Secured Credit Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of any security held by the Collateral Agent or any other Secured Party for the Guaranteed Obligations; (iv) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; (v) the failure to perfect any security interest in, or the release of, any of the Collateral held by or on behalf of the Collateral Agent or any other Secured party; (vi) the lack of legal existence of the Borrower or any Guarantor or legal obligation to discharge any of the Guaranteed Obligations by Borrower or any Guarantor for any reason whatsoever, including, without limitation, in any insolvency, bankruptcy or reorganization of any Loan party; or (vii)  any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Guaranteed Obligations).  Each Guarantor expressly authorizes the applicable Secured Parties to take and hold security for the payment and performance of the Guaranteed Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Guaranteed Obligations all without affecting the obligations of any Guarantor hereunder.

(b) Except for termination of a Guarantor’s obligations hereunder as expressly permitted in Section 4.13, but without prejudice to Section 2.04, to the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower of any other Guaranteed Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Guaranteed Party, other than the indefeasible payment in full in cash of all the Guaranteed Obligations.  The Administrative Agent and the other Secured Parties may in accordance with the terms of the Collateral Documents, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations make any other accommodation with the Borrower or any other Guaranteed Party or exercise any other right or remedy available to them against the Borrower or any other Guaranteed Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been indefeasibly paid in full in cash.  To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Guaranteed Party, as the case may be, or any security.

Section 2.04. Reinstatement .  Notwithstanding anything to the contrary contained in this Agreement, each of the Guarantors agrees that (i) its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower or any other Guaranteed Party or otherwise and (ii) the provisions of this Section 2.04 shall survive termination of this Agreement.

Section 2.05. Agreement To Pay; Subrogation .  In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Guaranteed Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Guaranteed Obligation.  Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower or any other Guaranteed Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.

Section 2.06. Information .  Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Guaranteed Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

Indemnity, Subrogation and Subordination

Section 3.01. Indemnity and Subrogation.  In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3.03), each Guaranteed Party agrees that in the event a payment shall be made by any Guarantor under this Agreement on account of any Guaranteed Obligation owed directly by such Guaranteed Party (i.e., other than any obligation arising under this Agreement), such Guaranteed Party shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.

Section 3.02. Contribution and Subrogation.    At any time a payment by any Subsidiary Party in respect of the Guaranteed Obligations is made under this Agreement that shall not have been fully indemnified as provided in Section 3.01, the right of contribution of each Subsidiary Party against each other Subsidiary Party shall be determined as provided in the immediately succeeding sentence, with the right of contribution of each Subsidiary Party to be revised and restated as of each date on which an unreimbursed payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this Agreement.  At any time that a Relevant Payment is made by a Subsidiary Party that results in the aggregate payments made by such Subsidiary Party in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Subsidiary Party’s Contribution Percentage (as defined below) of the aggregate payments made by all Subsidiary Parties in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Subsidiary Party shall have a right of contribution against each other Subsidiary Party who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Subsidiary Party’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Subsidiary Parties in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Subsidiary Party and the denominator of which is the Aggregate Excess Amount of all Subsidiary Parties multiplied by (y) the Aggregate Deficit Amount of such other Subsidiary Party.  A Subsidiary Party’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of each computation; provided that all contribution rights of such Subsidiary Party shall be subject to Section 3.03.  As used in this Section 3.02:  (i) each Subsidiary Party’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Subsidiary Party by (y) the aggregate Adjusted Net Worth of all Subsidiary Parties; (ii) the “Adjusted Net Worth” of each Subsidiary Party shall mean the greater of (x) the Net Worth (as defined below) of such Subsidiary Party and (y) zero; and (iii) the “Net Worth” of each Subsidiary Party shall mean the amount by which the fair saleable value of such Subsidiary Party’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Agreement or any guaranteed obligations arising under any guaranty of any Junior Financing) on such date.  Notwithstanding anything to the contrary contained above, any Subsidiary Party that is released from this Agreement pursuant to Section 4.13 hereof shall thereafter have no contribution obligations, or rights, pursuant to this Section 3.02, and at the time of any such release, if the released Subsidiary Party had an Aggregate Excess Amount or an Aggregate Deficit Amount, same shall be deemed reduced to $0, and the contribution rights and obligations of the remaining Subsidiary Parties shall be recalculated on the respective date of release (as otherwise provided above) based on the payments made hereunder by the remaining Subsidiary Parties.  Each of the Subsidiary Parties recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution.  In this connection, each Subsidiary Party has the right to waive its contribution right against any other Subsidiary Party to the extent that after giving effect to such waiver such Subsidiary Party would remain solvent, in the determination of the Required Lenders.

Section 3.03. Subordination .  Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 3.01 and 3.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Guaranteed Obligations; provided, that if any amount shall be paid to such Guarantor on account of such subrogation rights at any time prior to the irrevocable payment in full in cash of all the Guaranteed Obligations, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with Section 8.04 of the Credit Agreement.  No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 3.01 and 3.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and subject to Section 4.16, each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

ARTICLE IV

Miscellaneous

Section 4.01. Notices .  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement.  All communications and notices hereunder to any Subsidiary Party shall be given to it in care of the Borrower as provided in Section 10.02 of the Credit Agreement.

Section 4.02. Waivers; Amendment .  (a)No failure or delay by the Administrative Agent, any L/C Issuer, any Lender or any other Secured Party in exercising any right, remedy, power or privilege hereunder or under any other Secured Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege or any abandonment or discontinuance of steps to enforce such a right, remedy, power or privilege, preclude any other or further exercise thereof, or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges of the Secured Parties hereunder and under the other Secured Credit Documents are cumulative and are not exclusive of any rights, remedies, powers or privileges that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 4.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any L/C Issuer may have had notice or knowledge of such Default at the time.  No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

(c) Each Guarantor hereby acknowledges and affirms that it understands that to the extent the Guaranteed Obligations are secured by real property located in the State of California, such Guarantor shall be liable for the full amount of the liability hereunder notwithstanding foreclosure on such real property by trustee sale or any other reason impairing such Guarantor’s or any Secured Party’s right to proceed against the Borrower or any other guarantor of the Guaranteed Obligations.

(d) Each Guarantor hereby waives, to the fullest extent permitted by applicable law, all rights and benefits under Sections 580a, 580b, 580d and 726 of the California Code of Civil Procedure.  Each Guarantor hereby further waives, to the fullest extent permitted by applicable law, without limiting the generality of the foregoing or any other provision hereof, all rights and benefits which might otherwise be available to such Guarantor under Sections 2809, 2810, 2815, 2819, 2821, 2839, 2845, 2846, 2847, 2848, 2849, 2850, 2899 and 3433 of the California Civil Code.

(e) Each Guarantor waives its rights of subrogation and reimbursement and any other rights and defenses available to such Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code, including, without limitation, (1) any defenses such Guarantor may have to this Guaranty by reason of an election of remedies by the Secured Parties and (2) any rights or defenses such Guarantor may have by reason of protection afforded to the Borrower pursuant to the antideficiency or other laws of California limiting or discharging the Borrower’s indebtedness, including, without limitation, Section 580a, 580b, 580d and 726 of the California Code of Civil Procedure.  In furtherance of such provisions, each Guarantor hereby waives all rights and defenses arising out of an election of remedies of the Secured Parties, even though that election of remedies, such as a nonjudicial foreclosure destroys such Guarantor’s rights of subrogation and reimbursement against a Borrower by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

(f) Each Guarantor warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

Section 4.03.  Administrative Agent’s Fees and Expenses; Indemnification.  (a)The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 10.04 of the Credit Agreement.

(b) Without limitation of its indemnification obligations under the other Secured Credit Documents, each Guarantor jointly and severally agrees to indemnify the Administrative Agent and the other Indemnitees (as defined in Section 10.05 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery, performance or enforcement of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing agreements or instruments contemplated hereby, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by a final and non-appeasable decision to have resulted from the gross negligence or willful misconduct of such Indemnitee or of any Affiliate, director, officer, employee, counsel, agent, trustee, investment advisor or attorney-in-fact of such Indemnitee.

(c) Any such amounts payable as provided hereunder shall be additional Guaranteed Obligations secured hereby and by the other Collateral Documents.  The provisions of this Section 4.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Secured Credit Document, the consummation of the transactions contemplated hereby, the repayment of any of the Guaranteed Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Secured Credit Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party.  All amounts due under this Section 4.03 shall be payable within ten Business Days of written demand therefor.

Section 4.04. Successors and Assigns .  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

Section 4.05. Survival of Agreement.  All covenants, agreements, representations and warranties made by the Guaranteed Parties in the Secured Credit Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Secured Credit Document shall be considered to have been relied upon by the relevant Secured Parties and shall survive the execution and delivery of the relevant Secured Credit Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Secured Party or on its behalf and notwithstanding that the Administrative Agent, any L/C Issuer, any Lender or any other Secured Party may have had notice or knowledge of any Default or default under any other Secured Credit Document or any incorrect representation or warranty at the time any credit is extended under any Secured Credit Document, and shall continue in full force and effect with respect to each Guarantor until this Agreement is terminated with respect to such Guarantor or such Guarantor is otherwise released from its obligations under this Agreement in each case pursuant to Section 4.13.

Section 4.06. Counterparts; Effectiveness; Several Agreement .  This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.  This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Loan Party and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement.  This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, restated, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

Section 4.07. Severability .  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 4.08. Right of Set-Off .  In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Guaranteed Party, any such notice being waived by the Borrower and each other Guaranteed Party to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates to or for the credit or the account of the respective Loan Parties against any and all Guaranteed Obligations owing to such Lender and its Affiliates hereunder, now or hereafter existing, irrespective of whether or not such Lender or Affiliate shall have made demand under this Agreement and although such Guaranteed Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness.  Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of each Lender under this Section 4.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

Section 4.09. Governing Law; Jurisdiction; Consent to Service of Process .  (a)This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each of the Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York City and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any L/C Issuer, any Lender or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Guarantor, or its properties in the courts of any jurisdiction.

(c) Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 4.09.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 4.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 4.10. WAIVER OF JURY TRIAL .  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.10.

Section 4.11. Headings .  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 4.12. Obligations Absolute .  All rights of the Administrative Agent hereunder and all obligations of each Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any other Secured Hedge Agreement, any other agreement with respect to any of the Guaranteed Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, any other Secured Hedge Agreement or any other agreement or instrument, (c) any release or amendment or waiver of or consent under or departure from any guarantee guaranteeing all or any portion of the Guaranteed Obligations or (d) subject to the terms of Section 4.13, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the Guaranteed Obligations or this Agreement.

Section 4.13. Termination or Release .  (a)Subject to Section 2.04, this Agreement and the Guarantees made herein shall terminate with respect to all Guaranteed Obligations when all the outstanding Guaranteed Obligations (other than Guaranteed Obligations in respect of Secured Hedge Agreements and Cash Management Obligations not yet due and payable (to the extent permitted by the terms thereof) and contingent indemnification obligations not yet accrued and payable) have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the L/C Obligations have been reduced to zero (other than L/C Obligations that have been fully cash collateralized or supported by a backstop letter of credit in each case in an amount and on terms reasonably satisfactory to the Administrative Agent and the L/C Issuer) and the L/C Issuers have no further obligations to issue Letters of Credit under the Credit Agreement.

(b) A Subsidiary Party shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Party ceases to be a Restricted Subsidiary of the Borrower or becomes an Excluded Subsidiary; provided that the Required Lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.

(c) In connection with any termination or release pursuant to paragraph (a) or (b), the Administrative Agent shall promptly execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section 4.13 shall be without recourse to or warranty by the Administrative Agent.

(d) At any time that the Borrower desires that the Administrative Agent take any of the actions described in the immediately preceding clause (c), it shall, upon request of the Administrative Agent, deliver to the Administrative Agent an officer’s certificate certifying that the release of the respective Subsidiary Party is permitted pursuant to paragraph (a) or (b).  The Administrative Agent shall have no liability whatsoever to any Secured Party as the result of any release of any Subsidiary Party by it as permitted (or which the Administrative Agent in good faith believes to be permitted) by this Section 4.13.

(e) Notwithstanding anything to the contrary set forth in this Agreement, each Cash Management Bank and each Hedge Bank by the acceptance of the benefits under this Agreement hereby acknowledge and agree that (i) the obligations of the Borrower or any Subsidiary under any Secured Hedge Agreement and the Cash Management Obligations shall be guaranteed pursuant to this Agreement only to the extent that, and for so long, the other Guaranteed Obligations are so guaranteed and (ii) any release of a Guarantor effected in the manner permitted by this Agreement shall not require the consent of any Hedge Bank or Cash Management Bank.

Section 4.14. Additional Restricted Subsidiaries .  Pursuant to Section 6.11 of the Credit Agreement, certain Restricted Subsidiaries of the Loan Parties that were not in existence or not Restricted Subsidiaries on the date of the Credit Agreement are required to enter in this Agreement as Subsidiary Parties upon becoming a Restricted Subsidiary.  Upon execution and delivery by the Administrative Agent and a Restricted Subsidiary of a Guarantee Agreement Supplement, such Restricted Subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein.  The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder.  The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

Section 4.15. Recourse .  This Agreement is made with full recourse to each Guarantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Guarantor contained herein, in the Loan Documents and the other Secured Credit Documents and otherwise in writing in connection herewith or therewith.

Section 4.16. Limitation on Guaranteed Obligations .  Each Guarantor that is a Subsidiary Party and each Secured Party (by its acceptance of the benefits of this Agreement) hereby confirms that it is its intention that this Agreement not constitute a fraudulent transfer or conveyance for purposes of any Debtor Relief Laws (including the Bankruptcy Code, the Uniform Fraudulent Conveyance Act or any similar Federal or state law).  To effectuate the foregoing intention, each Guarantor that is a Subsidiary Party and each Secured Party (by its acceptance of the benefits of this Agreement) hereby irrevocably agrees that the Guaranteed Obligations owing by such Guarantor under this Agreement shall be limited to such amount as will, after giving effect to such amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such Debtor Relief Laws (it being understood that it is the intention of the parties to this Agreement and the parties to any guaranty of any Junior Financing that is subordinated to the any of the Guaranteed Obligations, to the maximum extent permitted under applicable laws, the liabilities in respect of the guarantees of such Junior Financing shall not be included for the foregoing purposes and that, if any reduction is required to the amount guaranteed by any Guarantor hereunder and with respect to such Junior Financing that its guarantee of amounts owing in respect of such Junior Financing shall first be reduced) and after giving effect to any rights to contribution and/or subrogation pursuant to any agreement providing for an equitable contribution and/or subrogation among such Guarantor and the other Guarantors, result in the Guaranteed Obligations of such Guarantor in respect of such amount not constituting a fraudulent transfer or conveyance and the maximum liability of each Guarantor hereunder and under the Secured Credit Documents shall in no event exceed such amount..  Notwithstanding the provisions of the two preceding sentences, as between the Secured Parties and the holders of such Junior Financing, it is agreed (and the provisions of Junior Financing Documentation shall so provide) that any diminution (whether pursuant to court decree or otherwise) of any Guarantor’s obligation to make any distribution or payment pursuant to this Agreement shall have no force or effect for purposes of the subordination provisions contained in such Junior Financing Documentation, and that any payments received in respect of a Guarantor’s obligations with respect to such Junior Financing shall be turned over to the holders of the “Senior Indebtedness” (as defined in such Junior Financing Documentation) (or obligations which would have constituted Senior Indebtedness if same had not been reduced or disallowed) of such Guarantor (which Senior Indebtedness shall be calculated as if there were no diminution thereto pursuant to this Section 4.16 or for any other reason other than the indefeasible payment in full in cash of the respective obligations which would otherwise have constituted Senior Indebtedness) until all such Senior Indebtedness (or obligations which would have constituted Senior Indebtedness if same had not been reduced or disallowed) has been indefeasibly paid in full in cash.

*    *    *

NEWYORK 6154457 v1 (2K)

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

OSI RESTAURANT PARTNERS, LLC

By:

Name:

Title:

OSI HOLDCO, INC.

By:

Name:

Title:

EACH OF THE SUBSIDIARIES

LISTED ON SCHEDULE I HERETO

By:

Name:

Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:

Name:

Title:

By:

Name:

Title:

NEWYORK 6154457 v1 (2K)

SCHEDULE I to the
Guarantee Agreement

SUBSIDIARY PARTIES

NEWYORK 6154457 v1 (2K)

EXHIBIT I to the
Guarantee Agreement

SUPPLEMENT NO. __ dated as of [●], to the Guarantee Agreement dated as of June 14, 2007, among OSI RESTAURANT PARTNERS, LLC (the “Borrower”), OSI HOLDCO, INC. (“Holdings”), the Subsidiaries of the Borrower identified therein and DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent.

A Reference is made to (i) the Credit Agreement dated as of June 14, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, each Lender from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent, Pre-Funded RC Deposit Bank, Swing Line Lender and an L/C Issuer, Bank of America, N.A., as Syndication Agent, and General Electric Capital Corporation, SunTrust Bank, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, LaSalle Bank National Association, Wachovia Bank, National Association and Wells Fargo Bank, National Association, as Co-Documentation Agents, (ii) each Secured Hedge Agreement (as defined in the Credit Agreement) and (iii) the Cash Management Obligations (as defined in the Credit Agreement).

B Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guarantee Agreement referred to therein.

C  The Guarantors have entered into the Guarantee Agreement in order to induce (x) the Lenders to make Loans and the L/C Issuers to issue Letters of Credit, (y) the Hedge Banks to enter into and/or maintain Secured Hedge Agreements and (z) the Cash Management Banks to provide Cash Management Services.  Section 4.14 of the Guarantee Agreement provides that additional Restricted Subsidiaries of the Borrower may become Subsidiary Parties under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Party under the Guarantee Agreement in order to induce the Lenders to make additional Loans and the L/C Issuers to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

Section 1.  In accordance with Section 4.14 of the Guarantee Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party and Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Subsidiary Party and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Subsidiary Party and Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof.  Each reference to a “Guarantor” in the Guarantee Agreement shall be deemed to include the New Subsidiary.  The Guarantee Agreement is hereby incorporated herein by reference.

Section 2.  The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

Section 3.  This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Administrative Agent has executed a counterpart hereof.  Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

Section 4.  Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

Section 5.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6.  In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.  All communications and notices hereunder shall be in writing and given as provided in Section 4.01 of the Guarantee Agreement.

Section 8.  The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

*    *    *

NEWYORK 6154457 v1 (2K)

EXHIBIT G

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

By:

Name:

Title:

3408051_1.DOC

NEWYORK 5896489 v9 (2K)

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:

Name:

Title:

By:

Name:

Title:

3408051_1.DOC

NEWYORK 5896489 v9 (2K)

Exhibit G

[FORM OF]

SECURITY AGREEMENT

dated as of

June 14, 2007

among

OSI RESTAURANT PARTNERS, LLC,

OSI HOLDCO, INC.,

THE SUBSIDIARIES OF OSI RESTAURANT PARTNERS, LLC

IDENTIFIED HEREIN

and

DEUTSCHE BANK AG NEW YORK BRANCH,

as Collateral Agent

3408051_1.DOC

NEWYORK 5896489 v9 (2K)

Page

ARTICLE I Definitions

Section 1.01. Credit Agreement
Section 1.02. Other Defined Terms

ARTICLE II Pledge of Securities

Section 2.01. Pledge
Section 2.02. Delivery of the Pledged Collateral
Section 2.03. Representations, Warranties and Covenants
Section 2.04. Certification of Limited Liability Company and Limited Partnership Interests
Section 2.05. Registration in Nominee Name; Denominations
Section 2.06. Voting Rights; Dividends and Interest
Section 2.07. Collateral Agent Not a Partner or Limited Liability Company Member

ARTICLE III Security Interests in Personal Property

Section 3.01. Security Interest
Section 3.02. Representations and Warranties
Section 3.03. Covenants
Section 3.04. Other Actions

ARTICLE IV Certain Provisions Concerning Intellectual Property Collateral

Section 4.01. Grant of License to Use Intellectual Property
Section 4.02. Protection of Collateral Agent’s Security
Section 4.03. After-Acquired PropertY

ARTICLE V Remedies

Section 5.01. Remedies Upon Default
Section 5.02. Application of Proceeds

ARTICLE VI Indemnity, Subrogation and Subordination

Section 6.01. Indemnity
Section 6.02. Contribution and Subrogation
Section 6.03. Subordination

ARTICLE VII Miscellaneous

Section 7.01. Notices
Section 7.02. Waivers; Amendment
Section 7.03. Collateral Agent’s Fees and Expenses; Indemnification
Section 7.04. Successors and Assigns
Section 7.05. Survival of Agreement

(continued)
Page

Section 7.06. Counterparts; Effectiveness; Several Agreement
Section 7.07. Severability
Section 7.08. Right of Set-Off
Section 7.09. Governing Law; Jurisdiction; Consent to Service of Process
Section 7.10. WAIVER OF JURY TRIAL
Section 7.11. Headings
Section 7.12. Security Interest Absolute
Section 7.13. Termination or Release
Section 7.14. Additional Restricted Subsidiaries
Section 7.15. Collateral Agent Appointed Attorney-in-Fact
Section 7.16. General Authority of the Collateral Agent
Section 7.17. Mortgages
Section 7.18. Recourse; Limited Obligations

SCHEDULES

Schedule I                      -            Subsidiary Parties
Schedule II                      -           Pledged Equity; Pledged Debt
Schedule III                      -           Commercial Tort Claims
Schedule IV                      -           Copyrights and Copyright Applications
Schedule V                      -           Domain Names
Schedule VI                      -           Licenses
Schedule VII                      -           Patents and Patent Applications
Schedule VIII                                -            Trademarks and Trademark Applications

EXHIBITS

Exhibit I                      -            Form of Security Agreement Supplement
Exhibit II                      -            Form of Copyright Security Agreement
Exhibit III                      -            Form of Patent Security Agreement
Exhibit IV                      -            Form of Trademark Security Agreement
Exhibit V                      -           Form of Perfection Certificate

3408051_1.DOC

()
NEWYORK 5896489 v9 (2K)

Exhibit G
Page
SECURITY AGREEMENT dated as of June 14, 2007, among OSI RESTAURANT PARTNERS, LLC (the “Borrower”), OSI HOLDCO, INC. (“Holdings”), the Subsidiaries of the Borrower identified herein and DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent for the Secured Parties (as defined below).

Reference is made to (i) the Credit Agreement dated as of June 14, 2007 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, each Lender (as defined in the Credit Agreement) from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent, Pre-Funded RC Deposit Bank, Swing Line Lender and an L/C Issuer, Bank of America, N.A., as Syndication Agent, and General Electric Capital Corporation, SunTrust Bank, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, LaSalle Bank National Association, Wachovia Bank, National Association and Wells Fargo Bank, National Association, as Co-Documentation Agents, (ii) each Guaranty (as defined in the Credit Agreement), (iii) each Secured Hedge Agreement (as defined in the Credit Agreement) and (iv) the Cash Management Obligations (as defined in the Credit Agreement).

The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement, the Hedge Banks have agreed to enter into and/or maintain one or more Secured Hedge Agreements on the terms and conditions set forth therein and the Cash Management Banks have agreed to provide and/or maintain Cash Management Services on the terms and conditions agreed upon by the Borrower or the respective Restricted Subsidiary and the respective Cash Management Bank.  The obligations of the Lenders to extend such credit, the obligation of the Hedge Banks to enter into and/or maintain such Secured Hedge Agreements and the obligation of the Cash Management Bank to provide and/or maintain such Cash Management Services are, in each case, conditioned upon, among other things, the execution and delivery of this Agreement by each Grantor.  Holdings, the Borrower and the Subsidiary Parties are affiliates of one another, will derive substantial benefits from (i) the extensions of credit to the Borrower pursuant to the Credit Agreement, (ii) the entering into and/or maintaining by the Hedge Banks of Secured Hedge Agreements with the Borrower and/or one or more of the Restricted Subsidiaries and (iii) the providing and/or maintaining of Cash Management Services by the Cash Management Banks to the Borrower and/or one or more of its Restricted Subsidiaries, and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit, the Hedge Banks to enter into and maintain such Secured Hedge Agreements and the Cash Management Banks to provide and/or maintain such Cash Management Services.  Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01. Credit Agreement .  (a)Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.  All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.

Section 1.02. Other Defined Terms

.  As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“After-Acquired Intellectual Property” has the meaning assigned to such term in Section 4.02(d).

“Agreement ” means this Security Agreement.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a).

“Bankruptcy Event of Default” shall mean any Event of Default under Section 8.01(f) of the Credit Agreement.

“Cash Collateral Account” shall mean a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Parties.

“Collateral” means the Article 9 Collateral and the Pledged Collateral.

“Controlled” means, with respect to any Intellectual Property right, the possession (whether by ownership or license, other than pursuant to this Agreement) by a party of the right to grant to another party an interest as provided herein under such item or right without violating the terms of any agreement or other arrangements with any third party existing before or after the Closing Date.

“Copyright License” means any written agreement, now or hereafter in effect, (1) granting to any third party any right under an Owned Copyright or any Copyright that a Grantor otherwise has the right to grant a license under, or (2) granting to any Grantor any right under a Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyright Security Agreement” shall mean an agreement substantially in the form of Exhibit II hereto.

“Copyrights” means:  (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether the holder of such rights is an author, assignee, transferee or otherwise entitled to such rights, whether registered or unregistered and whether published or unpublished; (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule IV; and (c) all (i) rights and privileges arising under applicable law with respect to the use of such copyrights, (ii) reissues, renewals, continuations and extensions or restorations thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present of future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Domain Names” means all Internet domain names and associated URL addresses in or to which any Grantor now or hereafter has any right, title or interest, including those listed on Schedule V.

“General Intangibles” has the meaning provided in Article 9 of the New York UCC and shall in any event include all chooses in action and causes of action and all other intangible personal property of every kind and nature now owned or hereafter acquired by any Grantor, as the case may be, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts and other agreements), goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor, as the case may be, to secure payment by an Account Debtor of any of the Accounts.

“Grantor” means each of Holdings, the Borrower and each Subsidiary Party.

“Intellectual Property” means all intellectual and similar property of every kind and nature, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software, databases, all other proprietary information, including but not limited to Domain Names, and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Intellectual Property Collateral” means Collateral consisting of Owned Intellectual Property.

“License” means any Patent License, Trademark License, Copyright License, or other license or sublicense agreement to which any Grantor is a party, including those listed on Schedule VI.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Owned Copyrights” means Copyrights now Controlled by, or that hereafter become Controlled by Grantor, whether by acquisition, assignment, or an exclusive license, including those listed on Schedule IV.

“Owned Intellectual Property” means Intellectual Property now Controlled by, or that hereafter becomes Controlled by, any Grantor, whether by acquisition, assignment, or an exclusive license including, but not limited to, all Intellectual Property listed on Schedules IV, V and VII.

“Owned Patents” means Patents now Controlled by, or that hereafter become Controlled by, any Grantor whether by acquisition, assignment, or an exclusive license, including those listed on Schedule VII.

“Owned Trademarks” means Trademarks now Controlled by, or that hereafter become Controlled by, any Grantor, whether by acquisition, assignment, or an exclusive license, including those listed on Schedule VIII.

“Patent License” means any written agreement, now or hereafter in effect, (1) granting to any third party any right arising under an Owned Patent or any Patent that a Grantor otherwise has the right to grant a license under, or (2) granting to any Grantor any right arising under a Patent now or hereafter owned by any third party; and all rights of any Grantor under any such agreement.

“Patent Security Agreement” shall mean an agreement substantially in the form of Exhibit III hereto.

“Patents” means:  (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule VII; and (b) (i) rights and privileges arising under applicable law with respect to the use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, reexaminations, divisions, continuations, renewals, extensions or restorations and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

“Perfection Certificate” means a certificate substantially in the form of Exhibit II hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by the chief financial officer and the chief legal officer of the Borrower.

“Permit” has the meaning provided in the Credit Agreement.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt” has the meaning assigned to such term in Section 2.01.

“Pledged Equity” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all Pledged Equity, Pledged Debt and all other certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Secured Credit Document” means each Loan Document, each Secured Hedge Agreement and any agreement evidencing any Cash Management Obligations.

“Secured Obligations” means the “Obligations” as defined in the Credit Agreement; it being acknowledged and agreed that the term “Secured Obligations” as used herein shall include each extension of credit under the Credit Agreement and all obligations of the Borrower and/or its Restricted Subsidiaries under the Secured Hedge Agreements and all Cash Management Obligations, in each case, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, each L/C Issuer, the Hedge Banks, the Cash Management Banks, the Pre-Funded RC Deposit Bank, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.01(c) or Section 9.01(d) of the Credit Agreement.

“Security Agreement Supplement” means an instrument substantially in the form of Exhibit I hereto.

“Security Interest ” has the meaning assigned to such term in Section 3.01(a).

“Subsidiary Parties” means (a) the Restricted Subsidiaries identified on Schedule I and (b) each other Restricted Subsidiary that becomes a party to this Agreement as a Subsidiary Party after the Closing Date.

“Trademark License” means any written agreement, now or hereafter in effect, (1) granting to any third party any right to use any Owned Trademark or any Trademark that a Grantor otherwise has the right to grant a license under, or (2) granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademark Security Agreement” shall mean an agreement substantially in the form of Exhibit IV hereto.

“Trademarks ” means: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, slogans, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, whether registered or unregistered, now existing or hereafter adopted, acquired or assigned to, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule VIII, together with (b) any and all (i) rights and privileges arising under applicable law with respect to the use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

ARTICLE II

Pledge of Securities

Section 2.01. Pledge .  As security for the payment or performance, as the case may be, in full of the Secured Obligations, including each Guaranty, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under (i) all Equity Interests of the Borrower and of each other Subsidiary directly owned by such Grantor held by it and listed on Schedule II and any other Equity Interests of Subsidiaries directly owned in the future by such Grantor and the certificates representing all such Equity Interests (the “Pledged Equity”); provided that the Pledged Equity shall not include (A) Equity Interests of any Employment Participation Subsidiary, (B) more than 65% of the total issued and outstanding voting Equity Interests of any Foreign Subsidiary at any time, (C) Equity Interests of Unrestricted Subsidiaries (until such time as any Unrestricted Subsidiary becomes a Restricted Subsidiary in accordance with the Credit Agreement, at which time, and without further action, this clause (C) shall no longer apply to the Equity Interests of such Subsidiary), (D) Equity Interests of any Subsidiary of a Foreign Subsidiary, (E) Equity Interests of any Subsidiary acquired pursuant to a Permitted Acquisition financed with Indebtedness incurred pursuant to Section 7.03(g)(ii) of the Credit Agreement; provided that the Equity Interests of any such Subsidiary shall cease to be excluded by this clause (E) if such secured Indebtedness is repaid or becomes unsecured or if such Subsidiary ceases to Guarantee such secured Indebtedness, as applicable, (F) specifically identified Equity Interests of any Subsidiary with respect to which the Administrative Agent has confirmed in writing to the Borrower its determination that the costs or other consequences (including adverse tax consequences) of providing a pledge of its Equity Interests is excessive in view of the benefits to be obtained by the Lenders and (G) Equity Interests of any non-wholly owned Subsidiary if (but only to the extent that) the grant of a security interest therein would constitute a violation of a valid and enforceable restriction in respect of any joint venture, stockholders or similar agreement governing such Equity Interests, unless and until all required consents shall have been obtained (for the avoidance of doubt, the restrictions described herein are not negative pledges or similar undertakings in favor of a lender or other financial counterparts), provided however, that the limitation set forth in clause (G) above shall not affect, limit, restrict or impair the grant by a Grantor of a security interest pursuant to this Agreement in any such Equity Interests to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by any applicable law, including the New York UCC and provided further that the Proceeds from any such Equity Interests shall not be excluded from the definition of Article 9 Collateral; (ii) (A) promissory notes and instruments evidencing indebtedness owned by a Grantor and listed opposite the name of such Grantor on Schedule II, and (B) any promissory notes and instruments evidencing indebtedness obtained in the future by such Grantor (the “Pledged Debt”); (iii) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Section 2.01; (iv) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (i) and (ii) above; (v) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (i), (ii), (iii) and (iv) above; and (vi) all Proceeds of, and Security Entitlements in, any of the foregoing (the items referred to in clauses (i) through (vi) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the applicable Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

Section 2.02. Delivery of the Pledged Collateral.  (a)Each Grantor agrees promptly (but in any event within 30 days after receipt thereof by such Grantor) to deliver or cause to be delivered to the Collateral Agent, for the benefit of the applicable Secured Parties, any and all Pledged Securities (other than any uncertificated securities, but only for so long as such securities remain uncertificated) to the extent such Pledged Securities, in the case of promissory notes and instruments evidencing Indebtedness, are required to be delivered pursuant to paragraph (b) of this Section 2.02.

(b) Each Grantor will cause any Indebtedness for borrowed money having an aggregate principal amount that is in excess of $5,000,000 owed to such Grantor by any Person to be evidenced by a duly executed promissory note to be pledged and delivered to the Collateral Agent, for the benefit of the applicable Secured Parties, pursuant to the terms hereof.

(c) Upon delivery to the Collateral Agent, (i) any Pledged Securities shall be accompanied by stock powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment (if appropriate) duly executed by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request.  Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be deemed to supplement Schedule II and made a part hereof; provided that failure to supplement Schedule II hereto shall not affect the validity of such pledge of such Pledged Securities.  Each schedule so delivered shall supplement any prior schedules so delivered.

Section 2.03. Representations, Warranties and Covenants .  Each of Holdings and the Borrower jointly and severally represents, warrants and covenants, as to themselves and the other Grantors, to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a) Schedule II, or the supplement thereto, as applicable, correctly sets forth, as of the Closing Date and as of each date on which a supplement to Schedule II is delivered pursuant to Section 2.02(c), the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity and includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder in order to satisfy the Collateral and Guarantee Requirement;

(b) the Pledged Equity issued by the Borrower or a Subsidiary and Pledged Debt (solely with respect to Pledged Debt issued by a Person other than Holdings or a Subsidiary of Holdings, to the best of Holdings’ and the Borrower’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity, are fully paid and nonassessable and (ii) in the case of Pledged Debt (solely with respect to Pledged Debt issued by a Person other than Holdings or a Subsidiary of Holdings, to the best of Holdings’ and the Borrower’s knowledge), are legal, valid and binding obligations of the issuers thereof;

(c) except for the security interests granted hereunder, each of the Grantors (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantors, (ii) holds the same free and clear of all Liens, other than (A) Liens created by the Collateral Documents and (B) Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than transfers made in accordance with the Credit Agreement and (A) Liens created by the Collateral Documents and (B) Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement, and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Liens permitted pursuant to this Section 2.03(c)), however, arising, of all Persons whomsoever;

(d) except for (i) restrictions and limitations imposed by the Loan Documents or securities laws generally, (ii) in the case of Pledged Equity of Persons that are not Subsidiaries, transfer restrictions that exist at the time of acquisition of such Equity Interests and (iii) as described in the Perfection Certificate, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g) by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and first-priority perfected lien upon and security interest in such Pledged Securities as security for the payment and performance of the Secured Obligations, subject only to any Lien permitted pursuant to Section 7.01 of the Credit Agreement; and

(h) the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein.

Section 2.04. Certification of Limited Liability Company and Limited Partnership Interests .  No interest in any limited liability company or limited partnership controlled by any Grantor that constitutes Pledged Equity (x) shall be represented by a certificate unless (i) the limited liability company agreement or partnership agreement expressly provides that such interests shall be a “security” within the meaning of Article 8 of the UCC of the applicable jurisdiction, and (ii) such certificate shall be delivered to the Collateral Agent in accordance with Section 2.02 or (y) shall be an uncertificated “security” within the meaning of Article 8 of the UCC of the applicable jurisdiction unless a control agreement, in form and substance reasonably satisfactory to the Collateral Agent, has been executed and delivered by the relevant Grantor and the issuer of such interests to the Collateral Agent.

Section 2.05. Registration in Nominee Name; Denominations .  If an Event of Default shall occur and be continuing and the Collateral Agent shall give the Borrower notice of its intent to exercise such rights, (a) the Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent and each Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor and (b) the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement and, in the case of Pledged Securities of persons that are not Subsidiaries, to the extent permitted by the documentation governing such Pledged Securities; provided that, notwithstanding the foregoing, if a Bankruptcy Event of Default shall have occurred and be continuing, the Collateral Agent shall not be required to give the notice referred to above in order to exercise the rights described above.

Section 2.06. Registration Voting Rights; Dividends and Interest ..  (a)Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Borrower that the rights of the Grantors under this Section 2.06 are being suspended:

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement, the Credit Agreement or any other Secured Credit Document or the ability of the Secured Parties to exercise the same.

(ii) The Collateral Agent shall promptly (after reasonable advance notice) execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities, to the extent (and only to the extent) that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable Laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and the applicable Secured Parties and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent).  So long as no Default or Event of Default has occurred and is continuing, the Collateral Agent shall promptly deliver to each Grantor any Pledged Securities in its possession if requested to be delivered to the issuer thereof in connection with any exchange or redemption of such Pledged Securities in accordance with this Section 2.06(a)(iii).

(b) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Borrower of the suspension of the rights of the Grantors under paragraph (a)(iii) of this Section 2.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions.  All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent).  Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02.  After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 in the absence of an Event of Default and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Borrower of the suspension of the rights of the Grantors under paragraph (a)(i) of this Section 2.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.  After all Events of Default have been cured or waived, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.06 shall be reinstated.

(d) Any notice given by the Collateral Agent to the Borrower suspending the rights of the Grantors under paragraph (a) of this Section 2.06 (i) shall be given in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.  Notwithstanding anything to the contrary contained in Section 2.06(a), (b) or (c), if a Bankruptcy Event of Default shall have occurred and be continuing, the Collateral Agent shall not be required to give any notice referred to in said Section in order to exercise any of its rights described in such Section, and the suspension of the rights of each of the Grantors under each such Section shall be automatic upon the occurrence of such Bankruptcy Event of Default.

Section 2.07. Collateral Agent Not a Partner or Limited Liability Company Member .  Nothing contained in this Agreement shall be construed to make the Collateral Agent or any other Secured Party liable as a member of any limited liability company or as a partner of any partnership and neither the Collateral Agent nor any other Secured Party by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or as a partner in any partnership.  The parties hereto expressly agree that, unless the Collateral Agent shall become the absolute owner of Pledged Equity consisting of a limited liability company interest or a partnership interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Collateral Agent, any other Secured Party, any Grantor and/or any other Person.

ARTICLE III

Security Interests in Personal Property

Section 3.01. Security Interest .  (a)As security for the payment or performance, as the case may be, in full of the Secured Obligations, including each Guaranty, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in, all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Documents;

(iv) all Equipment;

(v) all General Intangibles and Permits;

(vi) all Instruments;

(vii) all Inventory;

(viii) all Intellectual Property Collateral;

(ix) all Investment Property;

(x) all books and records pertaining to the Article 9 Collateral;

(xi) all Goods and Fixtures;

(xii) all Letter-of-Credit Rights;

(xiii) all Commercial Tort Claims described on Schedule III from time to time;

(xiv) the Cash Collateral Account (and all cash, securities and other investments deposited therein);

(xv) all Supporting Obligations;

(xvi) all Security Entitlements in any or all of the foregoing; and

(xvii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided (i) with respect to any Owned Trademarks, applications in the United States Patent and Trademark Office to register Owned Trademarks or service marks on the basis of any Grantor’s “intent to use” such Owned Trademarks or service marks will not be deemed to be Collateral unless and until a “Statement of Use” or “Amendment to Allege Use” has been filed and accepted in the United States Patent and Trademark Office, whereupon such application shall be automatically subject to the security interest granted herein and deemed to be included in the Collateral and (ii) that notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (A) motor vehicles or other assets subject to certificates of title the perfection of a security interest in which is excluded from the New York UCC in the relevant jurisdiction, (B) any Equity Interests other than Pledged Equity, (C) any Equipment that is subject to a purchase money lien or a capital lease permitted under the Credit Agreement to the extent the documents relating to such purchase money lien or capital lease validly prohibits such Equipment to be subject to the Security Interest created hereby, (D) any specifically identified asset with respect to which the Administrative Agent has confirmed in writing to the Borrower its determination that the costs or other consequences (including adverse tax consequences) of providing a security interest is excessive in view of the benefits to be obtained by the Lenders, (E) any General Intangible, Investment Property, Accounts, Intellectual Property Collateral, promissory notes, chattel paper, Permit or other such rights of a Grantor arising under any contract, lease, instrument, license, or other document if (but only to the extent that) the grant of a security interest therein would (x) constitute a violation of a valid and enforceable restriction in respect of, or result in the abandonment, invalidation or unenforceability of any right, title or interest of such Grantor in, such General Intangible, Investment Property, Accounts, Intellectual Property Collateral, promissory notes, chattel paper, Permit or other such rights in favor of a third party or under any law, regulation, permit, order, judgment or decree of any Governmental Authority and such contractual restriction is otherwise not restricted by the Credit Agreement, unless and until all required consents shall have been obtained (for the avoidance of doubt, the restrictions described herein are not negative pledges or similar undertakings in favor of a lender or other financial counterparty) or (y) expressly give any other party in respect of any such contract, lease, instrument, franchise, permit, license or other document relating to any such General Intangible, Investment Property, Intellectual Property Collateral, Accounts, promissory notes, chattel paper, Permit or other such rights of a Grantor or give any other party the right to terminate its obligations or such Grantor’s rights under such contract, lease, instrument, franchise, permit, license or other document (whether expressly in such document or otherwise under applicable law) to the extent that such right is not restricted by the Credit Agreement, provided however, that the limitation set forth in clause (E)above shall not affect, limit, restrict or impair the grant by a Grantor of a security interest pursuant to this Agreement in any such Collateral to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by any applicable law, including the New York UCC and provided further that the Proceeds from any such contract, lease, instrument or other document shall not be excluded from the definition of Article 9 Collateral or (G) Margin Stock unless the applicable requirements of Regulations T, U, and X of the Board of Governors of the Federal Reserve have been satisfied.  Each Grantor shall, if requested to do so by the Administrative Agent, use commercially reasonable efforts to obtain any such required consent that is reasonably obtainable with respect to Collateral which the Administrative Agent reasonably determines to be material.

(b) Each Grantor hereby irrevocably authorizes the Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as all assets of such Grantor or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates.  Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.

(c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

(d) Each Grantor hereby further authorizes the Collateral Agent to file filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country), including the Trademark Security Agreement, Copyright Security Agreement, and Patent Security Agreement or other documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Grantor hereunder, without the signature of such Grantor, and naming such Grantor, as debtor, and the Collateral Agent, as secured party.

Section 3.02. Representations and Warranties .  Holdings and the Borrower jointly and severally represent and warrant, as to themselves and the other Grantors, to the Collateral Agent and the Secured Parties that:

(a) Subject to Liens permitted by Section 7.01 of the Credit Agreement, each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(b) The Perfection Certificate has been duly prepared, completed, executed and delivered to the Collateral Agent and the information set forth therein, including the exact legal name of each Grantor, is correct and complete in all material aspects as of the Closing Date.  The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 2 to the Perfection Certificate (or specified by notice from the applicable Grantor to the Collateral Agent after the Closing Date in the case of filings, recordings or registrations required by Section 6.11 of the Credit Agreement), are all the filings, recordings and registrations that are necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.  Each Grantor represents and warrants that fully executed agreements in the form of Exhibit II, Exhibit III and Exhibit IV hereof and containing a description of all Collateral consisting of Intellectual Property with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights have been delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code and (iii) a security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one month period (commencing as of the date hereof) pursuant to 17 U.S.C. § 205 and otherwise as may be required pursuant to the laws of any other necessary jurisdiction.  The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than (i) any Lien that is expressly permitted pursuant to Section 7.01 of the Credit Agreement and has priority as a matter of law and (ii) Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement.

(d) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement.  None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office, or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement.

(e) All Commercial Tort Claims of each Grantor in existence on the date of this Agreement (or on the date upon which such Grantor becomes a party to this Agreement) are described on Schedule III hereto.

Section 3.03. Covenants .  (a)The Borrower agrees to promptly notify the Collateral Agent in writing of any change (i) in the legal name of any Grantor, (ii) in the identity or type of organization or corporate structure of any Grantor, (iii) in the jurisdiction of organization of any Grantor, (iv) in the Location of any Grantor or (v) in the organizational identification number of any Grantor.  In addition, if any Grantor does not have an organizational identification number on the Closing Date (or the date such Grantor becomes a party to this Agreement) and later obtains one, the Borrower shall promptly thereafter notify the Collateral Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interests (and the priority thereof) of the Collateral Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect.

(b) Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 7.01 of the Credit Agreement; provided that, nothing in this Agreement shall prevent any Grantor from discontinuing the operation or maintenance of any of its assets or properties if such discontinuance is both (x) determined by such Grantor in good faith to be desirable in the conduct of its business and (y) is permitted by the Credit Agreement.

(c) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 6.01 of the Credit Agreement, the Borrower shall deliver to the Collateral Agent a certificate executed by the chief financial officer and the chief legal officer of the Borrower setting forth the information required pursuant to Schedules 1(a), 1(c), 1(e), 1(f) and 2(b) of the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 3.03(c).

(d) The Borrower agrees, on its own behalf and on behalf of each other Grantor, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith.  If any amount payable under or in connection with any of the Article 9 Collateral that exceeds $5,000,000 shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, duly endorsed in a manner reasonably satisfactory to the Collateral Agent.

(e) At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 7.01 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement and within a reasonable period of time after the Collateral Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Collateral Agent within 10 days after demand for any payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization.  Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(f) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person the value of which exceeds $5,000,000 to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent for the benefit of the applicable Secured Parties.  Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(g) Each Grantor (rather than the Collateral Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

Section 3.04. Other Actions .  In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments.  If any Grantor shall at any time hold or acquire any Instruments constituting Collateral and evidencing an amount in excess of $5,000,000, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent for the benefit of the applicable Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(b) Investment Property.  Except to the extent otherwise provided in Article II, if any Grantor shall at any time hold or acquire any certificated securities, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent for the benefit of the applicable Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.  If any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, upon the Collateral Agent’s request and following the occurrence of an Event of Default such Grantor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent’s reasonable request, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Collateral Agent to become the registered owner of the securities.  If any securities, whether certificated or uncertificated, or other investment property are held by any Grantor or its nominee through a securities intermediary or commodity intermediary, upon the Collateral Agent’s request and following the occurrence of an Event of Default, such Grantor shall immediately notify the Collateral Agent thereof and at the Collateral Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent shall either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Collateral Agent to such securities intermediary as to such security entitlements, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such commodity intermediary, in each case without further consent of any Grantor or such nominee, or (ii) in the case of financial assets or other Investment Property held through a securities intermediary, arrange for the Collateral Agent to become the entitlement holder with respect to such Investment Property, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such Investment Property.  The Collateral Agent agrees with each of the Grantors that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing.  The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Collateral Agent is the securities intermediary.

(c) Commercial Tort Claims.  If any Grantor shall at any time after the date of this Agreement acquire a Commercial Tort Claim in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) of $5,000,000 or more, such Grantor shall promptly notify the Collateral Agent thereof in a writing signed by such Grantor and provide supplements to Schedule III describing the details thereof and shall grant to the Collateral Agent a security interest therein and in the proceeds thereof, all upon the terms of this Agreement.

(d) Letter of Credit Rights.  If any Grantor is at any time a beneficiary under a letter of credit with a stated amount of $5,000,000 or more, such Grantor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, use its reasonable best efforts to (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in this Agreement after the occurrence and during the continuance of an Event of Default.

ARTICLE IV

Certain Provisions Concerning Intellectual Property Collateral

Section 4.01. Grant of License to Use Intellectual Property .  Without limiting the provision of Section 3.01 hereof or any other rights of the Collateral Agent as the holder of a Security Interest in any Intellectual Property Collateral, for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor shall, upon request by the Collateral Agent, grant to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantors and exercisable only after the occurrence and during the continuation of an Event of Default) to use, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.  The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

Section 4.02. Protection of Collateral Agent’s Security

(a) Except to the extent failure to act, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, with respect to registration or pending application of each item of its Intellectual Property Collateral for which such Grantor has standing to do so, each Grantor agrees to take, at its expense, all steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority located in the United States, to (i) maintain the validity and enforceability of any registered Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each Patent, Trademark, or Copyright registration or application, now or hereafter included in such Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

(b) Except where failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, each Grantor shall take all steps to preserve and protect each item of its Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to the standards of quality.

(c) Except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property Collateral may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in case of a trade secret, lose its competitive value).

(d) Each Grantor agrees that, should it obtain an ownership or other interest in any Intellectual Property Collateral after the Closing Date (“After-Acquired Intellectual Property”), (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto.

(e) Nothing in this Agreement prevents any Grantor from discontinuing the use or maintenance of any of its Intellectual Property Collateral to the extent permitted by the Credit Agreement if such Grantor determines in its reasonable business judgment that such discontinuance is desirable in the conduct of its business.

Section 4.03. After-Acquired Property . Once every fiscal quarter of the Borrower, with respect to issued or registered Patents (or published applications therefore) or Trademarks (or applications therefor), and once every fiscal quarter, with respect to registered Copyrights, each Grantor shall sign and deliver to the Collateral Agent an appropriate Security Agreement Supplement and related grant of security interest with respect to all of its applicable Owned Intellectual Property as of the last day of such period, to the extent that such Intellectual Property is not covered by any previous Security Agreement Supplement and related grant of security interest so signed and delivered by it.  In each case, it will promptly cooperate as reasonably necessary to enable the Collateral Agent to make any necessary or reasonably desirable recordations with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as appropriate.

ARTICLE V

Remedies

Section 5.01. Remedies Upon Default .  Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have the right to exercise any and all rights afforded to a secured party with respect to the Secured Obligations, as applicable, under the Uniform Commercial Code or other applicable law, and also may (i) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to or promptly after such occupancy; (iii) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to or promptly after such exercise; (iv) withdraw any and all cash or other Collateral from the Cash Collateral Account and to apply such cash and other Collateral to the payment of any and all Secured Obligations in the manner provided in Section 5.02 of this Agreement; (v) subject to the mandatory requirements of applicable law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Secured Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate; and (vi) with respect to any Intellectual Property Collateral, on demand, cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Intellectual Property Collateral by the applicable Grantors to the Collateral Agent, or license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Intellectual Property Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine, provided, however, that such terms shall include all terms and restrictions that customarily required to ensure the continuing validity and effectiveness of the Intellectual Property at issue, such as, without limitation, quality control and inure provisions with regard to Trademarks, patent designation provisions with regard to patents, and copyright notices and restrictions or decompilation and reverse engineering of copyrighted software.  The Collateral Agent shall be authorized at any sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of such securities to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale.  At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine.  The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.  At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.  For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full (in which case the applicable Grantors shall be entitled to the proceeds of any such sale pursuant to Section 5.02 hereof).  As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver.  Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) during the continuance of an Event of Default and after notice to the Borrower of its intent to exercise such rights (except in the case of a Bankruptcy Event of Default, in which case no such notice shall be required), for the purpose of (i) making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies if insurance, (ii) making all determinations and decisions with respect thereto and (iii) obtaining or maintaining the policies of insurance required by Section 6.07 of the Credit Agreement or to pay any premium in whole or in part relating thereto.  All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, within 10 days of demand, by the Grantors to the Collateral Agent and shall be additional Secured Obligations secured hereby.

Section 5.02. Application of Proceeds .  The Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, in accordance with the provisions of Section 8.04 of the Credit Agreement.  The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.  Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.  It is understood and agreed that the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Obligations.

ARTICLE VI

Indemnity, Subrogation and Subordination

Section 6.01. Indemnity .  In addition to all such rights of indemnity and subrogation as the Grantors may have under applicable law (but subject to Section 6.03), each Guarantor Party (as defined in the Guaranty) agrees that, in the event any assets of any Grantor that is a Subsidiary Party shall be sold pursuant to this Agreement or any other Collateral Document to satisfy in whole or in part an Obligation owing directly by such Guaranteed Party to any Secured Party (i.e., other than pursuant to its capacity as a Guarantor under the Guaranty), such Guaranteed Party shall indemnify such Grantor in an amount equal to the fair market value of the assets so sold.

Section 6.02. Contribution and Subrogation .  At any time a payment by any Subsidiary Party in respect of the Secured Obligations is made under this Agreement or any other Collateral Document as a result of a sale of assets by such Subsidiary Party that shall not have been fully indemnified as provided in Section 6.01, the right of contribution of each Subsidiary Party against each other Subsidiary Party shall be determined as provided in the immediately succeeding sentence, with the right of contribution of each Subsidiary Party to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Secured Obligations under this Agreement and not indemnified pursuant to Section 6.01.  At any time that a Relevant Payment is made by a Subsidiary Party that results in the aggregate payments made by such Subsidiary Party in respect of the Secured Obligations to and including the date of the Relevant Payment exceeding such Subsidiary Party’s Contribution Percentage (as defined below) of the aggregate payments made by all Subsidiary Parties in respect of the Secured Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Subsidiary Party shall have a right of contribution against each other Subsidiary Party who has made payments in respect of the Secured Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Subsidiary Party’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Subsidiary Parties in respect of the Secured Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Subsidiary Party and the denominator of which is the Aggregate Excess Amount of all Subsidiary Parties multiplied by (y) the Aggregate Deficit Amount of such other Subsidiary Party.  A Subsidiary Party’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of each computation; provided that the contribution rights of such Subsidiary Party shall be subject to Section 6.03.  As used in this Section 6.02:  (i) each Subsidiary Party’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Subsidiary Party by (y) the aggregate Adjusted Net Worth of all Subsidiary Parties; (ii) the “Adjusted Net Worth” of each Subsidiary Party shall mean the greater of (x) the Net Worth (as defined below) of such Subsidiary Party and (y) zero; and (iii) the “Net Worth” of each Subsidiary Party shall mean the amount by which the fair saleable value of such Subsidiary Party’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under the Subsidiary Guaranty or any guaranteed obligations arising under any guaranty of any Junior Financing or any Permitted Refinancing thereof) on such date.  Notwithstanding anything to the contrary contained above, any Subsidiary Party that is released from this Agreement pursuant to Section 7.13 hereof shall thereafter have no contribution obligations, or rights, pursuant to this Section 6.02, and at the time of any such release, if the released Subsidiary Party had an Aggregate Excess Amount or an Aggregate Deficit Amount, same shall be deemed reduced to $0, and the contribution rights and obligations of the remaining Subsidiary Parties shall be recalculated on the respective date of release (as otherwise provided above) based on the payments made hereunder by the remaining Subsidiary Parties.  Each of the Subsidiary Parties recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution.  In this connection, each Subsidiary Party has the right to waive its contribution right against any other Subsidiary Party to the extent that after giving effect to such waiver such Subsidiary Party would remain solvent, in the determination of the Required Lenders.

Section 6.03. Subordination .  Notwithstanding any provision of this Agreement to the contrary, all rights of the Grantors under Sections 6.01 and 6.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Secured Obligations; provided, that if any amount shall be paid to such Grantor on account of such subrogation rights at any time prior to the irrevocable payment in full in cash of all the Secured Obligations, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Collateral Agent to be credited and applied against the Secured Obligations, whether matured or unmatured, in accordance with Section 5.02 of this Agreement.  No failure on the part of the Borrower or any Grantor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of the obligations of such Grantor hereunder.

ARTICLE VII

Miscellaneous

Section 7.01. Notices .  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement.  All communications and notices hereunder to any Subsidiary Party shall be given to it in care of the Borrower as provided in Section 10.02 of the Credit Agreement.

Section 7.02. Waivers; Amendment .  (a)No failure or delay by the Collateral Agent, any L/C Issuer or any Lender in exercising any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege, or any abandonment or discontinuance of steps to enforce such a right, remedy, power or privilege, preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges of the Collateral Agent, the L/C Issuers and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent, any Lender or any L/C Issuer may have had notice or knowledge of such Default at the time.  No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

Section 7.03. Collateral Agent’s Fees and Expenses; Indemnification .  (a)The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 10.04 of the Credit Agreement.

(b) Without limitation of its indemnification obligations under the other Loan Documents, the Grantors jointly and severally agree to indemnify the Collateral Agent and the other Indemnitees (as defined in Section 10.05 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery, performance or enforcement of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing agreement or instrument contemplated hereby, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or of any Affiliate, director, officer, employee, counsel, agent, trustee, investment advisor or attorney-in-fact of such Indemnitee.

(c) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Collateral Documents.  The provisions of this Section 7.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party.  All amounts due under this Section 7.03 shall be payable within 10 days of written demand therefor.

Section 7.04. Successors and Assigns .  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

Section 7.05. Survival of Agreement .  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Collateral Agent, any L/C Issuer or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid or any Letter of Credit is outstanding (except if such Letter of Credit is cash collateralized or subject to a backstop letter of credit in each case in an amount and on terms reasonably satisfactory to the Administrative Agent and the L/C Issuer) and so long as the Commitments have not expired or terminated.

Section 7.06. Counterparts; Effectiveness; Several Agreement .  This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.  This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Loan Party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement.  This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

Section 7.07. Severability .  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.08. Right of Set-Off .  In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower and each Loan Party to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates to or for the credit or the account of the respective Loan Parties against any and all obligations owing to such Lender and its Affiliates hereunder, now or hereafter existing, irrespective of whether or not such Lender or Affiliate shall have made demand under this Agreement and although such obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness.  Each Lender agrees promptly to notify the Borrower and the Collateral Agent after any such set off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of each Lender under this Section 7.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

Section 7.09. Governing Law; Jurisdiction; Consent to Service of Process .  (a)  This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each of the Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York City and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Collateral Agent, any L/C Issuer or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.

(c) Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 7.09.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 7.10. WAIVER OF JURY TRIAL .  EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 7.10 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 7.11. Headings . Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 7.12. Security Interest Absolute .  All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, the Secured Hedge Agreements, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, the Secured Hedge Agreements or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

Section 7.13. Termination or Release .  (a)This Agreement, the Security Interest and all other security interests granted hereby shall terminate when all the outstanding Secured Obligations (other than Secured Obligations in respect of Secured Hedge Agreements and Cash Management Obligations not yet due and payable (to the extent permitted by the terms thereof) and contingent indemnification obligations not yet accrued and payable) have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the L/C Obligations have been reduced to zero (except if such Letter of Credit is fully cash collateralized or supported by a backstop letter of credit in each case in an amount and on terms reasonably satisfactory to the Administrative Agent and the L/C Issuer) and the L/C Issuers have no further obligations to issue Letters of Credit under the Credit Agreement.

(b) A Subsidiary Party shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Party shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Party ceases to be a Subsidiary of the Borrower; provided that the Required Lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.

(c) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 10.01 of the Credit Agreement, the security interest in such Collateral shall be automatically released.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c), the Collateral Agent shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all documents (including relevant certificates, securities and other instruments) that such Grantor shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section 7.13 shall be without recourse to or warranty by the Collateral Agent.

(e) At any time that the respective Grantor desires that the Collateral Agent take any action described in the immediately preceding paragraph (d), it shall, upon request of the Collateral Agent, deliver to the Collateral Agent an officer’s certificate certifying that the release of the respective Collateral is permitted pursuant to paragraph (a), (b) or (c).  The Collateral Agent shall have no liability whatsoever to any Secured Party as the result of any release of Collateral by it as permitted (or which the Collateral Agent in good faith believes to be permitted) by this Section 7.13.

(f) Notwithstanding anything to the contrary set forth in this Agreement, each Cash Management Bank and each Hedge Bank by the acceptance of the benefits under this Agreement hereby acknowledge and agree that (i) the obligations of the Borrower or any Subsidiary under any Secured Hedge Agreement and the Cash Management Obligations shall be secured pursuant to this Agreement only to the extent that, and for so long as, the other Secured Obligations are so secured and (ii) any release of Collateral effected in the manner permitted by this Agreement shall not require the consent of any Hedge Bank or Cash Management Bank.

Section 7.14 Additional Restricted Subsidiaries .  Pursuant to Section 6.11 of the Credit Agreement, certain Restricted Subsidiaries of the Loan Parties that were not in existence or not Restricted Subsidiaries on the date of the Credit Agreement are required to enter in this Agreement as Subsidiary Parties upon becoming Restricted Subsidiaries.  Upon execution and delivery by the Collateral Agent and a Restricted Subsidiary of a Security Agreement Supplement, such Restricted Subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein.  The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder.  The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

Section 7.15 Collateral Agent Appointed Attorney-in-Fact .  Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and (unless a Bankruptcy Event of Default has occurred and is continuing) delivery of notice by the Collateral Agent to the Borrower of its intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent or the Cash Collateral Account and adjust, settle or compromise the amount of payment of any Account; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.  The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact.

Section 7.16 General Authority of the Collateral Agent .  By acceptance of the benefits of this Agreement and any other Collateral Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Collateral Documents, (b) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Collateral Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Collateral Document and (d) to agree to be bound by the terms of this Agreement and any other Collateral Documents.

Section 7.17 Mortgages .  In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of a Mortgage and the terms thereof are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall control in the case of Fixtures and real estate leases, letting and licenses of, and contracts and agreements relating to the lease of, real property, and the terms of this Agreement shall control in the case of all other Collateral.

Section 7.18 Recourse; Limited Obligations ..  This Agreement is made with full recourse to each Grantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Grantor contained herein, in the Loan Documents and the Secured Hedge Agreements and otherwise in writing in connection herewith or therewith.  It is the desire and intent of each Grantor and the Secured Parties that this Agreement shall be enforced against each Grantor to the fullest extent permissible under the laws applied in each jurisdiction in which enforcement is sought.  Notwithstanding anything to the contrary contained herein, and in furtherance of the foregoing, it is noted that the obligations of each Grantor that is a Subsidiary Party have been limited as expressly provided in the Subsidiary Guaranty and are limited hereunder as and to the same extent provided therein.

*       *       *

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

OSI RESTAURANT PARTNERS, LLC

By:

Name:

Title:

OSI HOLDCO, INC.

By:

Name:

Title:

EACH OF THE SUBSIDIARIES

LISTED ON SCHEDULE I HERETO

By:

Name:

Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent

By:

Name:

Title:

By:

Name:

Title:

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SCHEDULE  to
the Security Agreement

SUBSIDIARY PARTIES

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Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

EQUITY INTERESTS

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

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SCHEDULE III to the
Security Agreement

COMMERCIAL TORT CLAIMS

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SCHEDULE IV
to the
Security Agreement

U.S. COPYRIGHTS OWNED BY [NAME OR GRANTOR]

[Make a separate page of Schedule IV for each Grantor and state if no copyrights are owned.  List in numerical order by Registration No.]

U.S. Copyright Registrations

Title	Reg. No.	Author

Title	Author	Class	Date Filed

Pending U.S. Copyright Applications for Registration

Unregistered Copyrights

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SCHEDULE V
to the
Security Agreement

DOMAIN NAMES OWNED BY [NAME OF GRANTOR]

 [Make a separate page of Schedule IV for each Grantor and state if no Domain Names are owned.]

Internet Domain Names	Country	Registration No. (or other applicable identifier)

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SCHEDULE VI
to the
Security Agreement

U.S. COPYRIGHTS LICENSES OWNED BY [NAME OR GRANTOR]

[Make a separate page of Schedule IV for each Grantor and state if no Copyrights Licenses are owned. ]

PATENTS LICENSES OWNED BY [NAME OF GRANTOR]

[Make a separate page of Schedule IV for each Grantor and state if no Patents Licenses are owned.]

TRADEMARK LICENSES OWNED BY [NAME OF GRANTOR]

[Make a separate page of Schedule IV for each Grantor and state if no Trademark Licenses are owned.]

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SCHEDULE VII
to the
Security Agreement

PATENTS OWNED BY [NAME OF GRANTOR]

[Make a separate page of Schedule IV for each Grantor and state if no patents are owned.  List in numerical order by Patent No./Patent Application No.]

U.S. Patent Registrations

Patent Numbers	Filing Date

Patent Numbers	Issue Date

U.S. Patent Applications

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SCHEDULE VIII
to the
Security Agreement

TRADEMARK/TRADE NAMES OWNED BY [NAME OF GRANTOR]

[Make a separate page of Schedule IV for each Grantor and state if no trademarks/trade names are owned.  List in numerical order by trademark registration/application no.]

U.S. Trademark Registrations

Mark	Reg. Date	Reg. No.

U.S. Trademark Applications

Mark	Filing Date	Application No.

Common Law Trademarks

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EXHIBIT I to the
Security Agreement

SUPPLEMENT NO. __ dated as of [●], to the Security Agreement dated as of June 14, 2007, among OSI RESTAURANT PARTNERS, LLC (the “Borrower”), OSI HOLDCO, INC. (“Holdings”), the Subsidiaries of the Borrower identified therein and DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent for the Secured Parties (as defined below).

A Reference is made to (i) the Credit Agreement dated as of June 14, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, each Lender (as defined in the Credit Agreement) from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent, Pre-Funded RC Deposit Bank, Swing Line Lender and an L/C Issuer, Bank of America, N.A., as Syndication Agent, and General Electric Capital Corporation, SunTrust Bank, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, LaSalle Bank National Association, Wachovia Bank, National Association and Wells Fargo Bank, National Association, as Co-Documentation Agents, (ii) the Guaranty (as defined in the Credit Agreement), (iii) each Secured Hedge Agreement (as defined in the Credit Agreement) and (vi) the Cash Management Obligations (as defined in the Credit agreement).

B Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Security Agreement referred to therein.

C The Grantors have entered into the Security Agreement in order to induce (x) the Lenders to make Loans and the L/C Issuers to issue Letters of Credit, (y) the Hedge Banks to enter into and/or maintain Secured Hedge Agreements and (z) the Cash Management Bank to provide Cash Management Services.  Section 7.14 of the Security Agreement provides that additional Restricted Subsidiaries of the Borrower may become Subsidiary Parties under the Security Agreement by execution and delivery of an instrument substantially in the form of this Supplement.  The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Party under the Security Agreement in order to induce the Lenders to make additional Loans and the L/C Issuers to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

Section 1.  In accordance with Section 7.14 of the Security Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party (and accordingly, becomes a Grantor) and Grantor under the Security Agreement with the same force and effect as if originally named therein as a Subsidiary Party and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Subsidiary Party and Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof.  In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Subsidiary.  Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Subsidiary.  The Security Agreement is hereby incorporated herein by reference.

Section 2.  The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

Section 3.  This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Collateral Agent has executed a counterpart hereof.  Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

Section 4.  The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Subsidiary and (b) set forth under its signature hereto is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.

Section 5.  Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

Section 6.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 7.  In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8.  All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Security Agreement.

Section 9.  The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

*           *           *

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IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

By:

Name:

Title:

Legal Name:

Jurisdiction of Formation:

Location of Chief Executive Office:

DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent

By:

Name:

Title:

By:

Name:

Title:

EXHIBIT I to the
Security Agreement

LOCATION OF COLLATERAL

Description	Location

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

Exhibit II to
the Security Agreement
[FORM OF]

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT SECURITY AGREEMENT, dated as of [______ ___], 20[__], made by [____________________], a [___________] (the “Grantor”), in favor of DEUTSCHE BANK AG NEW YORK BRANCH, as collateral agent (together with its successors in such capacity, the “Grantee”) for the Secured Parties referred to in the Credit Agreement, dated as of June 14, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the OSI Restaurant Partners, LLC, a Delaware limited liability company, OSI Holdco, Inc., a Delaware corporation, each Lender (as defined in the Credit Agreement) from time to time party thereto, the Grantee, as Administrative Agent, Pre-Funded RC Deposit Bank, Swing Line Lender and an L/C Issuer, Bank of America, N.A., as Syndication Agent, and General Electric Capital Corporation, SunTrust Bank, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, LaSalle Bank National Association, Wachovia Bank, National Association and Wells Fargo Bank, National Association, as Co-Documentation Agents.

WHEREAS, the Grantor is party to a Security Agreement, dated as of June 14, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), in favor of the Grantee pursuant to which the Grantor is required to execute and deliver this Copyright Security Agreement;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to induce the Lenders to extend credit under the Credit Agreement, the Grantor hereby agrees with the Grantee as follows:

SECTION 1.                      Defined Terms.  Unless otherwise defined herein, capitalized terms used herein and not defined have the meaning given to them in the Security Agreement, or if not defined therein, in the Credit Agreement.

SECTION 2.                      Grant of Security Interest in Copyrights.  As security for the payment and performance in full of the Obligations, including the Guarantees, the Grantor hereby assigns and pledges to the Grantee, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Grantee, its successors and assigns, for the benefit of the Secured Parties, a continuing security interest (the “Security Interest”) in, to, or under all right, title or interest in or to any and all of the Owned Copyrights, including those listed on Schedule I hereto, and all proceeds of the Owned Copyrights.

SECTION 3.                      Security Agreement.  The Security Interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Grantee pursuant to the Security Agreement, and the Grantee and the Grantor hereby acknowledge and affirm that the rights and remedies of the Grantee with respect to the Security Interest in the Owned Copyrights made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4.                      Counterparts.  This Copyright Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Copyright Security Agreement by signing and delivering one or more counterparts.

SECTION 5.                      Recordation.  The Grantor authorizes and requests that the United States Copyright Office record this Agreement.

SECTION 6.                      Governing Law.  This Copyright Security Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[signature page follows]

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IN WITNESS WHEREOF, the Grantor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[__________________________],

as Grantor

By:____________________________________

Name:

Title:

STATE OF                                 )

) ss.

COUNTY OF                                 )

On _________________________, 20[  ], before me ____________________, Notary Public, personally appeared __________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity(ies) and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal

Signature_________________________

Notary Public

Accepted and Agreed:

DEUTSCHE BANK AG NEW YORK BRANCH,

as Grantee

By:____________________________________

Name:

Title:

By:____________________________________

Name:

Title:

SCHEDULE I

to

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS AND COPYRIGHT APPLICATIONS

UNITED STATES COPYRIGHTS:

U.S. Copyright Registrations

Title	Reg. No.	Author

Pending U.S. Copyright Applications for Registration

Title	Author	Date Filed

Exhibit III to
the Security Agreement
[FORM OF]

PATENT SECURITY AGREEMENT

PATENT SECURITY AGREEMENT, dated as of [______ ___], 20[__], made by [____________________], a [___________] (the “Grantor”), in favor of DEUTSCHE BANK AG NEW YORK BRANCH, as collateral agent (together with its successors in such capacity, the “Grantee”) for the Secured Parties referred to in the Credit Agreement, dated as of June 14, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the OSI Restaurant Partners, LLC, a Delaware limited liability company, OSI Holdco, Inc., a Delaware corporation, each Lender (as defined in the Credit Agreement) from time to time party thereto, the Grantee, as Administrative Agent, Pre-Funded RC Deposit Bank, Swing Line Lender and an L/C Issuer, Bank of America, N.A., as Syndication Agent, and General Electric Capital Corporation, SunTrust Bank, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, LaSalle Bank National Association, Wachovia Bank, National Association and Wells Fargo Bank, National Association, as Co-Documentation Agents.

WHEREAS, the Grantor is party to a Security Agreement, dated as of June 14, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), in favor of the Grantee pursuant to which the Grantor is required to execute and deliver this Patent Security Agreement;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to induce the Lenders to extend credit under the Credit Agreement, the Grantor hereby agrees with the Grantee as follows:

SECTION 1.                      Defined Terms.  Unless otherwise defined herein, capitalized terms used herein and not defined have the meaning given to them in the Security Agreement, or if not defined therein, in the Credit Agreement.

SECTION 2.                      Grant of Security Interest in Patents.  As security for the payment and performance in full of the Obligations, including the Guarantees, the Grantor hereby assigns and pledges to the Grantee, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Grantee, its successors and assigns, for the benefit of the Secured Parties, a continuing security interest (the “Security Interest”) in, to, or under all right, title or interest in or to any and all Owned Patents, including those listed on Schedule I hereto, and all proceeds and products of the Owned Patents and all causes of action arising prior to or after the date hereof for infringement or competition regarding the same of any of the Owned Patents.

SECTION 3.                      Security Agreement.  The Security Interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Grantee pursuant to the Security Agreement, and the Grantee and the Grantor hereby acknowledge and affirm that the rights and remedies of the Grantee with respect to the Security Interest in the Owned Patents made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4.                      Counterparts.  This Patent Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Patent Security Agreement by signing and delivering one or more counterparts.

SECTION 5.                      Recordation.  The Grantor authorizes and requests that the Commissioner of Patents and Trademarks record this Agreement.

SECTION 6.                      Governing Law.  This Patent Security Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[signature page follows]

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IN WITNESS WHEREOF, the Grantor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[__________________________],

as Grantor

By:____________________________________

Name:

Title:

STATE OF                                 )

) ss.

COUNTY OF                                 )

On _________________________, 20[  ], before me ____________________, Notary Public, personally appeared __________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity(ies) and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal

Signature_________________________

Notary Public

Accepted and Agreed:

DEUTSCHE BANK AG NEW YORK BRANCH,

as Grantee

By:____________________________________

Name:

Title:

By:____________________________________

Name:

Title:

SCHEDULE I

to

PATENT SECURITY AGREEMENT

PATENT REGISTRATIONS AND PATENT APPLICATIONS

UNITED STATES TRADEMARKS:

U.S. Patent Registrations

Patent Numbers	Issue Date

U.S. Patent Applications

Patent Application No.	Filing Date

Exhibit IV to

the Security Agreement

[FORM OF]

TRADEMARK SECURITY AGREEMENT

TRADEMARK SECURITY AGREEMENT, dated as of [______ ___], 20[__] made by [________________], a [___________] (the “Grantor”), in favor of DEUTSCHE BANK AG NEW YORK BRANCH, as collateral agent (together with its successors in such capacity, the “Grantee”) for the Secured Parties referred to in the Credit Agreement, dated as of June 14, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the OSI Restaurant Partners, LLC, a Delaware limited liability company, OSI Holdco, Inc., a Delaware corporation, each Lender (as defined in the Credit Agreement) from time to time party thereto, the Grantee, as Administrative Agent, Pre-Funded RC Deposit Bank, Swing Line Lender and an L/C Issuer, Bank of America, N.A., as Syndication Agent, and General Electric Capital Corporation, SunTrust Bank, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, LaSalle Bank National Association, Wachovia Bank, National Association and Wells Fargo Bank, National Association, as Co-Documentation Agents.

WHEREAS, the Grantor is party to a Security Agreement, dated as of June 14, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), in favor of the Grantee pursuant to which the Grantor is required to execute and deliver this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to induce the Lenders to extend credit under the Credit Agreement, the Grantor hereby agrees with the Grantee as follows:

SECTION 1.                      Defined Terms.  Unless otherwise defined herein, capitalized terms used herein and not defined have the meaning given to them in the Security Agreement, or if not defined therein, in the Credit Agreement.

SECTION 2.                      Grant of Security Interest in Trademarks.  As security for the payment and performance in full of the Obligations, including the Guarantees, the Grantor hereby assigns and pledges to the Grantee, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Grantee, its successors and assigns, for the benefit of the Secured Parties, a continuing security interest (the “Security Interest”) in, to, or under all right, title or interest in or to any and all of the Owned Trademarks, including those listed on Schedule I hereto, and all proceeds of the Owned Trademarks, the goodwill of the businesses with which the Owned Trademarks are associated, and all causes of action arising prior to or after the date hereof for infringement of any the Owned Trademarks or unfair competition regarding the same.

SECTION 3.                      Security Agreement.  The Security Interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Grantee pursuant to the Security Agreement, and the Grantee and the Grantor hereby acknowledge and affirm that the rights and remedies of the Grantee with respect to the Security Interest in the Owned Trademark made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4.                      Counterparts.  This Trademark Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Trademark Security Agreement by signing and delivering one or more counterparts.

SECTION 5.                      Recordation.  The Grantor authorizes and requests that the Commissioner of Patents and Trademarks record this Agreement.

SECTION 6.                      Governing Law.  This Trademark Security Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[signature page follows]

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IN WITNESS WHEREOF, the Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

__________________________],

as Grantor

By:____________________________________

Name:

Title:

STATE OF                                 )

) ss.

COUNTY OF                                 )

On _________________________, 20[  ], before me ____________________, Notary Public, personally appeared __________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity(ies) and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal

Signature_________________________

Notary Public

Accepted and Agreed:

DEUTSCHE BANK AG NEW YORK BRANCH,

as Grantee

By:____________________________________

Name:

Title:

By:____________________________________

Name:

Title:

SCHEDULE I

to

TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND TRADEMARK APPLICATIONS

UNITED STATES TRADEMARKS:

U.S. Trademark Registrations

Mark	Reg. Date	Reg. No

U.S. Trademark Applications

Mark	Filing Date	Application No.

Exhibit V to
the Security Agreement
FORM OF PERFECTION CERTIFICATE

Reference is made to the Credit Agreement dated as of June 14, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among OSI Restaurant Partners, LLC (the “Borrower”), OSI Holdco, Inc., each Lender from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent, Pre-Funded RC Deposit Bank, Swing Line Lender and an L/C Issuer, Bank of America, N.A., as Syndication Agent, and General Electric Capital Corporation, SunTrust Bank, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, LaSalle Bank National Association, Wachovia Bank, National Association and Wells Fargo Bank, National Association, as Co-Documentation Agents.  Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the Security Agreement or Guaranty referred to therein, as applicable.

The undersigned, the Chief Financial Officer and the Chief Legal Officer, respectively, of the Borrower, hereby certify to the Administrative Agent and each other Secured Party as follows:

1.           Names.  (a)  The exact legal name of each Guarantor, as such name appears in its respective certificate of incorporation or formation, is as follows:

(b)  Set forth below is each other legal name each Guarantor has had in the past five years, together with the date of the relevant change:

(c)  Except as set forth in Schedule 1 hereto, to our knowledge, no Guarantor has changed its identity or corporate structure in any way within the past five years.  Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of organization.  If any such change has occurred, include in Schedule 1 the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation to the extent such information is available to the Borrower.

(d)  To our knowledge, the following is a list of all other names (including trade names or similar appellations) used by each Guarantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years:

(e)  Set forth below is the Organizational Identification Number, if any, issued by the jurisdiction of formation of each Guarantor that is a registered organization:

(f)  Set forth below is the Federal Taxpayer Identification Number of each Guarantor:

2.  Current Locations.  (a)  The chief executive office of each Guarantor is located at the address set forth opposite its name below:

Guarantor	Mailing Address	County	State

(b)  The jurisdiction of formation of each Guarantor that is a registered organization is set forth opposite its name below:

Guarantor:                                                                 Jurisdiction:

(c)  Set forth below opposite the name of each Guarantor are the names and addresses of all Persons other than such Guarantor that have possession of any material Collateral of such Guarantor:

Guarantor	Mailing Address	County	State

(d)  Set forth below is a list of all real property held by each Guarantor, whether owned or leased, the name of the Guarantor that owns or leases such real property, and the fair market value of any such owned or leased real property, to the extent an appraisal exists with respect to any such owned or leased real property, or, in the absence of any such appraisal, the book value of any such owned real property or the current annual rent with respect to any such leased real property:

Address	Owned/Leased	Guarantor	Book, Market or Rental Value

(e)  Set forth below opposite the name of each Guarantor are all the locations where such Guarantor maintains any material Collateral and all the places of business where such Guarantor conducts any material business that are not identified above:

Guarantor	Mailing Address	County	State

3.   Unusual Transactions.  All Accounts have been originated by the Guarantor and all Inventory has been acquired by the Guarantor in the ordinary course of business (other than Accounts acquired in connection with a business acquisition).

4.   Schedule of Filings.  Attached hereto as Schedule 4 is a schedule setting forth the proper Uniform Commercial Code filing office in the jurisdiction in which each Guarantor is located and, to the extent any of the Collateral is comprised of fixtures, in the proper local jurisdiction, in each case as set forth with respect to such Guarantor in Section 2 hereof.

5.  Stock Ownership and other Equity Interests.  Attached hereto as Schedule 5 is a true and correct list of all the issued and outstanding Equity Interests of the Borrower and each Subsidiary and the record and beneficial owners of such Equity Interests.  Also set forth on Schedule 5 is each Investment of Holdings, the Borrower or any Subsidiary that represents 50% or less of the Equity Interests of the Person in which such Investment was made.

6.   Debt Instruments.  Attached hereto as Schedule 6 is a true and correct list of all promissory notes and other evidence of Indebtedness held by Holdings, the Borrower and each other loan party having a principal amount in excess of $5,000,000 that are required to be pledged under the Security Agreement, including all intercompany notes between Loan Parties.

7.  Mortgage Filings.  Attached hereto as Schedule 7 is a schedule setting forth, with respect to each Mortgaged Property, (a) the exact name of the Person that owns such property as such name appears in its certificate of incorporation or other organizational document, (b) if different from the name identified pursuant to clause (a), the exact name of the current mortgagor/grantor of such property reflected in the records of the filing office for such property identified pursuant to the following clause and (c) the filing office in which a Mortgage with respect to such property must be filed or recorded in order for the Administrative Agent to obtain a perfected security interest therein.

8.  Intellectual Property.  (a)  Attached hereto as Schedule 8(A) in proper form for filing with the United States Patent and Trademark Office is a schedule setting forth all of each Guarantor’s: (i) Patents and Patent Applications, including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each Patent and Patent Application owned by any Guarantor; and (ii) Trademarks and Trademark Applications, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each Trademark and Trademark application owned by any Guarantor.

(b)  Attached hereto as Schedule 8(B) in proper form for filing with the United States Copyright Office is a schedule setting forth all of each Guarantor’s Copyrights and Copyright Applications, including the name of the registered owner, title, the registration number or application number and the expiration date (if already registered) of each Copyright or Copyright Application owned by any Guarantor.

IN WITNESS WHEREOF, the undersigned have duly executed this certificate on this [___] day of [________], 2007.

OSI RESTAURANT PARTNERS, LLC

By
Name:
Title:

Exhibit H

[FORM OF]

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND

FINANCING STATEMENT

From

[NAME OF MORTGAGOR]

To

DEUTSCHE BANK AG NEW YORK BRANCH

Dated: [ ],20_

Premises:[City], [State]

County

This Mortgage was prepared by

and when recorded should be returned to:

Leila Rachlin, Esq.

White & Case LLP

1155 Avenue of the Americas

New York, New York 10036

(212) 819-8720

1111779-1714

NEWYORK 5896500 (2K)

THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT dated as of [ , 20 (this "Mortgage"), by [ ], a [ ], having an office at [ ] (the "Mortgagor"), to DEUTSCHE BANK AG NEW YORK BRANCH, having an office at 60 Wall Street, New York, New York 10005 (the "Mortgagee") as Collateral Agent for the Secured Parties (as such terms are defined below).

WITNESSETH THAT:

Reference is made to (i) the Credit Agreement dated as of June 14, 2007 (as amended,

restated, supplemented and/or otherwise modified from time to time, the "Credit Agreement"),

among OSI Restaurant Partners, LLC, a Delaware limited liability company (the "Borrower")

OSI Holdco, Inc. ("Holdings"), the lenders from time to time party thereto (collectively, the

"Lenders" and individually, a "Lender"), the Mortgagee, as Administrative Agent, Pre-Funded

RC Deposit Bank, Swing Line Lender and an L/C Issuer, Bank of America, N.A., as Syndication

Agent, and General Electric Capital Corporation, SunTrust Bank, Cooperatieve Centrale

Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, LaSalle Bank

National Association, Wachovia Bank, National Association and Wells Fargo Bank, National

Association, as Co-Documentation Agents; (ii) each Guaranty (as defined in the Credit

Agreement); (iii) each Secured Hedge Agreement (as defined in the Credit Agreement); (iv) the

Cash Management Services (as defined in the Credit Agreement) and (v) the Security Agreement

dated as of even date hereof (as amended, supplemented or otherwise modified from time to time, the "Security Agreement") among Holdings, the Borrower, the subsidiaries of the

Borrower identified therein and the Mortgagee. The Administrative Agent, the Collateral Agent,

the Lenders, each L/C Issuer, the Hedge Banks, the Cash Management Banks, the Pre-Funded

RC Deposit Bank, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to the Credit Agreement shall be collectively referred to herein as the "Secured Parties". Capitalized terms used but not defined herein have the meanings given to them in the Credit Agreement.

In the Credit Agreement, (i) the Lenders have agreed to make term loans (the "Term

Loans"), working capital revolving loans (the "Working Capital RC Loans") and pre-funded revolving loans (the "Pre-Funded RC Loans") to the Borrower pursuant to, upon the terms of,

and subject to the conditions specified in, the Credit Agreement, (ii) the Swingline Lender has

agreed to make swingline loans (the "Swingline Loans", together with Term Loans, Working

Capital RC Loans and Pre-Funded RC Loans, the "Loans") to the Borrower pursuant to, upon the terms of, and subject to the conditions specified in, the Credit Agreement, (iii) the L/C Issuers have issued or agreed to issue from time to time Letters of Credit for the account of the Borrower pursuant to, upon the terms of, and subject to the conditions specified in, the Credit Agreement,

(iv) the Hedge Banks have agreed to enter into and/or maintain one or more Secured Hedge

Agreements with the Borrower and/or one or more of its Subsidiaries on the terms and conditions set forth therein and (v) the Cash Management Banks have agreed to provide and/or maintain Cash Management Services, on the terms and conditions agreed upon by the Borrower or the respective Restricted Subsidiary and the respective Cash Management Bank. Amounts paid in respect of Term Loans may not be reborrowed. Subject to the terms of the Credit

Agreement, the Borrower may borrow, prepay and reborrow the Working Capital RC Loans and the Pre-Funded RC Loans and may issue Letters of Credit from time to time. The Credit

NEWYORK 5896500 (2K)

Agreement provides that the sum of the principal amount of the Loans and the Letters of Credit from time to time outstanding and secured hereby shall not exceed $1,330,000,000.

The Mortgagor [is a wholly owned Subsidiary of the Borrower] [is the Borrower] and will derive substantial benefits from the (i) the extensions of credit to the Borrower pursuant to the

Credit Agreement, (ii) the entering into and/or maintaining by the Hedge Banks of Secured

Hedge Agreements with the Borrower and/or one or more of its Restricted Subsidiaries and (iii)

the providing and/or maintaining of Cash Management Services by the Cash Management Banks

to the Borrower and/or one or more of its Restricted Subsidiaries. In order to induce the Lenders to extend credit to the Borrower and the Hedge Banks to enter into and maintain such Secured

Hedge Agreements with the Borrower and/or one or more of its Subsidiaries and the Cash

Management Banks to provide and/or maintain such Cash Management Services with the

Borrower and/or one or more of its Subsidiaries, the Mortgagor has agreed to guarantee, among other things, the due and punctual payment and performance of all of the obligations of the

Borrower under the Credit Agreement.

The obligations of the Lenders to make Loans, of the L/C Issuers to issue Letters of Credit, the Hedge Banks to enter into and/or maintain Secured Hedge Agreements, and the Cash Management Banks to provide and/or maintain Cash Management Services are conditioned upon, among other things, the execution and delivery by the Mortgagor of this Mortgage in the form hereof to secure the "Obligations" as defined in the Credit Agreement; it being acknowledged and agreed, as used in this Mortgage, the term "Secured Obligations' shall include each extension of credit under the Credit Agreement and the obligations of the Borrower and/or its Restricted Subsidiaries under the Secured Hedge Agreements and all Cash Management Obligations, in each case whether outstanding on the date of this Mortgage or extended from time to time after the date of this Mortgage.

Pursuant to the requirements of the Credit Agreement, the Mortgagor is granting this Mortgage to create a lien on and a security interest in the Mortgaged Property (as hereinafter defined) to secure the performance and payment by the Mortgagor of the Secured Obligations. The Credit Agreement may also require the granting by other Loan Parties of mortgages, deeds of trust and/or deeds to secure debt (the "Other Mortgages") which will create liens on and security interests in certain real and personal property other than the Mortgaged Property to secure the performance of the Secured Obligations.

Granting Clauses

NOW, THEREFORE, IN CONSIDERATION OF the foregoing and in order to secure the due and punctual payment and performance of the Secured Obligations for the benefit of the

Secured Parties, the Mortgagor hereby grants, conveys, mortgages, assigns and pledges to the

Mortgagee, all of the Mortgagor's right, title, and interest in and to, all the following described property (the "Mortgaged Propert y") whether now owned or held or hereafter acquired:

(1) the land more particularly described on Exhibit A hereto (the "Land"),

together with all rights appurtenant thereto, including the easements over certain other adjoining land granted by any easement agreements, covenant or restrictive agreements and all air rights, mineral rights, water rights, oil and gas rights and development rights, if

NEWYORK 5896500 (2K)

any, relating thereto, and also together with all of the other easements, rights, privileges, interests, hereditaments and appurtenances thereunto belonging or in any way appertaining and all of the estate, right, title, interest, claim or demand whatsoever of Mortgagor therein and in the streets and ways adjacent thereto, either in law or in equity, in possession or expectancy, now or hereafter acquired (the "Premises");

(2) all buildings, improvements, structures, paving, parking areas, walkways and landscaping now or hereafter erected or located upon the Land, and all fixtures of every kind and type affixed to the Premises or attached to or forming part of any structures, buildings or improvements and replacements thereof now or hereafter erected or located upon the Land (the "Improvements");

(3) subject to the terms of the Security Agreement, all apparatus, movable appliances, building materials, equipment, fittings, furnishings, furniture, machinery and other articles of tangible personal property of every kind and nature, and replacements thereof, now or at any time hereafter placed upon or used in any way in connection with the use, enjoyment, occupancy or operation of the Improvements or the Premises,

including all of Mortgagor's books and records relating thereto and including all pumps,

tanks, goods, machinery, tools, equipment, lifts (including fire sprinklers and alarm systems, fire prevention or control systems, cleaning rigs, air conditioning, heating,

boilers, refrigerating, electronic monitoring, water, loading, unloading, lighting, power,

sanitation, waste removal, entertainment, communications, computers, recreational,

window or structural, maintenance, truck or car repair and all other equipment of every kind), restaurant, bar and all other indoor or outdoor furniture (including tables, chairs,

booths, serving stands, planters, desks, sofas, racks, shelves, lockers and cabinets), bar equipment, glasses, cutlery, uniforms, linens, memorabilia and other decorative items,

furnishings, appliances, supplies, inventory, rugs, carpets and other floor coverings,

draperies, drapery rods and brackets, awnings, venetian blinds, partitions, chandeliers and other lighting fixtures, freezers, refrigerators, walk-in coolers, signs (indoor and outdoor),

computer systems, cash registers and inventory control systems, and all other apparatus,

equipment, furniture, furnishings, and articles used in connection with the use or operation of the Improvements or the Premises, it being understood that the enumeration of any specific articles of property shall in no way result in or be held to exclude any items of property not specifically mentioned (the property referred to in this subparagraph (3), the "Personal Property");

(4) subject to the terms of the Security Agreement, all general intangibles owned by the Mortgagor and relating to design, development, operation, management and use of the Premises or the Improvements, all certificates of occupancy, zoning variances,

building, use or other permits, approvals, authorizations and consents obtained from and all materials prepared for filing or filed with any governmental agency in connection with the development, use, operation or management of the Premises and Improvements, all construction, service, engineering, consulting, leasing, architectural and other similar contracts concerning the design, construction, management, operation, occupancy and/or use of the Premises and Improvements, all architectural drawings, plans, specifications,

soil tests, feasibility studies, appraisals, environmental studies, engineering reports and similar materials relating to any portion of or all of the Premises and Improvements, and all payment and performance bonds or warranties or guarantees relating to the Premises or the Improvements, all to the extent assignable (the "Permits, Plans and Warranties");

(5) all now or hereafter existing leases or licenses (under which the Mortgagor is landlord or licensor) and subleases (under which the Mortgagor is sublandlord),

concession, management, mineral or other agreements of a similar kind that permit the use or occupancy of the Premises or the Improvements for any purpose in return for any payment, or the extraction or taking of any gas, oil, water or other minerals from the

Premises in return for payment of any fee, rent or royalty (collectively, "Leases"), and all agreements or contracts for the sale or other disposition of all or any part of the Premises or the Improvements, now or hereafter entered into by the Mortgagor, together with all charges, fees, income, issues, profits, receipts, rents, revenues or royalties payable thereunder ("Rents");

(6) all real estate tax refunds and all proceeds of the conversion, voluntary or involuntary, of any of the Mortgaged Property into cash or liquidated claims

("Proceeds"), including Proceeds of insurance maintained by the Mortgagor and condemnation awards, any awards that may become due by reason of the taking by eminent domain or any transfer in lieu thereof of the whole or any part of the Premises or

Improvements or any rights appurtenant thereto, and any awards for change of grade of streets, together with any and all moneys now or hereafter on deposit for the payment of real estate taxes, assessments or common area charges levied against the Mortgaged

Property, unearned premiums on policies of fire and other insurance maintained by the

Mortgagor covering any interest in the Mortgaged Property or required by the Credit

Agreement; and

(7) all extensions, improvements, betterments, renewals, substitutes and replacements of and all additions and appurtenances to, the Land, the Premises, the

Improvements, the Personal Property, the Permits, Plans and Warranties and the Leases,

hereinafter acquired by or released to the Mortgagor or constructed, assembled or placed by the Mortgagor on the Land, the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction,

assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, deed of trust, conveyance, assignment or other act by the

Mortgagor, all of which shall become subject to the lien and security interest of this

Mortgage as fully and completely, and with the same effect, as though now owned by the

Mortgagor and specifically described herein.

provided that notwithstanding anything to the contrary in this Mortgage, this Mortgage shall not constitute a grant of a security interest in any General Intangible (as defined in the Security

Agreement), Investment Property (as defined in the Security Agreement) or other such rights of the Mortgagor arising under any contract, lease, instrument, license or other document if and for so long as (but only to the extent that) the grant of a security interest therein would (x) constitute a violation of a valid and enforceable restriction in respect of such general intangible, investment property or other such rights in favor of a third party or under any law, regulation, permit, order or decree of any Governmental Authority, unless and until all required consents shall have been obtained (for the avoidance of doubt, the restrictions described herein are not negative pledges or

NEWYORK 5896500 (2K)

similar undertakings in favor of a lender or other financial counterparty) or (y) expressly give any other party in respect of any such contract, lease, instrument, license or other document, the right to terminate its obligations thereunder, provided however, that the limitation set forth above shall not affect, limit, restrict or impair the grant by the Mortgagor of a security interest pursuant to this Mortgage in any such Mortgaged Property to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by any applicable law, including the UCC. The Mortgagor shall, if requested to do so by the Mortgagee, use commercially reasonable efforts to obtain any such required consent that is reasonably obtainable with respect to the Mortgaged Property which the Mortgagee reasonably determines to be material.

TO HAVE AND TO HOLD the Mortgaged Property unto the Mortgagee, its successors and assigns, for the ratable benefit of the Secured Parties, forever, subject only to permitted encumbrances pursuant to Section 7.01 of the Credit Agreement ("Permitted Encumbrances") and to satisfaction and release as provided in Section 3.04 hereof.

ARTICLE I

Representations, Warranties and Covenants of the Mortgagor

The Mortgagor agrees, covenants, represents and/or warrants as follows:

Section 1.01. Title, Mortgage Lien. (a) The Mortgagor has good and marketable fee simple title to the Mortgaged Property, subject only to Permitted Encumbrances.

(b) This Mortgage and the Uniform Commercial Code Financing Statements described in

Section 1.09 of this Mortgage, when duly recorded in the public records identified in the

Perfection Certificate (as defined in the Security Agreement) will create a valid, perfected and enforceable first priority lien upon and security interest in all of the Mortgaged Property to the extent perfection can be obtained by filing uniform commercial code financing statements.

(c) The Mortgagor will forever warrant and defend its title to the Mortgaged Property, the rights of the Mortgagee therein under this Mortgage and the validity and priority of the lien of this Mortgage thereon against the claims of all persons and parties except those having rights under Permitted Encumbrances to the extent of those rights.

Section 1.02. Credit Agreement. This Mortgage is given pursuant to the Credit Agreement. The Mortgagor expressly covenants and agrees to pay when due, and to timely perform, and to cause the other Loan Parties to pay when due, and to timely perform, the Secured Obligations in accordance with the terms of the Credit Documents, each Secured Hedge Agreement and any agreement evidencing any Cash Management Obligations (collectively, the "Secured Credit Documents" and individually, a "Secured Credit Document").

Section 1.03. Maintenance of Mortgaged Property. The Mortgagor will maintain the Improvements and the Personal Property in the manner required by the Credit Agreement.

Section 1.04. Insurance. If any portion of Improvements constituting part of the

Mortgaged Property is located in an area identified as a special flood hazard area by Federal

Emergency Management Agency or other applicable agency, Mortgagor will purchase flood insurance in an amount satisfactory to the Mortgagee, but in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended.

Section 1.05. Casualty Condemnation/Eminent Domain. The Mortgagor shall give the Mortgagee prompt written notice of any casualty or other damage to the Mortgaged Property or any proceeding for the taking of the Mortgaged Property or any portion thereof or interest therein under power of eminent domain or by condemnation or any similar proceeding in accordance with, and to the extent required by, the Credit Agreement. Any Net Cash Proceeds received by or on behalf of the Mortgagor in respect of any such casualty, damage or taking shall be applied or reinvested in accordance with the Credit Agreement.

Section 1.06. Assignment of Leases and Rents. (a) The Mortgagor hereby irrevocably and absolutely grants, transfers and assigns all of its right, title and interest in all Leases, together with any and all extensions and renewals thereof for purposes of securing and discharging the performance by the Mortgagor of the Secured Obligations. The Mortgagor has not assigned or executed any assignment of, and will not assign or execute any assignment of, any Leases or the Rents payable thereunder to anyone other than the Mortgagee.

(b) All Leases shall be subordinate to the lien of this Mortgage. The Mortgagor will not enter into, modify or amend any Lease if such Lease, as entered into, modified or amended, will not be subordinate to the lien of this Mortgage.

(c) Subject to Section 1.07(d), the Mortgagor has assigned and transferred to the

Mortgagee all of the Mortgagor's right, title and interest in and to the Rents now or hereafter arising from each Lease heretofore or hereafter made or agreed to by the Mortgagor, it being intended that this assignment establish, subject to Section 1.07(d), an absolute transfer and assignment of all Rents and all Leases to the Mortgagee and not merely to grant a security interest therein. Subject to Section 1.07(d), the Mortgagee may in the Mortgagor's name and stead (with or without first taking possession of any of the Mortgaged Property personally or by receiver as provided herein) operate the Mortgaged Property and rent, lease or let all or any portion of any of the Mortgaged Property to any party or parties at such rental and upon such terms as the Mortgagee shall, in its sole discretion, determine, and may collect and have the benefit of all of said Rents arising from or accruing at any time thereafter or that may thereafter become due under any Lease.

(d) So long as an Event of Default shall not have occurred and be continuing, the

Mortgagee will not exercise any of its rights under Section 1.07(c), and the Mortgagor shall receive and collect the Rents accruing under any Lease; but after the happening and during the continuance of any Event of Default, the Mortgagee may, at its option, receive and collect all

Rents and enter upon the Premises and Improvements through its officers, agents, employees or attorneys for such purpose and for the operation and maintenance thereof. Notwithstanding the preceding sentence, the Mortgagor's right to receive and collect the rents accruing under any

Lease shall automatically be reinstated once the Event of Default is no longer continuing. The

Mortgagor hereby irrevocably authorizes and directs each tenant, if any, and each successor, if any, to the interest of any tenant under any Lease, respectively, to rely upon any notice of a claimed Event of Default sent by the Mortgagee to any such tenant or any of such tenant's successors in interest, and thereafter to pay Rents to the Mortgagee without any obligation or right to inquire as to whether an Event of Default actually exists and even if some notice to the contrary is received from the Mortgagor, who shall have no right or claim against any such tenant or successor in interest for any such Rents so paid to the Mortgagee. Each tenant or any of such tenant's successors in interest from whom the Mortgagee or any officer, agent, attorney or employee of the Mortgagee shall have collected any Rents, shall be authorized to pay Rents to the Mortgagor only after such tenant or any of their successors in interest shall have received written notice from the Mortgagee that the Event of Default is no longer continuing, unless and until a further notice of an Event of Default is given by the Mortgagee to such tenant or any of its successors in interest.

(e) The Mortgagee will not become a mortgagee in possession so long as it does not enter and take actual possession of the Mortgaged Property. In addition, the Mortgagee shall not be responsible or liable for performing any of the obligations of the landlord under any Lease, for any waste by any tenant, or others, for any dangerous or defective conditions of any of the Mortgaged Property, for negligence in the management, upkeep, repair or control of any of the Mortgaged Property or any other act or omission by any other person.

(f) The Mortgagor shall furnish to the Mortgagee, within thirty days after a request by the Mortgagee to do so, a written statement containing the names of all tenants, subtenants and concessionaires of the Premises or Improvements, the terms of any Lease, the space occupied and the rentals and/or other amounts payable thereunder.

Section 1.07. Security Agreement. This Mortgage is both a mortgage of real property and a grant of a security interest in personal property, and shall constitute and serve as a

"Security Agreement" within the meaning of the uniform commercial code as adopted in the state wherein the Premises are located ("UCC"). The Mortgagor has hereby granted unto the

Mortgagee a security interest in and to all the Mortgaged Property described in this Mortgage that is not real property, and simultaneously with the recording of this Mortgage, the Mortgagor has filed or will file UCC financing statements, and will file continuation statements prior to the lapse thereof, at the appropriate offices in the jurisdiction of formation of the Mortgagor to perfect the security interest granted by this Mortgage in all the Mortgaged Property that is not real property to the extent perfection can be obtained by the filing of UCC financing statements.

The Mortgagor hereby appoints the Mortgagee as its true and lawful attorney-in-fact and agent,

for the Mortgagor and in its name, place and stead, in any and all capacities, and to file the same in the appropriate offices (to the extent it may lawfully do so), and to perform each and every act and thing reasonably requisite and necessary to be done to perfect the security interest contemplated by the preceding sentence. The Mortgagee shall have all rights with respect to the part of the Mortgaged Property that is the subject of a security interest afforded by the UCC in addition to, but not in limitation of, the other rights afforded the Mortgagee hereunder and under the Guarantee and Security Agreement.

Section 1.08. Filing and Recording. Mortgagor will cause this Mortgage, the UCC financing statements referred to in Section 1.07, any other security instrument creating a security interest in or evidencing the lien hereof upon the Mortgaged Property and each UCC continuation statement and instrument of further assurance to be filed, registered or recorded and, if necessary, refiled, rerecorded and reregistered, in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to perfect the lien hereof upon, and the security interest of the Mortgagee in, the Mortgaged Property until this

Mortgage is terminated and released in full in accordance with Section 3.04 hereof. The

Mortgagor will pay all filing, registration and recording fees, all Federal, state, county and municipal recording, documentary or intangible taxes and other taxes, duties, imposts,

assessments and charges, and all reasonable expenses incidental to or arising out of or in connection with the execution, delivery and recording of this Mortgage, UCC continuation statements any mortgage supplemental hereto, any security instrument with respect to the

Personal Property, Permits, Plans and Warranties and Proceeds or any instrument of further assurance.

Section 1.09. Further Assurances. Upon request by the Mortgagee, the Mortgagor will,

at the cost of the Mortgagor and without expense to the Mortgagee, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as the Mortgagee shall from time to time reasonably require for the better assuring, conveying, assigning, transferring and confirming unto the Mortgagee the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which the Mortgagor may be or may hereafter become bound to convey or assign to the Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage, or for filing, registering or recording this Mortgage, and on demand, the Mortgagor will also execute and deliver and hereby appoints the Mortgagee as its true and lawful attorney-in-fact and agent,

for the Mortgagor and in its name, place and stead, in any and all capacities, to file to the extent it may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments reasonably requested by the Mortgagee to evidence more effectively the lien hereof upon and security interest in and to the Mortgaged Property and to perform each and every act and thing reasonably requested to be done to accomplish the same.

Section 1.10. Additions to Mortgaged Propert y. All right, title and interest of the

Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property hereafter acquired by or released to the Mortgagor or constructed, assembled or placed by the Mortgagor upon the Premises or the Improvements, and all conversions of the security constituted thereby,

immediately upon such acquisition, release, construction, assembling, placement or conversion,

as the case may be, and in each such case without any further mortgage, conveyance, assignment or other act by the Mortgagor, shall become subject to the lien and security interest of this

Mortgage as fully and completely and with the same effect as though now owned by the

Mortgagor and specifically described in the grant of the Mortgaged Property above, but at any and all times the Mortgagor will execute and deliver to the Mortgagee any and all such further assurances, mortgages, conveyances or assignments thereof as the Mortgagee may reasonably require for the purpose of expressly and specifically subjecting the same to the lien and security interest of this Mortgage.

Section 1.11. No Claims Against Mortgagee. Nothing contained in this Mortgage shall constitute any consent or request by the Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the

Mortgaged Property or any part thereof, nor as giving the Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Mortgagee in respect thereof.

Section 1.12. Fixture Filing. (a) Certain portions of the Mortgaged Property are or will become "fixtures" (as that term is defined in the UCC) on the Land or the Improvements, and this Mortgage, upon being filed for record in the real estate records of the county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said UCC upon such portions of the Mortgaged Property that are or become fixtures.

(b) The real property to which the fixtures relate is described in Exhibit A attached hereto. The record owner of the real property described in Exhibit A attached hereto is the

Mortgagor. The name, type of organization and jurisdiction of organization of the debtor for purposes of this financing statement are the name, type of organization and jurisdiction of organization of the Mortgagor set forth in the first paragraph of this Mortgage, and the name of the secured party for purposes of this financing statement is the name of the Mortgagee set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagor/debtor is the address of the Mortgagor set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagee/secured party from which information concerning the security interest hereunder may be obtained is the address of the Mortgagee set forth in the first paragraph of this

Mortgage. Mortgagor's organizational identification number is [1.1

Section 1.13. Transfers. Except as otherwise permitted by the Credit Agreement, no part of the Mortgaged Property can, or any legal or beneficial interest in the Mortgaged Property shall, be sold, assigned, conveyed, leased, transferred or otherwise disposed of (whether voluntarily or involuntarily, directly or indirectly, by sale of stock or any interest in the Mortgagor, or by operation of law or otherwise).

ARTICLE II

Defaults and Remedies

Section 2.01. Events of Default. Any Event of Default under the Credit Agreement (as such term is defined therein) shall constitute an Event of Default under this Mortgage.

Section 2.02. Demand for PaymentIf an Event of Default shall occur and be continuing, then the Mortgagor will pay to the Mortgagee all amounts due and payable by the

Mortgagor hereunder and under the Credit Agreement, and the other Secured Credit Documents and such further amount as shall be sufficient to cover the costs and expenses of collection,

including reasonable attorneys' fees, disbursements and expenses incurred by the Mortgagee,

and the Mortgagee shall be entitled and empowered to institute an action or proceedings at law or in equity for the collection of the sums so due and unpaid, to prosecute any such action or proceedings to judgment or final decree, to enforce any such judgment or final decree against the

Mortgagor and to collect, in any manner provided by law, all moneys adjudged or decreed to be payable.

1             Mortgagor's organizational i.d. number must be inserted.

Section 2.03. Rights To Take Possession, Operate and Apply Revenues. (a) If an

Event of Default shall occur and be continuing, the Mortgagor shall, upon demand of the

Mortgagee, forthwith surrender to the Mortgagee actual possession of the Mortgaged Property and, if and to the extent not prohibited by applicable law, the Mortgagee itself, or by such officers or agents as it may appoint, may then enter and take possession of all the Mortgaged

Property without the appointment of a receiver or an application therefor, exclude the Mortgagor and its agents and employees wholly therefrom, and have access to the books, papers and accounts of the Mortgagor.

(b) If the Mortgagor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after such demand by the Mortgagee, the Mortgagee may to the extent not prohibited by applicable law, obtain a judgment or decree conferring upon the Mortgagee the right to immediate possession or requiring Mortgagor to deliver immediate possession of the Mortgaged Property to the Mortgagee, to the entry of which judgment or decree the Mortgagor hereby specifically consents. The Mortgagor will pay to the Mortgagee, upon demand, all reasonable expenses of obtaining such judgment or decree, including reasonable compensation to the Mortgagee's attorneys and agents; and all such expenses and compensation shall, until paid, be secured by this Mortgage.

(c) Upon every such entry or taking of possession, the Mortgagee may, to the extent not prohibited by applicable law, hold, store, use, operate, manage and control the Mortgaged

Property, conduct the business thereof and, from time to time, (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon, (ii) purchase or otherwise acquire additional fixtures, personalty and other property,

(iii) insure or keep the Mortgaged Property insured, (iv) manage and operate the Mortgaged

Property and exercise all the rights and powers of Mortgagor to the same extent as the Mortgagor could in its own name or otherwise with respect to the same or (v) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted the

Mortgagee, all as may from time to time be directed or determined by Mortgagee to be in its best interest and the Mortgagor hereby appoints the Mortgagee as its true and lawful attorney-in-fact and agent, for the Mortgagor and in its name, place and stead, in any and all capacities, to perform any of the foregoing acts. The Mortgagee may collect and receive all the Rents, issues,

profits and revenues from the Mortgaged Property, including those past due as well as those accruing thereafter, and, after deducting (i) all expenses of taking, holding, managing and operating the Mortgaged Property (including reasonable compensation for the services of all persons employed for such purposes), (ii) the costs of all such maintenance, repairs, renewals,

replacements, additions, betterments, improvements, purchases and acquisitions, (iii) the costs of insurance, (iv) such taxes, assessments and other similar charges as the Mortgagee may at its option pay, (v) other proper charges upon the Mortgaged Property or any part thereof and (vi) the reasonable compensation, expenses and disbursements of the attorneys and agents of the

Mortgagee, the Mortgagee shall apply the remainder of the moneys and proceeds so received pursuant to Section 2.08.

(d) Whenever, before any sale of the Mortgaged Property under Section 2.06, all Secured

Obligations that are then due shall have been paid and all Events of Default fully cured, the

Mortgagee will surrender possession of the Mortgaged Property back to the Mortgagor, its successors or assigns without recourse and without representation and warranty. The same right of taking possession shall, however, arise again if any subsequent Event of Default shall occur and be continuing.

Section 2.04. Right To Cure Mortgagor's Failure to Perform. Should the Mortgagor fail in the payment, performance or observance of any term, covenant or condition required by this

Mortgage or the Credit Agreement (with respect to the Mortgaged Property), the Mortgagee may with notice to the Mortgagor pay, perform or observe the same, and all payments made or costs or expenses incurred by the Mortgagee in connection therewith shall be secured hereby and shall be, within ten days of written demand, repaid by the Mortgagor to the Mortgagee and if not so repaid shall accrue interest at the Default Rate. The Mortgagee shall be the judge using reasonable discretion of the necessity for any such actions and of the amounts to be paid. The

Mortgagee is hereby empowered to enter and to authorize others to enter upon the Premises or the Improvements or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without having any obligation to so perform or observe and without thereby becoming liable to the Mortgagor, to any person in possession holding under the Mortgagor or to any other person.

Section 2.05. Right to a Receiver. If an Event of Default shall occur and be continuing,

the Mortgagee, upon application to a court of competent jurisdiction, shall be entitled as a matter of right and without notice to the Mortgagor to the appointment of a receiver to take possession of and to operate the Mortgaged Property and to collect and apply the Rents. The receiver shall have all of the rights and powers permitted under the laws of the state wherein the Mortgaged

Property is located. The Mortgagor shall pay to the Mortgagee within ten days of written demand all reasonable expenses, including receiver's fees, reasonable attorney's fees and disbursements, costs and agent's compensation incurred pursuant to the provisions of this

Section 2.05; and all such expenses shall be secured by this Mortgage and shall be within ten days of written demand repaid by the Mortgagor to the Mortgagee and if not so repaid shall accrue interest at the Default Rate.

Section 2.06. Foreclosure and Sale. (a)  If an Event of Default shall occur and be continuing, the Mortgagee may, upon ten Business Days written notice to the Mortgagor, elect to sell the Mortgaged Property or any part of the Mortgaged Property by exercise of the power of foreclosure or of sale granted to the Mortgagee by applicable law or this Mortgage. In such case,

the Mortgagee may commence a civil action to foreclose this Mortgage, or it may proceed and sell the Mortgaged Property to satisfy any Secured Obligation. The Mortgagee or an officer appointed by a judgment of foreclosure to sell the Mortgaged Property, may sell all or such parts of the Mortgaged Property as may be chosen by the Mortgagee at the time and place of sale fixed by it in a notice of sale, either as a whole or in separate lots, parcels or items as the Mortgagee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder. The Mortgagee or an officer appointed by a judgment of foreclosure to sell the

Mortgaged Property may postpone any foreclosure or other sale of all or any portion of the

Mortgaged Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement or subsequently noticed sale.

Without further notice, the Mortgagee or an officer appointed to sell the Mortgaged Property may make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale. Any person, including the Mortgagor or the Mortgagee or any designee or affiliate thereof, may purchase at such sale.

 (b) The Mortgaged Property may be sold subject to unpaid taxes not yet due or payable and Permitted Encumbrances, and, after deducting all costs, fees and expenses of the Mortgagee (including costs of evidence of title in connection with the sale), the Mortgagee or an officer that makes any sale shall apply the proceeds of sale in the manner set forth in Section 2.08.

(c) Any foreclosure or other sale of less than the whole of the Mortgaged Property or any defective or irregular sale made hereunder shall not exhaust the power of foreclosure or of sale provided for herein; and subsequent sales may be made hereunder until the Secured Obligations have been satisfied, or the entirety of the Mortgaged Property has been sold.

(d) If an Event of Default shall occur and be continuing, the Mortgagee may instead of,

or in addition to, exercising the rights described in Section 2.06(a) above and either with or without entry or taking possession as herein permitted, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to specifically enforce payment of some or all of the Secured Obligations, or the performance of any term, covenant, condition or agreement of this Mortgage or any other Secured Credit Document or any other right or (ii) to pursue any other remedy available to the Mortgagee, all as the Mortgagee shall determine most effectual for such purposes.

Section 2.07. Other Remedies.(a)In case an Event of Default shall occur and be continuing, the Mortgagee may also exercise, to the extent not prohibited by law, any or all of the remedies available to a secured party under the UCC.

(b) In connection with a sale of the Mortgaged Property or any Personal Property and the application of the proceeds of sale as provided in Section 2.08, to the extent permitted by applicable law the Mortgagee shall be entitled to enforce payment of and to receive up to the principal amount of the Secured Obligations, plus all other charges, payments and costs due under this Mortgage, and to recover a deficiency judgment for any portion of the aggregate principal amount of the Secured Obligations remaining unpaid, with interest.

Section 2.08. Application of Sale Proceeds and Rents. After any foreclosure sale of all or any of the Mortgaged Property, the Mortgagee shall receive and apply the proceeds of the sale together with any Rents that may have been collected and any other sums that then may be held by the Mortgagee under this Mortgage in accordance with Section 8.04 of the Credit Agreement.

The Mortgagee shall have absolute discretion as to the time of application of any such proceeds,

moneys or balances in accordance with the Security Agreement. Upon any sale of the

Mortgaged Property by the Mortgagee (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Mortgagee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Mortgaged Property so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Mortgagee or such officer or be answerable in any way for the misapplication thereof.

Section 2.09. The Mortgagor as Tenant Holding Over. If the Mortgagor remains in possession of any of the Mortgaged Property after any foreclosure sale by the Mortgagee, at the

Mortgagee's election the Mortgagor shall be deemed a tenant holding over and shall forthwith surrender possession to the purchaser or purchasers at such sale or be summarily dispossessed or evicted according to provisions of law applicable to tenants holding over.

Section 2.10. Waiver of Appraisement, Valuation, Stay, Extension and Redemption

Laws. The Mortgagor waives, to the extent not prohibited by law, (i) the benefit of all laws now existing or that hereafter may be enacted (x) providing for any appraisement or valuation of any portion of the Mortgaged Property and/or (y) in any way extending the time for the enforcement or the collection of amounts due under any of the Secured Obligations or creating or extending a period of redemption from any sale made in collecting said debt or any other amounts due the

Mortgagee, (ii) any right to at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any homestead exemption, stay, statute of limitations, extension or redemption, or sale of the Mortgaged Property as separate tracts, units or estates or as a single parcel in the event of foreclosure or notice of deficiency and (iii) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of or each of the Secured Obligations and marshaling in the event of foreclosure of this Mortgage.

Section 2.11. Discontinuance of Proceedings. In case the Mortgagee shall proceed to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall be discontinued or abandoned for any reason, or shall be determined adversely to the Mortgagee, then and in every such case the Mortgagor and the Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of the Mortgagee shall continue as if no such proceeding had been taken.

Section 2.12. Suits To Protect the Mortgaged Propert y. The Mortgagee shall have power

(a) to institute and maintain suits and proceedings to prevent any impairment of the Mortgaged Property by any acts that may be unlawful or in violation of this Mortgage, (b) to preserve or protect its interest in the Mortgaged Property and in the Rents arising therefrom and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of or compliance with such enactment, rule or order would impair the security or be prejudicial to the interest of the Mortgagee hereunder.

Section 2.13. Filing Proofs of Claim. In case of any receivership, insolvency,

bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting the Mortgagor, the Mortgagee shall, to the extent permitted by law, be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of the

Mortgagee allowed in such proceedings for the Secured Obligations secured by this Mortgage at the date of the institution of such proceedings and for any interest accrued, late charges and additional interest or other amounts due or that may become due and payable hereunder after such date.

Section 2.14. Possession by Mortgagee. Notwithstanding the appointment of any receiver, liquidator or trustee of the Mortgagor, any of its property or the Mortgaged Property, the Mortgagee shall be entitled, to the extent not prohibited by law, to remain in possession and control of all parts of the Mortgaged Property now or hereafter granted under this Mortgage to the Mortgagee in accordance with the terms hereof and applicable law.

Section 2.15. Waiver.(a) No delay or failure by the Mortgagee, any L/C Issuer, any

Lender, any Hedge Bank or any Cash Management Bank to exercise any right, power, remedy or privilege accruing upon any breach or Event of Default shall exhaust or impair any such right,

power, remedy or privilege or be construed to be a waiver of any such breach or Event of Default or acquiescence therein; and every right, power, remedy and privilege given by this Mortgage to the Mortgagee may be exercised from time to time and as often as may be deemed expedient by the Mortgagee. No consent or waiver by the Mortgagee to or of any breach or Event of Default by the Mortgagor in the performance of the Secured Obligations shall be deemed or construed to be a consent or waiver to or of any other breach or Event of Default in the performance of the same or of any other Secured Obligations by the Mortgagor hereunder. No failure on the part of the Mortgagee to complain of any act or failure to act or to declare an Event of Default,

irrespective of how long such failure continues, shall constitute a waiver by the Mortgagee of its rights hereunder or impair any rights, powers or remedies consequent on any future Event of

Default by the Mortgagor.

(b) Even if the Mortgagee (i) grants some forbearance or an extension of time for the payment of any sums secured hereby, (ii) takes other or additional security for the payment of any sums secured hereby, (iii) waives or does not exercise some right granted herein or under the

Secured Credit Documents, (iv) releases a part of the Mortgaged Property from this Mortgage,
(v) agrees to change some of the terms, covenants, conditions or agreements of any of the
Secured Credit Documents, (vi) consents to the filing of a map, plat or replat affecting the
Premises, (vii) consents to the granting of an easement or other right affecting the Premises or
(viii) makes or consents to an agreement subordinating the Mortgagee's lien on the Mortgaged
Property hereunder; no such act or omission shall preclude the Mortgagee from exercising any other right, power or privilege herein granted or intended to be granted in the event of any breach or Event of Default then made or of any subsequent default; nor, except as otherwise expressly provided in an instrument executed by the Mortgagee, shall this Mortgage be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or part of the Mortgaged
Property, the Mortgagee is hereby authorized and empowered to deal with any vendee or transferee with reference to the Mortgaged Property secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.

Section 2.16. WAIVER OF JURY TRIAL. THE MORTGAGOR AND THE

MORTGAGEE EACH WAIVE, TO THE FULLEST EXTENT PERMITTED BY

APPLICABLE LAW, ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY

LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING

TO THIS MORTGAGE, ANY OTHER SECURED CREDIT DOCUMENT OR THE

TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT,

TORT OR ANY OTHER THEORY). EACH OF THE MORTGAGOR AND THE

MORTGAGEE (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY

OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT

SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO

ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE

OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS

AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2.16.

Section 2.17. Remedies Cumulative. No right, power or remedy conferred upon or reserved to the Mortgagee by this Mortgage is intended to be exclusive of any other right, power or remedy, and each and every such right, power and remedy shall be cumulative and concurrent and in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

Section 2.18. Collateral Agent's Fees and Expenses; Indemnification.

(a) The Mortgagor agrees that the Mortgagee shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 10.04 of the Credit Agreement.

(b) Without limitation of its indemnification obligations under the other Secured Credit

Documents, the Mortgagor agrees to indemnify the Mortgagee and the other Indemnitees (as defined in Section 10.05 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery, performance or enforcement of this Mortgage or any claim, litigation,

investigation or proceeding relating to any of the foregoing agreement or instrument contemplated hereby, or to the Mortgaged Property, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or of any Affiliate, director, officer,

employee, counsel, agent or attorney-in-fact of such Indemnitee.

(c) Any such amounts payable as provided hereunder shall be additional Secured

Obligations secured hereby and by the other Collateral Documents. The provisions of this

Section 2.18 shall remain operative and in full force and effect regardless of the termination of this Mortgage or any other Secured Credit Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Mortgage or any other Secured Credit

Document, or any investigation made by or on behalf of the Mortgagee or any other Secured

Party. All amounts due under this Section 2.18 shall be payable within ten days of written demand therefore.

ARTICLE III

Miscellaneous

Section 3.01. Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such validity, illegality or unenforceability shall, at the option of the Mortgagee, not affect any other provision of this Mortgage, and this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

Section 3.02. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Party shall be given to it in care of the Borrower as provided in Section 10.02 of the Credit Agreement.

Section 3.03. Successors and Assigns. All of the grants, covenants, terms, provisions and conditions herein shall run with the Premises and the Improvements and shall apply to, bind and inure to, the benefit of the permitted successors and assigns of the Mortgagor and the successors and assigns of the Mortgagee.

Section 3.04. Satisfaction and Cancelation. (a) The conveyance to the Mortgagee of the Mortgaged Property as security created and consummated by this Mortgage shall be null and void when all the Credit Agreement Obligations have been indefeasibly paid in full in accordance with the terms of the Loan Documents and the Lenders have no further commitment to lend under the Credit Agreement, the L/C Obligations have been reduced to zero and the L/C

Issuers have no further obligations to issue Letters of Credit under the Credit Agreement.

(b) Upon a sale or financing by the Mortgagor of all or any portion of the Mortgaged Property that is permitted by the Credit Agreement, the lien of this Mortgage shall be automatically released from the applicable portion of the Mortgaged Property.

(c) In connection with any termination or release pursuant to paragraph (a), the Mortgage shall be marked "satisfied" by the Mortgagee, and this Mortgage shall be canceled of record at the request and at the expense of the Mortgagor. The Mortgagee shall execute any documents (without recourse, representation or warranty) reasonably requested by the Mortgagor to accomplish the foregoing or to accomplish any release contemplated by this Section 3.04 and the Mortgagor will pay all reasonable costs and expenses, including reasonable attorneys' fees, disbursements and other charges, incurred by the Mortgagee in connection with the preparation and execution of such documents.

(d) At any time the Mortgagor desires the Mortgaged Property or any portion thereof be released as provided in this Section 3.04, the Mortgagor shall, upon request by the Mortgagee,

deliver to the Mortgagee an officer's certificate certifying the release of the Mortgaged Property

(or the portion thereof, as applicable) is permitted pursuant to the Credit Agreement. The

Mortgagee shall have no liability whatsoever to any Secured Party as the result of any release of the Mortgaged Property or any portion thereof by it as permitted (or which the Mortgagee in good faith believes to be permitted) by this Section 3.04 and the Credit Agreement.

(e) Notwithstanding anything to the contrary set forth in this Mortgage, each Cash

Management Bank and each Hedge Bank by the acceptance of benefits under this Mortgage hereby acknowledge and agree that (i) the obligations of the Borrower or any Subsidiary under any Secured Hedge Agreement and the Cash Management Obligations shall be secured pursuant to this Mortgage only to the extent that, and for so long as, the other Secured Obligations are so secured and (ii) any release of all or any portion of the Mortgaged Property effected in the manner permitted by this Mortgage shall not require the consent of any Hedge Bank or Cash Management Bank.

Section 3.05. Definitions. As used in this Mortgage, the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings:

(a) "including" shall mean "including but not limited to"; (b) "provisions" shall mean

"provisions, terms, covenants and/or conditions"; (c) "lien" shall mean "lien, charge,

encumbrance, security interest, mortgage or deed of trust"; (d) "obligation" shall mean

"obligation, duty, covenant and/or condition"; and (e) "any of the Mortgaged Property" shall mean "the Mortgaged Property or any part thereof or interest therein". Any act that the Mortgagee is permitted to perform hereunder may be performed at any time and from time to time by the Mortgagee or any person or entity designated by the Mortgagee. Any act that is prohibited to the Mortgagor hereunder is also prohibited to all lessees of any of the Mortgaged Property. Each appointment of the Mortgagee as attorney-in-fact for the Mortgagor under the Mortgage is irrevocable, with power of substitution and coupled with an interest. Subject to the applicable provisions hereof, the Mortgagee has the right to refuse to grant its consent, approval or acceptance or to indicate its satisfaction, in its sole discretion, whenever such consent, approval, acceptance or satisfaction is required hereunder.

Section 3.06. Multisite Real Estate Transaction. The Mortgagor acknowledges that this

Mortgage may be one of a number of Other Mortgages and Collateral Documents that secure the

Secured Obligations. The Mortgagor agrees that the lien of this Mortgage shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of the Mortgagee, and without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by the Mortgagee of any security for or guarantees of any of the Secured Obligations hereby secured, or by any failure, neglect or omission on the part of the Mortgagee to realize upon or protect any Secured Obligation or indebtedness hereby secured or any collateral security therefor including the Other Mortgages and other Collateral Documents. The lien hereof shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise,

settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any of the Secured Obligations secured or of any of the collateral security therefor, including the

Other Mortgages and other Collateral Documents or of any guarantee thereof, and the Mortgagee may at its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the Other Mortgages and other Collateral Documents without first exercising or enforcing any of its rights and remedies hereunder. Such exercise of the

Mortgagee's rights and remedies under any or all of the Other Mortgages and other Collateral

Documents shall not in any manner impair the indebtedness hereby secured or the lien of this

Mortgage and any exercise of the rights or remedies of the Mortgagee hereunder shall not impair the lien of any of the Other Mortgages and other Collateral Documents or any of the Mortgagee's rights and remedies thereunder. The Mortgagor specifically consents and agrees that the

Mortgagee may exercise its rights and remedies hereunder and under the Other Mortgages and other Collateral Documents separately or concurrently and in any order that it may deem appropriate and waives any rights of subrogation.

Section 3.07. No Oral Modification. This Mortgage may not be changed or terminated orally. Any agreement made by the Mortgagor and the Mortgagee after the date of this

Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate Mortgage, lien or encumbrance.

Section 3.08. Jurisdiction; Consent to Service of Process. (a) The Mortgagor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York City and of the

United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Mortgage or any other

Secured Credit Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. The Mortgagor hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Mortgage or any other Secured Credit Document shall affect any right that the Mortgagee, any L/C Issuer, any

Lender, any Hedge Bank or any Cash Management Bank may otherwise have to bring any action or proceeding relating to this Mortgage or any other Secured Credit Document against the

Mortgagor in the courts of any jurisdiction, including but not limited to the courts of the State in which the Mortgaged Property is located.

(b) The Mortgagor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Mortgage or any other

Secured Credit Document in any court referred to in paragraph (a) of this Section 3.08. The

Mortgagor hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) The Mortgagor irrevocably consents to service of process in the manner provided for notices in Section 3.02 of this Mortgage. Nothing in this Mortgage or any other Secured Credit Document will affect the right of any Secured Party to serve process in any other manner permitted by law.

Section 3.09. Recourse. This Mortgage is made with full recourse to the Mortgagor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of the Mortgagor contained herein, in the Loan Documents and the Secured Hedge Agreements and otherwise in writing in connection herewith or therewith.

Section 3.10. Reduction of Secured Amount. In the event that the maximum principal amount secured by this Mortgage is less than the aggregate of the Secured Obligations, then the amount secured hereby shall be reduced only by the last and final sums that the Mortgagor or any other Loan Party repays with respect to the Secured Obligations and shall not be reduced by any intervening repayments of the Secured Obligations. So long as the balance of the Secured

Obligations exceeds the amount secured hereby, any payments of the Secured Obligations shall not be deemed to be applied against, or to reduce, the portion of the Secured Obligations secured by this Mortgage.

Section 3.11. Future Advances. This Mortgage is given to secure the Secured

Obligations under, or in respect of, the Secured Credit Documents and shall secure not only obligations with respect to presently existing indebtedness under the foregoing documents and agreements but also any and all other indebtedness which may hereafter be owing to the Secured

Parties under the Secured Credit Documents, however incurred, whether interest, discount or otherwise, and whether the same shall be deferred, accrued or capitalized, including future advances and re-advances, pursuant to the Credit Agreement or the other Secured Credit

Documents, whether such advances are obligatory or to be made at the option of the Secured

Parties, or otherwise, to the same extent as if such future advances were made on the date of the execution of this Mortgage. The Lien of this Mortgage shall be valid as to all indebtedness secured hereby, including future advances, from the time of its filing for record in the recorder's office of the county in which the Mortgaged Property is located. This Mortgage is intended to and shall be valid and have priority over all subsequent Liens and encumbrances, including statutory Liens, excepting solely taxes and assessments levied on the real estate, to the extent of the maximum amount secured hereby, and Permitted Encumbrances related thereto. Although this Mortgage is given to secure all future advances made by the Mortgagee and/or the other

Secured Parties to or for the benefit of the Borrower, the Mortgagor and/or the Mortgaged

Property, whether obligatory or optional, the Mortgagor and the Mortgagee hereby acknowledge and agree that the Mortgagee and the other Secured Parties are obligated by the terms of the

Secured Credit Documents to make certain future advances, including advances of a revolving nature, subject to the fulfillment of the relevant conditions set forth in the Secured Credit

Documents.
ARTICLE IV

Particular Provisions

This Mortgage is subject to the following provisions relating to the particular laws of the state wherein the Premises are located:

Section 4.01. Applicable Law; Certain Particular Provisions. This Mortgage shall be governed by and construed in accordance with the internal law of the state where the Mortgaged

Property is located, except that the Mortgagor expressly acknowledges that by their terms, the

Credit Agreement and other Secured Credit Documents (aside from those Other Mortgages to be recorded outside New York) shall be governed by the internal law of the State of New York,

without regard to principles of conflict of law. The Mortgagor and the Mortgagee agree to submit to jurisdiction and the laying of venue for any suit on this Mortgage in the state where the

Mortgaged Property is located. The terms and provisions set forth in Appendix A attached hereto are hereby incorporated by reference as though fully set forth herein. In the event of any conflict between the terms and provisions contained in the body of this Mortgage and the terms and provisions set forth in Appendix A, the terms and provisions set forth in this Article IV shall govern and control.

Section 4.02. General Authority of the Mortgagee. By acceptance of the benefits of this

Mortgage, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably

(a) to consent to the appointment of the Mortgagee as its agent hereunder, (b) to confirm that the

Mortgagee shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Mortgage against Mortgagor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Mortgaged Property or Mortgagor's obligations with respect thereto,
(c) to agree that it shall not take any action to enforce any provisions of this Mortgage against the Mortgagor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Mortgage and (d) to agree to be bound by the terms of this Mortgage.

[add local law provisions]

IN WITNESS WHEREOF, this Mortgage has been duly executed and delivered to the Mortgagee by the Mortgagor and is effective as of the date first above written.

[NAME OF MORTGAGOR], a [I

corporation,

By:

Name:

Title:

[ADD LOCAL FORM OF ACKNOWLEDGMENT]

EXHIBIT A

to Mortgage

Description of the Land

APPENDIX A

to Mortgage

Local Law Provisions
NEWYORK 5896500 (2K)

EXHIBIT I
Form of Opinion Matters - Counsel to Loan Parties

Based upon and subject to the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

1,            Holdings (a) is a corporation validly existing and in good standing under the laws of the State of Delaware and (b) has the corporate power and authority to conduct the business in which it is engaged and to execute, deliver and perform its obligations under each of the Credit
Documents to which it is a party. Each of the Delaware Corporate Subsidiary Guarantors (a) is a
corporation validly existing and in good standing under the laws of the jurisdiction of its organization and (b) has the corporate power and authority to conduct the business in which it is engaged and to execute, deliver and perform its obligations under each of the Credit Documents to which it is a party. The Company and each of the Delaware LLC Subsidiary Guarantors (a) is a limited liability company legally existing and in good standing under the laws of the State of
Delaware and (b) has the power and authority wider its limited liability company agreement and the Delaware Limited Liability Company Act to conduct the business in which it is engaged and to execute, deliver and perform its obligations under each of the Credit Documents to which it is a party.

2.           The execution, delivery and performance of each of the Credit Documents to which each of the Company and the Covered Guarantors is a party have been duly authorized by all requisite corporate action under the Delaware General Corporation Law or limited liability company action under the Delaware Limited Liability Company Act, as the case may be, on the part of the Company or such Covered Guarantor. -Hach of the Company and the Covered
Guarantors has duly executed and delivered each of the Credit Documents to which it is a party.

3.           Each of the Credit Documents to which each of the Loan Parties is a party constitutes the valid and binding obligation of each such person as is party thereto and is enforceable against each such person in accordance with its terms.

4.           The execution and delivery by each of the Company and the Covered Guarantors of the Credit Documents to which such person is party and the performance by such person of its obligations thereunder will not violate the certificate of incorporation, certificate of formation, by-laws, or limited liability company agreement, as applicable, of such person. The execution and delivery by each of the Loan Parties of the Credit Documents to which such person is party and the performance by such person of its obligations thereunder (a) will not violate any Covered
Laws and (b) will not result in a breach or violation of, or constitute a default or result in the creation of a Lien under, any of the agreements listed on Schedule III hereto.

5.           Except as may be required in order to perfect the Liens contemplated by the
Collateral Documents, under the Covered Laws, no consent, approval, license or exemption by, or order or authorization of, or filing, recording or registration with, any governmental authority is required to be obtained by the Loan Parties in connection with the execution and delivery of the Credit Documents to which each such person is party or the performance by each such person of its obligations thereunder.

6.           We are not representing any of the Loan Parties in any pending litigation in which it is a named defendant that challenges the validity or enforceability of, or seeks to enjoin the performance of, the Credit Documents.

7.           None of the Loan Parties is an "investment company" within the meaning of the
Investment Company Act of 1940, as amended.

8.           Neither the making of the loans under the Credit Agreement nor the application of the proceeds thereof on the date hereof as provided in the Credit Agreement will violate
Regulations T, U or X of the Board of Governors of the Federal Reserve System as in effect on the date hereof.

9.           Each of the Security Agreement and the Capital Expenditures Account Security
Agreement creates a security interest in favor of the Collateral Agent for the benefit of the
Secured Parties in the Collateral described therein to the extent that a security interest is such
Collateral (the "Article 9 Collateral") can be created under Article 9 of the New York Uniform
Commercial Code ("New York Article 9").

10.           Upon the proper filing of the financing statements attached as Schedule IV
(collectively, the "Delaware Financing Statements") in the office of the Secretary of State of the
State of Delaware (the "Delaware Filing Office"), the security interest in the Article 9 Collateral granted by Holdings, the Company, the Delaware Corporate Subsidiary Guarantors and the
Delaware LLC Subsidiary Guarantors under the Security Agreement will be perfected to the extent a security interest in such Article 9 Collateral can be perfected under Delaware Article 9 by the filing of a financing statement in the Delaware Filing Office.

11.           Upon the delivery and assuming continuous possession in the State of New York to the Collateral Agent of the certificates representing the Pledged Equity listed on Schedule V
(the "Certificated Pledged Equity") and the related stock powers pursuant to the Security
Agreement and assuming that neither the Collateral Agent nor any of the Secured Parties have
"notice of an adverse claim" (within the meaning of Section 8-105 of the New York Uniform
Commercial Code) with respect to such Certificated Pledged Equity at the time such Certificated
Pledged Equity is delivered to the Collateral Agent, the respective security interests in such
Certificated Pledged Equity created in favor of the Collateral Agent for the benefit of the
Secured Parties under the Security Agreement will constitute perfected security interests in such
Certificated Pledged Equity, free of any "adverse claim" (as defined in the New York Uniform
Commercial Code).

12.            Assuming (i) the due execution and delivery of the Capital Expenditures Account
Security Agreement by the Collateral Agent and the Account Custodian (as defined in the
Capital Expenditures Account Security Agreement), (ii) that the Account Custodian is a "bank"
and that Account 59171 maintained by the Company at the Account Custodian's office as set forth in Section 2.01 of the Capital Expenditures Account Security Agreement (the "Capital
Expenditures Account") subject to the Capital Expenditures Account Security Agreement is a
"deposit account" (as those terms are defined in the New York Uniform Commercial Code) and
(iii) other than the Capital Expenditures Account Security Agreement, that there is no other agreement or understanding which governs the rights and obligations of the parties to the Capital
Expenditures Account Security Agreement with respect to the Capital Expenditures Account, the security interest in such Capital Expenditures Account in favor of the Collateral Agent for the benefit of the Secured Parties under the Capital Expenditures Account Security Agreement constitutes a perfected security interest.

EXHIBIT J

[FORM OF]

REQUEST FOR RELEASE OF CAPITAL EXPENDITURE FUNDS

To:           Deutsche Bank AG New York Branch,

as Administrative Agent

60 Wall Street

MS NYC60-0208

New York, NY 1005

Attention: Scottye Lindsey

With a copy to:

Deutsche Bank AG New York Branch,

as Account Custodian

60 Wall Street

MS NYC60-2710

New York, NY 1005

Attention: Manager Escrow Team

[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of June 14, 2007 (as amended,

supplemented, restated and/or otherwise modified from time to time, the "Credit Agreement"),

among OSI Restaurant Partners, LLC, OSI Holdco, Inc., the lenders from time to time party thereto (the "Lenders"), Deutsche Bank AG New York Branch, as Administrative Agent (in such capacity, the "Administrative Agent"), Pre-Funded RC Deposit Bank, Swing Line Lender and an

L/C Issuer, Bank of America, N.A., as Syndication Agent, and General Electric Capital

Corporation, SunTrust Bank, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A.,

"Rabobank Nederland", New York Branch, LaSalle Bank National Association, Wachovia Bank,

National Association and Wells Fargo Bank, National Association, as Co-Documentation

Agents. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned Borrower hereby gives you notice pursuant to Section 4.03(d) of the Credit Agreement that it requests the Administrative

Agent to release funds on deposit in the Capital Expenditures Account to the Borrower, and in

that connection sets forth below the terms on which such Request for Release of Capital

Expenditure Funds is to be made:

(A) Amount to be

Released

(B) Date of Release

(which is a Business Day)

(C) The Funds requested to
be Released shall be used
on the Date of such Release

Exhibit J

for1

The above request has been made to the Administrative Agent by telephone at [(_) ___-_____ ].

The undersigned Borrower hereby certifies that all of the funds requested to be released pursuant to this Request for Release of Capital Expenditure Funds will be used on the date hereof solely to fund Capital Expenditures permitted pursuant to the terms of the Credit Agreement or for other uses as, and to the extent, expressly permitted pursuant to the terms of the Credit

Agreement.

The undersigned Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of this Request for Release of Capital Expenditure Funds and on the date of the related release of funds from the Capital Expenditures Account, the conditions to such release specified in paragraphs (a), (b) and (c) of Section 4.03 of the Credit Agreement

have been satisfied.

OSI RESTAURANT PARTNERS, LLC

By:

Name:

Title:

1 Insert intended use of Funds, as (and to the extent) permitted by the Credit Agreement.

NEWYORK 5933339 (2K)

EXHIBIT K

[FORM OF] INTERCOMPANY NOTE

New York, New York
June[ ], 2007
FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other entity listed on the signature page hereto (each, in such capacity, a "Payor"), hereby promises to pay on demand to the order of such other entity listed below (each, in such capacity, a "Payee"), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as a Payee shall from time to time designate, the unpaid principal amount of all loans and advances made by such
Payee to such Payor. Each Payor promises also to pay interest on the unpaid principal amount of all such loans and advances in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such
Payor and such Payee.

This note ("Note") is the Intercompany Note referred to in the Credit Agreement,

dated as of June 14, 2007 (the "Credit Agreement"), among OSI Restaurant Partners, LLC, OSI

Holdco, Inc., the lenders from time to time party thereto (collectively, the "Lenders" and individually, a "Lender"), Deutsche Bank AG New York Branch, as Administrative Agent (in

such capacity, the "Administrative Agent"), Pre-Funded RC Deposit Bank, Swing Line Lender

and an L/C Issuer, Bank of America, N.A., as Syndication Agent, and General Electric Capital

Corporation, SunTrust Bank, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A.,

"Rabobank Nederland", New York Branch, LaSalle Bank National Association, Wachovia Bank,

National Association and Wells Fargo Bank, National Association, as Co-Documentation

Agents. Unless otherwise specified, capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. Each Payee hereby acknowledges and agrees that the Administrative Agent and the Collateral Agent may exercise all rights provided in the Credit Agreement and the Collateral Documents with respect to this Note.

Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note owed by any Payor that is (i) a Guarantor to any Payee (other than a Loan Party) or

(ii) the Borrower to any Payee, shall, in each case, be subordinate and junior in right of payment,

to the extent and in the manner hereinafter set forth, to all Obligations, including, without limitation, where applicable, under such Payor's guarantee of the Guaranteed Obligations under

(and as defined) in the Guaranty (such Obligations and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below at the rate provided for in the respective documentation for such Obligations, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as "Senior Indebtedness"):

(i) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Payor or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Payor, whether or not involving insolvency or bankruptcy, then (x) the holders of

Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting

Senior Indebtedness before any Payee is entitled to receive (whether directly or indirectly), or make any demands for, any payment or distribution of any kind or character on account of this Note (whether in cash, property, securities or otherwise) and

(y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness, any payment or distribution of any kind or character to which such Payee would otherwise be entitled shall be made to the holders of Senior Indebtedness.

(ii) In the event that any Event of Default then exists or would result therefrom, no payment by any Payor, or demand by any Payee, shall be made on account of any amount owing in respect of the Note (including, without limitation, any payment pursuant to Section 7.13(a) of the Credit Agreement).

(iii) If any payment or distribution of any kind or character (whether in cash,

securities or other property) in respect of this Note shall (despite these subordination provisions) be received by any Payee in violation of clause (i) or (ii) above before all Senior Indebtedness shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives), ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness of the relevant Payor in full in cash.

To the fullest extent permitted by law, no present or future holder of Senior

Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of any Payor or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Each Payee and each Payor hereby agrees that the subordination of this Note is for the benefit of the Collateral Agent and the other Secured Parties,

the Collateral Agent and the other Secured Parties are obligees under this Note to the same extent as if their names were written herein as such and the Administrative Agent and/or the Collateral

Agent may, on behalf of itself and the other Secured Parties, proceed to enforce the subordination provisions herein.

If a Payee does not file a proper claim or proof of debt in the form required in any proceeding or other action referred to in clause (i) of the second preceding paragraph prior to 30 days before the expiration of the time to file such claim or claims, then any of the holders of the Senior Indebtedness (or their representative) is hereby authorized to file an appropriate claim for and on behalf of such Payee.

Subject to the prior payment in full in cash of all Senior Indebtedness, each Payee shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the respective Payor applicable to the Senior Indebtedness until all amounts owing on the Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of a Payor or by or on behalf of the holder of the Note which otherwise would have been made to the holder of the Note shall, as between such Payor, its creditors other than the holders of Senior Indebtedness,

and the holder of the Note, be deemed to be payment by such Payor to or on account of the Senior Indebtedness,

The holders of the Senior Indebtedness may, without in any way affecting the obligations of any Payee with respect thereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Indebtedness, or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from any Payee.

If any Payee shall acquire by indemnification, subrogation or otherwise, any lien, estate, right or other interest in any of the assets or properties of any Payor, that lien, estate, right or other interest shall be subordinate in right of payment to the Senior Indebtedness and the lien of the Senior Indebtedness as provided herein, and each Payee hereby waives any and all rights it may acquire by subrogation or otherwise to any lien of the Senior Indebtedness or any portion thereof until such time as all Senior Indebtedness has been indefeasibly repaid in full in cash.

If, at any time, all or part of any payment with respect to Senior Indebtedness theretofore made (whether by any other Loan Party or any other Person or enforcement of any right of setoff or otherwise) is rescinded or must otherwise be returned by the holders of Senior
Indebtedness for any reason whatsoever (including, without limitation, the insolvency,

bankruptcy or reorganization of any other Loan Party or such other Persons), the subordination provisions set forth herein shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

The indebtedness evidenced by this Note owed by any Payor that is neither a Guarantor nor the Borrower shall not be subordinated to, and shall rank pari passu in right of payment with, any other obligation of such Payor.

Nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the holders of Senior
Indebtedness.

Each Payee is hereby authorized (but not required) to record all loans and advances made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

Each Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

 THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

[Name of each Loan Party],

as Payee

By:

Name:

Title:

[Name of each Loan Party]

as Payor

By:

Name:

Title:

Exhibit L

[FORM OF]

CAPITAL EXPENDITURES ACCOUNT SECURITY AGREEMENT

dated as of
June 14, 2007
among
OSI RESTAURANT PARTNERS, LLC,
as Grantor

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Account Custodian

and

DEUTSCHE BANK AG NEW YORK BRANCH,

as Collateral Agent

NEWYORK 5933401 (2K)

Section 6.01.                                                                                                                              8

c)

NEWYORK 5933401 (2K)

(continued)

cl)

NEWYORK 5933401 (2K)

CAPITAL EXPENDITURES ACCOUNT SECURITY AGREEMENT dated as of June 14, 2007, among OSI RESTAURANT PARTNERS, LLC (the "Grantor"), DEUTSCHE BANK TRUST COMPANY AMERICAS, in its individual capacity, as account custodian (in such capacity, the "Account Custodian") and DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent for the Secured Parties (as defined below).

Reference is made to (i) the Credit Agreement dated as of June 14, 2007 (as amended, restated, supplemented and/or otherwise modified from time to time, the "Credit

Agreement"), among the Grantor, OSI Holdco, Inc., ("Holdings"), each Lender (as defined in the

Credit Agreement) from time to time party thereto, Deutsche Bank AG New York Branch, as

Administrative Agent, Pre-Funded RC Deposit Bank, Swing Line Lender and an L/C Issuer,

Bank of America, N.A., as Syndication Agent, and General Electric Capital Corporation,

SunTrust Bank, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland",

New York Branch, LaSalle Bank National Association, Wachovia Bank, National Association

and Wells Fargo Bank, National Association, as Co-Documentation Agents, as Documentation

Agent, (ii) the Borrower Guaranty (as defined in the Credit Agreement), (iii) each Secured

Hedge Agreement (as defined in the Credit Agreement) and (iv) the Cash Management

Obligations (as defined in the Credit Agreement).

The Lenders have agreed to extend credit to the Grantor subject to the terms and conditions set forth in the Credit Agreement, the Hedge Banks have agreed to enter into and/or maintain one or more Secured Hedge Agreements on the terms and conditions set forth therein and the Cash Management Banks have agreed to provide and/or maintain Cash Management

Services on the terms and conditions agreed upon by the Grantor or the respective Restricted

Subsidiary and the respective Cash Management Bank. The obligations of the Lenders to extend such credit, the obligation of the Hedge Banks to enter into and/or maintain such Secured Hedge

Agreements and the obligation of the Cash Management Bank to provide and/or maintain Cash

Management Services are, in each case, conditioned upon, among other things, the execution and delivery of this Agreement by the Grantor. The Grantor will derive substantial benefits from (i)

the extensions of credit to the Grantor pursuant to the Credit Agreement, (ii) the entering into and/or maintaining by the Hedge Banks of Secured Hedge Agreements with the Grantor and/or one or more of its Restricted Subsidiaries and (iii) the providing and/or maintaining of Cash

Management Services by the Cash Management Banks to the Grantor and/or one or more of its

Restricted Subsidiaries, and is willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit, the Hedge Banks to enter into and maintain such Secured

Hedge Agreements and the Cash Management Banks to provide and/or maintain such Cash

Management Services. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01. Credit Agreement.                                                        Capitalized terms used in this

Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term "instrument" shall have the meaning specified in Article 9 of the New York UCC.

Exhibit L

Section 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

"Account Proceeds" shall mean any and all assets of whatever type or kind deposited in (or credited to) the Account, whether now owned or hereafter acquired, including all moneys, checks, drafts, instruments, securities or interests therein of any type or nature deposited in (or credited to) the Account and all investments and all certificates and other instruments from time to time representing or evidencing the same, and all interest, distributions, cash and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing and all Proceeds of any or all of the foregoing.

"Account" has the meaning assigned to such term in Section 2.01.

"Account Custodian" has the meaning assigned to such term in the preliminary statement of this Agreement.

"Agreement" means this Capital Expenditures Account Security Agreement.

"Business Day" means any day other than a Saturday or Sunday or a day on which commercial bank institutions in New York City, New York are authorized or required by law, regulation or executive order to be closed.

"Collateral" means and includes the Account and all Account Proceeds.

"Collateral Agent" has the meaning assigned to such term in the preliminary statement of this Agreement.

"Credit Agreement" has the meaning assigned to such term in the preliminary statement of this Agreement.

"Grantor" has the meaning assigned to such term in the preliminary statement of this Agreement.

"New York UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York.

"Secured Obligations" means the "Obligations" as defined in the Credit

Agreement; it being acknowledged and agreed that the term "Secured Obligations" as used herein shall include each extension of credit under the Credit Agreement and all obligations of the Grantor under the Secured Hedge Agreements and all Cash Management Obligations, in each case, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

"Secured Parties" means, collectively, the Administrative Agent, the Collateral Agent, the Pre-Funded R/C Deposit Bank, the Lenders, each L/C Issuer, the Hedge Banks, the Cash Management Banks, the Supplemental Administrative Agent and each co-agent or subagent appointed by the Administrative Agent from time to time pursuant to Section 9.01(c) or Section (d) of the Credit Agreement.

Exhibit L

"Security Interest" has the meaning assigned to such term in Section 3.01(a).

ARTICLE II

Establishment Of Account, Etc.

Section 2.01. Establishment of Account.                                                                        (a) On the date hereof, the

Account Custodian has established in the name of the Grantor and, subject to the terms and conditions set forth herein, for the benefit of the Collateral Agent (on behalf of the Secured

Parties), Account 59171 (the "Account"), for purposes of this Agreement and the Credit

Agreement, which Account is maintained at the Account Custodian's office located at 60 Wall

Street, 27th Floor, New York, New York 10005. The Account is the Capital Expenditures

Account referred to in the Credit Agreement. The Account shall be maintained by the Account Custodian, and shall be under the sole dominion and control of the Collateral Agent. The Collateral Agent shall have the sole right to make and authorize withdrawals from the Account and to exercise all rights with respect to the Account Proceeds from time to time therein pursuant to, and in accordance with the terms of, this Agreement. All Account Proceeds delivered to or held by the Account Custodian for the benefit of the Collateral Agent pursuant hereto shall be held in the Account in accordance with the provisions hereof.

(b)           The Collateral Agent hereby appoints Deutsche Bank Trust Company

Americas to act as its custodian with respect to any Account Proceeds at any time deposited, held or maintained in or credited to the Account and to take such actions as the Collateral Agent may direct. Deutsche Bank Trust Company Americas hereby accepts such appointment and agrees to act as Account Custodian upon the express terms and conditions contained herein.

(c)           The Account Custodian shall hold all Account Proceeds in the Account pursuant to this Agreement and shall take all such actions with respect to the Account and all

Account Proceeds as instructed in writing by the Collateral Agent in accordance with this

Agreement. The Account Custodian hereby agrees to comply, strictly and promptly, with any and all instructions directing disposition of funds, Entitlement Orders, directions and notifications communicated from time to time to the Account Custodian and originated by the

Collateral Agent, directing the transfer or redemption of, or the exercise of any rights with respect to, the Account or any of the Account Proceeds, or otherwise relating to the Account or any of the Account Proceeds, without further consent by any other Person (including the

Grantor), and not to comply with any instructions directing disposition of funds, Entitlement

Orders, directions or notifications originated by any Person (including the Grantor) other than the

Collateral Agent or a court of competent jurisdiction. It is understood and agreed that the

Account Custodian's duty to comply with instructions and orders originated from the Collateral

Agent is absolute, and the Account Custodian shall be under no duty or obligation nor shall have the authority to inquire or determine whether or not such instructions or orders have been made in accordance with this Agreement, nor seek confirmation thereof from the Grantor or any other

Person.

Section 2.02. Deposits to the Account; Withdrawals from the Account.

(a)(i) On the date hereof and substantially simultaneously with the consummation of the Equity

Contribution, the Grantor shall have delivered to the Account Custodian, for deposit directly into

Exhibit L

the Account, $100,000,000 in cash. Upon the deposit of such cash as provided above, such cash shall constitute Collateral subject to the terms of this Agreement. The Account Custodian shall have no duty to solicit the cash deposit or the Collateral.

(ii)           From time to time after the date hereof and in accordance with the terms of the Credit Agreement, the Grantor shall notify and deliver additional cash to the Account Custodian for deposit directly into the Account.

(b)            Withdrawals from the Account shall be permitted only to the extent provided for in Articles IV and V hereof.

(c)            Settlement of transactions and other activities with respect to the Account shall occur only on Business Days. Whenever any release or disbursement is to be made pursuant hereto on a day which is not a Business Day, such release or disbursement shall be made on the following Business Day, whether or not expressly provided therefor herein without additional interest on the amount to be paid.

Section 2.03. Investment of Funds Deposited in the Account. The

Account Custodian will from time to time invest funds on deposit in the Account in Cash

Equivalents selected by the Collateral Agent at the written direction of the Grantor (although if an Event of Default exists and is continuing, such decision shall be made solely by the Collateral

Agent). All investments made pursuant to this Section 2.03 (and any instruments evidencing same), and all Proceeds thereof, shall be held in the Account as part of the Account Proceeds.

All such investments shall be made in the name of the Account Custodian and shall be subject to the security interest of the Collateral Agent (on behalf of the Secured Parties) hereunder. Under no circumstances shall the Account Custodian or the Collateral Agent be liable or accountable to the Grantor, any Secured Party or any other Person for any decrease in the value of the Account or for any loss, expense or other liability resulting from the investment of the funds deposited therein. The Account Custodian shall have no responsibility to determine whether such investments directed by the Collateral Agent constitute Cash Equivalents.

The Account Custodian shall have no obligation to invest or reinvest the cash deposit if deposited with the Account Custodian after 11:00 a.m. New York time on such day of deposit. Instructions received after 11:00 a.m. New York time will be treated as if received on the following business day. The Account Custodian shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the cash deposit.

Any interest or other income received on such investment and reinvestment of the cash deposit shall become part of the Account and any losses incurred on such investment and reinvestment of the cash deposit shall be debited against the Account. If a selection is not made and a written direction not given to the Account Custodian, the cash deposit shall remain uninvested with no liability for interest therein. It is agreed and understood that the entity serving as Account

Custodian may earn fees associated with the investments outlined above in accordance with the terms of such investments. Notwithstanding the foregoing, the Account Custodian shall have the power to sell or liquidate the foregoing investments whenever the Account Custodian shall be required to release all or any portion of the cash deposit pursuant to Article V hereof. In no event shall the Account Custodian be deemed an investment manager or adviser in respect of any selection of investments hereunder. It is understood and agreed that the Account Custodian or its

Exhibit L

affiliates are permitted subject to mutual agreement with the Grantor to receive additional compensation that could be deemed to be in the Account Custodian's economic self-interest for
(1) serving as investment adviser, administrator, shareholder servicing agent, custodian or subcustodian with respect to certain of the investments, (2) using affiliates to effect transactions in certain investments and (3) effecting transactions in investments.

Section 2.04. Investment of Funds Deposited in the Account. The
Account Custodian represents and warrants for the benefit of the Collateral Agent that (a) the Account is a deposit account for purposes of the New York UCC, and (b) the Account Custodian is a bank for purposes of the New York UCC and the Grantor is the Account Custodian's customer with respect of the Account.

ARTICLE III

Security Interests

Section 3.01. Grant of Security Interest, etc. The Grantor does hereby assign and transfer unto the Collateral Agent (including its successors and assigns) for the benefit of the Secured Parties, and does hereby pledge and grant to the Collateral Agent (including its successors and assigns) for the benefit of the Secured Parties, in each case as security for the payment or performance, as the case may be, in full of the Secured Obligations, including the

Borrower Guaranty, a continuing security interest (the "Security Interest") in any and all of the right, title and interest of the Grantor in, to and under the Account and the Account Proceeds, or in which or to which the Grantor has any rights. The Grantor hereby irrevocably orders, directs and instructs the Account Custodian, and the Account Custodian hereby agrees, to comply,

strictly and promptly, with any and all instructions, orders, directions and notifications communicated from time to time to the Account Custodian and originated by the Collateral

Agent, directing the transfer or redemption of, or the exercise of any rights with respect to, any or all of the Collateral, or otherwise relating to any of the Collateral, without further consent by the Grantor or any other Person, and not to comply with any instructions, orders, directions or notifications originated by any Person other than the Collateral Agent or a court of competent jurisdiction.

Section 3.02. Further Assurances. The Grantor agrees that it will, at any time and from time to time, at its expense, promptly execute and deliver all further agreements, instruments and other documents and take all further action that the Collateral Agent may reasonably request in order to perfect and protect the first priority security interest purported to be created hereby or otherwise to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder (including, without limitation, any filings of financing or continuation statements under the New York UCC and any action as may be reasonably requested from time to time by the Collateral Agent so that "control" (as defined in Section 8-106 of the New York

UCC on the date hereof) of the Account and the Account Proceeds is maintained).

Section 3.03. Appointment as Attorney-In-Fact. The Grantor hereby irrevocably appoints the Collateral Agent its attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time upon the

Exhibit L

occurrence and during the continuation of an Event of Default in the Collateral Agent's sole discretion to execute any instrument and to take any other action which the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement or to facilitate the assignment or other transfer by the Collateral Agent of any or all of its rights hereunder, including, without limitation, (i) to receive, endorse and collect all instruments made payable to the Grantor and representing any interest payment or other distribution in respect of the Collateral and to give full discharge for the same, and (ii) to execute and deliver any and all instruments and other documents that the Collateral Agent may reasonably request in connection with the exercise by the Collateral Agent of any or all of its rights hereunder.

ARTICLE IV

Remedies

Section 4.01. Exercise of Remedies Upon Event of Default.                                                                                                         (a) Upon

the occurrence and during the continuance of any Event of Default, the Collateral Agent may (i)

exercise in respect of all or any portion of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it under applicable law, all of the rights and remedies of a secured party on default under the New York UCC, (ii) without notice except as specified below, direct the Account Custodian to sell or liquidate any or all of the non-cash

Collateral in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Account Custodian's offices or elsewhere, for cash, on credit or for future delivery,

and at such price or prices and upon such other terms as the Collateral Agent in its sole discretion may deem commercially reasonable, (iii) direct the Account Custodian to withdraw any

Collateral from the Account and transfer the same to the Collateral Agent, and (iv) apply the same to the Obligations. The Grantor agrees that, to the extent notice of sale shall be required by law, at least 10 days' written notice to the Grantor of the time and place of any public sale or the time after which any private sale or other disposition is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time (by announcement, in the case of any public sale, at the time and place fixed therefore), and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)           All moneys collected by the Collateral Agent upon any sale or other disposition of the Collateral, together with all other moneys on deposit in the Account or otherwise received by the Collateral Agent hereunder which constitute Collateral, shall be applied in accordance with the terms of Section 4.02 hereof.

Section 4.02. Application of Proceeds. The Collateral Agent shall apply the Account Proceeds and/or the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, in accordance with Section 8.04 of the Credit Agreement. The

Collateral Agent shall have absolute discretion as to the time of application of any such proceeds,

moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the

Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a

Exhibit L

sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof. It is understood and agreed that the Grantor shall remain liable to the extent of any deficiency between the amount of the Account Proceeds and/or the proceeds of the Collateral and the aggregate amount of the Secured Obligations.

ARTICLE V

Release And Termination

Section 5.01. Release of Funds Deposited in Account.                                                                                              (a) So long as

no Default or Event of Default has occurred and is continuing (except to the extent provided for in Section 8.05(a)(y) of the Credit Agreement), and subject to the fulfillment of the conditions precedent referred to in Section 5.02(a) hereof, the Collateral Agent will authorize the Account

Custodian to release from the Account, and to deliver to the Grantor upon request, in each case,

in accordance with Section 5.02(a) hereof, funds from the Account to the extent otherwise permitted herein and in the Credit Agreement. Nothing in this Agreement shall obligate the

Account Custodian or the Collateral Agent to release any funds, Account Proceeds or Collateral in excess of the amount held in the Account from time to time. Such funds shall only be available to the Grantor in amounts set forth in the Request for Release of Capital Expenditure

Funds and as otherwise provided herein.

(b)           For greater certainty, from and after the occurrence and during the continuance of any Default or Event of Default, the Grantor shall not be entitled to receive any amounts then held or thereafter deposited in the Account (although funds may be released to the

Administrative Agent at the request of the Grantor as, and to the extent, provided in Section
8.05 (a)(y) of the Credit Agreement). From and after the occurrence and during the continuance of any Event of Default, any amounts then held or thereafter deposited in the Account, may be applied in accordance with Section 4.01 hereof.

Section 5.02. Conditions Precedent to Release, etc.                                                                                    (a) The Collateral
Agent shall not be obligated to authorize the release of any funds to the Grantor from the Account under Section 5.01 hereof unless:

(i) the conditions to the release of such funds set forth in Section 4.02 of the Credit Agreement have been satisfied; and

(ii)         the Account Custodian and the Collateral Agent shall have received a

Request for Release of Capital Expenditure Funds from the Grantor prior to 12:00 noon.

(New York time) on the date of the proposed release (which date shall be a Business

Day);

(b)           The Account Custodian and the Collateral Agent shall be entitled to rely upon each Request for Release of Capital Expenditure Funds believed by it to be genuine.

Neither the Collateral Agent nor the Account Custodian shall have or incur any liability to any

Secured Party as a result of its good faith authorization of the release of funds from the Account

Exhibit L

in accordance with the Request for Release of Capital Expenditure Funds as contemplated by this Article V.

Section 5.03. Termination; Certificate of Release.                                                                                      (a)       (i) This

Agreement, the Security Interest and all other security interests granted hereby shall terminate with respect to all Secured Obligations when all outstanding Secured Obligations (other than

Secured Obligations in respect of Secured Hedge Agreements or Cash Management Obligations

not yet due and payable (to the extent permitted by the terms thereof) and contingent indemnification obligations not yet accrued and payable) have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the L/C Obligations have been reduced to zero (except if such Letter of Credit is fully cash collateralized or supported by a backstop letter of credit in each case in an amount and on terms reasonably satisfactory to the Administrative Agent and the L/C Issuer) and the L/C Issuers have no further obligations to issue Letters of Credit under the Credit Agreement.

(b)           In connection with any termination pursuant to preceding paragraph (a), the Collateral Agent shall promptly execute and deliver to the Grantor, at the Grantor's expense, all documents that the Grantor shall reasonably request to evidence such termination. Any execution and delivery of documents pursuant to this Section 5.03 shall be without recourse to or warranty by the Collateral Agent and the Account Custodian.

(c)           At any time that the Grantor desires that the Collateral Agent take any action described in the immediately preceding paragraph (b), it shall, upon request of the

Collateral Agent, deliver to the Collateral Agent an officer's certificate certifying that the release of the respective Account Proceeds or Collateral is permitted pursuant to paragraph (a) or (b).

Neither the Collateral Agent nor the Account Custodian shall have any liability whatsoever to any Secured Party as the result of any release of Account Proceeds or Collateral by it as permitted (or which the Collateral Agent in good faith believes to be permitted) by this Section

5.03.

(d)           Notwithstanding anything to the contrary set forth in this Agreement, each

Cash Management Bank and each Hedge Bank by the acceptance of the benefits under this Agreement hereby acknowledge and agree that (i) the obligations of the Borrower under any Secured Hedge Agreement and the Cash Management Obligations shall be secured pursuant to this Agreement only to the extent that, and for so long as, the other Secured Obligations are so secured and (ii) any release of Collateral effected in the manner permitted by this Agreement shall not require the consent of any Hedge Bank or Cash Management Bank.

ARTICLE VI

Representations And Warranties

The Grantor represents and warrants that:                                                                         (a) this Agreement has been duly

authorized, executed and delivered by the Grantor and constitutes a legal, valid and binding obligation of the Grantor enforceable in accordance with its terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and

Exhibit L

subject to the limitations imposed by general equitable principals (regardless of whether such enforceability is considered in a proceeding at law or in equity); and (b) the pledges, assignments and grants of security interests in the Account pursuant to this Agreement creates, and upon the deposit in the Account of any other Collateral pursuant to this Agreement will create, valid and perfected first priority security interests in all of the Grantor's right, title and interest (if any) in and to the Account and the Collateral so deposited, as the case may be, and the Proceeds thereof,

subject to no other lien or encumbrance or to any other agreement purporting to grant any third party a lien or encumbrance on property or assets of the Grantor which would include the

Collateral. The Grantor covenants and agrees that it will defend the Collateral Agent's and

Account Custodian's right, title and interest in and to the Account and the Account Proceeds (or the Collateral Agent's and Account Custodian's right, title and security interest in and to the

Collateral and the proceeds thereof) against the claims and demands of all Persons whomsoever.

ARTICLE VII

Responsibilities of the Account Custodian

Section 7.01. Responsibilities of the Account Custodian:                                                                                                (a)       (i)

Notwithstanding any provision contained herein or in any other document or instrument to the contrary, neither the Account Custodian nor any of its directors, officers, agents, employees,

affiliates or representatives shall be liable for (i) following the instruction of the Collateral Agent or complying with orders or other directives originated by the Collateral Agent or (ii) any action taken or not taken by it (or them) under or in connection with this Agreement, except for the

Account Custodian's (or their) own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The Collateral Agent and the Grantor (in each case, for itself or any Person and/or entity claiming through it) hereby releases, warrants, discharges, exculpates and covenants not to sue the Account Custodian for any action taken or omitted to be taken under this Agreement, except to the extent caused by the

Account Custodian's gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). In no event shall the Account

Custodian be liable for indirect, special or consequential damages of any kind whatsoever

(including lost profits and lost business opportunity) even if it is advised of the possibility of such damages and regardless of the form of action in which any such damages may be claimed.

Without limiting the foregoing, and notwithstanding any provision to the contrary elsewhere, the

Account Custodian and its directors, officers, agents, employees, affiliates and representatives:

(A) shall have no responsibilities, obligations or duties other than those expressly set forth in this Agreement;

(B)           may in any instance where the Account Custodian determines that it lacks or is uncertain as to its authority to take or refrain from taking certain action, or as to the requirements of this Agreement under any circumstance before it, delay or refrain from taking action unless and until it has received instructions from the Collateral Agent or advice from legal counsel (or other appropriate advisor), as the case may be;

Exhibit L

(C)           so long as it and they shall have acted (or refrained from acting) in good faith, shall not be liable for any error of judgment in any action taken,

suffered or omitted by, or for any act done or step taken, suffered or omitted by, or for any mistake of fact or law, unless such action constitutes gross negligence or willful misconduct on its (or their) part (as determined by a court of competent jurisdiction in a final and non-

appealable decision);

(D)           may consult with legal counsel selected by it (or other experts for the

Collateral Agent or the Grantor), and shall not be liable for any action taken or not taken by it or them in good faith in accordance with the advice of such experts;

(E)           will not incur any liability by acting or not acting in reliance upon any notice, consent, certificate, statement or other instrument or writing believed in good faith by it (or them) to be genuine and signed or sent by the proper party or parties;

(F)           will not incur liability for any notice, consent, certificate, statement, wire instruction, telecopy, or other writing which is delayed, canceled or charged without the knowledge of the Account Custodian;

(G)           shall not be deemed to have or be charged with notice or knowledge of any fact or matter unless a written notice thereof has been received by the Account Custodian at the address and to the Person designated in (or as subsequently designated pursuant to) this Agreement;

(H)           shall not be obligated or required by any provision of this Agreement to expend or risk the Account Custodian's own funds, or to take any action

(including but not limited to the institution or defense of legal proceedings) which in its or their judgment may cause it or them to incur or suffer any expense or liability; provided, however, if the Account

Custodian elects to take any such action it shall be entitled to security or indemnity by the Grantor for the payment of the costs, expenses (including but not limited to reasonable attorneys' fees) and liabilities which may be incurred therein or thereby, reasonably satisfactory to the Account

Custodian; and

(I)           shall not be liable for any delay or failure to act as may be required hereunder when such delay or failure is due to any act of God, interruption or other circumstances beyond its control.

(ii)           The Account Custodian has no interest in the Account Proceeds (or any

Collateral which may be deemed to exist) deposited hereunder but is serving as Account Custodian only and has only possession thereof.

Exhibit L

(iii)           The Account Custodian makes no representation as to the validity, value,

genuineness or collectibility of any security or other document or instrument held by or delivered to it.

(b)           Resignation.                      (i) The Account Custodian may at any time resign and be

discharged by giving written notice thereof to the Grantor and the Collateral Agent. Before such resignation shall become effective, the Collateral Agent shall appoint (with the consent of the

Grantor, except upon the occurrence and during the continuation of an Event of Default under

Section 8.01(f) or 8.01(g) of the Credit Agreement, not to be unreasonably withheld or delayed)

a successor Account Custodian by written instrument, one copy of which instrument shall be delivered to each of the resigning Account Custodian, the Grantor and the successor Account

Custodian. If no successor Account Custodian shall have been so appointed and have accepted appointment within thirty (30) days after the giving of the notice of resignation, the resigning

Account Custodian may petition any court of competent jurisdiction for the appointment of a successor Account Custodian. Each such successor Account Custodian shall be knowledgeable and experienced in the performance of the duties and obligations required of the Account

Custodian under this Agreement and shall have a minimum of $250,000,000 in capital and surplus.

(ii)           Any resignation of the Account Custodian and appointment of a successor
Account Custodian pursuant to any of the provisions of this Section 7.01(b) shall not become effective until acceptance of appointment by the successor Account Custodian as provided in Section 7.01(c) below.

(c)           Successor Account Custodian.                                                       (i) Any successor Account Custodian

appointed as provided above shall execute, acknowledge and deliver to the Grantor, the

Collateral Agent and its predecessor Account Custodian an instrument accepting such appointment under this Agreement, and thereupon the resignation of the predecessor Account

Custodian shall become effective and such successor Account Custodian without any further act,

deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, and with like effect as if originally named as Account

Custodian. The predecessor Account Custodian shall deliver or cause to be delivered to the successor Account Custodian or its designee any Account Proceeds (and any Collateral) in its possession and any related agreements, documents and statements held by it, and the Grantor, the

Collateral Agent and the predecessor Account Custodian shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Account Custodian all such rights, powers, duties and obligations.

(ii)           No successor Account Custodian shall accept appointment as provided in this Section 7.01(c) unless at the time of such acceptance such successor Account Custodian is eligible under the provisions of Section 7.01(b)(i) above.

(d)           Merger or Consolidation of Account Custodian. Without the execution or filing of any paper or any further act on the part of any of the parties hereto, any corporation or banking association into which the Account Custodian may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any

Exhibit L

merger, conversion or consolidation to which the Account Custodian shall be a party, or any corporation or banking association succeeding to substantially all of the corporate trust business of the Account Custodian shall be the successor of the Account Custodian hereunder, if and only if such corporation or banking association shall be eligible under the provisions of Section

7.01 (b)(i) above.

The Account Custodian shall be bound only by the terms of this Agreement and shall not be bound by or incur liability with respect to the Credit Agreement or any other agreement or understanding between the Grantor and the Collateral Agent to which the Account Custodian is not a party. The Account Custodian shall not have any duties hereunder except those specifically set forth herein.

ARTICLE VIII

Indemnity

Section 8.01. Indemnity.                                                   (a)The parties hereto agree that the Collateral
Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 10.04 of the Credit Agreement.

(b)           Without limitation of its indemnification obligations under the other Loan

Documents, the Grantor agrees to indemnify the Collateral Agent, the Account Custodian and the other Indemnitees (as defined in Section 10.05 of the Credit Agreement but, for purposes hereof, also shall include the Account Custodian) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery, performance or enforcement of this Agreement or any claim, litigation,

investigation or proceeding relating to any of the foregoing agreement or instrument contemplated hereby, or to the Account Proceeds or Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or of any Affiliate, director, officer,

employee, counsel, agent, trustee, investment advisor or attorney-in-fact of such Indemnitee.

(c)           Any such amounts payable as provided hereunder shall be additional

Secured Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 8.01 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 8.01 shall be payable within 10 days of written demand therefor.

(d)           Without limiting the application of the foregoing provisions of this Section

8.01           (a), the Grantor agrees, to pay or reimburse the Account Custodian within 10 Business Days

Exhibit L

of its written demand therefor, for any and all fees and out of pocket costs and expenses of whatever kind or nature incurred in connection with the establishment, maintenance and operation of the Account and the creation, preservation or protection of the Account Proceeds and the Collateral Agent's interest in the Account Proceeds, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Account, the Account Proceeds or any Collateral and all other fees, costs and expenses in connection with protecting or maintaining the Account, the Account Proceeds and the Collateral Agent's interest therein and protecting, maintaining or preserving the Account Proceeds and the Collateral and the Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Account, the Account Proceeds and the Collateral.

The provisions of this Article VIII shall survive the termination of this Agreement or the earlier resignation or removal of the Account Custodian.

ARTICLE IX

Miscellaneous

Section 9.01. Notices. All communications and notices hereunder shall

(except as otherwise expressly permitted herein) be in writing and given as provided in

Section 10.02 of the Credit Agreement; provided that all communications and notices hereunder shall be address as follows: (a) if to the Account Custodian, to Deutsche Bank Trust Company Americas, 60 Wall Street, 27th Floor, MS: NYC60-2710, New York, New York 10005,

Attention: Manager, Escrow Team, Facsimile: (732) 578-4593, (b) if to the Collateral Agent, to Deutsche Bank AG New York Branch, 60 Wall Street, MS NYC60-0208, New York, NY 10005, Attention: Scottye Lindsey, Facsimile: (212) 797 5692 and (c) if to the Grantor, to OSI

Restaurant Partners, LLC, 2202 N. West Shore Boulevard, 5th Floor, Tampa, FL 33607,

Attention: Joe Kadow, Facsimile: (813) 281-2114.

Section 9.02. Waivers; Amendment.                                                              (a) No failure or delay by the

Collateral Agent, the Account Custodian, any L/C Issuer, any Lender, any Hedge Bank or any

Cash Management Bank in exercising any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege or any abandonment or discontinuance of steps to enforce such a right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies,

powers and privileges of the Collateral Agent, the Account Custodian, the L/C Issuers, the

Lenders, the Hedge Banks and the Cash Management Banks hereunder and under the other Loan

Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a

Exhibit L

waiver of any Default, regardless of whether the Collateral Agent, the Account Custodian, any Lender or any L/C Issuer may have had notice or knowledge of such Default at the time. No notice or demand on the Grantor in any case shall entitle the Grantor to any other or further notice or demand in similar or other circumstances.

(b)           Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent, the Account Custodian and the Grantor, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

Section 9.03. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Grantor, the Collateral Agent or the Account Custodian that are contained in this
Agreement shall bind and inure to the benefit of their respective successors and assigns.

Section 9.04. Survival of Agreement. All covenants, agreements,

representations and warranties made by the Grantor in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this

Agreement or any other Loan Document shall be considered to have been relied upon by the

Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any

Lender or on its behalf and notwithstanding that the Collateral Agent, the Account Custodian,

any L/C Issuer or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any

Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.

Section 9.05. Counterparts; Effectiveness, Several Agreement. This

Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to the Grantor when a counterpart hereof executed on behalf of the Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent and the Account Custodian, and thereafter shall be binding upon the Grantor, the Collateral Agent and the Account Custodian and their respective permitted successors and assigns, and shall inure to the benefit of the Grantor, the Collateral Agent, the Account Custodian and the other Secured Parties and their respective successors and assigns, except that the Grantor shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement.

Section 9.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to

Exhibit L

the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.07. Governing Law; Jurisdiction; Consent to Service of

Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York. Regardless of any provisions in any other agreement, for the purposes of the New York UCC, New York is the Account Custodian's jurisdiction and the Account shall be governed by the laws of the State of New York.

(b)           The Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York City and of the United States District Court of the Southern District of New

York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New

York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Nothing in this Agreement or any other Loan Document shall affect any right that the Collateral

Agent, the Account Custodian, any L/C Issuer, any Lender, any Hedge Bank or any Cash

Management Bank may otherwise have to bring any action or proceeding relating to this

Agreement or any other Loan Document against the Grantor or its properties in the courts of any jurisdiction.

(c)           The Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 9.07. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.08. WAIVER OF JURY TRIAL. EACH PARTY HERETO

HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM,

DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR

IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS

OF THE PARTIES HERETO WHETHER NOW EXISTING OR HEREAFTER ARISING,

Exhibit L

AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9.08 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 9.09. Headings. Article and Section headings and the Table of

Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this

Agreement.

Section 9.10. Security Interest Absolute. All rights of the Collateral

Agent and the Account Custodian hereunder, the Security Interest, the grant of a security interest in the Collateral and all obligations of the Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan

Document, the Secured Hedge Agreements, any agreement with respect to any of the Secured

Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured

Obligations, or any other amendment or waiver of or any consent to any departure from the

Credit Agreement, any other Loan Document, the Secured Hedge Agreements or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the

Grantor in respect of the Secured Obligations or this Agreement.

Section 9.11. General Authority of the Collateral Agent.                                                                                                     By

acceptance of the benefits of this Agreement and any other Collateral Documents, each Secured

Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Collateral

Documents, (b) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Collateral Documents against the Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or the Grantor's obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral

Document against the Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Collateral Document and (d) to agree to be bound by the terms of this Agreement and any other Collateral Documents.

Section 9.12. Recourse. This Agreement is made with full recourse to the Grantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of the Grantor contained herein, in the Loan Documents and the Secured

Hedge Agreements and otherwise in writing in connection herewith or therewith. It is the desire

Exhibit L

and intent of the Grantor and the Secured Parties that this Agreement shall be enforced against the Grantor to the fullest extent permissible under the laws applied in each jurisdiction in which enforcement is sought.

Section 9.13. USA Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Account Custodian, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with Deutsche Bank Trust Company Americas. The parties to this Agreement agree that they will provide the Account Custodian with such information as it may request in order for the Account Custodian to satisfy the requirements of the USA Patriot

Act.

Section 9.14. Instructions. For purposes of sending and receiving instructions or directions hereunder, all such instructions or directions shall be, and the Account Custodian may conclusively rely upon such instructions or directions, delivered, and executed by representatives of the Grantor and/or the Collateral Agent designated on Schedule I attached hereto and made a part hereof (each such representative, an "Authorized Person") which such designation shall include specimen signatures of such representatives, as such Schedule I may be updated from time to time.

Exhibit L

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

OSI RESTAURANT PARTNERS, LLC

By:

Name:

Title:

DEUTSCHE BANK AG NEW YORK

BRANCH, as Collateral Agent

By:

Name:

Title:

By:

Name:

Title:

DEUTSCHE BANK TRUST COMPANY

AMERICAS, as Account Custodian

By:

Name:

Title:

By:

Name:

Title:

SCHEDULE I to

the Capital Expenditures Account Security Agreement

Authorized Representatives of the Grantor

Name                                   Title                                             Specimen Signature

Authorized Representatives of the Agent

Name                                   Title                                             Specimen Signature

Schedule 1.01B
Certain Security Interests and Guarantees

1.
Security Agreement, dated as of the Closing Date, among OSI Restaurant Partners, LLC, OSI HoldCo, Inc., the subsidiaries of OSI Restaurant Partners, LLC identified therein, and Deutsche Bank AG New York Branch, as collateral agent.

2.
Guarantee Agreement, dated as of the Closing Date, among OSI Restaurant Partners, LLC, OSI HoldCo, Inc., the subsidiaries of OSI Restaurant Partners, LLC identified therein, and Deutsche Bank AG New York Branch, as administrative agent.

3.
Capital Expenditures Account Security Agreement, dated as of the Closing Date, among OSI Restaurant Partners, LLC, Deutsche Bank AG New York Branch, as Custodian, and Deutsche Bank AG New York Branch, as Collateral Agent.

4.
Unit Kun-Pledge Agreement, dated as of the Closing Date, by and among Outback Steakhouse International, L.P., Outback Steakhouse Korea Ltd., the banks and financial institutions listed therein, and Deutsche Bank AG New York Branch.

5.	Trademark Security Agreement, dated as of the Closing Date, by Carrabba’s Italian Grill, Inc., as grantor, in favor of Deutsche Bank AG New York Branch, as collateral agent.

6.	Trademark Security Agreement, dated as of the Closing Date, by Outback Catering, Inc., as grantor, in favor of Deutsche Bank AG New York Branch, as collateral agent.

7.	Trademark Security Agreement, dated as of the Closing Date, by OS Asset, Inc., as grantor, in favor of Deutsche Bank AG New York Branch, as collateral agent.

8.	Trademark Security Agreement, dated as of the Closing Date, by Outback Steakhouse of Florida, Inc., as grantor, in favor of Deutsche Bank AG New York Branch, as collateral agent.

9.	Copyright Security Agreement, dated as of the Closing Date, by Outback Steakhouse of Florida, Inc., as grantor, in favor of Deutsche Bank AG New York Branch, as collateral agent.

Schedule 1.01E
Existing Letters of Credit

No.	L/C Issuer	Issuance Date	Expiry Date	Beneficiary	Amount
LC870-116646	Wachovia Bank, National Association	January 3, 2000	January 1, 2008 (automatic one year extension unless otherwise terminated)	The Travelers Indemnity Company	$23,040,000
SM206305W	Wachovia Bank, National Association	December 22, 2003	January 1, 2008 (automatic one year extension unless otherwise terminated)	The Travelers Indemnity Company	$2,000,000

Schedule 1.01G
Excluded Subsidiary

1.	Outback Billings, Inc.

•
Outback Billings, Inc. will remain on Schedule 1.01G so long as it engages in no material business activities, has no material assets other than the liquor license to be transferred in good faith by the Borrower, and, subsequent to the transfer of such liquor license, the Borrower shall in good faith be diligently pursuing the process of dissolving such subsidiary.

2.	OS Investments, Inc.

•
It is the good faith intention of the Borrower to dissolve OS Investments, Inc. and as of the Closing Date all necessary filings and payments have been made to the Department of Revenue of the State of California to dissolve this entity.

Schedule 1.01H
Foreign Subsidiary

Entity Name	Jurisdiction
Bloomin Canada Inc.	Canada
Bloomin Hong Kong Ltd.	Hong Kong
Bloomin’ Korea Holding Co.	Korea
Bloomin’ Puerto Rico, L.P.	Cayman Islands
Outback Philippines Development Holdings Corp.	Philippines
Outback Steakhouse International Investments Co.	Cayman Islands
Outback Steakhouse Japan KK	Japan
Outback Steakhouse Korea Ltd.	Korea
PGS Consultario e Servicos, Ltd.	Brazil
OS Kanto Limited	Japan

Schedule 1.01I
Certain Restaurant LPs

Bonefish/Carolinas, Limited Partnership
Bonefish/Gulf Coast, Limited Partnership
Bonefish/Southern, Limited Partnership
Bonefish/Virginia, Limited Partnership
Bonefish/Columbus-I, Limited Partnership
Bonefish/Southern Virginia, Limited Partnership
Bonefish/Desert Ridge, Limited Partnership
Carrabba’s/Crestview Hills, Limited Partnership
Carrabba’s/Bobby Pasta, Limited Partnership
Outback/Hampton, Limited Partnership
Selmon’s/Florida-I, Limited Partnership

Schedule 2.01

Commitments

Pre-Funded
Term Loan		RC
Lender	Commitment	Commitment RC Commitment	Working Capital
Deutsche Bank AG New York Branch	$1,310,000,000	$100,000,000	$7,500,000
Bank of America, N.A.	---	---	$7,500,000
SunTrust Bank	---	---	$12,000,000
Wells Fargo Bank, N.A.	---	---	$12,000,000
Rabobank Nederland, New York Branch	---	---	$12,500,000
General Electric Capital Corporation	---	---	$12,000,000
LaSalle Bank, N.A. (ABN Amro)	---	---	$12,000,000
Credit Industriel et Commercial	---	---	$10,000,000
Fifth Third Bank	---	---	$11,500,000
Keystone Nazareth Bank & Trust Co.	---	---	$5,000,000
1st Farm Credit Services, PCA	---	---	$4,500,000
Wachovia Bank, N.A.	---	---	$12,000,000
North Fork Bank	---	---	$5,000,000
United Overseas Bank Limited, New York
Agency	---	---	$8,000,000
Sovereign Bank	---	---	$8,000,000
Carolina First Bank	---	---	$8,000,000
Natixis	---	---	$2,500,000
Total	$1,310,000,000	$100,000,000	$150,000,000

Schedule 5.01
Existence, Qualification and Power

None.

Schedule 5.06
Litigation

In April 2007, the Borrower was served with a putative class action complaint captioned Gerald D. Wells, Jr. et al. v. OSI Restaurant Partners, Inc., Case No. 07-1431, that was filed in the United States District Court for the District of Pennsylvania alleging violations of the Fair and Accurate Credit Transactions Act, or FACTA. In addition, the Borrower had previously been provided with a copy of a putative class action complaint captioned Saunders v. Roy’s Family of Restaurants, Inc., Case No. SACV07-164 CJC (ANx), that was filed in the United States District Court for the Central District of California also alleging violations of FACTA, but have not yet been formally served in the suit. FACTA restricts, among other things, the credit and debit card data that may be included on the electronically printed receipts provided to retail customers at the point of sale. The suits allege that the defendants violated a provision of FACTA by including more information on the electronically printed credit and debit card receipts provided to customers than is permitted under FACTA. Both complaints seek monetary damages, including statutory damages, punitive damages, attorneys’ fees and injunctive relief. These lawsuits are among a number of lawsuits with similar allegations that have been filed recently against large retailers and foodservice operators, among others, as a result of the implementation of FACTA, which became fully effective as of December 4, 2006.

The Borrower is currently examining information relating to the allegations in these complaints and is evaluating developing judicial interpretations of the statute. While the Borrower intends to vigorously defend against these actions, both of these cases are in the preliminary stages of litigation, and as a result, the ultimate outcome of these cases and their potential financial impact on us are not determinable at this time. However, based on facts, events and circumstances known to the Borrower as of the Closing Date, the Borrower does not believe that it is likely that any such monetary damages, including statutory damages, punitive damages, attorneys’ fees and injunctive relief, arising out of the foregoing, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  This Schedule 5.06 does not limit the representations and warranties set forth in Section 5.06 with respect to any facts, events or circumstances arising after the Closing Date or any changes in facts, events or circumstances from those known to the Borrower as of the Closing Date.

Schedule 5.12
Subsidiaries and Other Equity Investments

A. Pledged Subsidiaries with Equity Interests

1.	Issuer	Jurisdiction	Number of Certificate	Registered Owner(s)	Number and Class (if applicable) of Equity Interests Pledged	% of Equity Interests Held, Directly or Indirectly, by the Borrower or a Guarantor1	% of Total Issued Interests Pledged2
1)	A La Carte Event Pavilion, Ltd.	FL	N/A	• Outback Catering, Inc. • Outback Catering Designated Partner, LLC	N/A	100%	100%
2)	Annapolis Outback, Inc.	MD	4	Outback Steakhouse of Florida, Inc.	4000 shares of common stock, no par value	99.925%	99.925%
3)	Bel Air Outback, Inc.	MD	5	Outback Steakhouse of Florida, Inc.	90 shares of common stock, no par value	90%	90%
4)	Billabong Beverage Company, Inc.	TX	1	Outback Steakhouse of Florida, Inc.	1000 shares of common stock, $0.01 par value	100%	100%
5)	Bloomin Canada, Inc.	Canada	C-3	Outback Steakhouse International, L.P.	65 shares of common stock, no par value	100%	65%
6)	Bonefish Grill, Inc.	FL	2	OSI Restaurant Partners, LLC	100 shares of common stock, $0.01 par value	100%	100%
7)	Boomerang Air, Inc.	FL	3	Outback Steakhouse of Florida, Inc.	100 shares of common stock, $0.01 par value	100%	100%
8)	Carrabba’s Designated Partner, LLC	DE	N/A	Carrabba’s Italian Grill, Inc.	N/A	100%	100%
9)	Carrabba’s Italian Grill of Howard County, Inc.	MD	1	Carrabba’s Italian Grill, Inc.	90 shares of Class A Common, no par value	90%	90%
10)	Carrabba’s Italian Grill, Inc.	FL	2	OSI Restaurant Partners, LLC	1,000,000 shares of common stock, $0.01 par value	100%	100%
11)	Carrabba’s Kansas Designated Partner, LLC	DE	N/A	Carrabba’s Kansas, Inc.	N/A	100%	100%
12)	Carrabba’s Kansas, Inc.	KS	1	Carrabba’s Italian Grill, Inc.	100 shares of common stock, $0.01 par value	100%	100%
13)	Carrabba’s Midwest Designated Partner, LLC	DE	N/A	Carrabba’s Midwest, Inc.	N/A	100%	100%
14)	Carrabba’s Midwest, Inc.	KS	1	Carrabba’s Italian Grill, Inc.	100 shares of common stock, no par value	100%	100%
15)	Carrabba’s of Baton Rouge, LLC	FL	N/A	Carrabba’s/Gulf Coast-I, Limited Partnership	N/A	100%	100%
16)	Carrabba’s of Bowie, LLC	MD	N/A	Carrabba’s/DC-I, Limited Partnership	N/A	100%	100%
17)	Carrabba’s of Germantown, Inc.	MD	1	Carrabba’s Italian Grill, Inc.	810 shares of common stock, $1.00 par value	90%	90%
18)	Carrabba’s of Ocean City, Inc.	MD	3	Carrabba’s/DC-I, Limited Partnership	98 shares of common stock, no par value	98%	98%
19)	Carrabba’s of Waldorf, Inc.	MD	1	Carrabba’s Italian Grill, Inc.	600 shares of common stock, no par value	60%	60%
20)	Carrabba’s Shreveport, LLC	FL	N/A	Carrabba’s/Dallas-I, Limited Partnership	N/A	100%	100%
21)	Carrabba’s/Arizona-I, Limited Partnership	FL	N/A	• Carrabba’s Italian Grill, Inc. • Carrabba’s Designated Partner, LLC	N/A	100%	100%
22)	Carrabba’s/Birchwood, Limited Partnership	FL	N/A	• Carrabba’s Italian Grill, Inc. • Carrabba’s Designated Partner, LLC	N/A	100%	100%
23) f	Carrabba’s/Bobby Pasta, Limited Partnership	FL	N/A	Carrabba’s Italian Grill, Inc.	N/A	*	*
24)	Carrabba’s/Crestview Hills, Limited Partnership	FL	N/A	Carrabba’s Italian Grill, Inc.	N/A	*	*
25)	Carrabba’s/Broken Arrow, Limited Partnership	FL	N/A	• Carrabba’s Italian Grill, Inc. • Carrabba’s Designated Partner, LLC	N/A	100%	100%
26)	Carrabba’s/Canton, Limited Partnership	FL	N/A	• Carrabba’s Italian Grill, Inc. • Carrabba’s Designated Partner, LLC	N/A	100%	100%
27)	Carrabba’s/Carolina-I, Limited Partnership	FL	N/A	• Carrabba’s Italian Grill, Inc. • Carrabba’s Designated Partner, LLC	N/A	100%	100%
28)	Carrabba’s/Central Florida-I, Limited Partnership	FL	N/A	• Carrabba’s Italian Grill, Inc. • Carrabba’s Designated Partner, LLC	N/A	100%	100%
29)	Carrabba’s/Chicago, Limited Partnership	FL	N/A	• Carrabba’s Italian Grill, Inc. • Carrabba’s Designated Partner, LLC	N/A	100%	100%
30)	Carrabba’s/Colorado-I, Limited Partnership	FL	N/A	• Carrabba’s Italian Grill, Inc. • Carrabba’s Designated Partner, LLC	N/A	100%	100%
31)	Carrabba’s/Dallas-I, Limited Partnership	FL	N/A	• Carrabba’s Italian Grill, Inc. • Carrabba’s Designated Partner, LLC	N/A	100%	100%
32)	Carrabba’s/DC-I, Limited Partnership	FL	N/A	• Carrabba’s Italian Grill, Inc. • Carrabba’s Designated Partner, LLC	N/A	100%	100%
33)	Carrabba’s/First Coast, Limited Partnership	FL	N/A	• Carrabba’s Italian Grill, Inc. • Carrabba’s Designated Partner, LLC	N/A	100%	100%
34)	Carrabba’s/Georgia-I, Limited Partnership	GA	N/A	• Carrabba’s Italian Grill, Inc. • Carrabba’s Designated Partner, LLC	N/A	100%	100%
35)	Carrabba’s/Great Lakes-I, Limited Partnership	FL	N/A	• Carrabba’s Italian Grill, Inc. • Carrabba’s Designated Partner, LLC	N/A	100%	100%
36)	Carrabba’s/Gulf Coast-I, Limited Partnership	FL	N/A	• Carrabba’s Italian Grill, Inc. • Carrabba’s Designated Partner, LLC	N/A	100%	100%
37)	Carrabba’s/Heartland-I, Limited Partnership	FL	N/A	• Carrabba’s Italian Grill, Inc. • Carrabba’s Designated Partner, LLC	N/A	100%	100%
38)	Carrabba’s/Kansas Two-I, Limited Partnership	KS	N/A	• Carrabba’s Kansas, Inc. • Carrabba’s Kansas Designated Partner, LLC	N/A	100%	100%
39)	Carrabba’s/Kansas-I, Limited Partnership	KS	N/A	• Carrabba’s Kansas, Inc. • Carrabba’s Kansas Designated Partner, LLC	N/A	100%	100%
40)	Carrabba’s/Mid Atlantic-I, Limited Partnership	FL	N/A	• Carrabba’s Italian Grill, Inc. • Carrabba’s Designated Partner, LLC	N/A	100%	100%
41)	Carrabba’s/Mid East, Limited Partnership	FL	N/A	• Carrabba’s Italian Grill, Inc. • Carrabba’s Designated Partner, LLC	N/A	100%	100%
42)	Carrabba’s/Midwest-I, Limited Partnership	KS	N/A	• Carrabba’s Midwest, Inc. • Carrabba’s Midwest Designated Partner, LLC	N/A	100%	100%
43)	Carrabba’s/New England, Limited Partnership	FL	N/A	• Carrabba’s Italian Grill, Inc. • Carrabba’s Designated Partner, LLC	N/A	100%	100%
44)	Carrabba’s/Ohio, Limited Partnership	FL	N/A	• Carrabba’s Italian Grill, Inc. • Carrabba’s Designated Partner, LLC	N/A	100%	100%
45)	Carrabba’s/Outback, Limited Partnership	FL	N/A	• Carrabba’s Italian Grill, Inc. • Carrabba’s Designated Partner, LLC	N/A	100%	100%
46)	Carrabba’s/Pensacola, Limited Partnership	FL	N/A	• Carrabba’s Italian Grill, Inc. • Carrabba’s Designated Partner, LLC	N/A	100%	100%
47)	Carrabba’s/Second Coast, Limited Partnership	FL	N/A	• Carrabba’s Italian Grill, Inc. • Carrabba’s Designated Partner, LLC	N/A	100%	100%
48)	Carrabba’s/South Florida-I, Limited Partnership	FL	N/A	• Carrabba’s Italian Grill, Inc. • Carrabba’s Designated Partner, LLC	N/A	100%	100%
49)	Carrabba’s/South Texas-I, Limited Partnership	FL	N/A	• Carrabba’s Italian Grill, Inc. • Carrabba’s Designated Partner, LLC	N/A	100%	100%
50)	Carrabba’s/Sun Coast, Limited Partnership	FL	N/A	• Carrabba’s Italian Grill, Inc. • Carrabba’s Designated Partner, LLC	N/A	100%	100%
51)	Carrabba’s/Texas, Limited Partnership	FL	N/A	• Carrabba’s Italian Grill, Inc. • Carrabba’s Designated Partner, LLC	N/A	100%	100%
52)	Carrabba’s/Tri State-I, Limited Partnership	FL	N/A	• Carrabba’s Italian Grill, Inc. • Carrabba’s Designated Partner, LLC	N/A	100%	100%
53)	Carrabba’s/Tropical Coast, Limited Partnership	FL	N/A	• Carrabba’s Italian Grill, Inc. • Carrabba’s Designated Partner, LLC	N/A	100%	100%
54)	Carrabba’s/Virginia, Limited Partnership	FL	N/A	• Carrabba’s Italian Grill, Inc. • Carrabba’s Designated Partner, LLC	N/A	100%	100%
55)	Carrabba’s/West Florida-I, Limited Partnership	FL	N/A	• Carrabba’s Italian Grill, Inc. • Carrabba’s Designated Partner, LLC	N/A	100%	100%
56)	Carrabba’s/Z Team Two-I, Limited Partnership	FL	N/A	• Carrabba’s Italian Grill, Inc. • Carrabba’s Designated Partner, LLC	N/A	100%	100%
57)	Carrabba’s/Z Team-I, Limited Partnership	FL	N/A	• Carrabba’s Italian Grill, Inc. • Carrabba’s Designated Partner, LLC	N/A	100%	100%
58)	Cheeseburger Designated Partner, LLC	DE	N/A	Cheeseburger in Paradise, LLC	N/A	100%	100%
59)	Cheeseburger in Paradise of Kansas, Inc.	KS	1	Cheeseburger in Paradise, LLC	100 shares of common stock, $0.01 par value	100%	100%
60)	Cheeseburger in Paradise of St. Mary’s, LLC	MD	N/A	Cheeseburger-Maryland, Limited Partnership	N/A	99%	99%
61)	Cheeseburger in Paradise, LLC	DE	N/A	OS Tropical, Inc.	N/A	100%	100%
62)	Cheeseburger Kansas Designated Partner, LLC	DE	N/A	Cheeseburger in Paradise of Kansas, Inc.	N/A	100%	100%
63)	Cheeseburger-Buckeye, Limited Partnership	FL	N/A	• Cheeseburger in Paradise, LLC • Cheeseburger Designated Partner, LLC	N/A	100%	100%
64)	Cheeseburger-Downer’s Grove, Limited Partnership	FL	N/A	• Cheeseburger in Paradise, LLC • Cheeseburger Designated Partner, LLC	N/A	100%	100%
65)	Cheeseburger-Illinois, Limited Partnership	FL	N/A	• Cheeseburger in Paradise, LLC • Cheeseburger Designated Partner, LLC	N/A	100%	100%
66)	Cheeseburger-Kansas, Limited Partnership	FL	N/A	• Cheeseburger in Paradise of Kansas, Inc. • Cheeseburger Kansas Designated Partner, LLC	N/A	100%	100%
67)	Cheeseburger-Maryland, Limited Partnership	FL	N/A	• Cheeseburger in Paradise, LLC • Cheeseburger Designated Partner, LLC	N/A	100%	100%
68)	Cheeseburger-Michigan, Limited Partnership	FL	N/A	• Cheeseburger in Paradise, LLC • Cheeseburger Designated Partner, LLC	N/A	100%	100%
69)	Cheeseburger-Nebraska, Limited Partnership	FL	N/A	• Cheeseburger in Paradise, LLC • Cheeseburger Designated Partner, LLC	N/A	100%	100%
70)	Cheeseburger-Northern New Jersey, Limited Partnership	FL	N/A	• Cheeseburger in Paradise, LLC • Cheeseburger Designated Partner, LLC	N/A	100%	100%
71)	Cheeseburger-Northern Virginia, Limited Partnership	FL	N/A	• Cheeseburger in Paradise, LLC • Cheeseburger Designated Partner, LLC	N/A	100%	100%
72)	Cheeseburger-Ohio, Limited Partnership	FL	N/A	• Cheeseburger in Paradise, LLC • Cheeseburger Designated Partner, LLC	N/A	100%	100%
73)	Cheeseburger-South Carolina, Limited Partnership	FL	N/A	• Cheeseburger in Paradise, LLC • Cheeseburger Designated Partner, LLC	N/A	100%	100%
74)	Cheeseburger-South Eastern Pennsylvania, Limited Partnership	FL	N/A	• Cheeseburger in Paradise, LLC • Cheeseburger Designated Partner, LLC	N/A	100%	100%
75)	Cheeseburger-South Florida, Limited Partnership	FL	N/A	• Cheeseburger in Paradise, LLC • Cheeseburger Designated Partner, LLC	N/A	100%	100%
76)	Cheeseburger-Southern NY, Limited Partnership	FL	N/A	• Cheeseburger in Paradise, LLC • Cheeseburger Designated Partner, LLC	N/A	100%	100%
77)	Cheeseburger-West Nyack, Limited Partnership	FL	N/A	• Cheeseburger in Paradise, LLC • Cheeseburger Designated Partner, LLC	N/A	100%	100%
78)	Cheeseburger-Wisconsin, Limited Partnership	FL	N/A	• Cheeseburger in Paradise, LLC • Cheeseburger Designated Partner, LLC	N/A	100%	100%
79)	CIGI Alabama Services, LTD	FL	N/A	Carrabba’s Italian Grill, Inc.	N/A	*	*
80)	CIGI Arizona Services, Limited Partnership	FL	N/A	Carrabba’s Italian Grill, Inc.	N/A	*	*
81)	CIGI Arkansas Services, LTD	FL	N/A	Carrabba’s Italian Grill, Inc.	N/A	*	*
82)	CIGI Beverages of Texas, Inc.	TX	3	CIGI Holdings, Inc.	1000 shares of common stock, $0.01 par value	100%	100%
83)	CIGI Colorado Services, LTD	FL	N/A	Carrabba’s Italian Grill, Inc.	N/A	*	*
84)	CIGI Connecticut Services, Limited Partnership	FL	N/A	Carrabba’s Italian Grill, Inc.	N/A	*	*
85)	CIGI Florida Services, LTD	FL	N/A	Carrabba’s Italian Grill, Inc.	N/A	*	*
86)	CIGI Georgia Services, LTD	FL	N/A	Carrabba’s Italian Grill, Inc.	N/A	*	*
87)	CIGI Holdings, Inc.	TX	1	Carrabba’s Italian Grill, Inc.	1000 shares of common stock, $0.01 par value	100%	100%
88)	CIGI Idaho Services, Limited Partnership	FL	N/A	Carrabba’s Italian Grill, Inc.	N/A	*	*
89)	CIGI Illinois Services, LTD	FL	N/A	Carrabba’s Italian Grill, Inc.	N/A	*	*
90)	CIGI Indiana Services, Limited Partnership	FL	N/A	Carrabba’s Italian Grill, Inc.	N/A	*	*
91)	CIGI Kansas Services, LTD	FL	N/A	Carrabba’s Italian Grill, Inc.	N/A	*	*
92)	CIGI Kentucky Services, LTD	FL	N/A	Carrabba’s Italian Grill, Inc.	N/A	*	*
93)	CIGI Louisiana Services, LTD	FL	N/A	Carrabba’s Italian Grill, Inc.	N/A	*	*
94)	CIGI Maryland Services, LTD	FL	N/A	Carrabba’s Italian Grill, Inc.	N/A	*	*
95)	CIGI Massachusetts Services, LTD	FL	N/A	Carrabba’s Italian Grill, Inc.	N/A	*	*
96)	CIGI Michigan Services, LTD	FL	N/A	Carrabba’s Italian Grill, Inc.	N/A	*	*
97)	CIGI Missouri Services, Limited Partnership	FL	N/A	Carrabba’s Italian Grill, Inc.	N/A	*	*
98)	CIGI Nebraska Services, LTD	FL	N/A	Carrabba’s Italian Grill, Inc.	N/A	*	*
99)	CIGI Nevada Services, Limited Partnership	FL	N/A	Carrabba’s Italian Grill, Inc.	N/A	*	*
100)	CIGI New Hampshire Services, Limited Partnership	FL	N/A	Carrabba’s Italian Grill, Inc.	N/A	*	*
101)	CIGI New Jersey Services, Limited Partnership	FL	N/A	Carrabba’s Italian Grill, Inc.	N/A	*	*
102)	CIGI New Mexico Services, Limited Partnership	FL	N/A	Carrabba’s Italian Grill, Inc.	N/A	*	*
103)	CIGI New York Services, Limited Partnership	FL	N/A	Carrabba’s Italian Grill, Inc.	N/A	*	*
104)	CIGI North Carolina Services, LTD	FL	N/A	Carrabba’s Italian Grill, Inc.	N/A	*	*
105)	CIGI Ohio Services, LTD	FL	N/A	Carrabba’s Italian Grill, Inc.	N/A	*	*
106)	CIGI Oklahoma Services, Limited Partnership	FL	N/A	Carrabba’s Italian Grill, Inc.	N/A	*	*
107)	CIGI Pennsylvania Services, LTD	FL	N/A	Carrabba’s Italian Grill, Inc.	N/A	*	*
108)	CIGI Rhode Island Services, Limited Partnership	FL	N/A	Carrabba’s Italian Grill, Inc.	N/A	*	*
109)	CIGI South Carolina Services, LTD	FL	N/A	Carrabba’s Italian Grill, Inc.	N/A	*	*
110)	CIGI Tennessee Services, LTD	FL	N/A	Carrabba’s Italian Grill, Inc.	N/A	*	*
111)	CIGI Texas Services, LTD	FL	N/A	Carrabba’s Italian Grill, Inc.	N/A	*	*
112)	CIGI Utah Services, LTD	FL	N/A	Carrabba’s Italian Grill, Inc.	N/A	*	*
113)	CIGI Virginia Services, Limited Partnership	FL	N/A	Carrabba’s Italian Grill, Inc.	N/A	*	*
114)	CIGI Wisconsin Services, LTD	FL	N/A	Carrabba’s Italian Grill, Inc.	N/A	*	*
115)	CIP Delaware Services, LTD	FL	N/A	OS Tropical, Inc.	N/A	*	*
116)	CIP Florida Services, LTD	FL	N/A	OS Tropical, Inc.	N/A	*	*
117)	CIP Georgia Services, LTD	FL	N/A	OS Tropical, Inc.	N/A	*	*
118)	CIP Illinois Services, LTD	FL	N/A	OS Tropical, Inc.	N/A	*	*
119)	CIP Indiana Services, Limited Partnership	FL	N/A	OS Tropical, Inc.	N/A	*	*
120)	CIP Kansas Services, LTD	FL	N/A	OS Tropical, Inc.	N/A	*	*
121)	CIP Maryland Services, LTD	FL	N/A	OS Tropical, Inc.	N/A	*	*
122)	CIP Michigan Services, LTD	FL	N/A	OS Tropical, Inc.	N/A	*	*
123)	CIP Nebraska Services, LTD	FL	N/A	OS Tropical, Inc.	N/A	*	*
124)	CIP New Jersey Services, Limited Partnership	FL	N/A	OS Tropical, Inc.	N/A	*	*
125)	CIP New York Services, Limited Partnership	FL	N/A	OS Tropical, Inc.	N/A	*	*
126)	CIP North Carolina Services, LTD	FL	N/A	OS Tropical, Inc.	N/A	*	*
127)	CIP Ohio Services, LTD	FL	N/A	OS Tropical, Inc.	N/A	*	*
128)	CIP Oklahoma Services, Limited Partnership	FL	N/A	OS Tropical, Inc.	N/A	*	*
129)	CIP Pennsylvania Services, LTD	FL	N/A	OS Tropical, Inc.	N/A	*	*
130)	CIP South Carolina Services, LTD	FL	N/A	OS Tropical, Inc.	N/A	*	*
131)	CIP Virginia Services, Limited Partnership	FL	N/A	OS Tropical, Inc.	N/A	*	*
132)	CIP Wisconsin Services, LTD	FL	N/A	OS Tropical, Inc.	N/A	*	*
133)	Frederick Outback, Inc.	MD	1	Outback Steakhouse of Florida, Inc.	1000 shares of common stock, $1.00 par value	100%	100%
134)	Hagerstown Outback, Inc.	MD	3	Outback Steakhouse of Florida, Inc.	4000 shares of common stock, no par value	99%	99%
135)	Heartland Outback, Inc.	KS	1	Outback Steakhouse of Florida, Inc.	1000 shares of common stock, no par value	100%	100%
136)	Heartland Outback-I, Limited Partnership	KS	N/A	• Heartland Outback, Inc. • Outback Kansas Designated Partner, LLC	N/A	100%	100%
137)	Heartland Outback-II, Limited Partnership	KS	N/A	• Heartland Outback, Inc. • Outback Kansas Designated Partner, LLC	N/A	100%	100%
138)	OCC Florida (a la Catering) Services, LTD	FL	N/A	Outback Catering, Inc.	N/A	*	*
139)	OCC Pennsylvania Services, LTD	FL	N/A	Outback Catering, Inc.	N/A	*	*
140)	Ocean City Outback, Inc.	MD	8	Outback Steakhouse of Florida, Inc.	99 shares of common stock, no par	97%	97%
141)	OS Asset, Inc.	FL	2	OSI Restaurant Partners, LLC	100 shares of common stock, $0.01 par value	100%	100%
142)	OS Capital, Inc.	DE	3	OSI Restaurant Partners, LLC	1,000 shares of common stock, $0.01 par value	100%	100%
143)	OS Cathay, Inc.	FL	2	OSI Restaurant Partners, LLC	100 shares of common stock, $0.01 par value	100%	100%
144)	OS Developers, LLC	FL	N/A	OS Realty, Inc.	N/A	100%	100%
145)	OS Management, Inc.	FL	2	OSI Restaurant Partners, LLC	100 shares of common stock, $0.01 par value	100%	100%
146)	OS Mortgage Holdings, Inc.	DE	2	OSI Restaurant Partners, LLC	100 shares of common stock, $0.01 par value	100%	100%
147)	OS Pacific, Inc.	FL	2	OSI Restaurant Partners, LLC	100 shares of common stock, $0.01 par value	100%	100%
148)	OS Prime, Inc.	FL	2	OSI Restaurant Partners, LLC	100 shares of common stock, $0.01 par value	100%	100%
149)	OS Realty, Inc.	FL	2	OSI Restaurant Partners, LLC	100 shares of common stock, $0.01 par value	100%	100%
150)	OS Restaurant Services, Inc.	DE	2	Outback Steakhouse of Florida, Inc.	100 shares of common stock, $0.01 par value	100%	100%
151)	OS Southern, Inc.	FL	2	OSI Restaurant Partners, LLC	100 shares of common stock, $0.01 par value	100%	100%
152)	OS Speedway, LLC	FL	N/A	Outback Catering, Inc.	N/A	100%	100%
153)	OS Tropical, Inc.	FL	2	OSI Restaurant Partners, LLC	100 shares of common stock, $0.01 par value	100%	100%
154)	OS USSF, Inc.	FL	2	OSI Restaurant Partners, LLC	100 shares of common stock, $0.01 par value	100%	100%
155)	OSF Alabama Services, LTD	FL	N/A	Outback Steakhouse of Florida, Inc.	N/A	*	*
156)	OSF Arizona Services, Limited Partnership	FL	N/A	Outback Steakhouse of Florida, Inc.	N/A	*	*
157)	OSF Arkansas Services, LTD	FL	N/A	Outback Steakhouse of Florida, Inc.	N/A	*	*
158)	OSF Colorado Services, LTD	FL	N/A	Outback Steakhouse of Florida, Inc.	N/A	*	*
159)	OSF Connecticut Services, Limited Partnership	FL	N/A	Outback Steakhouse of Florida, Inc.	N/A	*	*
160)	OSF Delaware Services, LTD	FL	N/A	Outback Steakhouse of Florida, Inc.	N/A	*	*
161)	OSF Florida Services, LTD	FL	N/A	Outback Steakhouse of Florida, Inc.	N/A	*	*
162)	OSF Georgia Services, LTD	FL	N/A	Outback Steakhouse of Florida, Inc.	N/A	*	*
163)	OSF Illinois Services, LTD	FL	N/A	Outback Steakhouse of Florida, Inc.	N/A	*	*
164)	OSF Indiana Services, Limited Partnership	FL	N/A	Outback Steakhouse of Florida, Inc.	N/A	*	*
165)	OSF Iowa Services, Limited Partnership	FL	N/A	Outback Steakhouse of Florida, Inc.	N/A	*	*
166)	OSF Kansas Services, LTD	FL	N/A	Outback Steakhouse of Florida, Inc.	N/A	*	*
167)	OSF Kentucky Services, LTD	FL	N/A	Outback Steakhouse of Florida, Inc.	N/A	*	*
168)	OSF Louisiana Services, LTD	FL	N/A	Outback Steakhouse of Florida, Inc.	N/A	*	*
169)	OSF Maine Services, Limited Partnership	FL	N/A	Outback Steakhouse of Florida, Inc.	N/A	*	*
170)	OSF Maryland Services, LTD	FL	N/A	Outback Steakhouse of Florida, Inc.	N/A	*	*
171)	OSF Massachusetts Services, LTD	FL	N/A	Outback Steakhouse of Florida, Inc.	N/A	*	*
172)	OSF Michigan Services, LTD	FL	N/A	Outback Steakhouse of Florida, Inc.	N/A	*	*
173)	OSF Minnesota Services, Limited Partnership	FL	N/A	Outback Steakhouse of Florida, Inc.	N/A	*	*
174)	OSF Missouri Services, Limited Partnership	FL	N/A	Outback Steakhouse of Florida, Inc.	N/A	*	*
175)	OSF Montana Services, Limited Partnership	FL	N/A	Outback Steakhouse of Florida, Inc.	N/A	*	*
176)	OSF Nebraska Services, LTD	FL	N/A	Outback Steakhouse of Florida, Inc.	N/A	*	*
177)	OSF Nevada Services, Limited Partnership	FL	N/A	Outback Steakhouse of Florida, Inc.	N/A	*	*
178)	OSF New Hampshire Services, Limited Partnership	FL	N/A	Outback Steakhouse of Florida, Inc.	N/A	*	*
179)	OSF New Jersey Services, Limited Partnership	FL	N/A	Outback Steakhouse of Florida, Inc.	N/A	*	*
180)	OSF New Mexico Services, Limited Partnership	FL	N/A	Outback Steakhouse of Florida, Inc.	N/A	*	*
181)	OSF New York Services, Limited Partnership	FL	N/A	Outback Steakhouse of Florida, Inc.	N/A	*	*
182)	OSF North Carolina Services, LTD	FL	N/A	Outback Steakhouse of Florida, Inc.	N/A	*	*
183)	OSF North Dakota Services, LTD	FL	N/A	Outback Steakhouse of Florida, Inc.	N/A	*	*
184)	OSF Ohio Services, LTD	FL	N/A	Outback Steakhouse of Florida, Inc.	N/A	*	*
185)	OSF Oklahoma Services, Limited Partnership	FL	N/A	Outback Steakhouse of Florida, Inc.	N/A	*	*
186)	OSF Pennsylvania Services, LTD	FL	N/A	Outback Steakhouse of Florida, Inc.	N/A	*	*
187)	OSF Rhode Island Services Limited Partnership	FL	N/A	Outback Steakhouse of Florida, Inc.	N/A	*	*
188)	OSF South Carolina Services, LTD	FL	N/A	Outback Steakhouse of Florida, Inc.	N/A	*	*
189)	OSF South Dakota Services, Limited Partnership	FL	N/A	Outback Steakhouse of Florida, Inc.	N/A	*	*
190)	OSF Tennessee Services, LTD	FL	N/A	Outback Steakhouse of Florida, Inc.	N/A	*	*
191)	OSF Texas Services, LTD	FL	N/A	Outback Steakhouse of Florida, Inc.	N/A	*	*
192)	OSF Utah Services, LTD	FL	N/A	Outback Steakhouse of Florida, Inc.	N/A	*	*
193)	OSF Vermont Services, Limited Partnership	FL	N/A	Outback Steakhouse of Florida, Inc.	N/A	*	*
194)	OSF Virginia Services, Limited Partnership	FL	N/A	Outback Steakhouse of Florida, Inc.	N/A	*	*
195)	OSF West Virginia Services, LTD	FL	N/A	Outback Steakhouse of Florida, Inc.	N/A	*	*
196)	OSF Wisconsin Services, LTD	FL	N/A	Outback Steakhouse of Florida, Inc.	N/A	*	*
197)	OSF Wyoming Services, LTD	FL	N/A	Outback Steakhouse of Florida, Inc.	N/A	*	*
198)	OSF/CIGI of Evesham Partnership	FL	N/A	• Carrabba’s/Mid Atlantic-I, Limited Partnership • Outback/Mid Atlantic-I, Limited Partnership	N/A	100%	100%
199)	OSI Co-Issuer, Inc.	DE	1	OSI Restaurant Partners, LLC	1000 shares of common stock, $0.01 par value	100%	100%
200)	OSI International, Inc.	FL	2	OSI Restaurant Partners, LLC	100 shares of common stock, $0.01 par value	100%	100%
201)	OSI Restaurant Partners, LLC	DE	1	OSI HoldCo, Inc.	100 units	100%	100%
202)	OSIN Hawaii Services, LTD	FL	N/A	Outback Steakhouse International, L.P.	N/A	*	*
203)	OSSIVT, LLC	VT	N/A	Outback/Empire-I, Limited Partnership	N/A	98%	98%
204)	Outback & Carrabba’s of New Mexico, Inc.	NM	2	OSI Restaurant Partners, LLC	100 shares of common stock, $0.01 par value	100%	100%
205)	Outback Alabama, Inc.	AL	1	Outback/Alabama-I, Limited Partnership	10 shares of common stock, $0.01 par value	100%	100%
206)	Outback Beverages of North Texas, Inc.	TX	5	Outback Steakhouse of Florida, Inc.	10,000 shares of common stock, no par value	100%	100%
207)	Outback Beverages of West Texas, L.L.C.	TX	N/A	Outback Steakhouse of Florida, Inc.	N/A	100%	100%
208)	Outback Catering Company, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
209)	Outback Catering Company-II, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
210)	Outback Catering Designated Partner, LLC	DE	N/A	Outback Catering, Inc.	N/A	100%	100%
211)	Outback Catering of Pittsburgh, Ltd.	FL	N/A	• Outback Catering, Inc. • Outback Catering Designated Partner, LLC	N/A	100%	100%
212)	Outback Catering, Inc.	FL	1	Outback Steakhouse of Florida, Inc.	100 shares of common stock, no par value	100%	100%
213)	Outback Designated Partner, LLC	DE	N/A	Outback Steakhouse of Florida, Inc.	N/A	100%	100%
214)	Outback International Designated Partner, LLC	DE	N/A	Outback Steakhouse International, L.P.	N/A	100%	100%
215)	Outback Kansas Designated Partner, LLC	DE	N/A	Heartland Outback, Inc.	N/A	100%	100%
216)	Outback of Calvert County, Inc.	MD	1	Outback/Stone-II, Limited Partnership	4000 common shares, no par value	94%	94%
217)	Outback of Waldorf, Inc.	MD	1	Outback Steakhouse of Florida, Inc.	1000 shares of common stock, no par value	100%	100%
218)	Outback Sports, LLC	DE	N/A	OSI Restaurant Partners, LLC	N/A	100%	100%
219)	Outback Steakhouse International Investments Co.	Cayman Islands	002	Outback Steakhouse International, L.P.	65 shares of ordinary stock, no par value	100%	65%
220)	Outback Steakhouse International, Inc.	FL	4	OSI Restaurant Partners, LLC	1,000 shares of common stock, $0.01 par value	100%	100%
221)	Outback Steakhouse International, L.P.	GA	N/A	• OSI International, Inc. • Outback Steakhouse International, Inc.	N/A	100%	100%
222)	Outback Steakhouse Japan KK	Japan	N/A	Outback Steakhouse International, L.P.	N/A	80%	65%
223)	Outback Steakhouse Korea Ltd.	Korea	N/A	Outback Steakhouse International, L.P.	249,951 units	100%	65%
224)	Outback Steakhouse of Canton, Inc.	MD	3	Outback Steakhouse of Florida, Inc.	4000 shares of common stock, no par value	99.95%	99.95%
225)	Outback Steakhouse of Central Florida, Ltd.	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
226)	Outback Steakhouse of Central Florida-II, Ltd.	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
227)	Outback Steakhouse of Dallas-I, Ltd.	TX	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
228)	Outback Steakhouse of Dallas-II, Ltd.	TX	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
229)	Outback Steakhouse of Florida, Inc.	FL	3	OSI Restaurant Partners, LLC	935,000 shares of common stock, $0.01 par value	100%	100%
230)	Outback Steakhouse of Houston-I, Ltd.	TX	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
231)	Outback Steakhouse of Houston-II, Ltd.	TX	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
232)	Outback Steakhouse of Howard County, Inc.	MD	1	Outback Steakhouse of Florida, Inc.	90 shares Class A Common Stock, no par value	90%	90%
233)	Outback Steakhouse of Indianapolis, Ltd.	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
234)	Outback Steakhouse of Kentucky, Ltd.	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
235)	Outback Steakhouse of North Georgia-I, L.P.	GA	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
236)	Outback Steakhouse of North Georgia-II, L.P.	GA	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
237)	Outback Steakhouse of South Carolina, Inc.	SC	1	Outback Steakhouse of Florida, Inc.	10 shares of common stock, no par value	100%	100%
238)	Outback Steakhouse of South Florida, Ltd.	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
239)	Outback Steakhouse of South Georgia-I, L.P.	GA	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
240)	Outback Steakhouse of South Georgia-II, L.P.	GA	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
241)	Outback Steakhouse of St. Mary’s County, Inc.	MD	4	Outback Steakhouse of Florida, Inc.	83 shares of common stock, no par value	83%	83%
242)	Outback Steakhouse of Washington, D.C., Ltd.	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
243)	Outback Steakhouse West Virginia, Inc.	WV	1	Outback Steakhouse of Florida, Inc.	100 shares of common stock, $1.00 par value	100%	100%
244)	Outback Steakhouse-NYC, Ltd.	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
245)	Outback/Alabama-I, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
246)	Outback/Alabama-II, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
247)	Outback/Bayou-I, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
248)	Outback/Bayou-II, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
249)	Outback/Billings, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
250)	Outback/Bluegrass-I, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
251)	Outback/Bluegrass-II, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
252)	Outback/Buckeye-I, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
253)	Outback/Buckeye-II, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
254)	Outback/Carrabba’s Partnership	FL	N/A	• Outback/Mid Atlantic-I, Limited Partnership • Carrabba’s/Mid Atlantic-I, Limited Partnership	N/A	100%	100%
255)	Outback/Central Mass, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
256)	Outback/Charlotte-I, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
257)	Outback/Chicago-I, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
258)	Outback/Cleveland-I, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
259)	Outback/Cleveland-II, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
260)	Outback/DC, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
261)	Outback/Denver-I, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
262)	Outback/Detroit-I, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
263)	Outback/East Michigan, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
264)	Outback/Empire-I, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
265)	Outback/Hampton, Limited Partnership	FL	N/A	Outback Steakhouse of Florida, Inc.	N/A	*	*
266)	Outback/Hawaii-I, Limited Partnership	FL	N/A	• Outback Steakhouse International, L.P. • Outback International Designated Partner, LLC	N/A	100%	100%
267)	Outback/Heartland-I, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
268)	Outback/Heartland-II, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
269)	Outback/Indianapolis-II, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
270)	Outback/Islamorada Restaurant, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	*	*
271)	Outback/Maryland-I, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	*	*
272)	Outback/Memphis, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	*	*
273)	Outback/Metropolis-I, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
274)	Outback/Mid Atlantic-I, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
275)	Outback/Midwest-II, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
276)	Outback/Missouri-I, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
277)	Outback/Missouri-II, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
278)	Outback/Nevada-I, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
279)	Outback/Nevada-II, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
280)	Outback/New England-I, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
281)	Outback/New England-II, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
282)	Outback/New York, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
283)	Outback/North Florida-I, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
284)	Outback/North Florida-II, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
285)	Outback/Phoenix-I, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
286)	Outback/Phoenix-II, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
287)	Outback/Shenandoah-I, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
288)	Outback/Shenandoah-II, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
289)	Outback/South Florida-II, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
290)	Outback/Southfield, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	*	*
291)	Outback/Southwest Georgia, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
292)	Outback/SRI Joint Venture	MD	N/A	Outback Steakhouse of Washington, D.C., Ltd.	N/A	50%	50%
293)	Outback/Stone-II, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
294)	Outback/Utah-I, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
295)	Outback/Virginia, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
296)	Outback/West Florida-I, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
297)	Outback/West Florida-II, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
298)	Outback/West Penn, Limited Partnership	FL	N/A	• Outback Steakhouse of Florida, Inc. • Outback Designated Partner, LLC	N/A	100%	100%
299)	Outback-Carrabba’s of Hunt Valley, Inc.	MD	1	Outback Steakhouse of Florida, Inc.	49 shares of common stock, no par value	49%	49%
	Outback-Carrabba’s of Hunt Valley, Inc.	MD	2	Carrabba’s Italian Grill, Inc.	49 shares of common stock, no par value	49%	49%
300)	Owings Mills Incorporated	MD	3	Outback/Stone-II, Limited Partnership	49 shares of common stock, no par value	49.5%	49.5%
301)	Perry Hall Outback, Inc.	MD	1	Outback Steakhouse of Florida, Inc.	4,950 shares of common stock, no par value	99%	99%
302)	Private Restaurant Master Lessee, LLC	DE	N/A	OSI Restaurant Partners, LLC	N/A	100%	100%
B. Unpledged Subsidiaries

	Name of Entity	Jurisdiction	Percentage Owned3
1.	Aramark/Outback Restaurant Services Joint Venture	PA	50%
2.	BC California Services, Limited Partnership	FL	*
3.	BFG Alabama Services, LTD	FL	*
4.	BFG Arizona Services, Limited Partnership	FL	*
5.	BFG Arkansas Services, LTD	FL	*
6.	BFG Colorado Services, LTD	FL	*
7.	BFG Connecticut Services, Limited Partnership	FL	*
8.	BFG Florida Services, LTD	FL	*
9.	BFG Georgia Services, LTD	FL	*
10.	BFG Illinois Services, LTD	FL	*
11.	BFG Indiana Services, Limited Partnership	FL	*
12.	BFG Iowa Services, Limited Partnership	FL	*
13.	BFG Kansas Services, LTD	FL	*
14.	BFG Kentucky Services, LTD	FL	*
15.	BFG Louisiana Services, LTD	FL	*
16.	BFG Maryland Services, LTD	FL	*
17.	BFG Michigan Services, LTD	FL	*
18.	BFG Mississippi Services, Limited Partnership	FL	*
19.	BFG Missouri Services, Limited Partnership	FL	*
20.	BFG Nebraska Services, LTD	FL	*
21.	BFG Nevada Services, Limited Partnership	FL	*
22.	BFG New Jersey Services, Limited Partnership	FL	*
23.	BFG New York Services, Limited Partnership	FL	*
24.	BFG North Carolina Services, LTD	FL	*
25.	BFG Ohio Services, LTD	FL	*
26.	BFG Oklahoma Services, Limited Partnership	FL	*
27.	BFG Pennsylvania Services, LTD	FL	*
28.	BFG South Carolina Services, LTD	FL	*
29.	BFG Tennessee Services, LTD	FL	*
30.	BFG Virginia Services, Limited Partnership	FL	*
31.	BFG Wisconsin Services, LTD	FL	*
32.	Bloom No. 1 Limited	Hong Kong	100% (by Bloomin Hong Kong Ltd.)
33.	Bloom No. 2 Limited	Hong Kong	100% (by Bloomin Hong Kong Ltd.)
34.	Bloomin Hong Kong Ltd.	Hong Kong	99.999%
35.	Bloomin Puerto Rico, LP	Cayman Islands	100%
36.	Bloomin’ Korea Holding Co.	Korea	100%
37.	Blue Coral Designated Partner, LLC	Delaware	100% (by Blue Coral Seafood and Spirits, LLC)
38.	Blue Coral Seafood and Spirits, LLC	FL	75%
39.	Blue Coral/La Jolla, Limited Partnership	FL	*
40.	Blue Coral/Southwest, Limited Partnership	FL	*
41.	Bonefish Designated Partner, LLC	DE	100%
42.	Bonefish Grill of Florida Designated Partner, LLC	DE	100% (by Bonefish Grill of Florida, LLC)
43.	Bonefish Grill of Florida, LLC	FL	75%
44.	Bonefish Kansas Designated Partner, LLC	DE	100%
45.	Bonefish Kansas, Inc.	KS	100%
46.	Bonefish/Ashville, Limited Partnership	FL	*
47.	Bonefish/Carolinas, Limited Partnership	FL	*
48.	Bonefish/Central Florida-I, Limited Partnership	FL	*
49.	Bonefish/Centreville, Limited Partnership	FL	*
50.	Bonefish/Colorado, Limited Partnership	FL	100%
51.	Bonefish/Columbus-I, Limited Partnership	FL	*
52.	Bonefish/Crescent Springs, Limited Partnership	FL	*
53.	Bonefish/Desert Ridge, Limited Partnership	FL	*
54.	Bonefish/East Central Florida, Limited Partnership	FL	*
55.	Bonefish/Fredericksburg, Limited Partnership	FL	*
56.	Bonefish/Greensboro, Limited Partnership	FL	*
57.	Bonefish/Gulf Coast, Limited Partnership	FL	*
58.	Bonefish/Hyde Park, Limited Partnership	FL	*
59.	Bonefish/Jersey-Long Island, Limited Partnership	FL	100%
60.	Bonefish/Kansas-I, Limited Partnership	KS	100%
61.	Bonefish/Michigan, Limited Partnership	FL	100%
62.	Bonefish/Mid-Atlantic, Limited Partnership	FL	100%
63.	Bonefish/Midwest-II, Limited Partnership	FL	100%
64.	Bonefish/Newport News, Limited Partnership	FL	*
65.	Bonefish/North Florida-I, Limited Partnership	FL	*
66.	Bonefish/Northeast, Limited Partnership	FL	100%
67.	Bonefish/Plains, Limited Partnership	FL	100%
68.	Bonefish/Richmond, Limited Partnership	FL	*
69.	Bonefish/South Florida-I, Limited Partnership	FL	*
70.	Bonefish/Southern Virginia, Limited Partnership	FL	*
71.	Bonefish/Southern, Limited Partnership	FL	*
72.	Bonefish/Tallahassee, Limited Partnership	FL	*
73.	Bonefish/Trio-I, Limited Partnership	FL	*
74.	Bonefish/Virginia, Limited Partnership	FL	*
75.	Bonefish/West Florida-I, Limited Partnership	FL	*
76.	Carrabba’s/Birmingham 280, Limited Partnership	FL	*
77.	Carrabba’s/Cool Springs, Limited Partnership	FL	*
78.	Carrabba’s/Deerfield Township, Limited Partnership	FL	*
79.	Carrabba’s/Green Hills, Limited Partnership	FL	*
80.	Carrabba’s/Lexington, Limited Partnership	FL	*
81.	Carrabba’s/Louisville, Limited Partnership	FL	*
82.	Carrabba’s/Metro, Limited Partnership	FL	*
83.	Carrabba’s/Miami Beach, Limited Partnership	FL	*
84.	Carrabba’s/Michigan, Limited Partnership	FL	*
85.	Carrabba’s/Mid America, Limited Partnership	FL	*
86.	Carrabba’s/Montgomery, Limited Partnership	FL	*
87.	Carrabba’s/Rocky Top, Limited Partnership	FL	*
88.	Fleming’s/Boston, Limited Partnership	FL	100%
89.	Fleming’s/Calione, Limited Partnership	FL	*
90.	Fleming’s/Calitwo, Limited Partnership	FL	*
91.	Fleming’s/Fresno, Limited Partnership	FL	*
92.	Fleming’s/Great Lakes-I, Limited Partnership	FL	*
93.	Fleming’s/Nashville, Limited Partnership	FL	100%
94.	Fleming’s/Northeast-I, Limited Partnership	FL	*
95.	Fleming’s/Northwest-I, Limited Partnership	FL	*
96.	Fleming’s/Pasadena, Limited Partnership	FL	*
97.	Fleming’s/Prime Ranch-I, Limited Partnership	FL	*
98.	Fleming’s/Rancho Cucamongo-I, Limited Partnership	FL	*
99.	Fleming’s/San Diego, Limited Partnership	FL	*
100.	Fleming’s/Southeast-I, Limited Partnership	FL	*
101.	Fleming’s/Southmidwest-I, Limited Partnership	FL	*
102.	Fleming’s/Walnut Creek, Limited Partnership	FL	*
103.	Fleming’s/Westcoast-I, Limited Partnership	FL	*
104.	Fleming’s/Woodland Hills-I, Limited Partnership	FL	*
105.	FPS Alabama Services, LTD	FL	*
106.	FPS Arizona Services, Limited Partnership	FL	*
107.	FPS California Services, Limited Partnership	FL	*
108.	FPS Colorado Services, LTD	FL	*
109.	FPS Florida Services, LTD	FL	*
110.	FPS Georgia Services, LTD	FL	*
111.	FPS Illinois Services, LTD	FL	*
112.	FPS Indiana Services, Limited Partnership	FL	*
113.	FPS Iowa Services, Limited Partnership	FL	*
114.	FPS Louisiana Services, LTD	FL	*
115.	FPS Maryland Services, LTD	FL	*
116.	FPS Massachusetts Services, LTD	FL	*
117.	FPS Michigan Services, LTD	FL	*
118.	FPS Missouri Services, Limited Partnership	FL	*
119.	FPS Nebraska Services, LTD	FL	*
120.	FPS Nevada Services, Limited Partnership	FL	*
121.	FPS New Jersey Services, Limited Partnership	FL	*
122.	FPS North Carolina Services, LTD	FL	*
123.	FPS Ohio Services, LTD	FL	*
124.	FPS Oklahoma Services, LTD	FL	*
125.	FPS Pennsylvania Services, LTD	FL	*
126.	FPS Rhode Island Services, Limited Partnership	FL	*
127.	FPS Tennessee Services, LTD	FL	*
128.	FPS Texas Services, LTD	FL	*
129.	FPS Utah Services, LTD	FL	*
130.	FPS Virginia Services, Limited Partnership	FL	*
131.	FPS Wisconsin Services, LTD	FL	*
132.	LRS Florida Services, LTD	FL	*
133.	OS Kanto Limited	Japan	100%
134.	OS Prime-I, Limited Partnership	FL	100%
135.	OS/USSF-I, Limited Partnership	FL	*
136.	OSIN Puerto Rico Services Ltd	FL	*
137.	Outback Philippines Development Holdings Corp.	Philippines	100%
138.	Outback Puerto Rico Designated Partner, LLC	DE	100%
139.	Outback/Fleming’s Designated Partner, LLC	DE	100% (owned by Outback/Fleming’s, LLC)
140.	Outback/Fleming’s, LLC	DE	90%
141.	Pacific Designated Partner, LLC	DE	100%
142.	PACIFIC Texas Services, LTD	FL	*
143.	Prime Designated Partner, LLC	DE	100%
144.	Roy’s/Buckhead, Limited Partnership	FL	*
145.	Roy’s/Calione, Limited Partnership	FL	*
146.	Roy’s/Calithree, Limited Partnership	FL	*
147.	Roy’s/Calitwo, Limited Partnership	FL	*
148.	Roy’s/Chicago, Limited Partnership	FL	100%
149.	Roy’s/Desert Ridge, Limited Partnership	FL	*
150.	Roy’s/East Atlantic-I, Limited Partnership	FL	*
151.	Roy’s/Newport Beach, Limited Partnership	FL	100%
152.	Roy’s/Outback Designated Partner, LLC	DE	100% (by Roy’s/Outback Joint Venture)
153.	Roy’s/Outback Joint Venture	FL	50%
154.	Roy’s/Pasadena-I, Limited Partnership	FL	*
155.	Roy’s/Scottsdale, Limited Partnership	FL	100%
156.	Roy’s/South Florida-I, Limited Partnership	FL	100%
157.	Roy’s/Southmidwest-I, Limited Partnership	FL	*
158.	Roy’s/West Florida-I, Limited Partnership	FL	*
159.	Roy’s/Westcoast-I, Limited Partnership	FL	*
160.	Roy’s/Woodland Hills, Limited Partnership	FL	*
161.	Roys Arizona Services, Limited Partnership	FL	*
162.	Roys California Services, Limited Partnership	FL	*
163.	Roys Florida Services, LTD	FL	*
164.	Roys Georgia Services, LTD	FL	*
165.	Roys Illinois Services, LTD	FL	*
166.	Roys Maryland Services, LTD	FL	*
167.	Roys Nevada Services, Limited Partnership	FL	*
168.	Roys Pennsylvania Services, LTD	FL	*
169.	Selmons/Florida-I, Limited Partnership	FL	*
170.	Southern Designated Partner, LLC	DE	100%

C. Other Equity Interests

	Name of Entity	Jurisdiction	Percentage Owned4
1.	PGS Consultario e Servicos, Ltd.	Brazil	50%

1 An asterisk denotes a non-wholly owned Restaurant LP or Employee Participation Subsidiary.

2 An asterisk denotes a non-wholly owned Restaurant LP or Employee Participation Subsidiary.

3 An asterisk denotes a non-wholly owned Restaurant LP or Employee Participation Subsidiary.

4 A non-controlled 50/50 joint venture.

Schedule 7.01(b)
Existing Liens

Debtor	State	Jurisdiction	UCC	Original File Date – No.	Secured Party	Related Filings	Collateral Description
Outback Steakhouse of Florida, Inc.	FL	FL	1	2/28/2002	Wells Fargo Financial	200200485170	Cappuccino Machine
Outback Steakhouse of Florida, Inc.	FL	FL	1	3/13/2003	Wells Fargo Financial Leasing, Inc.	200303479297	2 6330 Kyocera Mita Systems
Outback Steakhouse of Florida, Inc.	FL	FL	1	6/6/2003	Ervin Leasing Company	200304144663	Equipment: Nobles 2000 Heavy Duty Buffer
Bonefish Grill, Inc.	FL	FL	1	11/20/2003	Wells Fargo Financial Leasing, Inc.	200305499694	1 Camera Lease System

Schedule 7.02(f)
Existing Investments

1.	See Schedule 5.12.

2.
The guarantee of an uncollateralized line of credit that permits borrowing up to a maximum of $35.0 million by T-Bird Nevada, LLC, the borrower, pursuant to the Second Amended and Restated Unconditional Guaranty Agreement, dated as of December 31, 2004, by Outback Steakhouse, Inc. to and for the benefit of Bank of America, N.A.

3.
The guarantee of a line of credit that permits borrowing up to a maximum of $24.5 million pursuant to Credit and Guaranty Agreement, dated as of October 31, 2000, between RY-8, Inc., the borrower, the Guarantors (as defined therein) and Wachovia Bank, N.A., as amended.

4.
The guarantee of an aggregate maximum of $68.0 million in bonds issued by Kentucky Speedway, LLC, pursuant to the Amended and Restated Limited Guarantee, dated as of June 30, 2006, by and among The Huntington National Bank; Fifth Third Bank; PNC Bank, National Association; The Huntington National Bank, Trustee; OSI Restaurant Partners, Inc.; Richard L. Duchossois; Jerry L. Carroll; Richard T. Farmer; John R. Lindahl; John R. Lindahl, Trustee of the Blue Water Trust and Larry T. Thrailkill, Trustee of the Deepwater Trust.

5.	Agreement, dated as of February 28, 2005 and amended August 2006, between Aussie Chung Ltd., Hana Bank Kang Nam Corporate Branch, Joon Suh Cho, and Myung Hui Chang.

6.	Agreement, dated as of February 6, 2006, between Aussie Chung Ltd., Hana Bank Kang Nam Corporate Branch, Sang Soo Chung, Sean Taesup Kim, Myung Hui Chang and Kyung Min Lim.

7.
Loans to each Restaurant LP by such Restaurant LP’s general partner pursuant to such Restaurant LP’s limited partnership agreement entered into in the ordinary course of business consistent with past practice in existence on the Closing Date.

Schedule 7.03(b)
Existing Indebtedness

1.
A principal amount of $4.925 million of indebtedness in connection with the sale-leaseback transaction as evidenced by (A) the Contract for Sale and Purchase, dated June 24, 2005, between OS Realty, Inc., as seller, and The Anz Company, the buyer, and (B)(i) the Lease, effective as of August 22, 2005, between BV Development El Paso, L.L.C. and Outback/Detroit-I, Limited Partnership, (ii) the Lease, effective as of August 22, 2005, between BV Development Superstition KK, L.L.C. and Cheeseburger-South Eastern Pennsylvania, Limited Partnership, (iii) the Lease, effective as of August 22, 2005, between BV Development Superstition RR, L.L.C. and Cheeseburger-South Eastern Pennsylvania, Limited Partnership, and (iv) the Lease, effective as of August 31, 2005, between BV Development Gilbert, LLC and Cheeseburger-Buckeye, Limited Partnership.

2.
The guarantee of an uncollateralized line of credit that permits borrowing up to a maximum of $35.0 million by T-Bird Nevada, LLC, the borrower, pursuant to the Second Amended and Restated Unconditional Guaranty Agreement, dated as of December 31, 2004, by Outback Steakhouse, Inc. to and for the benefit of Bank of America, N.A.

3.
The guarantee of a line of credit that permits borrowing up to a maximum of $24.5 million pursuant to Credit and Guaranty Agreement, dated as of October 31, 2000, between RY-8, Inc., the borrower, the Guarantors (as defined therein) and Wachovia Bank, N.A., as amended.

4.
The guarantee of an aggregate maximum of $68.0 million in bonds issued by Kentucky Speedway, LLC, pursuant to the Amended and Restated Limited Guarantee, dated as of June 30, 2006, by and among The Huntington National Bank; Fifth Third Bank; PNC Bank, National Association; The Huntington National Bank, Trustee; OSI Restaurant Partners, Inc.; Richard L. Duchossois; Jerry L. Carroll; Richard T. Farmer; John R. Lindahl; John R. Lindahl, Trustee of the Blue Water Trust and Larry T. Thrailkill, Trustee of the Deepwater Trust.

5.	Agreement, dated as of August 2006, between Aussie Chung Ltd., Hana Bank Kang Nam Corporate Branch, Joon Suh Cho, and Myung Hui Chang.

6.	Loan for KRW 72,950,000,000 pursuant to the Loan Agreement, dated March 27, 2007, between Outback Steakhouse International, L.P. and Outback Steakhouse Korea Ltd.

7.	Loan for JPY2,080,954,467 pursuant to the Loan Agreement, dated March 30, 2007, between Outback Steakhouse International, L.P. and Outback Steakhouse Japan KK.

8.
Loan in Korean won for approximately US$30,000,000, consisting of a one-year overdraft line and a one-year line of credit, pursuant to the Loan Agreement, between Outback Steakhouse Korea Ltd. and Citi Bank Korea, Inc. The Hong Kong and Shanghai Banking Corporation, Ltd., Seoul Branch, and Woori Bank.

9.	Capitalized Leases set forth on Schedule 7.01(b).

10.
Notes existing on the Closing Date in an aggregate principal amount not exceeding $10.0 million issued primarily for buyouts of general manager and chef interests in the cash flows of Restaurant LPs and payable over five years.

Schedule 7.05(l)
Dispositions

1.
All or any portion of the existing restaurant concept related to OS Tropical, Inc. and its direct or indirect subsidiaries, including any assets related to the business of OS Tropical, Inc. and its direct or indirect subsidiaries.

2.
All or any portion of the existing restaurant concept related to OS Pacific, Inc. and its direct or indirect subsidiaries, including any assets related to the business of OS Pacific, Inc. and its direct or indirect subsidiaries.

3.	3685 W. Flamingo, Las Vegas, NV 89103

4.	7834 Reynolds Road, Mentor, OH 44060-5324

5.	2455 Brice Road, Columbus, OH

6.	7201 McKnight Road, Pittsburgh, PA 15237-3509

7.	713 E. Huntland Drive, Austin, TX 78752

8.	2225 Connector, Dallas, TX 75220

9.	316 S. Meridian, Oklahoma City, OK 73108

10.	Lot 10 Dallas Parkway, Plano, TX 75093

11.	Two of the three lots owned by OS Realty, Inc. at Falkenburg Road, Brandon, FL 33619

Schedule 7.08
Transactions with Affiliates

1.
On October 12, 2006, the Company acquired three joint venture restaurants from limited partnerships in which Paul E. Avery and Benjamin P. Novello had ownership interests.  The approximate amounts received by Messrs. Avery and Novello as a result of their ownership interest in those joint ventures were $35,000 and $45,700 respectively.

2.
On June 30, 2006, the Company acquired one joint venture restaurant from a limited partnership in which Steven T. Shlemon had an ownership interest.  The approximate amount received by Mr. Shlemon as a result of his ownership interest in this joint venture was $56,340.

3.	Guaranty, dated as of the June 14, 2007, made by OSI Restaurant Partners, LLC to and for the benefit of Private Restaurant Properties, LLC.

4.
Subordination, Non-Disturbance and Attornment Agreement, dated as of June 14, 2007, between German American Capital Corporation and Bank of America, N.A., as lenders and mortgagees, and Private Restaurant Master Lessee, LLC, as tenant, as consented to by Private Restaurant Properties, LLC, as landlord.

5.	Environmental Indemnity, dated June 14, 2007, between Holdings, German American Capital Corporation and Bank of America, N.A.

6.	Environmental Indemnity (First Mezzanine), dated June 14, 2007, between Holdings, German American Capital Corporation and Bank of America, N.A.

7.	Environmental Indemnity (Second Mezzanine), dated June 14, 2007, between Holdings, German American Capital Corporation and Bank of America, N.A.

8.	Environmental Indemnity (Third Mezzanine), dated June 14, 2007, between Holdings, German American Capital Corporation and Bank of America, N.A.

9.	Environmental Indemnity (Fourth Mezzanine), dated June 14, 2007, between Holdings, German American Capital Corporation and Bank of America, N.A.

10.	Environmental Indemnity, dated June 14, 2007, between PRP Holdings, LLC, German American Capital Corporation and Bank of America, N.A.

11.	Environmental Indemnity (First Mezzanine), dated June 14, 2007, between PRP Holdings, LLC, German American Capital Corporation and Bank of America, N.A.

12.	Environmental Indemnity (Second Mezzanine), dated June 14, 2007, between PRP Holdings, LLC, German American Capital Corporation and Bank of America, N.A.

13.	Environmental Indemnity (Third Mezzanine), dated June 14, 2007, between PRP Holdings, LLC, German American Capital Corporation and Bank of America, N.A.

14.	Environmental Indemnity (Fourth Mezzanine), dated June 14, 2007, between PRP Holdings, LLC, German American Capital Corporation and Bank of America, N.A.

15.	Environmental Indemnity, dated June 14, 2007, between Private Restaurant Master Lessee, LLC, German American Capital Corporation and Bank of America, N.A.

16.	Environmental Indemnity (First Mezzanine), dated June 14, 2007, between Private Restaurant Master Lessee, LLC, German American Capital Corporation and Bank of America, N.A.

17.	Environmental Indemnity (Second Mezzanine) , dated June 14, 2007, between Private Restaurant Master Lessee, LLC, German American Capital Corporation and Bank of America, N.A.

18.	Environmental Indemnity (Third Mezzanine), dated June 14, 2007, between Private Restaurant Master Lessee, LLC, German American Capital Corporation and Bank of America, N.A.

19.	Environmental Indemnity (Fourth Mezzanine), dated June 14, 2007, between Private Restaurant Master Lessee, LLC, German American Capital Corporation and Bank of America, N.A.

20.	Guaranty of Recourse Obligations, dated June 14, 2007, between OSI HoldCo, Inc., German American Capital Corporation and Bank of America, N.A.

21.	Guaranty of Recourse Obligations (First Mezzanine), dated June 14, 2007, between OSI HoldCo, Inc., German American Capital Corporation and Bank of America, N.A.

22.	Guaranty of Recourse Obligations (Second Mezzanine), dated June 14, 2007, between OSI HoldCo, Inc., German American Capital Corporation and Bank of America, N.A.

23.	Guaranty of Recourse Obligations (Third Mezzanine), dated June 14, 2007, between OSI HoldCo, Inc., German American Capital Corporation and Bank of America, N.A.

24.	Guaranty of Recourse Obligations (Fourth Mezzanine), dated June 14, 2007, between OSI HoldCo, Inc., German American Capital Corporation and Bank of America, N.A.

Schedule 7.09
Existing Restrictions

1.	Indenture, dated June 14, 2007, between the Borrower, OSI Co-Issuer, Inc., the Guarantors named on the signature pages thereto, and Wells Fargo Bank, National Association, as Trustee.

2.	Master Lease Agreement, dated as of June 14, 2007, between Private Restaurant Properties, LLC, as Landlord, and Private Restaurant Master Lessee, LLC, as Tenant.

Schedule 10.02
Administrative Agent’s Office, Certain Addresses for Notices

Administrative Agent:

Deutsche Bank AG New York Branch
60 Wall Street
MS NYC 60-0208
New York, NY 10005
Attention: Scottye Lindsey
Facsimile: (212) 797 – 5692

Borrower:

OSI Restaurant Partners, LLC
2202 North West Shore Blvd., Suite 500
Tampa, FL 33607
Attention: Chief Financial Officer
Phone and Fax: (813) 282 – 1225

Lenders:

Deutsche Bank AG New York Branch
60 Wall Street
MS NYC 60-0208
New York, NY 10005
Attention: Scottye Lindsey
Facsimile: (212) 797 – 5692

Bank of America, N.A.
100 North Tryon St.
NC1-007-17-15
Charlotte, NC 28255
Attention: Alysa Trakas
Facsimile: (704) 409 – 0938

LaSalle Bank, N.A.
401 East Jackson St., Suite 2450
Tampa, FL 33602
Attention: David Austin
Facsimile: (813) 202 – 7890

GE Corporate Financial Services
500 West Monroe St.
Chicago, IL 60661-3671
Attention: William McCarthy
Facsimile: (312) 441 – 7920

SunTrust Bank, Inc.
303 Peachtree St. NE, 3rd Floor
Atlanta, GA 30308
Attention: Jean-Paul Purdy
Facsimile: (404) 588 – 1518

Rabobank International – Atlanta LPO
1180 Peachtree St., Suite 2200
Atlanta, GA 30309
Attention: Dana Hall
Facsimile: (404) 870 – 8025

Wells Fargo Bank, N.A.
5938 Priestly Dr., Suite 200
Carlsbad, CA 92008
Attention: Alexandra Burke
Facsimile: (617) 261 – 1064

Sovereign Bank
75 State St., 4th Floor
Boston, MA 02109
Attention: Ravi Kacker
Facsimile: (617) 346 – 7330

Credit Industriel et Commercial
520 Madison Avenue, 37th Floor
New York, NY 10022
Attention: Brian O’Leary
Facsimile: (212) 715 – 4535

United Overseas Bank Limited, New York Agency
592 Fifth Avenue, 10th Floor
New York, NY 10036
Attention: George Lim
Facsimile: (212) 382 – 1881

Fifth Third Bank
201 East Kennedy Blvd.
Tampa, FL 33602
Attention: John A. Marian
Facsimile: (813) 306 – 2530

Carolina First Bank
104 S. Main St.
Greenville, SC 29601
Attention: Charles Chamberlain
Facsimile: (864) 255 – 8920

North Fork Bank
710 Route 46 East
Fairfield, NJ 07004
Attention: Craig Trauterein
Facsimile: (973) 882 – 5017

Keystone Nazareth Bank & Trust Co.
90 Highland Ave.
Bethlehem, PA 18017
Attention: Edwin C. Detwiler
Facsimile: (610) 861 – 7956

Wachovia Bank, N.A.
100 S. Ashley Dr., Suite 1000
Tampa, FL 33602
Attention: Lynn E. Culbreth
Facsimile: (813) 276 – 9700

1st Farm Credit Services, PCA
2000 Jacobson Dr.
Normal, IL 61761
Attention: Dale A. Richardson
Facsimile: (630) 527 – 9459

Natixis
New York Branch
1251 Avenue of the Americas, 34th Floor
New York, NY 10020
Attention: Tefta Ghilaga
Facsimile: (212) 354 – 9106

Web Address for Financial Information:

OSI Restaurant Partners, LLC
http://investors.osirestaurantpartners.com/

FIRST AMENDMENT
TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of January 28, 2010 and is entered into by and among OSI Restaurant Partners, LLC, a Delaware limited liability corporation (formerly known as OSI Restaurant Partners, Inc., a Delaware corporation, the “Borrower”), OSI HoldCo, Inc., a Delaware corporation (“Holdings”), Deutsche Bank AG New York Branch, as administrative agent (in such capacity, the “Administrative Agent”), the Lenders party hereto, and, for purposes of Section IV hereof, the GUARANTORS listed on the signature papers hereto, and is made with reference to that certain CREDIT AGREEMENT dated as of June 14, 2007 (as amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”) by and among the Borrower, Holdings, the Lenders, the Administrative Agent, Deutsche Bank AG New York Branch, as pre-funded RC deposit bank, swing line lender and an L/C issuer, and the other Agents named therein.  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Amendment.

RECITALS

WHEREAS, the Loan Parties have requested that the Required Lenders and the Lenders holding more than 50% of the aggregate outstanding principal amount of Term Loans (the “Required Term Lenders”) agree to amend certain provisions of the Credit Agreement as provided for herein; and

WHEREAS, subject to certain conditions, the Lenders party hereto are willing to agree to such amendment relating to the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I.   AMENDMENTS TO CREDIT AGREEMENT

1.1	Amendments to Section 1.01: Definitions.

1.  Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:

“Acceptable Reinvestment Commitment” has the meaning specified in Section 2.06(b)(ii)(B)(2).

“Aggregate Adjusted Amount” means, with respect to consummated Asian Sale Transactions, the sum of the Adjusted Amounts for each such consummated Asian Sale Transaction.

“Adjusted Amount” means, with respect to each Asian Sale Transaction, (a) with respect to the fiscal year in which such Asian Sale Transaction is consummated, an amount equal to the product of (x) 0.50 multiplied by (y) LTM Disposed EBITDA attributable to such Asian Sale Transaction multiplied by (z) a fraction, the numerator of which is the number of days remaining in such fiscal year following the date on which such Asian Sale Transaction has been consummated and the denominator of which is 365 and (b) thereafter, an amount equal to the product of (x) 0.50 and (y) LTM Disposed EBITDA attributable to such Asian Sale Transaction.

“Asian Sale Transactions” means the sale of all or a portion of the Asian Business.

“Asian Business” means the collective reference to (a) equity owned in, and the assets and liabilities of (including the operations being conducted by), Bloomin Hong Kong Limited and its Subsidiaries, (b) equity owned in, and the assets and liabilities of (including the operations being conducted by), Outback Steakhouse Japan Co., Ltd. and its Subsidiaries, (c) equity owned in, and the assets and liabilities of (including the operations being conducted by), Outback Steakhouse Korea, Ltd. and its Subsidiaries, (d) other assets owned by Holdings, the Borrower or any other Restricted Subsidiary that are directly related to (i) the operation of any of the businesses referred to in the preceding clauses (a), (b) and/or (c) or (ii) operations conducted by any Person in any of the Target Sales Countries, provided that such other assets shall only be included in this clause (d) if a Disposition of such assets would not materially interfere with the business of Holdings, the Borrower and its Restricted Subsidiaries and (e) rights to develop and/or franchise businesses located in the Target Sale Countries, provided, however, that assets and rights described in clauses (d) and (e) of this definition shall only be included in the definition of “Asian Business” to the extent such assets and/or rights are disposed of in connection with the Disposition of any business referred to in clauses (a), (b) and/or (c) above.

“Asian Subsidiaries” means collectively Bloomin Hong Kong Limited, Outback Steakhouse Japan Co., Ltd., Outback Steakhouse Korea, Ltd. and their respective Subsidiaries.

“First Amendment” means that certain First Amendment Agreement to Credit Agreement dated as of January 28, 2010 among the Borrower, Holdings and the Lenders and the Guarantors listed on the signature pages thereto.

“First Amendment Effective Date” means the date of satisfaction of the conditions referred to in Section II of the First Amendment.

“LTM Disposed EBITDA” means, with respect to an Asian Sale Transaction, the aggregate Disposed EBITDA (calculated based on the last twelve calendar month period ending on the last calendar day of the month preceding the consummation of such Asian Sale Transaction) that is attributable to such consummated Asian Sale Transaction, as determined by the Borrower in good faith; provided, that the Borrower shall include in the next annual Compliance Certificate required to be delivered pursuant to Section 6.02(b) a calculation of such LTM Disposed EBITDA.

“Second Reinvestment Commitment” has the meaning specified in Section 2.06(b)(ii)(B)(2).

“Target Sale Countries” means Korea, China (including Hong Kong), Japan, Singapore, Malaysia, Indonesia, Thailand, Guam, Taiwan, the Philippines and Vietnam.

2.  The definition of “Net Cash Proceeds” in Section 1.01 of the Credit Agreement is hereby amended by (i) inserting the words “without giving effect to any carry-over income (or state or local of a type similar to income) tax attributes (including, without limitation, net operating losses or tax credits)” immediately after the words “in connection therewith” appearing in sub-clause (C) of paragraph (a) thereof, (ii) inserting the following proviso immediately at the end of paragraph (a) thereof: “provided, further, notwithstanding anything contained herein to the contrary, any non-cash consideration received or receivable by the Borrower or any Restricted Subsidiary in connection with a Disposition permitted by Section 7.05(p) or (q) (including any deferred purchase price or note receivable) shall be deemed cash received in connection with such Disposition for purposes of this paragraph (a) (determined at a value equal to its Fair Market Value), and subsequent cash or Cash Equivalents realized or received by the Borrower or any Restricted Subsidiary in respect of such non-cash consideration shall be disregarded for purposes of this paragraph (a)” and (iii) inserting the words “or any Permitted Equity Issuance” immediately after the words “or any Restricted Subsidiary” in paragraph (b) thereof.

1.2	Amendments to Section 2.06: Prepayments.

Section 2.06 of the Credit Agreement is hereby amended by:

a.  in paragraph (A) of clause (b)(ii) thereof, deleting the “or” appearing immediately before the “(n)” therein and replacing it with “,” and inserting the words “, (p) or (q) (with respect to Sections 7.05(p) and (q), as to which the second proviso of this Section 2.06(b)(ii)(A) and paragraph (B)(2) of this Section 2.06(b)(ii) shall apply))” immediately after the “(n)” therein and adding the following further proviso at the end thereof:

“provided, further, that with respect to any Net Cash Proceeds realized or received with respect to a Disposition permitted by Section 7.05(p) or (q) (it being understood that future franchise, license, sublicense and royalty fees and other substantially similar fees and payments received by Holdings, the Borrower and the Restricted Subsidiaries at market rates shall not be considered Net Cash Proceeds), (i) the Borrower shall cause to be prepaid Term Loans in an aggregate principal amount equal to 75% of such Net Cash Proceeds on or prior to the date which is ten (10) Business Days after the date of the realization or receipt of such Net Cash Proceeds and (ii) so long as no Event of Default has occurred and is then continuing, the remaining Net Cash Proceeds from such Disposition may be reinvested in accordance with Section 2.06(b)(ii)(B)(2);”

b.  in paragraph (B) of clause (b)(ii) thereof, inserting “(1)” after “(B)” therein and adding the following as a new clause (2) immediately after clause (B)(1):

“; and (2) with respect to any Net Cash Proceeds realized or received with respect to a  Disposition permitted by Section 7.05(p) or (q) (it being understood that future franchise, license, sublicense and royalty fees and other substantially similar fees and payments received by Holdings, the Borrower and the Restricted Subsidiaries at market rates shall not be considered Net Cash Proceeds), the Borrower may reinvest any or all of the remaining portion of such Net Cash Proceeds (after giving effect to the mandatory prepayment required by the second proviso of Section 2.06(b)(ii)(A) above) in assets useful for its business or its Restricted Subsidiaries within four hundred fifty (450) days following the date of the realization or receipt of such Net Cash Proceeds; provided that (i) so long as an Event of Default shall have occurred and be continuing, the Borrower shall not be permitted to make any such reinvestments (other than pursuant to a legally binding commitment that the Borrower entered into at a time when no Event of Default is continuing) and (ii) a legally binding commitment shall be treated as a permitted application of the Net Cash Proceeds from the date of such commitment so long as the Borrower enters into such commitment with the good faith expectation that such Net Cash Proceeds shall be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Reinvestment Commitment”) and, in the event any Acceptable Reinvestment Commitment is later cancelled or terminated for any reason before the Net Cash Proceeds are applied in connection therewith, the Borrower enters into another Acceptable Reinvestment Commitment (a “Second Reinvestment Commitment”) within 180 days of such cancellation or termination; provided, further, that if any Second Reinvestment Commitment is later cancelled or terminated for any reason before such Net Cash Proceeds are applied, then such Net Cash Proceeds (or the remaining unapplied portion thereof) shall be applied to the prepayment of Term Loans as set forth in this Section 2.06.  If any Net Cash Proceeds are no longer intended to be or cannot be so reinvested (whether because the applicable reinvestment period has expired, an Event of Default has occurred and is then continuing or otherwise), an amount equal to any such Net Cash Proceeds shall be applied within five (5) Business Days after the Borrower reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the Term Loans as set forth in this Section 2.06.”

1.3	Amendment to Section 6.02: Certificates; Other Information.

Section 6.02(e) of the Credit Agreement is hereby amended by inserting the word “solely” appearing immediately before the words “with respect to financial statements delivered pursuant to Section 6.01(a)” and deleting the word “quarter” in clause (ii) thereof and replacing it with the word “year”.

1.4	Amendment to Section 7.01: Liens.

Section 7.01 of the Credit Agreement is hereby amended by deleting the “and” appearing at the end of clause (z) thereof, replacing the “.” appearing at the end of clause (aa) thereof with “; and” and adding the following new clause (bb) immediately after clause (aa):

“(bb)            leases, licenses, subleases or sublicenses of assets granted to others in connection with an Asian Sale Transaction which are directly attributable to, or necessary for the operation of, the businesses and/or assets being sold, provided that the granting of such leases, licenses, subleases or sublicenses do not materially interfere with the business of Holdings, the Borrower and the Restricted Subsidiaries; provided, further, that the consideration received in respect of such leases, licenses, subleases or sublicenses shall be applied in accordance with, and subject to the limitations set forth in, the second proviso of Section 2.06(b)(ii)(A).”

1.5	Amendments to Section 7.02: Investments.

Section 7.02 of the Credit Agreement is hereby amended by deleting the “and” appearing at the end of clause (s) thereof, replacing the “.” appearing at the end of clause (t) thereof with “; and” and adding the following new clause (u) immediately after clause (t) thereof:

“(u)  Investments received as consideration for, or consisting of minority interests retained, in connection with an Asian Sale Transaction.”

1.6	Amendment to Section 7.05: Dispositions.

Section 7.05 of the Credit Agreement is hereby amended by deleting the “and” appearing at the end of clause (n) thereof, replacing the “.” appearing at the end of clause (o) thereof with “;” and adding the following new clauses (p) and (q) immediately after clause (o) thereof:

“(p)  the consummation of one or more Asian Sale Transactions; provided that (A) no Default or Event of Default then exists and is continuing at the time of, or would be caused by, such Asian Sale Transaction, (B) no less than 75% of the consideration received by the Borrower or any Restricted Subsidiary with respect to such Asian Sale Transaction shall be in the form of cash or Cash Equivalents (in each case free and clear of all Liens at the time received), (C) the Borrower would be in compliance with the covenant set forth in Section 7.11(a) on a Pro Forma Basis after giving effect to such Asian Sale Transaction and any related transactions including any cash and use of proceeds, (D) immediately after giving Pro Forma Effect to such Asian Sale Transaction and any related transactions including any cash and use of proceeds, the Total Leverage Ratio shall be less than or equal to the Total Leverage Ratio calculated immediately prior to such Asian Sale Transaction, and (E) the Borrower shall apply the Net Cash Proceeds realized or received with respect to such Asian Sale Transaction (it being understood that future franchise, license, sublicense and royalty fees and other substantially similar fees and payments received by Holdings, the Borrower and the Restricted Subsidiaries at market rates shall not be considered Net Cash Proceeds) in accordance with the second proviso of Section 2.06(b)(ii)(A); and”

“(q)  leases, licenses, subleases or sublicenses permitted by Section 7.01(bb).”

1.7	Amendment to Section 7.11: Financial Covenants.

Section 7.11(b) of the Credit Agreement is hereby amended by deleting “$75,000,000” appearing in clause (ii) thereof and replacing it with the words “(x) $75,000,000 or (y) if one or more Asian Sale Transactions has been consummated, $75,000,000 minus the Aggregate Adjusted Amount; provided, that, for the avoidance of doubt, Minimum Free Cash Flow shall continue to reflect Consolidated EBITDA attributable to that portion of the Asian Business which has been so disposed of pursuant to an Asian Sale Transaction for that portion of the fiscal year prior to the consummation of such Asian Sale Transaction.”

SECTION II.   CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):

A. Execution.  Goldman Sachs Lending Partners LLC (“GS Lending Partners”) shall have received a counterpart signature page of this Amendment duly executed by each of the Loan Parties and each of the Required Lenders and each of the Required Term Lenders.

B. Fees and Expenses.

(i)  GS Lending Partners and the Administrative Agent shall have received from the Borrower all fees and other amounts due and payable on or prior to the First Amendment Effective Date, including (to the extent invoiced prior to the First Amendment Effective Date) the reasonable fees and expenses of Latham & Watkins LLP and White & Case LLP and any other fees due and payable by the Borrower to GS Lending Partners pursuant to any separate agreements entered into between the Borrower and GS Lending Partners.

(ii)  The Administrative Agent shall have received from the Borrower, on behalf of each Lender which executes and submits to GS Lending Partners a signature page hereto (provided that the condition set forth in paragraph A above has been satisfied) at or prior to 3:00 PM (New York time), on January 28, 2010, an amendment fee equal to 0.10% of the sum of the aggregate outstanding principal amount of Term Loans held by such Lender as of such date and the aggregate Working Capital RC Commitments and Pre-Funded RC Commitments of such Lender as of such date.

C. Necessary Consents.  Each Loan Party shall have obtained all material consents necessary or advisable in connection with the execution and delivery of this Amendment.

SECTION III.    REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Loan Party which is a party hereto represents and warrants to each Lender that the following statements are true and correct in all material respects:

A. Corporate Power and Authority.  Each Loan Party, which is party hereto, has all requisite power and authority to enter into this Amendment and the Borrower and Holdings have the requisite power and authority to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”).

B. Authorization of Agreements.  The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate or other organizational action on the part of the Borrower and Holdings.

C. No Conflict.  The execution and delivery by each Loan Party of this Amendment and the performance by the Borrower and Holdings of the Amended Agreement do not and will not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01 of the Credit Agreement), or require any payment to be made under (i)(x) any Senior Notes Documentation, any Junior Financing Documentation and any other indenture, mortgage, deed of trust or loan agreement evidencing Indebtedness in an aggregate principal amount in excess of the Threshold Amount or (y) any Master Lease or other Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any material Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b)(i)(y), to the extent that such conflict, breach, contravention or payment, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

D. Governmental Consents.  No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment, except for such actions, consents and approvals the failure to obtain or make, either individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect or which have been obtained and are in full force and effect.

E. Binding Effect.  This Amendment has been duly executed and delivered by each of the Loan Parties party hereto and each constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is a party hereto in accordance with its terms, subject to Debtor Relief Laws, general principles of equity (whether consider in a proceeding in equity or law) and an implied covenant of good faith and fair dealing.

F. Incorporation of Representations and Warranties from Credit Agreement.  The representations and warranties of such Loan Party contained in Article V of the Amended Agreement and each other Loan Document to which it is a party are and will be true and correct in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

G. Absence of Default.  No event has occurred and is continuing or will result from the consummation of this Amendment that would constitute an Event of Default or a Default.

SECTION IV.    ACKNOWLEDGMENT AND CONSENT

Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment.  Each Guarantor hereby confirms that each Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents the payment and performance of all “Obligations” under each of the Loan Documents to which is a party (in each case as such terms are defined in the applicable Loan Document).

Each Guarantor acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.

The parties hereto acknowledge and agree that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, the consent of such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document in order to effect the amendments to the Credit Agreement pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

SECTION V.      MISCELLANEOUS

A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i) On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Amendment”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(ii) This Amendment shall be deemed a “Loan Document” for all purposes under the Credit Agreement.

(iii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iv) The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Loan Documents.

B. Headings.  Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

C. Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND

SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

D. Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

E. Electronic Execution.  The words “execution,” “signed,” “signature,” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

OSI RESTAURANT PARTNERS, LLC,
as Borrower

By:  /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Executive Vice President

OSI HOLDCO, INC.,
as Holdings and a Guarantor

By:  /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Executive Vice President

CARRABBA’S OF BOWIE, LLC,
as a Guarantor

By: CARRABBA’S/DC-I, LIMITED
PARTNERSHIP, its managing member

By: CARRABBA’S ITALIAN GRILL,
LLC, its general partner

By:  /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Executive Vice President

CARRABBA’S/ARIZONA-I, LIMITED PARTNERSHIP,
CARRABBA’S/BIRCHWOOD, LIMITED PARTNERSHIP,
CARRABBA’S/BOBBY PASTA, LIMITED PARTNERSHIP,
CARRABBA’S/BROKEN ARROW, LIMITED PARTNERSHIP,
CARRABBA’S/CANTON, LIMITED PARTNERSHIP,
CARRABBA’S/CAROLINA-I, LIMITED

[OSI Amendment - Borrower, Holdings and Guarantor Signature Page]

PARTNERSHIP,
CARRABBA’S/CENTRAL FLORIDA-I, LIMITED PARTNERSHIP,
CARRABBA’S/CHICAGO, LIMITED PARTNERSHIP,
CARRABBA’S/COLORADO-I, LIMITED PARTNERSHIP,
CARRABBA’S/CRESTVIEW HILLS, LIMITED PARTNERSHIP,
CARRABBA’S/DALLAS-I, LIMITED PARTNERSHIP,
CARRABBA’S/DC-I, LIMITED PARTNERSHIP,
CARRABBA’S/FIRST COAST, LIMITED PARTNERSHIP,
CARRABBA’S/GEORGIA-I, LIMITED PARTNERSHIP,
CARRABBA’S/GREAT LAKES-I, LIMITED PARTNERSHIP,
CARRABBA’S/GULF COAST-I, LIMITED PARTNERSHIP,
CARRABBA’S/HEARTLAND-I, LIMITED PARTNERSHIP,
CARRABBA’S/MID ATLANTIC-I, LIMITED PARTNERSHIP,
CARRABBA’S/MID EAST, LIMITED PARTNERSHIP,
CARRABBA’S/NEW ENGLAND, LIMITED PARTNERSHIP,
CARRABBA’S/OHIO, LIMITED PARTNERSHIP,
CARRABBA’S/OUTBACK, LIMITED PARTNERSHIP,
CARRABBA’S/PENSACOLA, LIMITED PARTNERSHIP,
CARRABBA’S/SECOND COAST, LIMITED PARTNERSHIP,
CARRABBA’S/SOUTH FLORIDA-I, LIMITED PARTNERSHIP,
CARRABBA’S/SOUTH TEXAS-I, LIMITED PARTNERSHIP,
CARRABBA’S/SUN COAST, LIMITED PARTNERSHIP,
CARRABBA’S/TEXAS, LIMITED PARTNERSHIP,
CARRABBA’S/TRI STATE-I, LIMITED

[OSI Amendment - Guarantor Signature Page]

PARTNERSHIP,
CARRABBA’S/TROPICAL COAST, LIMITED PARTNERSHIP,
CARRABBA’S/VIRGINIA, LIMITED PARTNERSHIP,
CARRABBA’S/WEST FLORIDA-I, LIMITED PARTNERSHIP,
CARRABBA’S/Z TEAM TWO-I, LIMITED PARTNERSHIP,
CARRABBA’S/Z TEAM-I, LIMITED PARTNERSHIP, as Guarantors

By:           CARRABBA’S ITALIAN GRILL, LLC,
           the general partner

By:  /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Executive Vice President

CARRABBA’S DESIGNATED PARTNER, LLC, as a Guarantor

By:  /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Executive Vice President

CARRABBA’S KANSAS DESIGNATED PARTNER, LLC, as a Guarantor

By:  /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Executive Vice President

CARRABBA’S MIDWEST DESIGNATED PARTNER, LLC, as a Guarantor

By:  /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Executive Vice President

[OSI Amendment - Guarantor Signature Page]

CARRABBA’S/KANSAS TWO-I, LIMITED PARTNERSHIP,
CARRABBA’S/KANSAS-I, LIMITED PARTNERSHIP, as Guarantors

By: CARRABBA’S KANSAS, INC., the
general partner

By:  /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Vice President

OSF/CIGI OF EVESHAM PARTNERSHIP,
as a Guarantor

By: OUTBACK/MID ATLANTIC-I,
LIMITED PARTNERSHIP, its general
partner

By: OUTBACK STEAKHOUSE OF
FLORIDA, LLC, its general partner

By:  /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Executive Vice President

By: CARRABBA’S/MID ATLANTIC-I,
LIMITED PARTNERSHIP,
its general partner

By: CARRABBA’S ITALIAN GRILL, LLC, its general partner

By:  /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Executive Vice President

[OSI Amendment - Guarantor Signature Page]

CARRABBA’S OF BATON ROUGE, LLC,
as a Guarantor

By: CARRABBA’S/GULF COAST-I,
LIMITED PARTNERSHIP,
its sole member

By: CARRABBA’S ITALIAN GRILL, LLC, its general partner

By: /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Executive Vice President

CARRABBA’S/MIDWEST-I, LIMITED PARTNERSHIP, as a Guarantor

By: CARRABBA’S MIDWEST, INC., its
general partner

By:  /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Secretary

CARRABBA’S SHREVEPORT, LLC,
as a Guarantor

By: CARRABBA’S/DALLAS-I,
LIMITED PARTNERSHIP,
its sole member

By: CARRABBA’S ITALIAN GRILL, LLC, its general partner

By:  /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Executive Vice President

[OSI Amendment - Guarantor Signature Page]

CIGI HOLDINGS, INC.,
as a Guarantor

By:  /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Secretary

HEARTLAND OUTBACK-I, LIMITED PARTNERSHIP,
HEARTLAND OUTBACK-II, LIMITED PARTNERSHIP,
as Guarantors

By: HEARTLAND OUTBACK, INC., the general partner

By:  /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Vice President

OS ASSET, INC.,
as a Guarantor

By:  /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Executive Vice President

OS CAPITAL, INC.,
as a Guarantor

By:  /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Executive Vice President

OS DEVELOPERS, LLC,
as a Guarantor

By:  /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Executive Vice President

[OSI Amendment - Guarantor Signature Page]

OS MANAGEMENT, INC.,
as a Guarantor

By:  /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Executive Vice President

OS MORTGAGE HOLDINGS, INC.,
as a Guarantor

By:  /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Executive Vice President

OS REALTY, LLC,
as a Guarantor

By:   /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Executive Vice President

OS RESTAURANT SERVICES, INC.,
as a Guarantor

By:   /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Executive Vice President

OS TROPICAL, LLC,
as a Guarantor

By:  /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Executive Vice President

OSI CO-ISSUER, INC.,
as a Guarantor

By:  /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Executive Vice President

[OSI Amendment - Guarantor Signature Page]

OSI GIFT CARD SERVICES, LLC,
as a Guarantor

By:  /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Executive Vice President

OUTBACK & CARRABBA’S OF NEW MEXICO, INC., as a Guarantor

By:  /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Vice President

A LA CARTE EVENT PAVILION, LTD.,
OUTBACK CATERING OF PITTSBURGH, LTD., as a Guarantor

By: OUTBACK CATERING, INC., the
general partner

By:   /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Executive Vice President

OUTBACK CATERING DESIGNATED PARTNER, LLC, as a Guarantor

By:  /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Executive Vice President

OS SPEEDWAY, LLC,
as a Guarantor

By:   /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Executive Vice President

[OSI Amendment - Guarantor Signature Page]

OUTBACK SPORTS, LLC,
as a Guarantor

By:  /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Executive Vice President

OUTBACK INTERNATIONAL DESIGNATED PARTNER, LLC, as a Guarantor

By:  /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Executive Vice President

PRIVATE RESTAURANT MASTER LESSEE, LLC, as a Guarantor

By:  /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Executive Vice President

OUTBACK STEAKHOUSE OF CENTRAL FLORIDA, LTD.,
OUTBACK STEAKHOUSE OF CENTRAL FLORIDA-II, LTD.,
OUTBACK STEAKHOUSE OF DALLAS-I, LTD.,
OUTBACK STEAKHOUSE OF DALLAS-II, LTD.,
OUTBACK STEAKHOUSE OF HOUSTON-I, LTD.,
OUTBACK STEAKHOUSE OF HOUSTON-II, LTD.,
OUTBACK STEAKHOUSE OF INDIANAPOLIS, LTD.,
OUTBACK STEAKHOUSE OF KENTUCKY, LTD.,
OUTBACK STEAKHOUSE OF NORTH GEORGIA-I, L.P.,
OUTBACK STEAKHOUSE OF NORTH GEORGIA-II, L.P.,
OUTBACK STEAKHOUSE OF SOUTH FLORIDA, LTD.,

[OSI Amendment - Guarantor Signature Page]

OUTBACK STEAKHOUSE OF SOUTH GEORGIA-I, L.P.,
OUTBACK STEAKHOUSE OF SOUTH GEORGIA-II, L.P.,
OUTBACK STEAKHOUSE OF WASHINGTON, D.C., LTD.,
OUTBACK/ALABAMA-I, LIMITED PARTNERSHIP,
OUTBACK/ALABAMA-II, LIMITED PARTNERSHIP,
OUTBACK/BAYOU-I, LIMITED PARTNERSHIP,
OUTBACK/BAYOU-II, LIMITED PARTNERSHIP,
OUTBACK/BILLINGS, LIMITED PARTNERSHIP,
OUTBACK/BLUEGRASS-I, LIMITED PARTNERSHIP,
OUTBACK/BLUEGRASS-II, LIMITED PARTNERSHIP,
OUTBACK/BUCKEYE-I, LIMITED PARTNERSHIP,
OUTBACK/BUCKEYE-II, LIMITED PARTNERSHIP,
OUTBACK/CHARLOTTE-I, LIMITED PARTNERSHIP,
OUTBACK/CHICAGO-I, LIMITED PARTNERSHIP,
OUTBACK/CLEVELAND-I, LIMITED PARTNERSHIP,
OUTBACK/CLEVELAND-II, LIMITED PARTNERSHIP,
OUTBACK/DC, LIMITED PARTNERSHIP,
OUTBACK/DENVER-I, LIMITED PARTNERSHIP,
OUTBACK/DETROIT-I, LIMITED PARTNERSHIP,
OUTBACK/HAWAII-I, LIMITED PARTNERSHIP
OUTBACK/HEARTLAND-I, LIMITED PARTNERSHIP,
OUTBACK/HEARTLAND-II, LIMITED PARTNERSHIP,
OUTBACK/INDIANAPOLIS-II, LIMITED PARTNERSHIP,
OUTBACK/METROPOLIS-I, LIMITED PARTNERSHIP,

[OSI Amendment - Guarantor Signature Page]

OUTBACK/MID ATLANTIC-I, LIMITED PARTNERSHIP,
OUTBACK/MIDWEST-I, LIMITED PARTNERSHIP,
OUTBACK/MIDWEST-II, LIMITED PARTNERSHIP,
OUTBACK/MISSOURI-I, LIMITED PARTNERSHIP,
OUTBACK/MISSOURI-II, LIMITED PARTNERSHIP,
OUTBACK/NEVADA-I, LIMITED PARTNERSHIP,
OUTBACK/NEVADA-II, LIMITED PARTNERSHIP,
OUTBACK/NEW ENGLAND-I, LIMITED PARTNERSHIP,
OUTBACK/NEW ENGLAND-II, LIMITED PARTNERSHIP,
OUTBACK/NEW YORK, LIMITED PARTNERSHIP,
OUTBACK/NORTH FLORIDA-I, LIMITED PARTNERSHIP,
OUTBACK/NORTH FLORIDA-II, LIMITED PARTNERSHIP,
OUTBACK/PHOENIX-I, LIMITED PARTNERSHIP,
OUTBACK/PHOENIX-II, LIMITED PARTNERSHIP,
OUTBACK/SHENANDOAH-I, LIMITED PARTNERSHIP,
OUTBACK/SHENANDOAH-II, LIMITED PARTNERSHIP,
OUTBACK/SOUTH FLORIDA-II, LIMITED PARTNERSHIP,
OUTBACK/SOUTHWEST GEORGIA, LIMITED PARTNERSHIP,
OUTBACK/STONE-II, LIMITED PARTNERSHIP,
OUTBACK/UTAH-I, LIMITED PARTNERSHIP,
OUTBACK/VIRGINIA, LIMITED PARTNERSHIP,
OUTBACK/WEST FLORIDA-I, LIMITED PARTNERSHIP,
OUTBACK/WEST FLORIDA-II, LIMITED

[OSI Amendment - Guarantor Signature Page]

PARTNERSHIP,
OUTBACK/WEST PENN, LIMITED PARTNERSHIP,
OUTBACK STEAKHOUSE-NYC, LTD.,
OUTBACK CATERING COMPANY, LIMITED PARTNERSHIP,
OUTBACK CATERING COMPANY-II, LIMITED PARTNERSHIP,
OUTBACK/CENTRAL MASS, LIMITED PARTNERSHIP,
OUTBACK/EAST MICHIGAN, LIMITED PARTNERSHIP,
OUTBACK/EMPIRE-I, LIMITED PARTNERSHIP,
as Guarantors

By: OUTBACK STEAKHOUSE OF FLORIDA, LLC, the general partner

By:   /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Executive Vice President

OUTBACK DESIGNATED PARTNER, LLC,
as a Guarantor

By:  /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Executive Vice President

OUTBACK KANSAS DESIGNATED PARTNER, LLC, as a Guarantor

By:  /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Executive Vice President

[OSI Amendment - Guarantor Signature Page]

OUTBACK/CARRABBA’S PARTNERSHIP,
as a Guarantor

By: OUTBACK/MID ATLANTIC-I,
LIMITED PARTNERSHIP, its general
partner

By: OUTBACK STEAKHOUSE OF
FLORIDA, LLC, its general partner

By:   /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Executive Vice President

By: CARRABBA’S/MID ATLANTIC-I,
LIMITED PARTNERSHIP, its general
partner

By: CARRABBA’S ITALIAN GRILL, LLC, its general partner

By:  /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Executive Vice President

OUTBACK ALABAMA, INC.,
as a Guarantor

By: /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Vice President

OUTBACK STEAKHOUSE WEST VIRGINIA, INC., as a Guarantor

By:  /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Vice President

[OSI Amendment - Guarantor Signature Page]

OSF NEBRASKA, INC., as a Guarantor

By:  /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Secretary

OBTEX HOLDINGS, INC., as a Guarantor

By:   /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Secretary

CARRABBA’S MIDWEST, INC.,
as a Guarantor

By:   /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Secretary

CARRABBA’S ITALIAN GRILL, LLC,
as a Guarantor

By:   /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Executive Vice President

CARRABBA’S ITALIAN MARKET, LLC,
as a Guarantor

By:  /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Executive Vice President

CIGI NEBRASKA, INC.
as a Guarantor

By:  /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Secretary

[OSI Amendment - Guarantor Signature Page]

CARRABBA’S KANSAS INC.,
as a Guarantor

By:  /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Vice President

HEARTLAND OUTBACK, INC.,
as a Guarantor

By:   /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Vice President

OSI INTERNATIONAL, LLC,
as a Guarantor

By:   /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Executive Vice President

OUTBACK CATERING, INC.,
as a Guarantor

By:   /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Executive Vice President

OUTBACK STEAKHOUSE INTERNATIONAL, LLC,
as a Guarantor

By:   /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Executive Vice President

OUTBACK STEAKHOUSE OF FLORIDA, LLC, as a Guarantor

By:   /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Executive Vice President

[OSI Amendment - Guarantor Signature Page]

OUTBACK STEAKHOUSE INTERNATIONAL, L.P.,
as a Guarantor

By: OSI INTERNATIONAL, LLC, its
general partner

By:  /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Executive Vice President

OS NIAGARA FALLS, LLC, as a Guarantor

By: OUTBACK STEAKHOUSE
INTERNATIONAL, L.P., its general partner

By: OSI INTERNATIONAL, LLC, its
general partner

By:   /s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Executive Vice President

[OSI Amendment - Guarantor Signature Page]

OUTBACK BEVERAGES OF TEXAS, INC. (f/k/a OUTBACK BEVERAGES OF NORTH TEXAS, INC.), as a Guarantor

By:  /s/ Dirk A. Montgomery
Name: Dirk A. Montgomery
Title: Treasurer

CIGI BEVERAGES OF TEXAS, INC.,
as a Guarantor

By:   /s/ Dirk A. Montgomery
Name: Dirk A. Montgomery
Title: Treasurer

OUTBACK STEAKHOUSE OF SOUTH CAROLINA, INC., as a Guarantor

By:  /s/ Dirk A. Montgomery
Name: Dirk A. Montgomery
Title: Senior Vice President

[OSI Amendment - Guarantor Signature Page]

FREDERICK OUTBACK, INC.,
as a Guarantor

By:  /s/ Stephen S. Newton
Name: Stephen S. Newton
Title: President

OUTBACK OF ASPEN HILL, INC.,
as a Guarantor

By:   /s/ Stephen S. Newton
Name: Stephen S. Newton
Title: President

OUTBACK OF GERMANTOWN, INC.,
as a Guarantor

By:   /s/ Stephen S. Newton
Name: Stephen S. Newton
Title: President

[OSI Amendment - Guarantor Signature Page]

OUTBACK OF WALDORF, INC.,
as a Guarantor

By: /s/ Cornell L. Barnett
Name: Cornell L. Barnett
Title: President

[OSI Amendment - Guarantor Signature Page]

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:  /s/ Socttye Lindsey
      Name:  Scottye Lindsey
      Title:  Director

By: /s/ Evelyn Thierry
      Name:  Evelyn Thierry
      Title:  Vice President

[First Amendment to OSI Restaurant Partners, LLC Credit Agreement]